                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)


                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12




                                     NEVADA POWER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies: Common Stock, $1.00 par value, together with preferred stock purchase rights
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: 78,723,837 shares
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Per share price of $34.8125 based on the average of the high and low price of Sierra Pacific Resources Common Stock on the New York Stock Exchange on June 1, 1998, and per share price of $24.1563 based on the average of the high and low price of Nevada Power Company Common Stock on the New York Stock Exchange on June 1, 1998.
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: $2,319,104,861 of stock consideration and $456,211,912 of cash consideration totaling $2,775,316,773.
         -----------------------------------------------------------------------
     (5) Total fee paid: $555,064
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

    This Joint Proxy Statement/Prospectus contains two forms of the Joint Proxy Statement/Prospectus to be delivered separately to stockholders of Nevada Power Company ("Nevada Power") in connection with a special meeting of Nevada Power stockholders and to stockholders of Sierra Pacific Resources ("Sierra Pacific") in connection with a special meeting of Sierra Pacific stockholders. The Joint Proxy Statement/ Prospectus to be delivered to Nevada Power stockholders will contain a letter to Nevada Power stockholders and a Notice of the Nevada Power Special Meeting. The Joint Proxy Statement/Prospectus to be delivered to Sierra Pacific stockholders will contain a letter to Sierra Pacific stockholders and a Notice of the Sierra Pacific Special Meeting. Otherwise, each Joint Proxy Statement/Prospectus will be identical.

                                                               [LOGO]

September 10, 1998


Dear Nevada Power Stockholder:


    You are cordially invited to attend a Special Meeting of Stockholders of Nevada Power Company, a Nevada corporation ("Nevada Power"), to be held on October 9, 1998 at the Riviera Hotel & Casino, Conference Center, 2901 Las Vegas Boulevard South, Las Vegas, Nevada. The meeting will start at 3:00 p.m., Las Vegas (Nevada) time (the "Special Meeting").


    At the Special Meeting, you will be asked to vote on one important matter--to approve a merger agreement with Sierra Pacific Resources ("Sierra Pacific") (the "Merger Agreement"). The Merger Agreement involves two mergers. The first merger will have Sierra Pacific merge with LAKE Merger Sub, Inc., a wholly-owned subsidiary of Sierra Pacific, with Sierra Pacific as the surviving corporation (the "First Merger"). Immediately after the First Merger, the second merger will have DESERT Merger Sub, Inc. ("Desert Merger Sub"), a wholly-owned subsidiary of Sierra Pacific, merge with Nevada Power, with Desert Merger Sub as the surviving corporation (the "Second Merger" and, together with the First Merger, the "Mergers"). DESERT Merger Sub will change its name to Nevada Power. Upon consummation of the Mergers, Nevada Power and Sierra Pacific Power Company will be subsidiaries of Sierra Pacific. Both Nevada Power and Sierra Pacific will retain their individual names and identities in their respective service territories.

    When the Mergers are completed, subject to the allocation procedures described below, owners of shares of common stock of Nevada Power (the "Nevada Power Common Stock") will have the option of electing to receive:

        (i) one share of common stock of Sierra Pacific (the "Sierra Pacific Common Stock") for each share of Nevada Power Common Stock held (the "Nevada Power Stock Consideration");

        (ii) $26.00 in cash for each share of Nevada Power Common Stock held (the "Nevada Power Cash Consideration" and, together with the Nevada Power Stock Consideration, the "Nevada Power Merger Consideration"); or

        (iii) a combination of Sierra Pacific Common Stock and cash.

    The Nevada Power Cash Consideration of $26.00 per share represents a 5% premium per share of Nevada Power Common Stock, based on the 10 day trading average of Nevada Power Common Stock through the day prior to approval by your Board of Directors of the Merger Agreement on April 29, 1998. In the First Merger, Sierra Pacific's stockholders will also be given the election of receiving Sierra Pacific Common Stock or cash as described in the accompanying materials.

    Under the Merger Agreement, a total of $304.6 million in cash will be paid to stockholders of Nevada Power and a total of $151.6 million in cash will be paid to stockholders of Sierra Pacific. Sierra Pacific will finance $460 million from external sources to fund the total cash consideration to be paid to stockholders of Nevada Power and to stockholders of Sierra Pacific. As a result of this financing, pro forma consolidated indebtedness of Sierra Pacific would be $1,997 million or about 54% of total capitalization. If stockholders of Nevada Power or Sierra Pacific fail to elect to receive all of the cash allocated to them, respectively, cash will be proportionately allocated pursuant to the Merger Agreement among those stockholders who have elected to receive shares of Sierra Pacific Common Stock. If stockholders of Nevada Power or Sierra Pacific fail to elect to receive all of the shares of Sierra Pacific Common Stock allocated to them, respectively, the shares will be proportionately allocated pursuant to the Merger Agreement among those stockholders who have elected to receive cash, other than (in the case of Nevada Power stockholders) holders of fewer than 100 shares of Nevada Power Common Stock or holders who elect to receive fewer than 100 shares of Nevada Power Stock Consideration, who may receive cash in any event. Please see the accompanying materials for further details regarding the effects of the Mergers on holders of fewer than 100 shares of Nevada Power Common Stock.

    Based upon the number of shares of common stock of Nevada Power and Sierra Pacific outstanding at the time the Merger Agreement was signed, upon completion of the Mergers, approximately 50.2% of the then outstanding Sierra Pacific Common Stock will be owned by former Nevada Power stockholders and approximately 49.8% of the then outstanding Sierra Pacific Common Stock will be owned by those who were stockholders of Sierra Pacific prior to the Mergers.


    Your Board of Directors received the written opinion of its financial advisor, PaineWebber Incorporated ("PaineWebber"), dated April 29, 1998, and updated on September 4, 1998, and based on assumptions made, procedures followed, matters considered and limitations on the review undertaken as described in the opinion, that the Nevada Power Merger Consideration to be received by stockholders of Nevada Power in connection with the Mergers is fair from a financial point of view to the holders of Nevada Power Common Stock. The full text of the September 4, 1998 opinion of PaineWebber is set forth as Annex B to the accompanying Joint Proxy Statement/Prospectus.


    Approval of the Merger Agreement by stockholders of Nevada Power and Sierra Pacific is a condition to the consummation of the Mergers. The Mergers will be consummated only after certain regulatory approvals are received and other conditions are satisfied or waived. It is presently anticipated that this will occur by mid-1999.

    Your vote is important no matter how many shares you hold. Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly in the enclosed postage paid envelope. Your Board of Directors recommends that you mark your proxy FOR approval of the Merger Agreement. The giving of a proxy will not prevent a stockholder from voting in person at the meeting. If you have any questions prior to the Special Meeting or need further assistance please call our proxy solicitor, INNISFREE M&A Incorporated, at (1-888-750-5834).

    IF YOU DO NOT VOTE AT THE MEETING IN PERSON OR BY PROXY OR IF YOU ABSTAIN, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER AGREEMENT. IF YOUR SHARES ARE HELD BY A BROKER OR OTHER NOMINEE, THAT PERSON CANNOT VOTE WITHOUT YOUR SPECIFIC INSTRUCTIONS.


    If you sign the proxy, and if no direction is made, the proxy will be voted in favor of each of the proposals discussed in this letter.


    The accompanying Joint Proxy Statement/Prospectus sets forth the voting rights of holders of Nevada Power Common Stock and describes the matters to be acted upon at the Special Meeting. I urge you to review carefully the attached Joint Proxy Statement/Prospectus, which contains a detailed description of the Merger Agreement and the terms and conditions of the Mergers and related transactions.

    Under Nevada law, neither Nevada Power stockholders nor Sierra Pacific stockholders will have dissenters' rights in connection with the Mergers.

    Shortly before consummation of the Mergers, a form of election will be mailed to each holder of record of shares of Nevada Power Common Stock to indicate whether the holder wants to receive Sierra Pacific Common Stock or cash. If a holder does not return the form of election promptly after the Mergers are consummated, a letter of transmittal will be mailed to each such holder of record of shares of Nevada Power Common Stock, as described in more detail in the accompanying Joint Proxy Statement/Prospectus. Please do not send your Nevada Power Common Stock certificates with the enclosed proxy card or to the exchange agent unless and until you receive the form of election or letter of transmittal, which will include instructions on how to send your Nevada Power Common Stock certificates.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                                  [SIGNATURE]

                                          Charles A. Lenzie

                                          Chairman of the Board and Chief

                                          Executive Officer

                                     [LOGO]

                                                              September 10, 1998


Dear Stockholder:


    You are cordially invited to attend a special meeting of the stockholders of Sierra Pacific Resources ("Sierra Pacific") to be held at the Peppermill Hotel & Casino, 2707 South Virginia Street, Reno, Nevada, on October 9, 1998, at 9:00 AM, local time (the "Special Meeting").


    The purpose of the Special Meeting is to consider:

        1. A proposal to approve an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Merger Agreement"), by and among Nevada Power Company, a Nevada corporation ("Nevada Power"), Sierra Pacific, DESERT Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra Pacific ("DESERT Merger Sub"), and LAKE Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra Pacific ("LAKE Merger Sub"), which provides for the merger of LAKE Merger Sub with and into Sierra Pacific (the "First Merger") and the merger of Nevada Power with and into DESERT Merger Sub (the "Second Merger" and, together with the First Merger, the "Mergers"). As a result of the Mergers, Nevada Power will become a wholly-owned subsidiary of Sierra Pacific.

        2. A proposal to approve the issuance of shares (the "Share Issuance") of common stock, par value $1.00 per share, together with the associated stock purchase rights, of Sierra Pacific (the "Sierra Pacific Common Stock") pursuant to the Merger Agreement.

        3. A proposal to amend the Amended and Restated Articles of Incorporation of Sierra Pacific to increase the maximum number of authorized shares of Sierra Pacific Common Stock from 90,000,000 to 250,000,000 shares (the "Shares Amendment").

    Pursuant to the Merger Agreement, stockholders of Sierra Pacific will receive, at the stockholder's election, for each share of Sierra Pacific Common Stock that they own either:

    - $37.55 in cash (the "Sierra Pacific Cash Consideration") or

    - 1.44 shares of Sierra Pacific Common Stock (the "Sierra Pacific Stock Consideration" and, together with the Sierra Pacific Cash Consideration, the "Sierra Pacific Merger Consideration").

    Holders of common stock, par value $1.00 per share, together with the associated stock purchase rights, of Nevada Power (the "Nevada Power Common Stock") will receive, at the stockholder's election, either $26.00 in cash (the "Nevada Power Cash Consideration") or one share of Sierra Pacific Common Stock (the "Nevada Power Stock Consideration" and, together with the Nevada Power Cash Consideration, the "Nevada Power Merger Consideration") for each share of Nevada Power Common Stock that they own. The Sierra Pacific Cash Consideration represents a 5% premium per share of Sierra Pacific Common Stock, based on the 10-day trading average of Sierra Pacific Common Stock through the day prior to approval by your Board of Directors of the Merger Agreement on April 29, 1998. The shares of Sierra Pacific Common Stock to be issued to stockholders of Nevada Power will represent approximately 50.2% of the outstanding Sierra Pacific Common Stock after the Mergers.

    Under the Merger Agreement, a total of $151.6 million in cash will be paid to stockholders of Sierra Pacific, and a total of $304.6 million in cash will be paid to stockholders of Nevada Power. Sierra Pacific will finance from external sources to fund the total cash consideration to be paid to stockholders of Sierra Pacific and to stockholders of Nevada Power. As a result of this financing, pro forma consolidated indebtedness of Sierra Pacific would be $1,997 million or about 54% of total capitalization. In the event that stockholders of Sierra Pacific or Nevada Power fail to elect to receive all of the cash allocated to them, cash will be proportionately allocated pursuant to the Merger Agreement among those stockholders who have elected to receive shares of Sierra Pacific Common Stock. In the event that stockholders of Sierra Pacific or Nevada Power fail to elect to receive all of the shares of Sierra Pacific Common Stock allocated to them, the shares will be proportionately allocated pursuant to the Merger Agreement among those stockholders who have elected to receive cash, other than (in the case of stockholders of Sierra Pacific), holders of fewer than 100 shares of Sierra Pacific Common Stock or holders who elect to receive fewer than 100 shares of Sierra Pacific Stock Consideration, who may receive cash in any event. Please see the accompanying materials for further details regarding the effects of the Mergers on holders of fewer than 100 shares of Sierra Pacific Common Stock.

    FOR THE REASONS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, YOUR BOARD OF DIRECTORS (I) HAS DETERMINED THAT THE MERGERS AND THE SHARE ISSUANCE ARE IN THE BEST INTERESTS OF SIERRA PACIFIC AND ITS STOCKHOLDERS, (II) HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE SHARE ISSUANCE AND (III) RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE SHARE ISSUANCE AT THE SPECIAL MEETING. IN ADDITION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SHARES AMENDMENT.

    In determining that the Mergers are in the best interests of Sierra Pacific and its stockholders and to recommend approval of the Merger Agreement and the Share Issuance, your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement, as well as a number of other factors, including the opinions, dated as of April 29, 1998, and as of the date of the Joint Proxy Statement/Prospectus, of SG Barr Devlin and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Sierra Pacific's financial advisors, to the effect that, as of such dates, the Sierra Pacific Merger Consideration to be issued in the First Merger, in light of the Nevada Power Merger Consideration to be issued in the Second Merger, was fair from a financial point of view to the holders of Sierra Pacific Common Stock. Each financial advisor's opinion is based upon and subject to the assumptions made, matters considered and limits of review set forth therein. The full text of each of the opinions of SG Barr Devlin and Merrill Lynch, dated the date of the Joint Proxy Statement/Prospectus, is set forth as Annexes C and D, respectively, to the accompanying Joint Proxy Statement/Prospectus.

    Your vote is important regardless of the number of shares you own. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Sierra Pacific Common Stock, and approval of the Share Issuance requires the affirmative vote of the holders of a majority of the votes cast on the Share Issuance; PROVIDED, HOWEVER, that the total number of votes cast on the Share Issuance proposal represents more than 50% of the shares of Sierra Pacific Common Stock entitled to vote thereon at the Special Meeting. Approval of the Shares Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Sierra Pacific Common Stock. In determining whether the Share Issuance has received the requisite number of affirmative votes, abstentions and broker non-votes will have the effect of votes cast against the Share Issuance. In determining whether the Merger Agreement or the Shares Amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will have the effect of negative votes. It is presently anticipated that consummation of the Mergers will occur by mid-1999.


    The accompanying Notice and Joint Proxy Statement/Prospectus more fully describe the matters to be acted on at the special meeting. We urge you to read and consider these documents carefully. Whether or not you plan to attend the Special Meeting, please be sure to sign, date and return the enclosed proxy card in the enclosed, postage-paid envelope as promptly as possible so that your shares may be represented at the Special Meeting and voted in accordance with your wishes. Your Board of Directors recommends that you vote FOR approval of all the proposals. If you sign the proxy, and if no direction is made, the proxy will be voted in favor of each of the proposals discussed in this letter. It is important that your shares be represented at the Special Meeting. If you have any questions prior to the Special Meeting or need further assistance, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.


    PLEASE DO NOT SEND ANY CERTIFICATES WITH YOUR PROXY CARD.

                                          Very truly yours,

                                                       [SIGNATURE]

                                          Malyn K. Malquist
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                              NEVADA POWER COMPANY
                            6226 WEST SAHARA AVENUE
                              LAS VEGAS, NV 89146

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 9, 1998


                            ------------------------

TO OUR STOCKHOLDERS:


    A Special Meeting of Stockholders of Nevada Power Company will be held at the Riviera Hotel & Casino, Conference Center, 2901 Las Vegas Boulevard South, Las Vegas, Nevada on Friday, October 9, 1998 at 3:00 p.m., local time (the "Special Meeting") for the following purposes:


    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 29, 1998, by and among Nevada Power Company, Sierra Pacific Resources, DESERT Merger Sub, Inc. and LAKE Merger Sub, Inc., a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus.

    2. To consider and vote upon a proposal to postpone or adjourn the Special Meeting, if proposed by the Board of Directors of Nevada Power.


    3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.



    The close of business on September 3, 1998 has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the Special Meeting. All such stockholders of record are requested to be represented at the Special Meeting, either in person or by proxy. Under Nevada law, neither holders of Nevada Power Common Stock nor holders of Sierra Pacific Common Stock are entitled to dissenters' rights with respect to either of the mergers provided for in the Merger Agreement.


    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, BELIEVES THAT THE MERGERS ARE IN THE BEST INTERESTS OF NEVADA POWER AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    Approval of the Merger Agreement by Nevada Power stockholders is a condition to consummation of the transactions contemplated by the Merger Agreement.

                                          By order of the Board of Directors,

                                                   [SIGNATURE]
                                          Richard L. Hinckley
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY


September 10, 1998


PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU MARK YOUR PROXY FOR APPROVAL OF THE MERGER AGREEMENT.

                                     [LOGO]

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 9, 1998


                            ------------------------

To the Stockholders of Sierra Pacific Resources:


    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Sierra Pacific Resources, a Nevada corporation ("Sierra Pacific"), will be held at the Peppermill Hotel & Casino, 2707 South Virginia Street, Reno, Nevada on October 9, 1998, at 9:00 AM, local time (the "Special Meeting"), for the following purposes:


    1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Merger Agreement"), by and among Nevada Power Company, a Nevada corporation ("Nevada Power"), Sierra Pacific, DESERT Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra Pacific ("DESERT Merger Sub"), and LAKE Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra Pacific ("LAKE Merger Sub"), providing for the merger of LAKE Merger Sub with and into Sierra Pacific (the "First Merger"), with Sierra Pacific continuing as the surviving corporation and for the merger, immediately after the First Merger, of Nevada Power with and into DESERT Merger Sub, with DESERT Merger Sub continuing as a wholly-owned subsidiary of Sierra Pacific (the "Second Merger" and, together with the First Merger, the "Mergers").

    2. To consider and vote upon a proposal to approve the issuance of shares (the "Share Issuance") of common stock, par value $1.00 per share, together with the associated stock purchase rights, of Sierra Pacific (the "Sierra Pacific Common Stock") pursuant to the Merger Agreement. Approval of the Share Issuance by stockholders of Sierra Pacific is a condition to the consummation of the Mergers. The Share Issuance, the Mergers and the Merger Agreement are more fully described in the accompanying Joint Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Annex A thereto.

    3. To consider and vote upon a proposal to amend Sierra Pacific's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Sierra Pacific Common Stock from 90,000,000 shares to 250,000,000 shares (the "Shares Amendment"). The Shares Amendment is more fully described in the accompanying Joint Proxy Statement/Prospectus.

    4. To consider and vote upon a proposal to postpone or adjourn the Special Meeting, if proposed by the Board of Directors of Sierra Pacific.

    5. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.


    The close of business on September 3, 1998 has been fixed as the record date for determination of the stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Sierra Pacific Common Stock, and approval of the Share Issuance requires the affirmative vote of the holders of a majority of the votes cast on the Share Issuance; PROVIDED, HOWEVER, that the total number of votes cast on the Share Issuance proposal represents more than 50% of the outstanding shares of Sierra Pacific Common Stock entitled to vote thereon at the Special Meeting. Approval of the Shares Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Sierra Pacific Common Stock. Under Nevada law, neither holders of Sierra Pacific

Common Stock nor holders of Nevada Power Common Stock are entitled to dissenters' rights with respect to the First Merger and the Second Merger, respectively.

    THE BOARD OF DIRECTORS OF SIERRA PACIFIC UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE SHARE ISSUANCE AT THE SPECIAL MEETING. IN ADDITION, THE BOARD OF DIRECTORS OF SIERRA PACIFIC UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE SHARES AMENDMENT.

    Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope so that your vote can be recorded. If you are attending the Special Meeting and desire to do so, you may revoke your proxy card and vote in person, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          By Order of the Board of Directors,

                                                     [SIGNATURE]

                                          William E. Peterson
                                          SENIOR VICE PRESIDENT, CORPORATE
                                          SECRETARY AND GENERAL COUNSEL


Dated: September 10, 1998


PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING.

                             JOINT PROXY STATEMENT
                                       OF
                              NEVADA POWER COMPANY
                                      AND
                            SIERRA PACIFIC RESOURCES
                             ---------------------

                                 PROSPECTUS OF
                            SIERRA PACIFIC RESOURCES

    This Joint Proxy Statement/Prospectus relates to the proposed mergers and certain related transactions contemplated by the Agreement and Plan of Merger, dated as of April 29, 1998 (the "Merger Agreement"), by and among Nevada Power Company, a Nevada corporation ("Nevada Power"), Sierra Pacific Resources, a Nevada corporation ("Sierra Pacific"), DESERT Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra Pacific ("DESERT Merger Sub"), and LAKE Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra Pacific ("LAKE Merger Sub").

    This Joint Proxy Statement/Prospectus is being furnished to the common stockholders of Nevada Power in connection with the solicitation of proxies by the Board of Directors of Nevada Power (the "Nevada Power Board") for use at the special meeting of Nevada Power common stockholders (the "Nevada Power Special Meeting"). At the Nevada Power Special Meeting, holders of common stock , par value $1.00 per share, together with the associated stock purchase rights, of Nevada Power (the "Nevada Power Common Stock") will consider and vote upon a proposal to adopt and approve the Merger Agreement.

    This Joint Proxy Statement/Prospectus is also being furnished to the stockholders of Sierra Pacific in connection with the solicitation of proxies by the Board of Directors of Sierra Pacific (the "Sierra Pacific Board") for use at the special meeting of Sierra Pacific common stockholders (the "Sierra Pacific Special Meeting"). At the Sierra Pacific Special Meeting, holders of common stock, par value $1.00 per share, together with the associated stock purchase rights, of Sierra Pacific (the "Sierra Pacific Common Stock") will consider and vote upon (1) a proposal to approve the Merger Agreement, (2) a proposal to approve the issuance of shares (the "Share Issuance") of Sierra Pacific Common Stock pursuant to the Merger Agreement and (3) a proposal to amend Sierra Pacific's Amended and Restated Articles of Incorporation (the "Sierra Pacific Restated Charter") to increase the number of authorized shares of Sierra Pacific Common Stock from 90,000,000 shares to 250,000,000 shares (the "Shares Amendment").

    The Merger Agreement provides for the merger of LAKE Merger Sub with and into Sierra Pacific, with Sierra Pacific as the surviving corporation (the "First Merger"), and the merger of Nevada Power with and into DESERT Merger Sub, with DESERT Merger Sub continuing as the surviving corporation and as a wholly-owned subsidiary of Sierra Pacific (the "Second Merger" and, together with the First Merger, the "Mergers"). Pursuant to the Merger Agreement, upon the effectiveness of the Mergers, and subject to the allocation procedures described below, (i) each issued and outstanding share of Sierra Pacific Common Stock will be converted at the stockholder's option into EITHER (x) $37.55 in cash (the "Sierra Pacific Cash Consideration") OR (y) 1.44 (the "Sierra Pacific Exchange Ratio") shares of Sierra Pacific Common Stock (the "Sierra Pacific Stock Consideration") and (ii) each issued and outstanding share of Nevada Power Common Stock will be converted at the stockholder's option into EITHER (x) $26.00 in cash (the "Nevada Power Cash Consideration") OR (y) 1.00 (the "Nevada Power Exchange Ratio" and, together with the Sierra Pacific Exchange Ratio, the "Exchange Ratios") share of Sierra Pacific Common Stock (the "Nevada Power Stock Consideration"). The aggregate Sierra Pacific Cash Consideration and the aggregate Sierra Pacific Stock Consideration to be received by the Sierra Pacific stockholders as a group, are collectively called the "Sierra Pacific Merger Consideration." The aggregate Nevada Power Cash Consideration and the aggregate Nevada Power Stock Consideration to be received by Nevada Power stockholders as a group are collectively called the "Nevada Power Merger Consideration." Although stockholders will have an election to exchange their Nevada Power Common Stock or Sierra Pacific Common Stock, as the case may be, for EITHER cash OR stock, the opportunity to make that election will not occur at the time of the stockholder vote on the Mergers, but rather will occur shortly before consummation of the Mergers, after all necessary regulatory approvals have been obtained. Under Nevada law, neither holders of Sierra Pacific Common Stock nor holders of Nevada Power Common Stock are entitled to dissenters' rights with respect to the First Merger and the Second Merger, respectively.

    Subject to the terms and conditions of the Merger Agreement, holders who (i) own fewer than 100 shares of Sierra Pacific Common Stock or Nevada Power Common Stock (as the case may be) or (ii) elect to receive the Sierra Pacific Stock Consideration or the Nevada Power Stock Consideration in respect of fewer than 100 shares of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be (the "Sierra Pacific Deminimis Shares" or the "Nevada Power Deminimis Shares," respectively, and collectively, the "Deminimis Shares"), will be deemed to have elected to receive the Sierra Pacific Cash Consideration or the Nevada Power Cash Consideration, respectively. However, if the value of the Sierra Pacific Stock Consideration or the Nevada Power Stock Consideration exceeds 120% of the value of the Sierra Pacific Cash Consideration or the Nevada Power Cash Consideration, respectively, at the time of the election deadline, then such holders of Deminimis Shares may, at the election of Nevada Power and Sierra Pacific, receive the Sierra Pacific Stock Consideration or the Nevada Power Stock Consideration in lieu of all or part of the cash they would have received. Cash will be paid in lieu of any fractional share of Sierra Pacific Common Stock.

    Under the Merger Agreement, a total of $151.6 million in cash will be paid as Sierra Pacific Cash Consideration to stockholders of Sierra Pacific, and a total of $304.6 million in cash will be paid as Nevada Power Cash Consideration to stockholders of Nevada Power. The Nevada Power Cash Consideration and the Sierra Pacific Cash Consideration will be financed at the Sierra Pacific holding company level through external sources. Sources of financing being considered include, but are not limited to, commercial banks, investment banks, institutional lenders and the public securities markets. In the event that stockholders of Sierra Pacific or Nevada Power fail to elect to receive all of the cash allocated to them, respectively, cash will be proportionately allocated pursuant to the Merger Agreement among those stockholders of Sierra Pacific or Nevada Power (as the case may be) who have elected to receive shares of Sierra Pacific Common Stock. In the event that stockholders of Sierra Pacific or Nevada Power fail to elect to receive all of the shares of Sierra Pacific Common Stock allocated to them, respectively, the shares will be proportionately allocated pursuant to the Merger Agreement among those stockholders of Sierra Pacific or Nevada Power (as the case may be) who have elected to receive cash, other than among holders of Deminimis Shares who may receive cash in any event.

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Sierra Pacific filed as part of the Registration Statement (as defined herein) with respect to up to 78,723,837 shares of Sierra Pacific Common Stock to be issued pursuant to or as contemplated by the Merger Agreement.


    Sierra Pacific will be more highly leveraged following the Mergers with total consolidated indebtedness of $1,997 million or about 54% of total capitalization. FOR A DISCUSSION OF LEVERAGE AND CERTAIN OTHER MATTERS THAT STOCKHOLDERS SHOULD CONSIDER, SEE "RISK FACTORS AND OTHER CONSIDERATIONS" ON PAGE 30.



    This Joint Proxy Statement/ Prospectus is first being mailed to stockholders on or about September 10, 1998.

                         ------------------------------

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS SEPTEMBER 4, 1998.

    No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, in any circumstances, create an implication that there has been no change in the affairs of Nevada Power or Sierra Pacific or any of their respective subsidiaries or in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

    As used in this Joint Proxy Statement/Prospectus, unless the context otherwise requires, the term "Nevada Power" refers to Nevada Power Company and its consolidated subsidiaries and the term "Sierra Pacific" refers to Sierra Pacific Resources and its consolidated subsidiaries, including, upon consummation of the Mergers, DESERT Merger Sub, as the surviving corporation (the "Surviving Corporation") in the Second Merger, and Sierra Pacific Power Company ("SPPC"). At the time of consummation of the Mergers, the Surviving Corporation will change its name to Nevada Power Company. References to "Nevada Power," which will be a wholly-owned subsidiary of Sierra Pacific after consummation of the Mergers refer to the Surviving Corporation.

    All information herein with respect to Nevada Power has been furnished by Nevada Power and all information herein with respect to Sierra Pacific, Sierra Pacific's subsidiaries, the Share Issuance and the Shares Amendment has been furnished by Sierra Pacific.

    This Joint Proxy Statement/Prospectus does not cover any resale of the securities to be received by the stockholders of Nevada Power or Sierra Pacific upon consummation of the Mergers, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                             AVAILABLE INFORMATION

    Each of Nevada Power and Sierra Pacific is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such material and other information concerning Nevada Power and Sierra Pacific can be inspected at the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, 7th Floor, New York, New York 10005, on which exchange the Nevada Power Common Stock and the Sierra Pacific Common Stock are listed. Such material and other information concerning Nevada Power can also be inspected at the Pacific Exchange, Inc. (the "PE"), 301 Pine Street, San Francisco, California 94104, on which exchange the Nevada Power Common Stock is also listed. In addition, electronically filed documents, including reports, proxy statements and other information regarding Nevada Power and Sierra Pacific, can be obtained from the SEC's website at http://www.sec.gov.

    Sierra Pacific has filed a registration statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, with respect to the shares of Sierra Pacific Common Stock to be issued pursuant to or as contemplated by the Mergers. This

Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. Capitalized terms used and not otherwise defined in this Joint Proxy Statement/Prospectus shall have the meanings set forth elsewhere in the Merger Agreement.

                           INCORPORATION BY REFERENCE


    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO NEVADA POWER, RICHARD C. SCHMALZ, DIRECTOR, TREASURY, NEVADA POWER COMPANY, 6226 WEST SAHARA AVENUE, LAS VEGAS, NEVADA 89146, (702) 367-5000, AND, IN THE CASE OF DOCUMENTS RELATING TO SIERRA PACIFIC, RICHARD ATKINSON, ASSISTANT TREASURER, SIERRA PACIFIC RESOURCES, 6100 NEIL ROAD, RENO, NEVADA 89511, (702) 834-3600. TO ENSURE TIMELY DELIVERY OF DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 30, 1998.


    Nevada Power and Sierra Pacific hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Joint Proxy Statement/Prospectus has been delivered, upon the written or oral request of such person, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Joint Proxy Statement/Prospectus by reference. Requests for such documents should be directed to the persons indicated above.

    The following documents, previously filed with the SEC by Nevada Power or Sierra Pacific pursuant to the Exchange Act, are hereby incorporated by reference:

    1. Nevada Power's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Nevada Power Form 10-K").

    2. Nevada Power's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

    3.  Nevada Power's Current Report on Form 8-K, dated April 29, 1998.


    4. Sierra Pacific's Annual Report on Form 10-K and on Form 10-K-A for the year ended December 31, 1997 (the "Sierra Pacific Form 10-K").


    5. Sierra Pacific's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

    6.  Sierra Pacific's Current Report on Form 8-K, dated April 29, 1998.

    In lieu of incorporating by reference the description of (i) Sierra Pacific Common Stock contained in Sierra Pacific's Registration Statement on Form 8-B, dated September 19, 1984, and (ii) Sierra Pacific's Registration Statement on Form 8-A, dated October 30, 1989, relating to the Sierra Pacific Rights (as defined herein), such description is included in this Joint Proxy Statement/Prospectus. See "Description of Sierra Pacific Capital Stock."

    The information relating to Nevada Power and Sierra Pacific contained in this Joint Proxy Statement/ Prospectus does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. All reports and other documents filed by Nevada Power and Sierra Pacific pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Nevada Power Special Meeting on October 9, 1998, and any adjournment or postponement thereof, or the Sierra Pacific Special Meeting on October 9, 1998, and any adjournment or postponement thereof, respectively, will be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain matters discussed in this Joint Proxy Statement/Prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify the forward-looking statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

    Forward-looking statements include the information concerning possible or assumed future results of operations of Sierra Pacific, as the combined company, and other future events set forth under "Summary of Joint Proxy Statement/Prospectus--Reasons for the Mergers," "The Mergers--Conditions to the Mergers," "The Mergers--Opinions of Financial Advisors," "The Mergers--Reasons for the Mergers," "The Mergers--Recommendations of the Boards of Directors," "The Mergers--Accounting Treatment," "Regulatory Matters," "Merger Related Financing" and other statements in this Joint Proxy Statement/ Prospectus identified by words such as "anticipate," "estimate," "expect," "intend," "believe," and "objective," and include, in particular, the statements as to:

    (i) the ability of the combined company to compete more effectively in unregulated markets and serve customers more cost-effectively in regulated markets;

    (ii) the anticipated levels and sources of synergies and cost savings resulting from the Mergers;

   (iii) the anticipated manner in which identified cost savings and synergies will be achieved;

    (iv) the ability of the combined entity to further diversify through acquisitions or development of new business and the marketing and delivery of new products and services, thus, creating a broader range of strategic choices;

    (v) the ability to attract and retain qualified employees and the anticipated benefits to employees;

    (vi) the ability of Nevada Power and Sierra Pacific to obtain all required consents and approvals necessary to consummate the Mergers;

   (vii) Sierra Pacific's expectation of remaining an exempt public utility holding company;

  (viii) the expected accounting treatment and federal income tax consequences of the Mergers;

    (ix) the ability to finance on reasonable terms the cash portion of the consideration to be paid to stockholders in the Mergers;

    (x) the ability to pay dividends at indicated expected levels;

    (xi) the beliefs of the Nevada Power Board and the Sierra Pacific Board and the basis for those beliefs set forth under "The Mergers--Recommendations of the Boards of Directors;" and

   (xii) the estimates, projections and forecasts analyzed by Nevada Power's and Sierra Pacific's financial advisors in connection with their opinions as set forth under "The Mergers--Opinions of Financial Advisors."

    Readers are cautioned not to place undue reliance on such forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Sierra Pacific to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may affect Sierra Pacific's operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause Sierra Pacific's actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: general economic and business conditions; industry capacity; changes in technology; changes in political, social and economic conditions; regulatory matters; integration of the operations of Nevada Power and SPPC; regulatory delays or conditions imposed by regulatory bodies in approving the Mergers; adverse regulatory treatment; the ability of Nevada Power and Sierra Pacific to implement and realize anticipated cost savings from the Mergers; the actual costs required to effect the Mergers and to realize synergies and cost savings; the loss of any significant customers; changes in business strategy or development plans; the speed and degree to which competition enters the electric utility industry; state and federal legislative and regulatory initiatives that increase competition, affect cost and investment recovery and have an impact on rate structures; industrial, commercial and residential growth in the service territories of Nevada Power and SPPC; changes in the capital markets affecting the ability to finance capital requirements or the cash component of the Mergers; the weather and other natural phenomena; the timing and extent of changes in commodity prices and interest rates; the development of opportunities for growth by the subsidiaries of Nevada Power and Sierra Pacific; and the other factors listed in the Nevada Power Form 10-K, the Sierra Pacific Form 10-K or in other reports previously or hereafter filed with the SEC, which are incorporated by reference herein. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Neither Nevada Power nor Sierra Pacific assumes any obligation to update such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                               TABLE OF CONTENTS


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                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           2
INCORPORATION BY REFERENCE.................................................................................           3
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.................................................           4
SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS................................................................          13
  THE PARTIES..............................................................................................          13
    Nevada Power...........................................................................................          13
    Sierra Pacific.........................................................................................          13
  THE MERGERS..............................................................................................          13
  CONVERSION OF SHARES.....................................................................................          15
  CASH OR STOCK ELECTION...................................................................................          15
  ALLOCATION OF CASH AND STOCK.............................................................................          15
  STOCKHOLDER ELECTIONS; EXCHANGE OF STOCK CERTIFICATES....................................................          18
    Exchange Agent.........................................................................................          18
    Election and Exchange Procedures.......................................................................          18
  BACKGROUND OF THE MERGERS................................................................................          19
  REASONS FOR THE MERGERS..................................................................................          20
  RECOMMENDATIONS OF THE BOARDS OF DIRECTORS...............................................................          21
    Nevada Power...........................................................................................          21
    Sierra Pacific.........................................................................................          21
  OPINIONS OF FINANCIAL ADVISORS...........................................................................          21
    Nevada Power...........................................................................................          21
    Sierra Pacific.........................................................................................          21
  CONDITIONS TO THE MERGERS................................................................................          22
  NO SOLICITATION..........................................................................................          22
  RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS...........................................................          22
  MANAGEMENT OF SIERRA PACIFIC.............................................................................          23
  ACCOUNTING TREATMENT.....................................................................................          24
  COMPARISON OF STOCKHOLDER RIGHTS.........................................................................          24
  MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................................................          25
  AMENDMENT TO SIERRA PACIFIC RESTATED CHARTER.............................................................          25
  THE SPECIAL MEETINGS.....................................................................................          25
    Nevada Power...........................................................................................          25
    Sierra Pacific.........................................................................................          25
  REQUIRED VOTE............................................................................................          26
    Nevada Power...........................................................................................          26
    Sierra Pacific.........................................................................................          26
SELECTED HISTORICAL AND UNAUDITED PRO FORMA DATA...........................................................          27
  HISTORICAL DATA..........................................................................................          27
  UNAUDITED PRO FORMA DATA.................................................................................          28
  COMPARATIVE MARKET PRICES AND DIVIDENDS..................................................................          29
RISK FACTORS AND OTHER CONSIDERATIONS......................................................................          30
THE SPECIAL MEETINGS, VOTING AND PROXIES...................................................................          35
  THE NEVADA POWER SPECIAL MEETING.........................................................................          35
    Purpose; Time and Place................................................................................          35
    Record Date; Voting Rights.............................................................................          35
    Quorum.................................................................................................          35
    Required Vote..........................................................................................          35
    Proxies................................................................................................          35

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
  THE SIERRA PACIFIC SPECIAL MEETING.......................................................................          36
    Purpose; Time and Place................................................................................          36
    Record Date; Voting Rights.............................................................................          37
    Quorum.................................................................................................          37
    Required Vote..........................................................................................          37
    Proxies................................................................................................          37
THE MERGERS................................................................................................          38
  BACKGROUND OF THE MERGERS................................................................................          38
  REASONS FOR THE MERGERS..................................................................................          43
    Benefits and Risks of the Mergers......................................................................          43
    Cost Savings...........................................................................................          45
  RECOMMENDATIONS OF THE BOARDS OF DIRECTORS...............................................................          46
    Nevada Power...........................................................................................          46
    Sierra Pacific.........................................................................................          48
  OPINIONS OF FINANCIAL ADVISORS...........................................................................          50
    Opinion of Nevada Power's Financial Advisor............................................................          50
    Opinion of Sierra Pacific's Financial Advisors.........................................................          55
  INTERESTS OF CERTAIN PERSONS IN THE MERGERS..............................................................          64
    Employment Agreements..................................................................................          65
    Employee Plans and Severance Arrangements..............................................................          65
    Board of Directors.....................................................................................          65
    Indemnification........................................................................................          65
  CERTAIN ARRANGEMENTS REGARDING THE DIRECTORS AND MANAGEMENT OF SIERRA PACIFIC FOLLOWING THE MERGERS......          65
  EMPLOYMENT AGREEMENTS....................................................................................          65
  EMPLOYEE PLANS AND SEVERANCE ARRANGEMENTS................................................................          67
    Nevada Power...........................................................................................          67
    Sierra Pacific.........................................................................................          68
  SIERRA PACIFIC RESOURCES' COMMON STOCK REINVESTMENT PLAN.................................................          69
  MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................................................          69
    General................................................................................................          69
    The Mergers............................................................................................          70
    First Merger...........................................................................................          70
    Second Merger..........................................................................................          71
    Backup Withholding.....................................................................................          72
  ACCOUNTING TREATMENT.....................................................................................          72
  STOCK EXCHANGE LISTING OF SIERRA PACIFIC COMMON STOCK....................................................          72
  DELISTING AND DEREGISTRATION OF NEVADA POWER COMMON STOCK................................................          72
  FEDERAL SECURITIES LAW CONSEQUENCES......................................................................          73
  ABSENCE OF DISSENTERS' RIGHTS............................................................................          73
REGULATORY MATTERS.........................................................................................          74
  GENERAL..................................................................................................          74
  STATE APPROVALS AND RELATED MATTERS......................................................................          74
  PUBLIC UTILITY HOLDING COMPANY ACT OF 1935...............................................................          75
  FEDERAL POWER ACT........................................................................................          75
  ANTITRUST CONSIDERATIONS.................................................................................          76
  OTHER....................................................................................................          76
THE MERGER AGREEMENT.......................................................................................          76
  STRUCTURE OF THE MERGERS.................................................................................          76
  CLOSING; EFFECTIVE TIME..................................................................................          77
  EFFECTS OF THE MERGERS...................................................................................          77

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
  CONVERSION OF SHARES; ELECTION...........................................................................          77
  ALLOCATION PROCEDURES....................................................................................          78
  EXCHANGE OF STOCK CERTIFICATES...........................................................................          79
    Exchange Agent.........................................................................................          79
    Exchange Procedures....................................................................................          79
  NO FRACTIONAL SHARES.....................................................................................          81
  REPRESENTATIONS AND WARRANTIES...........................................................................          81
  CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME..........................................................          82
  NO SOLICITATION OF TRANSACTIONS..........................................................................          83
  INDEMNIFICATION..........................................................................................          84
  CORPORATE GOVERNANCE MATTERS.............................................................................          84
    Sierra Pacific Board...................................................................................          84
    Officers...............................................................................................          85
    Corporate Offices......................................................................................          85
  LABOR AND EMPLOYEE BENEFITS MATTERS......................................................................          85
  CONDITIONS TO CONSUMMATION OF THE MERGERS................................................................          87
  TERMINATION; FEES AND EXPENSES...........................................................................          87
  AMENDMENT AND WAIVER.....................................................................................          89
PROPOSAL FOR SHARES AMENDMENT..............................................................................          90
  SHARES AMENDMENT.........................................................................................          90
  REASONS FOR SHARES AMENDMENT.............................................................................          90
  CERTAIN CONSIDERATIONS...................................................................................          90
  ABSENCE OF APPRAISAL RIGHTS..............................................................................          90
  BOARD OF DIRECTORS RECOMMENDATION........................................................................          91
DESCRIPTION OF SIERRA PACIFIC CAPITAL STOCK FOLLOWING THE MERGERS..........................................          91
  AUTHORIZED CAPITAL STOCK.................................................................................          91
  SIERRA PACIFIC COMMON STOCK..............................................................................          91
  SPPC COMMON STOCK........................................................................................          91
  SPPC PREFERRED STOCK.....................................................................................          92
  SIERRA PACIFIC POWER CAPITAL I...........................................................................          92
  VOTING RIGHTS............................................................................................          92
  SECTION 78.438 OF THE NGCL...............................................................................          93
  TRANSFER AGENT AND REGISTRAR.............................................................................          93
  SIERRA PACIFIC RIGHTS AGREEMENT..........................................................................          94
COMPARISON OF STOCKHOLDER RIGHTS...........................................................................          94
  GENERAL..................................................................................................          94
  AUTHORIZED CAPITAL.......................................................................................          94
    Nevada Power...........................................................................................          94
    Sierra Pacific.........................................................................................          94
  SPECIAL MEETINGS OF STOCKHOLDERS.........................................................................          94
    Nevada Power...........................................................................................          94
    Sierra Pacific.........................................................................................          94
  STOCKHOLDER ACTION BY CONSENT............................................................................          94
    Nevada Power...........................................................................................          94
    Sierra Pacific.........................................................................................          95
  ADVANCE NOTICE OF PROPOSALS OR DIRECTOR NOMINATIONS AT STOCKHOLDERS' SPECIAL MEETINGS....................          95
    Nevada Power...........................................................................................          95
    Sierra Pacific.........................................................................................          95
  AMENDMENTS TO CHARTERS...................................................................................          95
    Nevada Power...........................................................................................          95

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
    Sierra Pacific.........................................................................................          95
  AMENDMENTS TO BY-LAWS....................................................................................          96
    Nevada Power...........................................................................................          96
    Sierra Pacific.........................................................................................          96
  FAIR PRICE PROVISIONS....................................................................................          96
    Nevada Power...........................................................................................          96
    Sierra Pacific.........................................................................................          96
  RIGHTS PLANS.............................................................................................          96
    Nevada Power...........................................................................................          96
    Sierra Pacific.........................................................................................          98
  BOARD OF DIRECTORS; REMOVAL; VACANCIES...................................................................          99
    Nevada Power...........................................................................................          99
    Sierra Pacific.........................................................................................          99
  COMMITTEES OF THE BOARD OF DIRECTORS.....................................................................         100
    Nevada Power...........................................................................................         100
    Sierra Pacific.........................................................................................         100
MERGER RELATED FINANCING...................................................................................         100
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS................................................         101
  NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.....................................         105
SELECTED INFORMATION CONCERNING NEVADA POWER AND SIERRA PACIFIC............................................         108
  BUSINESS OF NEVADA POWER.................................................................................         108
  BUSINESS OF SIERRA PACIFIC...............................................................................         108
    Sierra Pacific Power Company...........................................................................         108
    Tuscarora Gas Pipeline Company.........................................................................         108
    e-three................................................................................................         109
    Lands of Sierra........................................................................................         109
SIERRA PACIFIC FOLLOWING THE MERGERS.......................................................................         109
  MANAGEMENT OF SIERRA PACIFIC AFTER THE MERGERS...........................................................         109
  OPERATIONS...............................................................................................         110
  DIVIDENDS................................................................................................         110
STOCK OWNERSHIP............................................................................................         111
    Nevada Power...........................................................................................         111
    Sierra Pacific.........................................................................................         112
EXPERTS....................................................................................................         113
LEGAL MATTERS..............................................................................................         113
STOCKHOLDER PROPOSALS......................................................................................         114
  NEVADA POWER.............................................................................................         114
  SIERRA PACIFIC...........................................................................................         114


Annex A        Merger Agreement
Annex B        Opinion of PaineWebber
Annex C        Opinion of SG Barr Devlin
Annex D        Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

                             INDEX OF DEFINED TERMS


                                                                                                       PAGE
                                                                                                 -----------------
10% Ownership Date.............................................................................                 97
10% Stockholder................................................................................                 97
Acquiring Person...............................................................................                 98
Amendment to the Rights Agreement..............................................................                 96
Antitrust Division.............................................................................                 76
Articles of Incorporation......................................................................                 77
Assumptions....................................................................................                 53
Business Combination...........................................................................                 83
By-laws........................................................................................                 77
CFFO...........................................................................................                 53
Closing........................................................................................                 77
Closing Date...................................................................................                 77
Combinations...................................................................................                 93
Common Securities..............................................................................                 92
Comparable Companies...........................................................................                 52
Comparable Transactions........................................................................                 58
Continuation Period............................................................................                 66
DCF............................................................................................              58,62
Debentures.....................................................................................                 92
Deminimis Shares...............................................................................         cover page
DESERT Merger Sub..............................................................................         cover page
e-three........................................................................................                 13
EBIT...........................................................................................              52,58
EBITDA.........................................................................................              52,58
Effective Time.................................................................................                 80
Effective Time of the First Merger.............................................................                 13
Effective Time of the Second Merger............................................................                 13
Election Deadline..............................................................................              18,79
Employment Agreements..........................................................................                 33
EPS............................................................................................                 53
Estimated Synergies............................................................................                 61
Exchange Act...................................................................................                  2
Exchange Agent.................................................................................              18,79
Exchange Ratios................................................................................         cover page
Executive......................................................................................                 65
Exercise Price.................................................................................                 96
FERC...........................................................................................                 32
FERC Application...............................................................................                 76
First Merger...................................................................................         cover page
Form of Election...............................................................................              18,79
FTC............................................................................................                 76
GAAP...........................................................................................                 82
HSR Act........................................................................................                 32
IBES...........................................................................................                 63
Indemnified Parties............................................................................                 84
Indemnified Party..............................................................................                 84
Initial Termination Date.......................................................................                 87
Interested Stockholder.........................................................................                 93
Jones Day......................................................................................                 25
Junior Preferred Shares........................................................................                 96

                                                                                                       PAGE
                                                                                                 -----------------
LAKE Merger Sub................................................................................         cover page
LOS............................................................................................                 13
LTM............................................................................................                 52
LTM Period.....................................................................................                 59
Merger Agreement...............................................................................         cover page
Merger Consideration...........................................................................                 18
Mergers........................................................................................         cover page
Merrill Lynch..................................................................................                 19
Merrill Lynch Opinion..........................................................................                 61
Nevada Power...................................................................................         cover page
Nevada Power Board.............................................................................         cover page
Nevada Power By-laws...........................................................................                 24
Nevada Power Cash Consideration................................................................         cover page
Nevada Power Cash Number.......................................................................                 17
Nevada Power Common Stock......................................................................         cover page
Nevada Power Comparable Companies..............................................................                 52
Nevada Power Deminimis Shares..................................................................     cover page, 17
Nevada Power Distribution Date.................................................................                 97
Nevada Power Exchange Ratio....................................................................         cover page
Nevada Power Form 10-K.........................................................................                  2
Nevada Power Material Adverse Effect...........................................................                 87
Nevada Power Merger Consideration..............................................................         cover page
Nevada Power Preferred Stock...................................................................                 82
Nevada Power Record Date.......................................................................                 25
Nevada Power Restated Articles.................................................................                 24
Nevada Power Right.............................................................................                 96
Nevada Power Rights Agreement..................................................................                 96
Nevada Power Severance Plan....................................................................                 68
Nevada Power Special Meeting...................................................................         cover page
Nevada Power Stock Consideration...............................................................         cover page
Nevada Power Stock Number......................................................................                 77
NGCL...........................................................................................                 26
NYSE...........................................................................................                  1
Out-of-Pocket Expenses.........................................................................                 88
PaineWebber....................................................................................                 19
PaineWebber Opinion............................................................................                 50
PE.............................................................................................                  1
PGT............................................................................................                108
Preferred Securities...........................................................................                 92
Projection Period..............................................................................                 58
Projections....................................................................................                 58
PUCC...........................................................................................                 74
PUCN...........................................................................................                 32
Redemption Price...............................................................................                 97
Registration Statement.........................................................................                  1
Representatives................................................................................                 83
Rights Agent...................................................................................                 96
SEC............................................................................................                  1
Second Merger..................................................................................         cover page
Securities Act.................................................................................                  1
Share Issuance.................................................................................         cover page
Shares.........................................................................................                 77

                                                                                                       PAGE
                                                                                                 -----------------
Shares Amendment...............................................................................         cover page
Sierra Pacific.................................................................................         cover page
Sierra Pacific Board...........................................................................         cover page
Sierra Pacific By-laws.........................................................................                 24
Sierra Pacific Cash Consideration..............................................................         cover page
Sierra Pacific Cash Number.....................................................................                 17
Sierra Pacific Change in Control Agreements....................................................                 33
Sierra Pacific Common Stock....................................................................         cover page
Sierra Pacific Comparable Companies............................................................                 52
Sierra Pacific Deminimis Shares................................................................     cover page, 78
Sierra Pacific Distribution Date...............................................................                 98
Sierra Pacific Exchange Ratio..................................................................         cover page
Sierra Pacific Material Adverse Effect.........................................................                 87
Sierra Pacific Merger Consideration............................................................         cover page
Sierra Pacific Power Preferred Stock...........................................................                 82
Sierra Pacific Record Date.....................................................................                 26
Sierra Pacific Restated Charter................................................................         cover page
Sierra Pacific Right...........................................................................                 98
Sierra Pacific Rights Agreement................................................................                 98
Sierra Pacific Severance Allowance Plans.......................................................                 69
Sierra Pacific Special Meeting.................................................................         cover page
Sierra Pacific Stock Consideration.............................................................         cover page
Sierra Pacific Stock Number....................................................................                 77
Skadden Arps...................................................................................                 25
SPE............................................................................................                 13
SPPC...........................................................................................                  2
SPPC $50 Preferred Stock.......................................................................                 91
SPPC Class A Preferred Stock...................................................................                 91
SPPC Common Stock..............................................................................                 91
SPPC Preferred Stock...........................................................................                 91
SPPC Restated Charter..........................................................................                 92
Stock Acquisition Date.........................................................................                 98
Stock Plans....................................................................................                 86
Stock Reinvestment Plan........................................................................                 69
Stockholder Disapproval........................................................................                 89
Surviving Corporation..........................................................................                  1
Synergies......................................................................................                 56
TGPC...........................................................................................                 13
TGTC...........................................................................................                108
Transaction Fee................................................................................                 64
TransCanada....................................................................................                 13
Trust..........................................................................................                 92
Trust Securities...............................................................................                 92

                  SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

    The following is a summary of the material terms and conditions of the Mergers and related information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is qualified in its entirety by reference to the more detailed information appearing in this Joint Proxy Statement/Prospectus, the Annexes and the documents incorporated herein by reference. Stockholders are urged to read this Joint Proxy Statement/Prospectus and the Annexes carefully and in their entirety.

    Unless otherwise indicated, capitalized terms in this Joint Proxy Statement/Prospectus are defined herein. An Index of Defined Terms can be found at pages 10 through 13.

THE PARTIES

    NEVADA POWER. Nevada Power, incorporated in 1929 under the laws of Nevada, is a public utility engaged in the electric utility business in Las Vegas and vicinity in southern Nevada. Most of Nevada Power's operations are conducted in Clark County, Nevada (with an estimated service area population of 1,303,000 at December 31, 1997) where Nevada Power furnishes electric service in the communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and adjoining areas and to Nellis Air Force Base (consisting of a permanent military installation northeast of Las Vegas and the USAF Tactical Fighter Weapons Center). Electric service is also supplied to the Department of Energy at Mercury and Jackass Flats in Nye County, where the Nevada Test Site is located.

    The principal executive office of Nevada Power is, and after the Effective Time of the Second Merger (as defined herein) will be, located at 6226 West Sahara Avenue, Las Vegas, Nevada 89146, and its telephone number is (702) 367-5000. See "Selected Information Concerning Nevada Power and Sierra Pacific--Business of Nevada Power."

    SIERRA PACIFIC. Sierra Pacific is a utility holding company with operating subsidiaries primarily engaged in the energy and utility businesses. Sierra Pacific's five primary subsidiaries include: SPPC, Tuscarora Gas Pipeline Company ("TGPC"), Sierra Energy Company, d/b/a e-three ("e-three"), Lands of Sierra, Inc. ("LOS") and Sierra Pacific Energy Company ("SPE"). Sierra Pacific's principal subsidiary, SPPC, provides electric service to northern Nevada and northeastern California, and provides natural gas and water service to the Reno/Sparks area of Nevada. The assets of SPPC represented 99% of the consolidated assets of Sierra Pacific at December 31, 1997. TGPC, in partnership with a subsidiary of TransCanada PipeLines, USA Limited, of Calgary, Alberta, Canada ("TransCanada"), operates a 229-mile natural gas pipeline, placed in service in December 1995. Organized in October 1996, e-three provides comprehensive energy services in commercial and industrial markets on a regional and national basis. LOS is a real estate management company. SPE is developing a customer information system for the energy industry.

    The principal executive office of Sierra Pacific is, and after the Effective Time of the Second Merger will be, located at 6100 Neil Road, Reno, Nevada 89511, and its telephone number is (702) 834-3600. See "Selected Information Concerning Sierra Pacific and Nevada Power--Business of Sierra Pacific" and "Sierra Pacific Following the Mergers--Operations."

THE MERGERS

    Pursuant to the Merger Agreement, the First Merger will become effective upon filing the articles of merger or upon such later date as is agreed upon by the parties and specified in the articles of merger (the "Effective Time of the First Merger"). The Second Merger will become effective upon filing the articles of merger or upon such later date as is agreed upon by the parties and specified in the articles of merger (the "Effective Time of the Second Merger"). The First Merger will occur immediately prior to the Second Merger. At the Effective Time of the First Merger, LAKE Merger Sub will be merged with and into Sierra Pacific, with Sierra Pacific continuing as the surviving corporation, and at the Effective Time of the Second

Merger, Nevada Power will be merged with and into DESERT Merger Sub, with DESERT Merger Sub continuing as the Surviving Corporation and a wholly-owned subsidiary of Sierra Pacific. In the Mergers, each share of Sierra Pacific Common Stock and each share of Nevada Power Common Stock (other than shares held by Sierra Pacific and Nevada Power or any of their respective wholly-owned subsidiaries, which will be canceled) will be converted into the right to receive cash or Sierra Pacific Common Stock (including associated Sierra Pacific Rights), as described under "The Merger Agreement--Conversion of Shares; Election" and summarized below under "Conversion of Shares." Under the Merger Agreement, a total of $304.6 million in cash will be paid to stockholders of Nevada Power and a total of $151.6 million in cash will be paid to stockholders of Sierra Pacific. The remaining merger consideration will be paid in Sierra Pacific Common Stock. Although each stockholder will be able to elect to receive cash or stock (or a combination of cash and stock), if stockholders elect, in the aggregate, more cash than is available, or more stock than is available, the actual merger consideration received by each stockholder may differ from what that stockholder elected. See the examples under "Allocation of Cash and Stock" below.


    The current corporate organization is as follows:

                                    [CHART]

    Following the Mergers, the corporate organization will be as follows:

                                    [CHART]

CONVERSION OF SHARES

    Pursuant to the Merger Agreement and subject to the allocation procedures described herein:

    - each share of Sierra Pacific Common Stock outstanding immediately prior to the Effective Time of the First Merger will be canceled and converted into the right to receive either:

       (i) $37.55 in cash or

       (ii) 1.44 shares of Sierra Pacific Common Stock;

    - each share of Nevada Power Common Stock outstanding immediately prior to the Effective Time of the Second Merger will be canceled and converted into the right to receive either:

       (i) $26.00 in cash or

       (ii) 1.00 share of Sierra Pacific Common Stock;

    - Holders of both Nevada Power Common Stock and Sierra Pacific Common Stock will receive cash in lieu of fractional shares; and

    - Holders of Deminimis Shares will receive cash unless the per share market value of their surrendered stock is more than 120% of the applicable per share cash amount and Nevada Power and Sierra Pacific elect to allocate stock to such holders as more fully described under "Allocation of Cash and Stock" below.


    - Record or beneficial holders may submit a form of election indicating an election of cash for a portion of their shares and an election of stock for a portion of their shares. See "The Merger Agreement--Exchange of Stock Certificates."


CASH OR STOCK ELECTION

    Although stockholders will have an election to exchange their Nevada Power Common Stock or Sierra Pacific Common Stock, as the case may be, for either cash or stock, the opportunity to make that election will not occur at the time of the stockholder vote on the Mergers, but rather will occur shortly before the Effective Time of the Mergers, after all necessary regulatory approvals have been obtained. The cash amount to be paid for surrendered shares is fixed at $26.00 per share of Nevada Power Common Stock and $37.55 per share of Sierra Pacific Common Stock. These prices will not be adjusted based on changes in market prices or any other factor. Likewise, the exchange ratios are fixed. Each share of Nevada Power Common Stock to be exchanged for stock will be exchanged for one share of Sierra Pacific Common Stock and each share of Sierra Pacific Common Stock to be exchanged for stock will be exchanged for 1.44 shares of Sierra Pacific Common Stock. These exchange ratios will not be adjusted based on changes in market prices or any other factor.

ALLOCATION OF CASH AND STOCK

    Because the total number of shares of Nevada Power Common Stock and the total number of shares of Sierra Pacific Common Stock to be exchanged for cash are each fixed, stockholders may not receive all the cash or all the stock that they elect. If the market price of the Nevada Power Common Stock at the time stockholders are making their elections exceeds the Nevada Power Cash Consideration ($26.00 per share) or the market price of the Sierra Pacific Common Stock at that time exceeds the Sierra Pacific Cash Consideration ($37.55 per share), it is likely that more stockholders will elect to receive stock, I.E., the Nevada Power Stock Consideration or the Sierra Pacific Stock Consideration, as the case may be. To the extent more stockholders elect to receive stock, because of the market price of the Nevada Power Common Stock or the Sierra Pacific Common Stock or otherwise, it is likely that the allocation formula provided in the Merger Agreement will result in those stockholders nevertheless receiving cash for a portion of their

Nevada Power Common Stock or Sierra Pacific Common Stock. The reason for this is summarized in the following paragraphs and an example is given at the end of this section.

    The maximum number of shares of Nevada Power Common Stock that will be available for exchange for cash is fixed at 11,715,804 shares. If holders of Nevada Power Common Stock holding MORE THAN that number of shares elect to receive cash (I.E., $26.00 per share), the cash to be paid to Nevada Power stockholders ($304.6 million in total) will be allocated among those holders according to the formula set out in the Merger Agreement. Likewise, the number of shares of Sierra Pacific Common Stock available for exchange for cash is fixed at 4,037,809 shares and if holders of Sierra Pacific Common Stock holding MORE THAN that number of shares elect to receive cash (I.E., $37.55 per share), the cash to be paid to Sierra Pacific stockholders ($151.6 million in total) will be allocated among those holders according to the same formula. Under this allocation formula, if the demand for cash is too high, all stockholders who elected stock (or who made no election) will receive stock and all stockholders who elected cash will receive a pro rata allocation of cash and the remainder of their consideration in stock.

    Similarly, if holders of Nevada Power Common Stock holding LESS THAN 11,715,804 shares or holders of Sierra Pacific Common Stock holding LESS THAN 4,037,809 shares elect to receive cash (I.E., more stockholders have elected to exchange their existing shares for Sierra Pacific Common Stock), the total amount of cash will nevertheless be distributed. Under the allocation formula, if the demand for stock is too high, all stockholders who elected cash (or who made no election) will receive cash and all stockholders who elected to receive stock will receive a pro rata allocation of stock and the remainder of their consideration in cash.

    The Merger Agreement provides two exceptions to the allocation rules summarized in the prior two paragraphs.

    First, the holders of Deminimis Shares, which are those who:

    (i) hold fewer than 100 shares of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, or

    (ii) elect to receive the Sierra Pacific Stock Consideration or the Nevada Power Stock Consideration in respect of fewer than 100 shares of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, will receive CASH in exchange for their Nevada Power Common Stock or Sierra Pacific Common Stock, as the case may be, in all cases EXCEPT:

    (i) in the case of Nevada Power holders, if the market price (based on a 20-day average prior to the deadline for making elections) of the Nevada Power Common Stock exceeds $31.20, or

    (ii) in the case of Sierra Pacific holders, if the market price (based on a 20-day average prior to the deadline for making elections) of the Sierra Pacific Common Stock exceeds $45.06,

then Nevada Power and Sierra Pacific may, at their option, honor any election made by a holder of Deminimis Shares to receive stock rather than cash. The allocation of cash to holders of Deminimis Shares will reduce the amount of cash available to be allocated to other stockholders in the event demand for cash is too high.

    Second, if the pro rata allocation rules summarized above would result in stockholders receiving an allocation of fewer than 100 shares of stock, then all those holders will be allocated cash prior to cash being allocated to others. If there is insufficient cash to fully allocate cash to all such holders, some of those holders will receive all cash and some holders will receive their allocation of fewer than 100 shares of stock. The holders to receive cash and the holders to receive stock in this circumstance will be selected by lot or other manner deemed fair by Nevada Power and Sierra Pacific.

    If neither the number of shares of Sierra Pacific Common Stock or Nevada Power Common Stock for which cash was elected exceeds 4,037,809 shares of Sierra Pacific Common Stock (the "Sierra Pacific Cash Number") or 11,715,804 shares of Nevada Power Common Stock (the "Nevada Power Cash Number"), respectively, nor the number of shares of Sierra Pacific Common Stock or Nevada Power Common Stock for which Sierra Pacific Common Stock was elected exceeds the Sierra Pacific Stock Number or Nevada Power Stock Number, respectively, then (i) those stockholders holding Sierra Pacific Deminimis Shares or Nevada Power Deminimis Shares will receive all cash for their shares, unless Sierra Pacific and Nevada Power mutually agree to follow such stockholders' elections as described above,
(ii) all stockholders who elected to receive cash will receive cash, (iii) all stockholders who elected to receive Sierra Pacific Common Stock will receive Sierra Pacific Common Stock and (iv) all stockholders who made no election will receive cash, Sierra Pacific Common Stock or a combination of cash and Sierra Pacific Common Stock, as mutually determined by Sierra Pacific and Nevada Power. Cash will be paid in lieu of any fractional shares. See "The Merger Agreement--Conversion of Shares; Elections."

    Pursuant to the Merger Agreement, Mr. Niggli will become Chairman and Chief Executive Officer of Sierra Pacific and Chairman of each of its subsidiaries. Mr. Malquist will become President and Chief Operating Officer of Sierra Pacific and President and Chief Executive Officer of the Surviving Corporation (Nevada Power) and SPPC. Mr. Lenzie, currently Chairman and Chief Executive Officer of Nevada Power, will retire upon completion of the Mergers. See "The Mergers--Employment Agreements."

    See "Sierra Pacific Following the Mergers--Management of Sierra Pacific After the Mergers."

    The following tables give examples of how the allocations would work in various situations for a hypothetical Nevada Power stockholder or Sierra Pacific stockholder holding 1,000 shares. THESE ARE ONLY EXAMPLES, AND THE ACTUAL ALLOCATIONS WILL DEPEND ON THE EXACT ELECTIONS MADE BY ALL STOCKHOLDERS JUST PRIOR TO THE CONSUMMATION OF THE MERGERS. The tables assume that holders of Deminimis Shares will receive all cash.

                                  NEVADA POWER

    The far left column shows a sliding scale of the possible TOTAL elections for stock, I.E., of the total outstanding shares of Nevada Power Common Stock, elections covering this percentage have been made to receive STOCK consideration. The far right column shows the corresponding percentage for elections to receive CASH consideration. The columns in the middle show (A) what the hypothetical holder who elected ALL STOCK would receive in each situation and (B) what the hypothetical holder who elected ALL CASH would receive in each situation.


                                   (A)                               (B)
                               IF YOU ELECT                      IF YOU ELECT
                                ALL STOCK                          ALL CASH
                            YOU WOULD RECEIVE:                YOU WOULD RECEIVE:
                     --------------------------------  --------------------------------
TOTAL PERCENTAGE OF
OUTSTANDING SHARES                                                                        TOTAL PERCENTAGE OF
        FOR               STOCK            CASH             STOCK            CASH         OUTSTANDING SHARES
  WHICH STOCK IS     FOR THIS NUMBER  FOR THIS NUMBER  FOR THIS NUMBER  FOR THIS NUMBER           FOR
      ELECTED           OF SHARES        OF SHARES        OF SHARES        OF SHARES     WHICH CASH IS ELECTED
-------------------  ---------------  ---------------  ---------------  ---------------  ---------------------
      100%                    771              229                0            1,000                   0%
      90                      856              144                0            1,000                  10
      80                      963               37                0            1,000                  20
      70                    1,000                0              245              755                  30
      60                    1,000                0              440              560                  40
      50                    1,000                0              554              446                  50
      40                    1,000                0              630              370                  60
      30                    1,000                0              684              316                  70
      20                    1,000                0              724              276                  80
      10                    1,000                0              755              245                  90
       0                    1,000                0              780              220                 100

                                 SIERRA PACIFIC

    Like the table above, the far left column below shows a sliding scale of the possible TOTAL elections for stock, I.E., of the total outstanding shares of Sierra Pacific Common Stock, elections covering this percentage have been made to receive STOCK consideration. The far right column shows the corresponding percentage for elections to receive CASH consideration. The columns in the middle show (A) what the hypothetical holder who elected ALL STOCK would receive in each situation and (B) what the hypothetical holder who elected ALL CASH would receive in each situation.


                                   (A)                               (B)
                               IF YOU ELECT                      IF YOU ELECT
                                ALL STOCK                          ALL CASH
                            YOU WOULD RECEIVE:                YOU WOULD RECEIVE:
                     --------------------------------  --------------------------------
TOTAL PERCENTAGE OF
OUTSTANDING SHARES                                                                        TOTAL PERCENTAGE OF
        FOR               STOCK            CASH             STOCK            CASH         OUTSTANDING SHARES
  WHICH STOCK IS     FOR THIS NUMBER  FOR THIS NUMBER  FOR THIS NUMBER  FOR THIS NUMBER           FOR
      ELECTED           OF SHARES        OF SHARES        OF SHARES        OF SHARES     WHICH CASH IS ELECTED
-------------------  ---------------  ---------------  ---------------  ---------------  ---------------------
      100%                    869              131                0            1,000                   0%
      90                      966               34                0            1,000                  10
      80                    1,000                0              349              651                  20
      70                    1,000                0              567              433                  30
      60                    1,000                0              675              325                  40
      50                    1,000                0              740              260                  50
      40                    1,000                0              784              216                  60
      30                    1,000                0              815              185                  70
      20                    1,000                0              838              162                  80
      10                    1,000                0              856              144                  90
      0                     1,000                0              870              130                 100


STOCKHOLDER ELECTIONS; EXCHANGE OF STOCK CERTIFICATES

    EXCHANGE AGENT. As of the Effective Time of the First Merger, Sierra Pacific will deposit with a bank or trust company (the "Exchange Agent"), for the benefit of the holders of shares of Sierra Pacific Common Stock and Nevada Power Common Stock, cash equal to the sum of the total aggregate Sierra Pacific Cash Consideration and Nevada Power Cash Consideration and certificates representing the shares of Sierra Pacific Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of Sierra Pacific Common Stock and Nevada Power Common Stock. See "The Merger Agreement--Exchange of Stock Certificates."

    ELECTION AND EXCHANGE PROCEDURES. Not more than 90 days or fewer than 30 days prior to the Closing Date the Exchange Agent will make available to stockholders a form of election (a "Form of Election"). Any stockholder's election to receive the Sierra Pacific Stock Consideration or the Sierra Pacific Cash Consideration (collectively, the "Sierra Pacific Merger Consideration") or the Nevada Power Stock Consideration or the Nevada Power Cash Consideration (collectively, the "Nevada Power Merger Consideration") (as applicable, the "Merger Consideration") must be received by the Exchange Agent by 5:00 p.m., New York City time, 5 business days immediately preceding the Closing Date (the "Election Deadline"). An election may be revoked by the stockholder only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Deadline.

    As set forth in the Merger Agreement and described more fully under "The Merger Agreement-- Exchange of Stock Certificates; Exchange Procedures," in certain cases two or more separate record holders may submit a joint Form of Election that will be treated as a single election and record owners may submit a separate Form of Election for each beneficial owner for whom such record holder is a nominee, which will be treated as separate elections. Record or beneficial holders may submit a form of election indicating an election for cash for a portion of their shares and an election of stock for a portion of their shares.

    As soon as reasonably practicable after the consummation of the Mergers, the Exchange Agent will mail to each stockholder of record whose shares of Sierra Pacific Common Stock or Nevada Power Common Stock were converted into the right to receive the Merger Consideration and who failed to return a properly completed Form of Election, a letter of transmittal and instructions for use in surrendering their Certificates in exchange for the Merger Consideration. See "The Merger Agreement--Exchange of Stock Certificates."

BACKGROUND OF THE MERGERS

    In recent years Nevada Power and Sierra Pacific have carefully followed developments in energy regulatory policies at the federal level and in Nevada and California that have substantially increased competition in the markets for wholesale and retail electricity. Both companies recognized that significant changes in the utility industry would result from these policy developments. The companies believe that industry restructuring and economic forces are likely to exert tremendous pressure on small and medium-sized electric utilities, making it difficult for them to effectively compete with larger utilities. As such, the two companies had exploratory discussions from time to time in recent years regarding a potential business combination between Sierra Pacific and Nevada Power but no further steps were taken.

    During February 1998, Mr. Michael Niggli, President and Chief Operating Officer of Nevada Power, and Mr. Malyn Malquist, President, Chairman of the Board and Chief Executive Officer of Sierra Pacific, talked about their shared visions for Nevada Power and Sierra Pacific, and senior management of each company began to discuss the potential benefits of a possible business combination. The Nevada Power Board and the Sierra Pacific Board were advised of these discussions in February and March 1998.

    On March 5 and 6, 1998, a joint meeting was held in San Francisco between Nevada Power and Sierra Pacific along with Nevada Power's financial advisor PaineWebber and Sierra Pacific's financial advisor Barr Devlin to discuss a possible business combination. As a result, on March 10, 1998, Sierra Pacific and Nevada Power entered into a confidentiality agreement pursuant to which they agreed to exchange non-public information. Following these meetings, the companies commenced extensive due diligence and exchanged information.

    On March 12, 1998, at a meeting of the Nevada Power Board, Nevada Power's senior management and representatives of PaineWebber Incorporated ("PaineWebber"), Nevada Power's financial advisor, made a detailed presentation to the Nevada Power Board with regard to a potential "merger of equals" business combination with Sierra Pacific. At the conclusion of the meeting, the Nevada Power Board gave management authorization to continue to explore a possible combination with Sierra Pacific.

    On March 13, 1998, at a meeting of the Sierra Pacific Board, Sierra Pacific's senior management and representatives of SG Barr Devlin, Sierra Pacific's financial advisor, briefed the Sierra Pacific Board with regard to a potential "merger of equals" business combination with Nevada Power. The Sierra Pacific Board authorized Mr. Malquist and Mr. Oldham, Vice President, Transmission Services Group and Strategic Development of Sierra Pacific, to continue discussions with Nevada Power regarding such business combination.

    Throughout the remainder of March and April 1998, representatives of Sierra Pacific and Nevada Power held numerous discussions which focused primarily on the issues of valuation, dividend policy, management and headquarters locations. On March 30, 1998, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") was retained to provide additional financial advice and guidance to management and the Sierra Pacific Board. During April 1998, the Nevada Power Board and the Sierra Pacific Board were separately briefed on the progress of negotiations, including reviews of the steps that had been taken regarding due diligence and transaction structure, as well as proposals regarding corporate names and headquarters locations, board representation and senior management composition. The presentations described potential strategic benefits of the transaction, the status of negotiations on, and key terms and conditions of, the proposed Merger Agreement and the regulatory plan for the transaction.

    By the last week of April 1998, Nevada Power and Sierra Pacific had agreed on a merger of equals transaction consisting of a cash election merger where holders of Nevada Power Common Stock could elect to receive for each of their shares either $26.00 in cash or one share of Sierra Pacific Common Stock and holders of Sierra Pacific Common Stock could elect to receive for each of their shares either $37.55 in cash or 1.44 shares of Sierra Pacific Common Stock. The companies further agreed that following the Mergers, former holders of Nevada Power Common Stock would own approximately 50.2% of the outstanding Sierra Pacific Common Stock, and former holders of Sierra Pacific Common Stock would own approximately 49.8% of the outstanding Sierra Pacific Common Stock.

    On April 29, 1998, the Sierra Pacific Board and the Nevada Power Board each approved the Merger Agreement. Following the meetings of their respective Boards of Directors, Sierra Pacific and Nevada Power executed the Merger Agreement on April 29, 1998 and publicly announced the proposed Mergers on April 30, 1998.

    For a more detailed description of the background of the Mergers, see "The Mergers--Background of the Mergers."

REASONS FOR THE MERGERS

    Nevada Power and Sierra Pacific believe that the Mergers offer significant strategic and financial benefits to each company and to their respective stockholders, as well as to their employees and customers and the communities in which they do business. The expected benefits include, among others:

    - SUPPORT FOR UTILITY DEREGULATION--The combined company will be better able to compete in unregulated markets and serve customers more cost-effectively in regulated markets.

    - COMPETITIVE AND STRATEGIC POSITION--The combined company will have the size and scope to be an effective competitor in the emerging and increasingly competitive markets for transporting and distributing energy and marketing energy services.

    - ABILITY TO BETTER MANAGE GROWTH--Nevada Power and SPPC have both experienced high rates of service territory growth. The combined company should be in a better position to finance and manage the construction and operational changes required to meet the increasing needs of customers in Southern and Northern Nevada while also maintaining stronger earnings than either company could standing alone.

    - POTENTIAL COST SAVINGS AND COST AVOIDANCES RESULTING FROM THE
      MERGERS. Sierra Pacific and Nevada Power believe that the Mergers will result in net cost savings and cost avoidances estimated at $322 million in the aggregate over ten years that will benefit customers and stockholders.

    - EXPANDED MANAGEMENT RESOURCES AND EMPLOYMENT OPPORTUNITIES--The combined company will be able to draw on a larger and more diverse pool of management for leadership in an increasingly competitive environment.

    - COMMUNITY DEVELOPMENT--The combined company will continue to play a leading role in the communities served by SPPC and Nevada Power. See "The Mergers--Reasons for the Mergers."

    Entering into the transactions contemplated by the Merger Agreement is not without risks. Achieving the benefits of the transactions will depend substantially on timely and favorable regulatory approval of the Mergers. Risks to stockholders include the risk of unfavorable regulatory treatment, potential difficulties in integrating the two companies and achieving estimated cost savings and cost avoidances, and the possibility of market fluctuations in the price of Nevada Power Common Stock and Sierra Pacific Common Stock subsequent to the time stockholder approval is sought and prior to consummation of the Mergers. These and other risk factors, as well as other special considerations, are discussed in more detail under "Risk Factors and Other Considerations."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    NEVADA POWER. THE NEVADA POWER BOARD, BY A UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE SECOND MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, NEVADA POWER'S STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS OF NEVADA POWER VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    The Nevada Power Board approved and adopted the Merger Agreement after consideration of a number of factors described under the heading "The Mergers--Recommendations of the Boards of Directors--Nevada Power." As described thereunder, certain directors or officers of Nevada Power may have interests that are different than, or in addition to, the interests of stockholders of Nevada Power generally. The Nevada Power Board was aware of these interests and considered them, along with other matters, in approving the Merger Agreement.

    SIERRA PACIFIC. THE SIERRA PACIFIC BOARD, BY A UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, SIERRA PACIFIC'S STOCKHOLDERS, HAS APPROVED THE SHARE ISSUANCE AND THE SHARES AMENDMENT, AND RECOMMENDS THAT THE STOCKHOLDERS OF SIERRA PACIFIC VOTE (I) FOR APPROVAL OF THE MERGER AGREEMENT,
(II) FOR THE SHARE ISSUANCE, AND (II) FOR APPROVAL OF THE SHARES AMENDMENT.

    The Sierra Pacific Board approved and adopted the Merger Agreement after considering a number of factors described under the heading "The Mergers-- Recommendations of the Boards of Directors-- Sierra Pacific." As described thereunder, certain directors or officers of Sierra Pacific may have interests that are different than, or in addition to, the interests of stockholders of Sierra Pacific generally. The Sierra Pacific Board was aware of these interests and considered them, along with other matters, in approving the Merger Agreement.

OPINIONS OF FINANCIAL ADVISORS


    NEVADA POWER. PaineWebber has delivered to the Nevada Power Board its written opinions, dated April 29, 1998 and updated September 4, 1998, that, as of such respective dates and based upon the assumptions made, procedures followed matters considered and limitations on the review undertaken as set forth in such opinions, the Nevada Power Merger Consideration to be received in connection with the Mergers is fair, from a financial point of view, to the holders of Nevada Power Common Stock. The written opinion of PaineWebber, dated September 4, 1998, is attached hereto as Annex B and is incorporated herein by reference. HOLDERS OF SHARES OF NEVADA POWER COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. See "The Mergers--Opinions of Financial Advisors" and Annex B.


    SIERRA PACIFIC. On April 29, 1998, SG Barr Devlin delivered to the Sierra Pacific Board its written opinion and Merrill Lynch delivered to the Sierra Pacific Board its oral opinion (which opinion was subsequently confirmed in a written opinion dated as of April 29, 1998) to the effect that, as of such date, the Sierra Pacific Merger Consideration to be issued in the First Merger, in light of the Nevada Power Merger Consideration to be issued in the Second Merger, was fair from a financial point of view to the holders of shares of Sierra Pacific Common Stock. Each of SG Barr Devlin and Merrill Lynch subsequently confirmed its April 29, 1998 written opinion by delivery of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus. The full text of each of the written opinions of SG Barr Devlin and Merrill Lynch, each dated as of the date of this Joint Proxy Statement/Prospectus and each of which sets forth assumptions made, matters considered and limits of the review undertaken in connection with such opinion, are attached hereto as Annexes C and D, respectively. HOLDERS OF SHARES OF SIERRA PACIFIC COMMON STOCK ARE URGED TO, AND SHOULD, READ EACH SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. See "The Mergers--Opinions of Financial Advisors" and Annexes C and D.

CONDITIONS TO THE MERGERS

    The obligations of Nevada Power, on the one hand, and Sierra Pacific, on the other hand, to consummate the Mergers are subject to the satisfaction of certain conditions, including, but not limited to.

    - the approval of the Merger Agreement by the stockholders of each of Nevada Power and Sierra Pacific;

    - the approval of the Share Issuance by the stockholders of Sierra Pacific;

    - the receipt of all material governmental approvals;

    - the absence of any injunction that prevents the consummation of the Mergers;

    - the listing on the NYSE of the shares of Sierra Pacific Common Stock to be issued pursuant to the terms of the Merger Agreement;

    - the receipt of a tax opinion from each company's respective tax counsel;

    - the accuracy of the representations and warranties of the other party set forth in the Merger Agreement as of the Closing Date (except for inaccuracies which would not have a material adverse effect on such other party);

    - the performance by the other party in all material respects, or the waiver, of all obligations required to be performed under the Merger Agreement;

    - the receipt of an officer's certificate from the other party stating that certain conditions set forth in the Merger Agreement have been satisfied; and

    - there having been no material adverse change in the other party.

    Nevada Power and Sierra Pacific operate in the highly regulated utility industry. Approvals from various regulatory agencies are a condition to the consummation of the Mergers. See "Risk Factors and Other Considerations--Risks Related to the Mergers--Necessity of Receiving Governmental Approvals Prior to the Mergers" and "Regulatory Matters." It is also a condition to the Mergers that Nevada Power receive certain consents from unrelated third parties. See "Risk Factors and Other Considerations--Risks Related to the Mergers--Necessity of Receiving Third Party Consents."

NO SOLICITATION

    A customary non-solicitation provision in the Merger Agreement prohibits each of Nevada Power and Sierra Pacific and their subsidiaries from initiating, soliciting, encouraging, facilitating or taking certain other action regarding a business combination transaction with any third party, except that, Nevada Power or Sierra Pacific may, prior to approval by their respective stockholders, consider and accept an unsolicited offer from a third party if, among other things, its Board of Directors reasonably believes in good faith, after consultation with its financial advisors, that the offer is more favorable to the stockholders of such party than the Mergers and determines in good faith, after consultation with its financial advisors and outside counsel, that failure to take such action could reasonably be expected to be a breach of its fiduciary duties under applicable law. See "The Merger Agreement--No Solicitation of Transactions."

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

    The Merger Agreement may be terminated under certain circumstances, including: by mutual written consent of Sierra Pacific and Nevada Power; by either party if the Merger is not consummated by October 29, 1999 (which date will be extended to April 29, 2000 in certain circumstances); by either party if the requisite stockholder approvals are not obtained or if any state or federal law or court order prohibits consummation of the Mergers; by a non-breaching party if there occurs a material breach by the other party of the Merger Agreement which is not cured within 20 days after notice; or by either party, in certain circumstances, as a result of a more favorable third-party tender offer or business combination proposal with respect to such party. The Merger Agreement requires that termination fees be paid in certain circumstances, including if there is a willful breach of the Merger Agreement or if, in certain circumstances, a business combination with a third party is consummated within two and one-half years of the termination of the Merger Agreement. The aggregate termination fees under these provisions is $52.5 mil-lion. See "The Merger Agreement--Termination; Fees and Expenses."

    The Merger Agreement may be amended by the Boards of Directors of the parties at any time before or after the approval by the stockholders of Nevada Power and Sierra Pacific, but, after such stockholder approval no amendment may be made which alters or changes (i) the amount or kind of shares, rights or the manner of conversion of such shares or (ii) the terms or conditions of the Merger Agreement, if such alteration or change, alone or in the aggregate, would materially adversely affect the rights of the Nevada Power stockholders or Sierra Pacific stockholders.

    At any time prior to the Effective Time of the Second Merger, to the extent permitted by applicable law, the conditions to Nevada Power's or Sierra Pacific's obligations to consummate the Mergers may be waived by the other party. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to such party and its stockholders. See "The Merger Agreement-- Amendment and Waiver."

    If, after approval of the Mergers by stockholders, either Nevada Power or Sierra Pacific waives any material condition to the consummation of the Mergers, Nevada Power and Sierra Pacific will, to the extent they deem it necessary under applicable law or desirable, resolicit the approval of stockholders to the Mergers taking into account such waived condition.

MANAGEMENT OF SIERRA PACIFIC

    As provided in the Merger Agreement, at the Effective Time of the Second Merger, the Sierra Pacific Board will consist of 14 persons with seven to be selected by Nevada Power and seven to be selected by Sierra Pacific. Messrs. Niggli and Malquist will be members of the Sierra Pacific Board. The Sierra Pacific Board will have such number of standing committees, with such names and functions as shall be agreed upon by Nevada Power and Sierra Pacific prior to the Effective Time of the Second Merger. Nevada Power and Sierra Pacific will each select one-half of the members of each committee and the chairpersons of one-half of the committees.

    Pursuant to the Merger Agreement, Mr. Niggli will become Chairman and Chief Executive Officer of Sierra Pacific and Chairman of each of its subsidiaries. Mr. Malquist will become President and Chief Operating Officer of Sierra Pacific and President and Chief Executive Officer of the Surviving Corporation (Nevada Power) and SPPC. Mr. Lenzie, currently Chairman and Chief Executive Officer of Nevada Power, will retire upon completion of the Mergers. See "The Mergers--Employment Agreements."

    See "Sierra Pacific Following the Mergers--Management of Sierra Pacific After the Mergers."

    Sierra Pacific is currently a holding company under the 1935 Act, exempt from the registration requirements of the 1935 Act and expects to continue as an exempt holding company under the 1935 Act after the Mergers.

ACCOUNTING TREATMENT

    Nevada Power and Sierra Pacific believe that the First Merger will be treated in a manner similar to a pooling of interests for accounting purposes. The Second Merger will be treated for accounting purposes in accordance with the rules for purchase accounting. In connection with the Second Merger, for accounting purposes, the assets and liabilities of Sierra Pacific will be recorded on the books of Nevada Power (as if it were the surviving parent of the consolidated entity) at their estimated fair market values with the remaining purchase price reflected as goodwill. The transaction will be treated as a reverse acquisition with Nevada Power being the acquirer for accounting purposes. Accordingly, the historical financial information of the merged entity will reflect that of Nevada Power. See the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.

COMPARISON OF STOCKHOLDER RIGHTS

    As a result of the Mergers, holders of Nevada Power Common Stock will become stockholders of Sierra Pacific. Such stockholders will have certain different rights as Sierra Pacific stockholders than they had as stockholders of Nevada Power, because of the differences between the Articles of Incorporation of Nevada Power (the "Nevada Power Restated Articles"), by-laws of Nevada Power (the "Nevada Power By-laws") and Rights Agreement and the Sierra Pacific Restated Charter, by-laws of Sierra Pacific (the "Sierra Pacific By-laws") and Rights Agreement. The principal differences between the Nevada Power Restated Articles and the Sierra Pacific Restated Charter and between the Nevada Power By-laws and the Sierra Pacific By-laws are as follows:

    - ADVANCE NOTICE OF STOCKHOLDER PROPOSALS. Each company's by-laws require advance notice by stockholders of matters to be presented to meetings of stockholders. Nevada Power requires notice not less than 30 or more than 60 days prior to the meeting, while Sierra Pacific requires notice 20 days prior to the anniversary date of the immediately preceding annual meeting or 10 days after the date notice of a special meeting is given to stockholders.

    - AMENDMENTS TO CHARTERS. Under the Nevada Power Restated Articles, a supermajority vote is required to approve certain business combinations and to adopt any amendment relating to the number of directors, classified board of directors, removal of directors, notice of stockholder nominees for director or call of special meetings. Under the Sierra Pacific Restated Charter, a supermajority vote is required to amend any provision relating to the number, tenure, vacancy, classification or removal of directors or to amend the fair price provisions.

    - AMENDMENTS TO BY-LAWS. Amendments to the Nevada Power By-laws adopted by stockholders require a majority stockholder vote, whereas such amendments to the Sierra Pacific By-laws require a two-thirds stockholder vote. In addition to amendments adopted by stockholders, each of the Nevada Power Board and the Sierra Pacific Board may amend the respective company's by-laws.

    - APPROVAL OF BUSINESS COMBINATIONS. The Nevada Power Restated Articles require an 80% vote of stockholders to approve certain business combinations with a person who is the owner of 5% or more of Nevada Power Common Stock (or certain affiliates of such person) unless such business combination is approved as required under applicable law and by a majority of disinterested directors. The Sierra Pacific Restated Charter includes certain "fair price" provisions which require a two-thirds vote of stockholders to approve certain business combinations with a person who is the owner of 10% or more of Sierra Pacific Common Stock (or certain affiliates of such person) unless the business combination is approved by a majority of the disinterested directors or certain fair price requirements regarding consideration received by stockholders in such business combination are met.

    - REMOVAL OF DIRECTORS. Directors of Nevada Power may be removed without cause by an 80% vote of stockholders or for cause by a two-thirds vote of stockholders. Sierra Pacific directors may be removed by a two-thirds vote of stockholders.

    For a full comparison of the foregoing provisions, as well as a comparison of the companies' respective Rights Agreements, see "Comparison of Stockholder Rights."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The consummation of the Mergers is conditioned upon the receipt by Nevada Power of an opinion from Jones, Day, Reavis & Pogue ("Jones Day") and the receipt by Sierra Pacific of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps") substantially to the effect that (i) the First Merger will be a tax-free transaction under the Code and that Sierra Pacific, LAKE Merger Sub and the stockholders of Sierra Pacific who exchange their shares solely for the stock of Sierra Pacific will recognize no gain or loss for federal income tax purposes as a result of the consummation of the First Merger, and (ii) the Second Merger will be a tax-free reorganization under the Code and that Nevada Power, DESERT Merger Sub and the stockholders of Nevada Power who exchange their shares solely for the stock of Sierra Pacific will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Second Merger.

    Stockholders who elect to receive cash in connection with the Mergers may recognize taxable gains. Such gains will under most circumstances be treated as capital gains. Complicated rules, certain of which are summarized under "Material Federal Income Tax Consequences," apply for determining the character of any gains so recognized. See "The Mergers--Material Federal Income Tax Consequences."

    EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE MERGERS TO SUCH STOCKHOLDER UNDER FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE LAW.

AMENDMENT TO SIERRA PACIFIC RESTATED CHARTER

    Subject to the approval of the Sierra Pacific Shares Amendment by Sierra Pacific stockholders at the Sierra Pacific Special Meeting, the Sierra Pacific Restated Charter will be amended no later than the Effective Time of the Second Merger to increase the maximum number of authorized shares of Sierra Pacific Common Stock from 90,000,000 shares to 250,000,000 shares. See "Proposal for Shares Amendment," which includes the text of the proposed amendment.

THE SPECIAL MEETINGS

    NEVADA POWER. At the Nevada Power Special Meeting, the holders of Nevada Power Common Stock will be asked to consider and vote upon the proposal to adopt and approve the Merger Agreement.


    The Nevada Power Special Meeting is scheduled to be held at 3:00 p.m., local time, on October, 9, 1998, at the Riviera Hotel & Casino, Conference Center, 2901 Las Vegas Boulevard South, Las Vegas, Nevada and at any adjournment or postponement thereof. The Nevada Power Board has fixed the close of business on September 3, 1998 as the record date (the "Nevada Power Record Date") for the determination of holders of Nevada Power Common Stock entitled to notice of and to vote at the Nevada Power Special Meeting.


    THE NEVADA POWER BOARD, BY A UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT NEVADA POWER'S STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    SIERRA PACIFIC. At the Sierra Pacific Special Meeting, the holders of Sierra Pacific Common Stock will be asked to consider and vote upon proposals
(i) to approve the Merger Agreement, (ii) to approve the Share Issuance and
(iii) to approve the Shares Amendment.

    The Sierra Pacific Special Meeting is scheduled to be held at 9:00 a.m., local time, on October 9, 1998 at the Peppermill Hotel & Casino, 2707 South Virginia Street, Reno, Nevada and at any adjournment or postponement thereof. The Sierra Pacific Board has fixed the close of business on September 3, 1998 as the record date (the "Sierra Pacific Record Date") for the determination of holders of Sierra Pacific Common Stock entitled to notice of and to vote at the Sierra Pacific Special Meeting.


    THE SIERRA PACIFIC BOARD, BY A UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND THE SHARES AMENDMENT, AND RECOMMENDS THAT SIERRA PACIFIC'S STOCKHOLDERS VOTE (1) FOR APPROVAL OF THE MERGER AGREEMENT, (2) FOR APPROVAL OF THE SHARE ISSUANCE AND (3) FOR APPROVAL OF THE SHARES AMENDMENT.

REQUIRED VOTE


    NEVADA POWER. As provided under the Nevada General Corporation Law (the "NGCL"), the affirmative vote of a majority of the outstanding voting power entitled to be cast at the Nevada Power Special Meeting by the holders of outstanding shares of Nevada Power Common Stock is required to approve the Merger Agreement. Under the Nevada Power By-laws, the holders of a majority of the shares of Nevada Power Common Stock issued and outstanding on the Nevada Power Record Date must be present in person or represented by proxy at the Nevada Power Special meeting for a quorum to be present. On the Nevada Power Record Date, there were 51,264,965 shares of Nevada Power Common Stock outstanding and entitled to one vote per share. As of the Nevada Power Record Date, directors and executive officers of Nevada Power, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of Nevada Power Common Stock. No approval by the holders of outstanding preferred stock of Nevada Power is required to approve the Merger Agreement and such holders are not entitled to vote at the Nevada Power Special Meeting. See "The Special Meetings, Voting and Proxies--The Nevada Power Special Meeting."



    SIERRA PACIFIC. Under the NGCL, the Sierra Pacific Restated Charter, the Sierra Pacific By-laws and the rules of the NYSE, as applicable: (i) the affirmative vote of the holders of a majority of the outstanding shares of Sierra Pacific Common Stock is required for approval of the Merger Agreement and the Shares Amendment and (ii) the affirmative vote of the holders of a majority of the votes cast (provided that the total number of votes cast represents at least a majority of all outstanding shares of Sierra Pacific Common Stock entitled to vote thereon at the Sierra Pacific Special Meeting) is required for the approval of the Share Issuance. Under the Sierra Pacific By-laws, the holders of a majority of the shares of Sierra Pacific Common Stock outstanding on the Sierra Pacific Record Date must be present or represented by proxy at the Sierra Pacific Special Meeting for a quorum to be present. On the Sierra Pacific Record Date, there were 30,956,869 shares of Sierra Pacific Common Stock outstanding and entitled to one vote per share. As of the Sierra Pacific Record Date, directors and officers of Sierra Pacific, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of Sierra Pacific Common Stock. No approval by the holders of any class of securities of SPPC is required to approve the Merger Agreement, the Share Issuance or the Shares Amendment, and such holders are not entitled to vote at the Sierra Pacific Special Meeting. See "The Special Meetings, Voting and Proxies--The Sierra Pacific Special Meeting."

                SELECTED HISTORICAL AND UNAUDITED PRO FORMA DATA

    The summary below sets forth selected historical financial and market data and selected unaudited pro forma financial data. The financial data should be read in conjunction with the historical financial statements and related notes thereto of Nevada Power and Sierra Pacific, incorporated herein by reference, and in conjunction with the unaudited pro forma combined condensed financial statements and related notes thereto of Sierra Pacific included under "Unaudited Pro Forma Combined Condensed Financial Statements." The following data should be read in conjunction with the documents incorporated by reference herein.

HISTORICAL DATA

    The selected historical financial data of each of Nevada Power and Sierra Pacific as of December 31, 1997, 1996, 1995, 1994 and 1993 and for the five years ended December 31, 1997, set forth below, have been derived from audited financial statements. The selected historical financial data of Nevada Power and Sierra Pacific as of and for the six-month period ended June 30, 1998, set forth below, have been derived from unaudited financial statements and, in the opinion of management of the respective companies, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation for such periods. Due to the effect of seasonal fluctuations and other factors on the operations of Nevada Power and Sierra Pacific, financial results for the six-month period ended June 30, 1998 are not necessarily indicative of results for the year ended December 31, 1998.

                              NEVADA POWER COMPANY

                                                         SIX MONTHS                 YEARS ENDED DECEMBER 31,
                                                         ENDED JUNE   -----------------------------------------------------
                                                          30, 1998      1997       1996       1995       1994       1993
                                                         -----------  ---------  ---------  ---------  ---------  ---------
                                                                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Operating revenues...................................   $     364   $     799  $     805  $     750  $     764  $     652
  Income applicable to common stock....................          17          82         75         73         78         70
  Earnings per share-basic.............................        0.34        1.65       1.56       1.58       1.82       1.76
  Cash dividends declared per common share.............        0.80        1.60       1.60       1.60       1.60       1.60

BALANCE SHEET DATA (END OF PERIOD)
  Total assets.........................................   $   2,467   $   2,339  $   2,163  $   2,073  $   1,907  $   1,809
  Long-term debt (1)...................................         898         915        846        806        770        724
  Preferred stock:
    Not subject to mandatory redemption................           3           3          4          4          4          4
    Subject to mandatory redemption....................          --          --         38         38         38         38
  Company-obligated mandatorily redeemable preferred
    securities.........................................         119         119         --         --         --         --
  Book value per share.................................       16.19       16.54      16.40      16.25      16.12      15.56

                            SIERRA PACIFIC RESOURCES

                                                        SIX MONTHS                 YEARS ENDED DECEMBER 31,
                                                        ENDED JUNE   -----------------------------------------------------
                                                         30, 1998      1997       1996       1995       1994       1993
                                                        -----------  ---------  ---------  ---------  ---------  ---------
                                                                 (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Operating revenues..................................   $     356   $     663  $     628  $     606  $     626  $     528
  Income applicable to common stock...................          37          74         67         58         52         45
  Earnings per share-basic............................        1.19        2.41       2.19       1.95       1.79       1.67
  Earnings per share-diluted..........................        1.19        2.40       2.19       1.95       1.79       1.67
  Cash dividends declared per common share............        0.65        1.24       1.18       1.12       1.12       1.12

BALANCE SHEET DATA (END OF PERIOD)
  Total assets........................................   $   1,950   $   1,936  $   1,869  $   1,757  $   1,633  $   1,609
  Long-term debt (1)..................................         623         638        663        584        573        559
  Preferred stock:
    Not subject to mandatory redemption...............          73          73         73         73         73         73
    Subject to mandatory redemption...................          --          --         --         20         27         34
    Company-obligated mandatorily redeemable preferred
      securities......................................          49          49         49         --         --         --
  Book value per share................................       21.05       20.49      19.30      18.13      17.30      16.88

------------------------

(1) Includes current portion of long-term debt.

UNAUDITED PRO FORMA DATA

    The following unaudited pro forma financial data give effect to the Mergers. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the dates as of which, or at the beginning of the period for which, the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Combined Condensed Financial Statements."

                                                                                 SIX MONTHS ENDED     YEAR ENDED
                                                                                     JUNE 30,        DECEMBER 31,
                                                                                       1998              1997
                                                                                -------------------  -------------
                                                                                   (MILLIONS OF DOLLARS, EXCEPT
                                                                                  PER SHARE AMOUNTS AND RATIOS)
PRO FORMA INCOME STATEMENT DATA
  Operating revenues..........................................................       $     720         $   1,462
  Income applicable to common stock...........................................              37               123
  Earnings per share--basic...................................................            0.47              1.60

PRO FORMA BALANCE SHEET DATA (END OF PERIOD)
  Total assets................................................................           4,795                --
  Long-term debt (1)..........................................................           1,981                --
    Preferred stock: not subject to mandatory redemption......................              73                --
    Preferred securities: subject to mandatory redemption.....................             167                --
  Book value per share........................................................           18.68                --

                                                          PRO FORMA PER SHARE DATA     HISTORICAL PER SHARE DATA
                                                        ----------------------------  ----------------------------
                                                         SIX MONTHS     YEAR ENDED     SIX MONTHS     YEAR ENDED
                                                         ENDED JUNE    DECEMBER 31,    ENDED JUNE    DECEMBER 31,
                                                          30, 1998         1997         30, 1998         1997
                                                        -------------  -------------  -------------  -------------
                                                        (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
COMBINED COMPANY
Earnings per share....................................    $    0.47      $    1.60             --             --
Cash dividends declared per common share..............         0.50           1.00             --             --
Book value per share (end of period)..................        18.68          18.71             --             --

NEVADA POWER
Earnings per share....................................         0.47           1.60      $    0.34      $    1.65
Cash dividends declared per common share..............         0.50           1.00           0.80           1.60
Book value per share (end of period)..................        18.68          18.71          16.19          16.54

SIERRA PACIFIC
Earnings per share....................................         0.68           2.30           1.19           2.41
Cash dividends declared per common share..............         0.72           1.44           0.65           1.24
Book value per share (end of period)..................        26.90          26.94          21.05          20.49

------------------------

(1) Includes amounts due within one year and sinking fund requirements

COMPARATIVE MARKET PRICES AND DIVIDENDS

    The Nevada Power Common Stock and the Sierra Pacific Common Stock are traded on the NYSE. The Nevada Power Common Stock is also traded on the PE. The following table sets forth, for the periods indicated, the high and low sales prices of Nevada Power Common Stock and Sierra Pacific Common Stock as reported on the NYSE Composite Tape and dividends declared.


                                                                        NEVADA POWER                 SIERRA PACIFIC RESOURCES
                                                              ---------------------------------  ---------------------------------
                                                                HIGH        LOW      DIVIDENDS     HIGH        LOW      DIVIDENDS
                                                              ---------  ---------  -----------  ---------  ---------  -----------
1995
First Quarter...............................................  21 3/8     19 1/4      $    0.40   20 1/8     18 1/8      $    0.28
Second Quarter..............................................  21 1/4     19 5/8           0.40   20 7/8     18 1/2           0.28
Third Quarter...............................................  22 1/2     19 1/8           0.40   21 5/8     20 1/8           0.28
Fourth Quarter..............................................  22 7/8     20 7/8           0.40   23 5/8     21 1/8           0.28

1996
First Quarter...............................................  22 7/8     21 1/8           0.40   25 1/8     22 5/8          0.295
Second Quarter..............................................  22         19 3/4           0.40   25 3/4     23 3/8          0.295
Third Quarter...............................................  21 3/4     19 7/8           0.40   26 3/4     24 3/8          0.295
Fourth Quarter..............................................  20 7/8     20               0.40   29 1/8     25 3/4          0.295

1997
First Quarter...............................................  20 25/32   19 3/4           0.40   29 3/4     27 7/8           0.31
Second Quarter..............................................  21 1/2     19 3/8           0.40   32         28               0.31
Third Quarter...............................................  22 3/16    20 5/8           0.40   32 7/8     31 13/16         0.31
Fourth Quarter..............................................  27 5/8     20 5/8           0.40   37 9/16    30 1/8           0.31

1998
First Quarter...............................................  26 3/4     24 1/2           0.40   37 7/8     34 3/4          0.325
Second Quarter..............................................  26 15/16   22 3/16          0.40(a) 38        32 3/8          0.325
Third Quarter (through September 2, 1998)...................  26 3/16    23 1/16          0.40(a) 37 1/8    34 7/16         0.325


------------------------

(a) The Nevada Power Board has determined that commencing with the November 1998 quarterly dividend, the quarterly dividend, if and when declared, will be $0.25 per share.

                     RISK FACTORS AND OTHER CONSIDERATIONS

    STOCKHOLDERS OF NEVADA POWER AND STOCKHOLDERS OF SIERRA PACIFIC SHOULD CONSIDER CAREFULLY ALL THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE FOLLOWING MATTERS:

RISKS RELATED TO THE MERGER

    EFFECT OF STOCK PRICE FLUCTUATIONS; DELAY IN MAKING STOCK OR CASH
ELECTION. Although stockholders will have an election to exchange their Nevada Power Common Stock or Sierra Pacific Common Stock, as the case may be, for EITHER cash OR stock, the opportunity to make that election will not occur at the time of the stockholder vote on the Mergers, but rather will occur shortly before the Effective Time of the Mergers, after all necessary regulatory approvals have been obtained. The cash price per share to be paid for surrendered shares is fixed at $26.00 for shares of Nevada Power Common Stock and $37.55 for shares of Sierra Pacific Common Stock. These prices will not be adjusted based on changes in market prices or any other factor. Likewise, the exchange ratios are fixed. Each share of Nevada Power Common Stock to be exchanged for stock will be exchanged for one share of Sierra Pacific Common Stock and each share of Sierra Pacific Common Stock to be exchanged for stock will be exchanged for 1.44 shares of Sierra Pacific Common Stock. These exchange ratios will not be adjusted based on changes in market prices or any other factor.


    On April 29, 1998, the last trading day before public announcement of the Mergers, (i) the high, low and closing sales prices per share of Nevada Power Common Stock were $24.438, $23.875 and $24.25, respectively, as reported on the NYSE Composite Transactions Tape, and (ii) the high, low and closing sales prices per share of Sierra Pacific Common Stock were $34.50, $34.375 and $34.438, respectively, as reported on the NYSE Composite Transactions Tape. On September 2, 1998, the most recent date for which it was practicable to obtain market price data, the high, low and closing sales prices per share of Nevada Power Common Stock were $25.375, $24.4375 and $25.3125, respectively, as reported on the NYSE Composite Transactions Tape, and (ii) the high, low and closing sales prices per share of Sierra Pacific Common Stock were $36.4375, $35.6875 and $35.875, respectively, as reported on the NYSE Composite Transactions Tape. Stockholders are urged to obtain current market quotations for Nevada Power Common Stock and Sierra Pacific Common Stock.


    In the period from the time of the stockholders' action on the proposed Mergers at the Special Meetings until the time for making elections just prior to consummation of the Mergers, which may be as long as nine months to one year, the market value of the Nevada Power Common Stock and/or Sierra Pacific Common Stock may fluctuate and the relative prices of shares of Nevada Power Common Stock and/or Sierra Pacific Common Stock at the Effective Time of the Mergers may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date of the Special Meetings. These variances may be due to changes in the businesses, operations, results and prospects of Nevada Power or Sierra Pacific, market assessments of the likelihood that the Merger will be consummated and the timing thereof, the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulatory agencies in connection with or following consummation of the Mergers, general market and economic conditions, and other factors.

    For example, between April 29, 1997 and April 29, 1998, as reported on the NYSE Composite Transactions Tape, the closing sales price of the Nevada Power Common Stock has ranged from a high of $27.25 to a low of $19.875 and the closing sales price of the Sierra Pacific Common Stock during the same period has ranged from a high of $38 to a low of $28.375. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market or liquidity of the Nevada Power Common Stock or the Sierra Pacific Common Stock.

    There can be no assurance as to the market price of the Sierra Pacific Common Stock immediately after the Effective Time of the Mergers and therefore there is no assurance as to the value of the Nevada

Power Stock Consideration or the Sierra Pacific Stock Consideration. The value of the stock consideration may be significantly higher or lower than the value of the Nevada Power Cash Consideration or the Sierra Pacific Cash Consideration. See "Selected Historical and Pro Forma Data--Comparative Market Prices and Dividends."

    Because the total number of shares of Nevada Power Common Stock and the total number of shares of Sierra Pacific Common Stock to be exchanged for cash are each fixed, stockholders may not receive all of the cash or all of the stock that they elect. If the market price per share of the Nevada Power Common Stock at the time stockholders are making their elections exceeds the Nevada Power Cash Consideration ($26.00) or the market price per share of the Sierra Pacific Common Stock at such time exceeds the Sierra Pacific Cash Consideration ($37.55), it is likely that more stockholders will elect to receive stock (I.E., the Nevada Power Stock Consideration or the Sierra Pacific Stock Consideration), as the case may be. To the extent more stockholders elect to receive stock because of the market price of the Nevada Power Common Stock or the Sierra Pacific Common Stock or otherwise, it is likely that the allocation formula provided in the Merger Agreement will result in those stockholders nevertheless receiving cash for a portion of their Nevada Power Common Stock or Sierra Pacific Common Stock.

    INCREASED LEVERAGE. It is currently anticipated that the full amount of the $460 million necessary to fund the total of the Nevada Power Cash Consideration and the Sierra Pacific Cash Consideration will be financed at the Sierra Pacific holding company level through external sources. Sources of financing being considered include, but are not limited to, commercial banks, investment banks, institutional lenders and the public securities markets. Management of Sierra Pacific and Nevada Power believe that Sierra Pacific will have access to many sources and types of short-term and long-term capital at reasonable rates. There can be no assurance that such financings will be on favorable terms. The terms of such financings may contain covenants that adversely affect the financial condition and flexibility of the combined company. It is not anticipated that any debt will be retired by Nevada Power, Sierra Pacific or SPPC in connection with the Mergers. As a result of the proposed financing and as shown in the Pro Forma Combined Condensed Balance Sheets and under the heading "Unaudited Pro Forma Combined Condensed Financial Statements," the consolidated capitalization of Sierra Pacific after the Mergers will consist of approximately 39.5% common equity and 60.5% long-term debt and preferred stock. After the proposed financing is completed, total long term debt will amount to approximately $1,997 million or 54% of total capitalization. See "Merger Related Financing."

    UNCERTAINTIES IN INTEGRATING THE COMPANIES AND ACHIEVING COST
SAVINGS. Nevada Power and Sierra Pacific have entered into the Merger Agreement with the expectation that the Mergers will result in certain benefits, including, without limitation, cost savings, operating efficiencies, cost avoidances and other synergies. See "The Merger--Reasons for the Merger" and "--Recommendations of the Boards of Directors." Achieving the benefits of the Mergers will depend in substantial part upon the receipt of timely and favorable regulatory approvals (see "Necessity of Receiving Governmental Approvals Prior to the Merger" below) and upon the successful integration of the businesses of Nevada Power and Sierra Pacific in an efficient manner, and there can be no assurance that this will occur. The consolidation of operations will require substantial attention from management. Any diversion of management's attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the combined company. There can be no assurance that the combined company will realize any of the anticipated benefits of the Merger. For a discussion of other factors and assumptions related to the synergy estimates, see "The Merger--Reasons for the Merger" and "--Recommendations of the Boards of Directors."

    DILUTION OR ACCRETION. Nevada Power anticipates that the transactions contemplated by the Mergers will not result in dilution in earnings per share to current holders of Nevada Power Common Stock. Sierra Pacific anticipates that the transactions will not result in dilution in earnings per share to current holders of Sierra Pacific Common Stock. Estimates of dilution have been made without taking into account any of the anticipated Mergers synergies referred to in the preceding heading.

    NECESSITY OF RECEIVING GOVERNMENTAL APPROVALS PRIOR TO THE MERGER. The approval of the SEC under the 1935 Act, of the Federal Energy Regulatory Commission (the "FERC") under the Federal Power Act and of the Public Utilities Commission of Nevada ("PUCN") under applicable state law, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are required in order to consummate the Mergers.

    Under the Merger Agreement, Nevada Power and Sierra Pacific have agreed to use all reasonable efforts to obtain all governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Mergers or to have conditions imposed upon the receipt of necessary approvals. While Nevada Power and Sierra Pacific believe that they will receive the requisite regulatory approvals for the Mergers, there can be no assurance as to the timing of such approvals or their ability to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Mergers that final orders approving the Mergers be obtained from the federal and state commissions on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of Nevada Power or Sierra Pacific and their respective subsidiaries taken as a whole, or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Mergers. Further, there can be no assurance that such approvals will not contain conditions or limitations that will adversely affect the ability of the combined company to achieve estimated cost savings and cost avoidances. See "Regulatory Matters."

    REFINANCING OF SECURITIES. The Merger Agreement provides that all outstanding shares of Nevada Power Preferred Stock (approximately $3.68 million in redemption amount) must be redeemed or otherwise retired prior to the consummation of the Mergers. The Nevada Power Preferred Stock is redeemable at a price of $21.00 per share for the 5.20% series and the 5.40% series and a price of $20.25 per share for the 4.70% series at any time upon 30 days notice to the holders. Nevada Power has not determined when or how it will retire the Nevada Power Preferred Stock. All other securities of Nevada Power outstanding at the time the Mergers are consummated will be assumed by the Surviving Corporation without the need for any consent or approval of the holders thereof. In the case of certain securities issued for the benefit of Nevada Power, the interest on which is exempt from federal income taxation ($541 million outstanding), Nevada Power must receive an opinion of nationally recognized bond counsel that the Mergers will not have an adverse affect on such tax exemption. Nevada Power will seek such opinions where required. In the event such opinions cannot be obtained, it may be necessary to redeem or otherwise retire and refinance such securities. If it should be necessary for Nevada Power to retire any of the tax exempt securities, Nevada Power anticipates that it would, subject to approval from the PUCN, issue taxable securities of similar maturities and use the proceeds to retire the required amount of existing tax exempt securities. Depending on market conditions, the interest cost of refunding securities could be significantly higher than the interest cost of the current tax exempt securities. Nevada Power believes it would have access to the capital markets to effect such refinancing on reasonable terms.

    None of the securities of SPPC, including its first mortgage bonds, junior subordinated debentures, SPPC Preferred Stock or SPPC Class A Preferred Stock will be affected by the Mergers and all such securities will remain outstanding and unchanged. No approval of the holders of any security of SPPC is required as a condition to consummation of the Mergers.

    NECESSITY OF RECEIVING THIRD PARTY CONSENTS. As a result of the Mergers, all contractual and other obligations and rights of Nevada Power will be assumed by or transferred to the Surviving Corporation by operation of law. Notwithstanding such assumption or transfer by operation of law, certain of Nevada Power's agreements or arrangements (such as those relating to its joint power projects, environmental permits, interconnection agreements, power purchase and sales agreements, transmission agreements, loan agreements, franchise agreements, easements and rights of way and similar instruments) may by their terms require the consent of the other party or parties to such agreement or arrangement. It is a condition to the consummation of the Mergers that Nevada Power have obtained all such approvals, the absence of which would be material to the continued operation of the Surviving Corporation. Nevada Power has agreed to use its best efforts to obtain all required consents or approvals, but no assurance can be made that it will be able to do so. See "The Merger Agreement--Conditions to Consummation of the Mergers."

    INTERESTS OF CERTAIN PERSONS IN THE MERGERS. In considering the recommendations by the Nevada Power Board and the Sierra Pacific Board, stockholders of Nevada Power and Sierra Pacific should be aware that certain directors or officers of Nevada Power and Sierra Pacific may have interests that may be deemed to be conflicts of interest with respect to the Mergers. Such interests, which are set forth below, together with other relevant factors, were considered by the Nevada Power Board and the Sierra Pacific Board, as applicable, in approving the Merger Agreement.

    DIRECTORSHIPS. The Merger Agreement provides that the Sierra Pacific Board will, upon consummation of the Mergers, consist of 14 members, with seven to be selected by Nevada Power and seven to be selected by Sierra Pacific. See "The Mergers--Interests of Certain Persons in the Mergers--Board of Directors." Except for Mr. Niggli and Mr. Malquist, the persons to be so selected have not yet been identified.

    EMPLOYMENT AGREEMENTS. Sierra Pacific has entered into employment agreements with Mr. Niggli and Mr. Malquist (the "Employment Agreements"), which are to become effective at the Effective Time of the Second Merger. See "The Mergers--Interests of Certain Persons in the Mergers--Employment Agreements" and "Sierra Pacific Following the Mergers--Management of Sierra Pacific After the Mergers."

    NEVADA POWER ARRANGEMENTS. The executive officers of Nevada Power have each entered into an employment agreement with Nevada Power with a term ending in 2001 which provides for severance benefits upon termination if, during the term of the agreement, Nevada Power terminates the employment of the executive officer for reasons other than cause (as defined in such employment agreement), death or disability or the executive officer terminates his or her employment for good reason (as defined in such employment agreement). Under such agreements, the term of each agreement is extended in the event of a change in control, which includes the announcement of the signing of the Merger Agreement as well as the consummation of the Mergers. See "The Mergers--Employee Plans and Severance Arrangements-- Nevada Power."

    Certain employees, including executive officers of Nevada Power, are eligible to participate in the annual incentive plans, 1993 Long-Term Incentive Plan and Supplemental Executive Retirement Plan of Nevada Power. The consummation of the Mergers will constitute a change in control under such plans. Participants will be entitled to payments in certain cases following the change in control as described under "The Mergers--Employee Plans and Severance Arrangements--Nevada Power."

    Substantially all employees of Nevada Power, other than executive officers, are covered under Nevada Power's Severance Allowance Plan, which provides change in control severance benefits upon termination following a change in control. A change in control (as defined in the Severance Allowance Plan) will result upon the consummation of the Mergers. Except to the extent the Severance Allowance Plan is modified, as permitted by its terms, participants in the Severance Allowance Plan will be entitled to benefits in certain cases as described under "The Mergers--Employee Plans and Severance Arrangements--Nevada Power."

    SIERRA PACIFIC ARRANGEMENTS. Sierra Pacific has entered into change in control agreements (the "Sierra Pacific Change in Control Agreements") with eleven key executives. The Sierra Pacific Change in Control Agreements provide that upon termination of any such executive's employment generally within 24 months following a change in control of Sierra Pacific (as defined in each agreement) either (i) by Sierra Pacific for reasons other than cause (as defined in each agreement), death or disability or (ii) by the executives for good reason (as defined in each agreement), the executive will receive certain payments and benefits, including vesting of or accelerated payment of benefits under certain Sierra Pacific employee benefit plans.

Consummation of the Mergers will constitute a "change in control" under the Sierra Pacific Change in Control Agreements. See "The Mergers--Employee Plans and Severance Arrangements--Sierra Pacific."

    INDEMNIFICATION. The parties have agreed in the Merger Agreement that Sierra Pacific and the Surviving Corporation (i) will indemnify, to the fullest extent permitted by applicable law, the present and former officers, directors and employees of each of the parties to the Merger Agreement or any of their subsidiaries against certain liabilities arising out of actions or omissions occurring at or prior to the Effective Time of the Second Merger that arise from or are based on such service as an officer, director or employee or that are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement and (ii) will maintain policies of directors' and officers' liability insurance for a period of not less than six years after the Effective Time of the Second Merger. See "The Mergers--Interests of Certain Persons in the Mergers--Indemnification" and "The Merger Agreement--Indemnification."

RISKS RELATED TO THE BUSINESS AND OPERATIONS OF NEVADA POWER
  AND SIERRA PACIFIC

    COMPETITIVE AND REGULATORY CONDITIONS. The Mergers will combine two companies that share a common regulatory environment as well as a number of factors currently affecting certain electric utilities, including deregulation and increased competition. The electric utility industry has been undergoing dramatic structural change for several years, becoming increasingly competitive. This evolution is due to, among other things, the Energy Policy Act of 1992 and the issuance by FERC in 1996 of certain orders which have further opened the transmission systems of electric utilities to use by third parties. In Nevada, industry restructuring is expected to include retail customer choice of electric supplier by 2000. In California, retail customer choice became effective in 1998. Both Nevada Power and Sierra Pacific are experiencing a rapid rate of growth in customers and demand which requires the construction and financing of additional facilities. As a result of the Mergers, these factors may affect the combined company to a greater degree than would be the case for either Nevada Power or Sierra Pacific on a stand-alone basis.

    DIVESTITURE OF GENERATION. As part of the proposal to the PUCN for approval of the Mergers, Nevada Power and Sierra Pacific have proposed that they each sell all their existing generating capacity. Upon such sales, Nevada Power and SPPC would no longer be responsible for providing adequate generating capacity except possibly in limited circumstances as the "provider of last resort." The uncertainties surrounding divestiture include the price that generation assets will bring, the regulatory treatment of any gain or loss from the sale of assets and the ability to effectively use the proceeds of sales in the companies' businesses. No assurance can be given that the divestiture of generating facilities will be successful or that Nevada Power or SPPC would not experience operating or other business difficulties following such divestiture.

    ENVIRONMENTAL MATTERS. Nevada Power's and SPPC are subject to regulation by federal, state and local authorities with regard to air and water-quality control and other environmental matters. The companies do not believe that combining their operations would materially increase their exposure to environmental liabilities.

                    THE SPECIAL MEETINGS, VOTING AND PROXIES

    This Joint Proxy Statement/Prospectus is being furnished to the holders of Nevada Power Common Stock in connection with the solicitation of proxies by the Nevada Power Board from the holders of Nevada Power Common Stock for use at the Nevada Power Special Meeting and the holders of Sierra Pacific Common Stock in connection with the solicitation of proxies by the Sierra Pacific Board from the holders of Sierra Pacific Common Stock for use at the Sierra Pacific Special Meeting.

THE NEVADA POWER SPECIAL MEETING


    PURPOSE; TIME AND PLACE. The Nevada Power Special Meeting is scheduled to be held on October 9, 1998, at 3:00 p.m., local time, at the Riviera Hotel & Casino, Conference Center, 2901 Las Vegas Boulevard South, Las Vegas, Nevada and at any adjournment or postponement thereof. The purpose of the Nevada Power Special Meeting is to consider and vote upon a proposal to approve the Merger Agreement.


    THE NEVADA POWER BOARD, BY UNANIMOUS VOTE, HAS ADOPTED AND APPROVED THE MERGER AGREEMENT, AND RECOMMENDS THAT NEVADA POWER STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    Certain members of the Nevada Power Board will become directors and/or employees of Sierra Pacific following consummation of the Mergers and/or may become entitled to severance benefits or vesting or acceleration of payment of other benefits as a result of execution of the Merger Agreement or consummation of the Mergers. Therefore, such directors and officers have interests in the Merger Agreement that are in addition to the interests of stockholders of Nevada Power generally and that could potentially represent conflicts of interest. The Nevada Power Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement.


    RECORD DATE; VOTING RIGHTS. Holders of record of shares of Nevada Power Common Stock at the close of business on September 3, 1998, the Nevada Power Record Date, will be entitled to notice of and to vote at the Nevada Power Special Meeting. As of the Nevada Power Record Date, 51,264,965 shares of Nevada Power Common Stock were issued and outstanding and entitled to vote. Each outstanding share of Nevada Power Common Stock is entitled to one vote upon each matter presented at the Nevada Power Special Meeting.


    QUORUM. The holders of a majority of the shares of Nevada Power Common Stock issued and outstanding must be present in person or represented by proxy at the Nevada Power Special Meeting for a quorum to be present. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum.

    REQUIRED VOTE. The affirmative vote of a majority of the outstanding voting power entitled to be cast by the holders of the shares of Nevada Power Common Stock is required for approval of the Merger Agreement. Abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement. Any other matter properly brought before the Nevada Power Special Meeting (including any proposal by the Nevada Power Board to postpone or adjourn the Nevada Power Special Meeting) will be approved if a majority of the votes cast are in favor of such matter. Abstentions and broker non-votes will not be counted as votes cast on any such other matter. The directors and executive officers of Nevada Power, together with their affiliates as a group, own beneficially less than 1% of the issued and outstanding shares of Nevada Power Common Stock. No person holds of record or, to the knowledge of Nevada Power, owns beneficially more than 5% of the outstanding Nevada Power Common Stock.

    PROXIES. Holders of Nevada Power Common Stock may vote either in person or by properly executed proxy. The total number of shares represented by individual proxies includes shares, if any, owned by stockholders and credited to their accounts under Nevada Power's Stock Purchase and Dividend Reinvestment Plan. Each participant in the Nevada Power 401(k) savings plan will be provided with a proxy which will enable the participant to instruct the trustee of such plan how to vote the shares of Nevada Power Common Stock held in any account of such participant. If no instructions are received by the trustee, the trustee can vote participant shares according to its sole discretion, or refrain from voting. By completing and returning the form of proxy, a Nevada Power stockholder authorizes the persons named therein to vote all the Nevada Power stockholder's shares on his or her behalf. All completed Nevada Power proxies returned will be voted in accordance with the instructions indicated on such proxies. If no instructions are given, the Nevada Power proxies will be voted FOR approval of the Merger Agreement and FOR any proposal to postpone or adjourn the Nevada Power Special Meeting, if proposed by the Nevada Power Board. In addition, the persons designated in such proxies will have discretion to vote on any other matter incident to the conduct of the Nevada Power Special Meeting.

    A Nevada Power proxy may be revoked by voting in person at the Nevada Power Special Meeting, by written notice to the Corporate Secretary of Nevada Power, or by delivery of a later-dated proxy to Nevada Power's Corporate Secretary, in each case prior to the voting at the Nevada Power Special Meeting. Attendance at the Nevada Power Special Meeting will not in itself constitute revocation of a proxy.

    Nevada Power will bear the cost of the solicitation of proxies for the Nevada Power Special Meeting, except that Nevada Power and Sierra Pacific shall share equally expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus. See "The Merger Agreement--Expenses." Proxies may be solicited by certain officers and employees of Nevada Power or its subsidiaries by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries. Nevada Power has retained INNISFREE M&A Incorporated to assist in the solicitation of proxies from Nevada Power stockholders, including brokers' accounts, at a fee for such services of $25,000 and reasonable out-of-pocket expenses.

    IN CONNECTION WITH THE NEVADA POWER SPECIAL MEETING, HOLDERS OF NEVADA POWER COMMON STOCK SHOULD NOT SEND TO NEVADA POWER ANY SHARE CERTIFICATE WITH THEIR PROXY CARDS.

    The Nevada Power Special Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

THE SIERRA PACIFIC SPECIAL MEETING


    PURPOSE; TIME AND PLACE. This Joint Proxy Statement/Prospectus is being furnished to holders of Sierra Pacific Common Stock in connection with the solicitation of proxies by the Sierra Pacific Board for use at the Sierra Pacific Special Meeting to be held at 9:00 a.m., local time, on October 9, 1998, at the Peppermill Hotel & Casino, 2707 South Virginia Street, Reno, Nevada, and any adjournment or postponement thereof.


    At the Sierra Pacific Special Meeting, the stockholders of Sierra Pacific will be asked to consider and vote upon a proposal to approve the Merger Agreement, the Share Issuance and the Shares Amendment. Stockholders of Sierra Pacific will also be asked to consider and vote upon all other matters as may properly be brought before the Sierra Pacific Special Meeting.

    The Sierra Pacific Board has unanimously determined that the Mergers and the Share Issuance are in the best interests of Sierra Pacific and its stockholders and has approved the Merger Agreement. THE SIERRA PACIFIC BOARD RECOMMENDS THAT THE STOCKHOLDERS OF SIERRA PACIFIC VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AND THE SHARE ISSUANCE AT THE SIERRA PACIFIC SPECIAL MEETING. IN ADDITION, THE SIERRA PACIFIC BOARD RECOMMENDS THAT THE STOCKHOLDERS OF SIERRA PACIFIC VOTE IN FAVOR OF APPROVAL OF THE SHARES AMENDMENT. See "The Mergers--Reasons for the Mergers," and "Recommendations of the Boards of Directors." For a discussion of the interests that certain directors and executive officers of Sierra Pacific have with respect to the Mergers in addition to their interests as stockholders of Sierra Pacific generally, see "The Mergers--Interests of Certain Persons in the Mergers." Such interests, together with other relevant factors, were considered by the Sierra Pacific Board in making its recommendation and approving the Merger Agreement.


    RECORD DATE; VOTING RIGHTS. Only holders of record of Sierra Pacific Common Stock at the close of business on the Sierra Pacific Record Date, September 3, 1998, are entitled to receive notice of the Sierra Pacific Special Meeting. All record holders of Sierra Pacific Common Stock on the date of the Sierra Pacific Special Meeting are entitled to vote at the Sierra Pacific Special Meeting. On the Sierra Pacific Record Date, there were outstanding 30,956,869 shares of Sierra Pacific Common Stock held by 21,039 registered holders. Each such share entitles the registered holder thereof to one vote.


    QUORUM. The holders of a majority of the shares of Sierra Pacific Common Stock issued and outstanding must be present in person or represented by proxy at the Sierra Pacific Special Meeting in order for a quorum to be present. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.


    REQUIRED VOTE. Approval of the Merger Agreement at the Sierra Pacific Special Meeting requires the affirmative vote of the holders of a majority of the outstanding voting power of Sierra Pacific Common Stock. Approval of the Share Issuance at the Sierra Pacific Special Meeting requires the affirmative vote of the holders of a majority of the outstanding voting power cast on the Share Issuance; PROVIDED, HOWEVER, that the total number of votes cast on the proposal represents at least a majority of the outstanding voting power of Sierra Pacific Common Stock entitled to vote thereon at the Sierra Pacific Special Meeting. Approval of the Shares Amendment requires the affirmative vote of the holders of a majority of the outstanding voting power of Sierra Pacific Common Stock. Abstentions and broker non-votes will have the same effect as votes cast against the Merger Agreement and the Shares Amendment. Abstentions and broker non-votes will not have the effect of votes cast against the Share Issuance. Any other matter properly brought before the Sierra Pacific Special Meeting (including any proposal by the Sierra Pacific Board to postpone or adjourn the Sierra Pacific Special Meeting) will be approved if a majority of the votes cast are in favor of such matter. Abstentions and broker non-votes will not be counted as votes cast on any such other matter. As of the Sierra Pacific Record Date, directors and executive officers of Sierra Pacific and their affiliates were the beneficial owners in aggregate of approximately 178,683 of the shares of Sierra Pacific Common Stock then outstanding and eligible to vote. It is expected that all of such shares will be voted for approval of the Merger Agreement, the Share Issuance and the Shares Amendment.


    PROXIES. All shares of Sierra Pacific Common Stock represented by properly executed proxies that are received in time for the Sierra Pacific Special Meeting and that have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted in favor of the Merger Agreement, the Share Issuance, the Shares Amendment and any proposal to postpone or adjourn the Sierra Pacific Special Meeting, if proposed by the Sierra Pacific Board. In addition, the persons designated in such proxies will have discretion to vote on any other matters incident to the conduct of the Sierra Pacific Special Meeting.

    The grant of a proxy on the enclosed Sierra Pacific proxy card does not preclude a stockholder from voting in person at the Sierra Pacific Special Meeting. A stockholder may revoke a proxy at any time prior to its exercise by written notice to the Secretary of Sierra Pacific by sending a later-dated proxy or by revoking it in person at the Sierra Pacific Special Meeting. Attendance at the Sierra Pacific Special Meeting will not in and of itself constitute the revocation of a proxy.

    Sierra Pacific will bear the cost of solicitation of proxies from its stockholders, except that Nevada Power and Sierra Pacific intend to share equally the cost of preparing and printing this Joint Proxy Statement/Prospectus, including related filing fees. See "The Merger Agreement--Expenses." In addition to solicitation by mail, proxies may be solicited personally or by telephone by directors, officers and a few regular employees of Sierra Pacific. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons, and Sierra Pacific will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

    In addition, Sierra Pacific has retained MacKenzie Partners, Inc. to assist Sierra Pacific in the solicitation of proxies from stockholders in connection with the Sierra Pacific Special Meeting. MacKenzie Partners, Inc. will receive a fee of $10,000 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. Sierra Pacific has agreed to indemnify MacKenzie Partners, Inc. against certain liabilities arising out of or in connection with its engagement.

    IN CONNECTION WITH THE SIERRA PACIFIC SPECIAL MEETING, HOLDERS OF SIERRA PACIFIC COMMON STOCK SHOULD NOT SEND TO SIERRA PACIFIC ANY SHARE CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGERS

BACKGROUND OF THE MERGERS

    In recent years Nevada Power and Sierra Pacific have carefully followed developments in energy regulatory policies at the federal level and in Nevada and California that have substantially increased competition in the markets for wholesale and retail electricity. Both companies recognized that significant changes in the utility industry would result from these policy developments.

    Nevada Power management continued to develop plans to respond to such changes in the industry as they affected Nevada Power, and in September 1997 engaged PaineWebber to explore strategic alternatives, including possible business combinations. In strategic planning discussions held during 1997 and early 1998, Sierra Pacific's senior management reviewed the prospects for effective competition in view of ongoing electric deregulation and rapidly approaching competition for electric utilities. It concluded that industry restructuring and economic forces were likely to exert tremendous pressure on small and medium-sized electric utilities, making it difficult for them to compete as effectively as larger utilities. Further, Sierra Pacific's management concluded that Sierra Pacific's competitive position and growth prospects in this new environment would be significantly enhanced by increasing the scale of its operations, the size of its customer base, and by pursuing opportunities in carefully selected lines of business. Thus, growth of Sierra Pacific to increase service offerings, provide reasonable economies of scale, and leverage the talents of a talented and motivated work force became an important strategic focus of management.

    Management of Sierra Pacific continually reviewed public information concerning neighboring utilities in light of possible business combination transactions. From time to time, the chief executive officer of Sierra Pacific had conversations with chief executive officers of other utilities concerning the strategic direction of the utility industry and business combinations in general. Other than the unconsummated transaction with Washington Water Power Company in 1994, prior to the discussions with Nevada Power, Sierra Pacific had no material discussion concerning a business combination with any other company.

    As neighboring utilities in the same state, Nevada Power and Sierra Pacific's subsidiary, SPPC, have had a variety of working relationships at the utility level on a wide range of issues over many years. Mr. Higgins, former Chairman, President and Chief Executive Officer of Sierra Pacific and Mr. Lenzie, current Chairman and Chief Executive Officer of Nevada Power (who will retire upon consummation of the Mergers), had met each other numerous times at industry functions and had discussed a variety of issues over several years. On August 7 and 8, 1997, Mr. Higgins and Mr. Lenzie met to explore the potential advantages of some form of strategic alliance between Sierra Pacific and Nevada Power. Prior to that meeting, Nevada Power had had no material discussions with any other company concerning a possible business combination. However, no agreement to continue discussions between the companies was reached. In October 1997, after PaineWebber was engaged by Nevada Power to explore strategic alternatives, Mr. Higgins approached PaineWebber concerning a potential business combination between Sierra Pacific and Nevada Power.

    For several years Nevada Power management has been studying the strategic direction of Nevada Power particularly in light of the financial and operational demands placed on the company by the high rate of growth in its service territory. As part of that process, PaineWebber made a presentation to the Nevada Power Board at its January 8, 1998 meeting regarding Nevada Power's strategic alternatives, including a potential business combination with Sierra Pacific. After this presentation, Nevada Power had no material discussions with any other company concerning a possible business combination.

    On January 13, 1998, Mr. Niggli was elected President and Chief Operating Officer of Nevada Power. On January 14, 1998, Mr. Malquist was elected President and Chief Executive Officer of Sierra Pacific and SPPC, succeeding Mr. Higgins who resigned from Sierra Pacific and SPPC in January 1998.

    On January 16, 1998, Mr. Malquist contacted Mr. Niggli to offer his congratulations on Mr. Niggli's recent election as President and Chief Operating Officer of Nevada Power. During the ensuing discussion, Messrs. Niggli and Malquist discussed the opportunities present in a newly restructured electric utility market, the similarity in size and operations of Nevada Power and Sierra Pacific and their shared vision of establishing a premier distribution, transmission and energy services company in Nevada.

    As part of its review of strategic alternatives, PaineWebber developed a proposed structure and preliminary terms for a business combination with Sierra Pacific that was presented to senior management of Nevada Power on February 9, 1998. During February 1998, Messrs. Niggli and Malquist talked again about their shared visions for Nevada Power and Sierra Pacific and senior management of each company began to discuss the potential benefits of a possible business combination. The Nevada Power Board was advised of these discussions at its regularly scheduled meeting held on February 12, 1998.

    The Sierra Pacific Board was advised of these discussions at its regularly scheduled meeting held on February 23, 1998. At such meeting, Sierra Pacific's senior management also discussed its strategic conclusions with the Sierra Pacific Board. Nevada Power was identified as the prime candidate to provide the growth previously determined to be essential to stockholder value in the rapidly changing utility industry. Following this presentation and the report of executive conversations, the Sierra Pacific Board authorized management to evaluate the prospects of various strategic alliances with Nevada Power.

    On March 2, 1998, a meeting was scheduled for March 5 and 6 in San Francisco between Nevada Power and Sierra Pacific along with representatives of PaineWebber and SG Barr Devlin. At the meeting, discussions were held regarding a proposal of Nevada Power that called for a total of $695 million of cash financed with debt to be distributed as merger consideration to stockholders of both companies. Based on a market for market transaction, this would have resulted in the ownership and cash distribution being divided 53% Nevada Power and 47% Sierra Pacific.

    As a result, March 10, 1998, Sierra Pacific and Nevada Power entered into a confidentiality agreement pursuant to which they agreed to exchange non-public information.

    Throughout early March 1998 there were further discussions, involving Messrs. Malquist and Niggli and Mr. Steven C. Oldham, Vice President of Transmission and Strategic Development of Sierra Pacific, Mr. Mark A. Ruelle, Senior Vice President, Chief Financial Officer and Treasurer of Sierra Pacific, and Mr. Steven W. Rigazio, Vice President, Finance and Planning, Treasurer and Chief Financial Officer of Nevada Power, in order to establish a basis for combining the business and operations of the two companies. The history of the two companies was discussed, as well as the possibility of a business combination structured as a "merger of equals." Representatives from SG Barr Devlin and PaineWebber participated in these discussions. The parties identified competitive positioning, potential synergies and regulatory treatment as significant issues to be explored, and identified other significant points to be agreed upon, including company valuation, dividend policies, combination structure, management and board composition and headquarters location.

    On March 12, 1998, at a meeting of the Nevada Power Board, Nevada Power's senior management and representatives of PaineWebber made a detailed presentation to the Nevada Power Board with regard to the potential "merger of equals" business combination with Sierra Pacific. Also present at the meeting were representatives of Jones Day, Nevada Power's legal advisor. At that meeting, PaineWebber gave a detailed presentation of a possible business combination structure, the relative market valuations of the companies, the proposed use of debt to finance the payment of cash as part of the merger consideration and other matters. Mr. Niggli reported the preliminary discussions concerning governance issues such as board size, headquarters location and senior management composition. At the conclusion of the meeting, the Nevada Power Board gave management authorization to continue to explore the possible combination with Sierra Pacific.

    On March 13, 1998, at a meeting of the Sierra Pacific Board, Sierra Pacific's senior management and representatives of SG Barr Devlin briefed the Sierra Board with regard to a potential "merger of equals" business combination with Nevada Power. The Sierra Pacific Board authorized Mr. Malquist and Mr. Oldham to continue discussions with Nevada Power regarding such business combination.

    On March 17, 1998, representatives of PaineWebber and SG Barr Devlin met in New York City, New York, to discuss various issues with respect to structure, corporate governance, valuation, due diligence and timing. On that same date, Mr. Malquist and Mr. Niggli met in Las Vegas, Nevada to discuss governance issues.

    Following significant progress by Messrs. Malquist, Oldham, Niggli and Rigazio regarding the matters described in the preceding paragraphs, the companies established working groups comprised of representatives of both companies to conduct due diligence and to examine various issues including structure, financial modeling, regulatory considerations, integration of employee benefit plans, communications and analysis of synergies. An introductory meeting was held in Las Vegas, Nevada on March 18, 1998, and was attended by representatives of Sierra Pacific and Nevada Power.

    Throughout the remainder of March and April 1998, representatives of Sierra Pacific and Nevada Power exchanged confidential financial and other information and held numerous discussions which focused primarily on the issues of valuation, dividend policy, management and headquarters locations. On March 25, 1998, representatives of Sierra Pacific met in New York City, New York with legal and financial advisors of both companies to discuss proposed structures. At a special meeting held on March 30, 1998, the Sierra Pacific Board was briefed by management, SG Barr Devlin and Skadden Arps on the status of such discussions and management was directed to pursue further discussions regarding a potential business combination with Nevada Power. At such meeting, Mr. Niggli was introduced to members of the Sierra Pacific Board and shared with them his vision of establishing a premier distribution, transmission and energy services company. Following this meeting, Merrill Lynch was retained to provide additional financial advice and guidance to management and the Sierra Pacific Board.

    On April 1 and 2, 1998, representatives from each company and their financial and legal advisors met in Chicago, Illinois to conduct due diligence examinations on all financial and operational aspects of each other's respective businesses. Legal and business due diligence continued over the next several weeks in Las Vegas and Reno, Nevada.

    On April 7, 1998, Messrs. Malquist and Niggli met to further discuss financial issues and the Sierra Pacific proposals for modifying the structure and terms previously suggested by Nevada Power. Mr. Malquist indicated that Sierra Pacific was concerned regarding the amount of debt proposed to be incurred to fund a cash payment to stockholders, the resulting ownership percentage of each company's stockholders and the desire of Sierra Pacific to provide its stockholders with relatively more stock and less cash. Sierra Pacific suggested a structure that would involve cash merger consideration of $400 million distributed only to Nevada Power stockholders resulting in Sierra Pacific stockholders owning about 56% and Nevada Power stockholders owning about 44% of the outstanding stock of the combined company.

    On April 9, 1998, the Nevada Power Board was briefed on the progress of negotiations with Sierra Pacific, including a review of the steps that had been taken regarding due diligence and transaction structure, as well as proposed corporate names and headquarters locations, board representation and senior management positions. In addition, Mr. Malquist was introduced to the Nevada Power Board and presented background information concerning Sierra Pacific and its recent financial results as well as his strategic vision of the utility industry and Sierra Pacific.

    On April 9, 1998, representatives from each company and their financial advisors met in Las Vegas, Nevada to further discuss potential modifications to the structure and financial terms of the potential merger. Nevada Power responded to Sierra Pacific's concerns, making a proposal involving a total of $450 million of cash, financed with debt, being distributed to stockholders of both companies with a greater amount weighted towards Nevada Power stockholders resulting in a relative percentage ownership in the combined company of 50.5% to Nevada Power stockholders and 49.5% to Sierra Pacific stockholders.

    On April 14, 1998, the Sierra Pacific Board held a special meeting at which management reviewed the progress of negotiations. Senior management discussed the status of issues including governance, legal and financial structure, synergies analysis and the results of due diligence investigations. In addition, SG Barr Devlin and Merrill Lynch presented reports containing the results of their preliminary analysis of the proposed transactions, including structure and valuation. The Sierra Pacific Board authorized senior management to continue negotiations with Nevada Power and to resolve remaining issues concerning the potential merger.

    During the next few weeks, the various joint working groups continued their work with respect to synergies analysis, business plans, legal structures, regulatory plans, due diligence and employee benefits. Plans for announcement of a transaction, if approved, were also developed. In addition, the legal advisors for Sierra Pacific and Nevada Power conducted detailed negotiations of the Merger Agreement.

    In response to the Sierra Pacific Board's continued concern over the amount of debt in the transaction, Nevada Power proposed changing its quarterly dividend beginning in November 1998 to the indicated annual dividend level proposed for the combined company following to Mergers. This proposal included $456.2 million of debt financed cash distributed to stockholders of both companies and relative percentage ownership in the combined company of 50.2% to Nevada Power stockholders and 49.8% to Sierra Pacific stockholders.

    On April 20 and 21, 1998, a joint "all-hands" meeting was held in Las Vegas, Nevada to resolve remaining issues. Senior and staff representatives of each company and outside legal, financial and public relations representatives were all present during this meeting to discuss and resolve as many issues as possible. At this meeting, various working groups consisting of representatives from both Nevada Power and Sierra Pacific, as well as outside legal counsel, financial and communications advisors, addressed various issues including: financial benefits and risks of the proposed transaction, estimated savings which might accrue to the two companies by virtue of combining operations, possible regulatory advantages of operating as a combined company and possible unfavorable or adverse regulatory action that could be taken in light of the proposed transaction, opportunities and disadvantages to employees which the Mergers would present and identification of possible operational benefits and difficulties of combining the two companies. Further negotiations concerning the Merger Agreement were also conducted.

    On April 21, 1998, the Nevada Power Board was updated by senior management regarding the proposed business combination, including potential strategic benefits and potential risks of the transaction, the status of negotiations on, and key terms and conditions of, the proposed Merger Agreement, the regulatory plan for the transaction and the status of Nevada Power's due diligence review of Sierra Pacific. Representatives of PaineWebber presented a general overview of the financial aspects of the transaction, including a presentation on the methodology by which PaineWebber would conduct its fairness review. Legal counsel provided advice regarding the Nevada Power Board's legal responsibilities and fiduciary duties in considering the proposed transaction and the status of negotiations regarding the Merger Agreement. Following lengthy discussions, the Nevada Power Board authorized Nevada Power's senior management to continue discussions with representatives of Sierra Pacific and provided direction regarding certain remaining Merger Agreement issues.

    On April 22, 1998, Deloitte & Touche Consulting Group LLC was jointly engaged by Sierra Pacific and Nevada Power to assist the managements of the two companies in their identification and quantification of the potential cost savings and cost avoidances resulting from a business combination of the two companies.

    On April 23, 1998, at a special meeting, the Sierra Pacific Board was briefed on the progress of the discussions with Nevada Power. At this meeting, SG Barr Devlin and Merrill Lynch made presentations to the Sierra Pacific Board regarding financial aspects of the proposed transaction, including potential financial and strategic benefits of the business combination and associated potential risks. In addition, legal counsel described the duties and responsibilities of the Sierra Pacific Board in considering a business combination. In addition, results of due diligence work, synergies analysis, working group discussions and legal and financial issues were all presented. A status update of the draft Merger Agreement was also made. Following extensive discussions, the Sierra Pacific Board authorized management to continue discussions with Nevada Power and provided direction with respect to an agreement for the business combination.

    Over the next several days, daily phone conferences were held on the terms of the Merger Agreement between in-house legal representatives from each company and their outside legal advisors. The regulatory plans for the combined company were also discussed by representatives of each company. Negotiations involving management and their outside financial advisors continued on the terms and pricing of the transaction, including the exchange ratios. Follow-up due diligence issues were resolved by legal representatives.

    On April 29, 1998, the Sierra Pacific Board held a special meeting to consider the proposed mergers. Management and Sierra Pacific's financial and legal advisors updated the Sierra Pacific Board as to the status of certain previously unresolved issues. Matters discussed included the financial structure of the transaction, exchange ratios, management issues and identification of chief executive officer and chief operating officer positions, headquarters locations and financial and strategic benefits and risks of the transaction to the companies. In addition, management and legal advisors summarized the terms and conditions of the Merger Agreement and SG Barr Devlin and Merrill Lynch provided updated financial and other information concerning Sierra Pacific, Nevada Power and the combined company. Each of SG Barr Devlin and Merrill Lynch delivered its opinion to the Sierra Pacific Board to the effect that, as of the date thereof, the Sierra Pacific Merger Consideration to be issued in the First Merger, in light of the Nevada Power Merger Consideration to be issue in the Second Merger, was fair from a financial point of view to the holders of Sierra Pacific Common Stock. Following extensive discussion and consideration of the presentations and analyses delivered at the meeting and prior meetings, as well as the recommendation of Sierra Pacific's senior management, the Sierra Pacific Board, by a unanimous vote, approved the Merger Agreement and the transactions contemplated thereby and authorized the execution of the Merger Agreement.

    On April 29, 1998, at a special meeting, the Nevada Power Board met and received updates from its senior management and financial and legal advisors as to the terms of the Merger Agreement and related agreements. Management and Nevada Power's legal advisors updated the Nevada Power Board on certain previously open issues, on the status of due diligence reviews and on benefits and risks of the proposed transaction. In addition, legal advisors and PaineWebber described certain minor changes to the Merger Agreement since the last draft reviewed by the Nevada Power Board at its previous meeting. After the various presentations, PaineWebber delivered its fairness opinion to the Nevada Power Board, to the effect that, as of the date thereof, the Nevada Power Merger Consideration to be received in connection with the Mergers is fair from a financial point of view, to the holders of Nevada Power Common Stock. After considering and discussing the various presentations at such meeting and at prior meetings, as well as the recommendation of Nevada Power's senior management, the Nevada Power Board approved, by a unanimous vote, the Merger Agreement and the transactions contemplated thereby and authorized the execution of the Merger Agreement.

    Following the meetings of their respective Boards of Directors, Sierra Pacific and Nevada Power executed the Merger Agreement on April 29, 1998 and publicly announced the Mergers on April 30, 1998.

REASONS FOR THE MERGERS

    BENEFITS AND RISKS OF THE MERGERS. Nevada Power and Sierra Pacific view the Mergers as a natural outgrowth of utility deregulation and restructuring that is reshaping the electric industry in Nevada, California and throughout the nation. The Mergers join two companies of similar market capitalization, with a common vision of the future of the utility and energy industries and with complementary operations that are primarily in one state. The Mergers are expected to provide substantial strategic and financial benefits to the stockholders of the two companies, as well as to their employees and customers and the communities which they serve.

    The Nevada Power Board and the Sierra Pacific Board believe that such benefits, which apply to both companies, their stockholders and other constituencies, include:

    - SUPPORT FOR UTILITY DEREGULATION--The Mergers coincide with Nevada electric utility deregulation and ongoing California electric utility deregulation and are intended to establish a combined company that, by providing customers multiple energy products and services and lower costs than the companies could achieve individually, will have the ability to compete more effectively in unregulated markets and serve customers more cost-effectively in regulated markets. Through Nevada Power and SPPC, the combined company will offer regulated electric service throughout most of Nevada and portions of northern California and offer regulated gas and water service in the Reno and Sparks areas of northern Nevada. Sierra Pacific also will engage in unregulated natural gas and electricity marketing and offer energy related products and services.

    - COMPETITIVE AND STRATEGIC POSITION--The combination of the companies' complementary expertise and vision, including Nevada Power's substantially larger and more diverse electric customer base and its customer expertise and Sierra Pacific's customer and marketing expertise in both electricity and natural gas markets, provides the combined company with the size and scope--having about 972,000 total customers--to be an effective competitor in the emerging and increasingly competitive markets for transporting and distributing energy and energy services. The Mergers will create a company with the ability to develop and market competitive new products and services and provide integrated energy solutions for wholesale and retail customers.

    - ABILITY TO BETTER MANAGE GROWTH--Nevada Power and SPPC have both experienced high rates of service territory growth. Five-year average increases in retail electric kwh sales and customers for the companies, separately and as combined, compared to industry averages are as follows:

                                              5-YEAR AVERAGE RETAIL ELECTRIC   5-YEAR AVERAGE INCREASE IN
COMPANY                                             KWH SALES INCREASES                 CUSTOMERS
--------------------------------------------  -------------------------------  ---------------------------
Nevada Power................................                     8%                             7%
SPPC........................................                     5%                             3%
Combined Company............................                     7%                             5%
Industry Average............................                     2%                             1%

      The Nevada Power Board and the Sierra Pacific Board believe that the combined company will be in a better position to finance and manage the construction and operational changes required to meet the increasing needs of customers in Southern and Northern Nevada while also maintaining stronger earnings than either company could standing alone. The Mergers are expected to have a positive effect on cash flow of the combined companies.

    - POTENTIAL COST SAVINGS AND COST AVOIDANCES RESULTING FROM THE
      MERGERS. Nevada Power and Sierra Pacific believe that the Mergers will result in significant cost savings and cost avoidances, described under "Cost Savings" below, that will benefit customers and stockholders.

    In addition, the Nevada Power Board and the Sierra Pacific Board believe that the Mergers will also have following positive results:

    - EXPANDED MANAGEMENT RESOURCES AND EMPLOYMENT OPPORTUNITIES--The combined company will be able to draw upon a larger and more diverse pool of management for leadership in an increasingly competitive environment. As a company more able to effectively respond to competitive pressures, Sierra Pacific will offer better prospects for employees and be better able to retain and attract the most qualified employees. Employees will benefit from a larger and stronger company with job opportunities in additional locations.

    - COMMUNITY DEVELOPMENT--The combined company will continue to play a leading role in the economic development of the communities served by Nevada Power and SPPC and will continue their commitment to philanthropic and volunteer programs currently maintained by the two companies and their subsidiaries. These communities also will benefit from increased competition and lower prices for regulated and deregulated natural gas and electricity and energy related products and services.


    The Nevada Power Board and Sierra Pacific Board each recognized that entering into the transactions contemplated by the Merger Agreement would not be without potential risks or detriments. In evaluating the benefits of the transaction described above, the Boards considered various risks and possible detriments to the companies and stockholders. In particular, the Boards were aware that achieving the benefits of the transaction will depend on timely and favorable regulatory approvals of the Mergers. Potential risks to stockholders include the risk of unfavorable regulatory treatment, difficulties in integrating the two companies and achieving estimated cost savings and cost avoidances (see "Cost Savings" below) and the possibility of market fluctuations in the price of the Nevada Power Common Stock and the Sierra Pacific Common Stock subsequent to the time stockholder approval is sought and prior to consummation of the Mergers. The consideration to be received in connection with the Mergers is fixed and will not be changed based on market conditions. Further, the transaction will result in increased leverage for Sierra Pacific. These and other risk factors and other special considerations are discussed in more detail under "Risk Factors and Other Considerations" and under "Recommendations of the Boards of Directors."


    In addition to the anticipated benefits and risks of the Mergers common to Nevada Power and Sierra Pacific, in evaluating the proposed Mergers the Nevada Power Board considered certain factors unique to Nevada Power and its stockholders. Likewise, the Sierra Pacific Board considered factors applicable to Sierra Pacific and its stockholders. These matters are discussed below under "Recommendations of the Board of Directors."

    COST SAVINGS. As noted above, one of the more important potential benefits of the Mergers is the cost savings expected to result from combining operations. Unlike some of the other benefits mentioned above, estimates of potential costs savings may be quantified and managements of Nevada Power and Sierra Pacific developed analyses of potential cost savings as described below.

    Estimated potential savings and avoidances expected to be achieved by the two companies after the Mergers have been limited to quantifiable amounts, as determined by the managements of Nevada Power and Sierra Pacific. Recognition has been given to those costs to be incurred in achieving these potential savings and avoidances and to the time required to implement plans designed to integrate operations. These estimated savings and avoidances are attributable to the Mergers and do not include other types of savings and avoidances that might be achieved without a combination of the companies. In addition, Sierra Pacific will continue efforts already underway by Nevada Power and SPPC to increase productivity and reduce costs by redesigning and reengineering key business processes. Calculations have been made assuming that Nevada Power and Sierra Pacific each divest all their electric generating facilities as planned. See "Regulatory Matters--State Approvals and Related Matters." Operating synergies from the Mergers are estimated to generate total cost savings and cost avoidances, net of $125 million estimated costs to achieve such savings and avoidances, of $322 million over a ten-year period. In addition, the goodwill recorded as a result of the Mergers (see "The Mergers--Accounting Treatment") will be amortized over a forty-year period and will also represent a cost to achieve such savings and avoidances. The final accounting treatment of the cost savings and cost avoidances and costs of attaining them will depend upon the regulatory treatment accorded by the PUCN. See "Regulatory Matters."

    The major components of the anticipated cost savings and cost avoidances identified by the managements of Nevada Power and Sierra Pacific are set forth below.

    - INTEGRATION OF CORPORATE FUNCTIONS--The combined company will have the ability to eliminate redundant functions in a variety of areas, including accounting and finance, human resources, information services, external relations, legal and executive administration. The staffing levels for these functions are relatively fixed and do not vary directly with changes in the number of employees or customers.

    - INTEGRATION OF CORPORATE PROGRAMS--The combined company will be able to integrate various corporate and administrative functions, thereby reducing certain non-labor costs in the areas of insurance, advertising, professional services, benefits plan administration, credit facilities, association dues, postage, research and development and shareholder services. In addition, future expenditures in the area of information systems that would be made by each company on a stand-alone basis will be reduced for the combined company. Additional expenditures will be reduced through the more efficient management of investment in other technology areas, including personal computers, other hardware and related software, and data center requirements.

    - INTEGRATION OF CUSTOMER SUPPORT FUNCTIONS--The combined company will be able to integrate related customer support functions in the areas of customer service, marketing and sales, and other support services, such as purchasing and materials management. The staffing levels in these functions also do not increase or decrease linearly with the number of customers.

    - STREAMLINING OF INVENTORIES AND PURCHASING ECONOMICS--The combined company will be able to centralize some purchasing and inventory functions. Inventory may be shared across locations. Purchasing leverage of the combined company is expected to lead to materials and services volume discounts.

    Most of the estimated cost savings and cost avoidances as described above are expected to be achieved through personnel reductions involving the elimination of approximately 250 duplicative positions. Nevada Power and Sierra Pacific will jointly develop an integration management plan, which will examine the manner in which to best organize and manage the businesses of Nevada Power and Sierra Pacific following consummation of the Mergers and to identify duplicative positions in corporate and administrative functions. Both companies are committed to achieving cost savings and avoidances resulting from personnel reductions through attrition, strictly controlled hiring, reassignment, retraining and voluntary separation programs.

    The analyses employed by the managements of Nevada Power and Sierra Pacific in order to develop estimates of potential savings as a result of the Mergers were necessarily based upon various assumptions that involve judgments with respect to, among other things, future national and regional economic and competitive conditions, inflation rates, regulatory treatment, weather conditions, financial markets and other uncertainties, all of which are difficult to predict and are beyond the control of Nevada Power and Sierra Pacific. Accordingly, while Nevada Power and Sierra Pacific believe that such assumptions are reasonable for purposes of developing estimates of potential savings and cost avoidances, there can be no assurance that such assumptions will approximate actual experience or that such savings and cost avoidances will be realized. See "Cautionary Statement Concerning Forward-Looking Statements."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    NEVADA POWER. The Nevada Power Board has determined that the terms of the proposed Mergers are fair to, and in the best interests of, Nevada Power's stockholders. At the meeting held on April 29, 1998, the Nevada Power Board unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby. A description of the process of consideration by the Nevada Power Board of the proposed transaction is included under "Background of the Mergers."

    The Nevada Power Board believes that the Mergers represent a significant strategic opportunity for Nevada Power and should offer Nevada Power and its stockholders better prospects for the future than would be available to Nevada Power as a stand-alone entity.

    In addition to the common benefits described above under "Reasons for the Mergers," in considering the Mergers the Nevada Power Board took into account the following benefits, risks and other factors more specifically related to Nevada Power:

    - The Merger Agreement provides Nevada Power stockholders an opportunity to receive cash for their shares. The Nevada Power Board recognized that the cash election would be financed through borrowing and thus would increase the leverage of the combined company. Consolidated capitalization of the combined company following the Mergers will be approximately 39.5% common equity and 60.5% long-term debt and preferred stock.

    - The Nevada Power Cash Consideration represented a 5% premium per share of Nevada Power Common Stock, based on the 10 day trading average of Nevada Power Common Stock through the day prior to approval of the Merger Agreement. The Nevada Power Board considered that the market price of the Nevada Power Common Stock would fluctuate between the time the Merger Agreement was approved and the Mergers would be consummated.

    - The cash election provided in the Merger Agreement should be a significant benefit to certain stockholders in light of the Nevada Power Board's determination, made simultaneously with its approval of the Merger Agreement, to lower the dividend rate for Nevada Power Common Stock. Stockholders for whom a relatively higher cash dividend may have been important will be able to obtain a fixed amount of cash by making the cash election.

    - Those Nevada Power stockholders who elect to receive cash will be eligible for favorable capital gains treatment for federal income tax purposes on the cash received in exchange for their Nevada Power Common Stock.

    - The anticipated level of the Sierra Pacific Common Stock dividend following consummation of the Mergers is $1.00 per share, which is the same as Nevada Power's dividend rate effective with the dividend payable in November 1998. Thus, the Sierra Pacific dividend will represent a continuation of the dividend per share level for Nevada Power stockholders after the Mergers. The dividend level actually adopted by Sierra Pacific after the Mergers is subject to evaluation from time to time by the Sierra Pacific Board based on Sierra Pacific's results of operations, financial condition, capital requirements and other relevant considerations.

    The Nevada Power Board also believes that the potential for growth in the non-utility businesses currently conducted by Sierra Pacific's non-utility subsidiaries provides an opportunity for Nevada Power stockholders to realize the benefits of these diversified activities.

    In considering the recommendation of the Nevada Power Board with respect to the Merger Agreement, stockholders should be aware that certain members of the Nevada Power Board will become directors and/or employees of Sierra Pacific and certain officers of Nevada Power will become officers of Sierra Pacific following consummation of the Mergers and/or such persons may become entitled to severance benefits as a result of the Mergers. Therefore, such directors and officers have interests in the Mergers that are different than, or in addition to, the interests of stockholders of Nevada Power generally. The Nevada Power Board was aware of these interests and considered them, along with other matters, in approving the Merger Agreement. See "The Mergers--Interests of Certain Persons in the Mergers."

    In considering the Mergers, the Nevada Power Board was aware of and considered the risks to Nevada Power and its stockholders presented by the Mergers. The Nevada Power Board believes that, in light of these risks and the potential benefits of the Mergers to Nevada Power and its stockholders, the Mergers are fair to and in the best interests of Nevada Power's stockholders.

    In reaching its decision to approve the Merger Agreement, and in addition to the factors described above, the Nevada Power Board also considered the following factors:

    (i) the current and historical market prices and dividends on the Nevada Power Common Stock and the Sierra Pacific Common Stock (as disclosed under "Selected Historical and Pro Forma Data-- Comparative Market Prices and Dividends");

    (ii) information concerning the financial performance, condition, business operations and prospects of each of Nevada Power and Sierra Pacific, which indicate the compatibility of the two companies and the potential cost savings which could be realized as a result of their combination;

   (iii) the effects of the Mergers on Nevada Power's existing stockholders, including the opportunity to share in the anticipated benefits of ownership of the combined enterprise;

    (iv) the composition of the Sierra Pacific Board at the Effective Time of the Second Merger as contemplated by the Merger Agreement;

    (v) the Employment Agreements of Messrs. Niggli and Malquist, which provide that Mr. Niggli will serve as Chairman and Chief Executive Officer of Sierra Pacific and Chairman of SPPC and the Surviving Corporation and Mr. Malquist will serve as President and Chief Operating Officer of Sierra Pacific and President and Chief Executive Officer of SPPC and the Surviving Corporation;

    (vi) the employment agreements and the change in control provisions of various severance and other employee plans of Nevada Power and Sierra Pacific;

   (vii) the expected accounting treatment of the First Merger in a manner similar to a pooling of interests and the Second Merger as a purchase (as discussed under "Accounting Treatment");

  (viii) the expected federal income tax treatment of the Mergers as a tax-free reorganization to stockholders who receive only Nevada Power Stock Consideration and the expected treatment of the Nevada Power Cash Consideration as being eligible for capital gains treatment (as described under "Material Federal Income Tax Consequences");

    (ix) the proposed structure of the transaction as a "merger-of-equals," which provides for balanced treatment of Nevada Power and Sierra Pacific and their respective stockholders and employees;

    (x) the regulatory treatment to be requested in connection with the Mergers (as discussed under "Regulatory Matters") and the likelihood of obtaining timely and satisfactory regulatory approvals for the Mergers;

    (xi) the favorable results of the due diligence review of Sierra Pacific and its subsidiaries conducted by Nevada Power;

   (xii) the likelihood that the combined company would be able to finance the cash portion of the Merger Consideration on reasonable terms;

  (xiii) the presentations of PaineWebber;

   (xiv) the written opinion of PaineWebber (see "Opinions of Financial Advisors--Nevada Power's Financial Advisor");

   (xv) the presentations of Nevada Power's legal advisors;

   (xvi) the projected pro forma ownership of Sierra Pacific by the stockholders of Nevada Power (approximately 50.2%) implied by the Nevada Power Exchange Ratio and the Sierra Pacific Exchange Ratio;

  (xvii) the factors and considerations described under "Risk Factors and Other Considerations;" and

  (xviii) the terms of the Merger Agreement (as described under "The Merger Agreement").

    The foregoing discussion of the information and factors considered by the Nevada Power Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Mergers, the Nevada Power Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Nevada Power Board may have given different weights to different factors.

    THE NEVADA POWER BOARD HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE TERMS OF THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, NEVADA POWER'S STOCKHOLDERS. THE NEVADA POWER BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    SIERRA PACIFIC. The Sierra Pacific Board has determined that the terms of the proposed Mergers are fair to, and in the best interest of, Sierra Pacific's stockholders. At the meeting held on April 29, 1998, the Sierra Pacific Board unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby. A description of the process of consideration by the Sierra Pacific Board of the proposed transaction is included under "Background of the Mergers."

    The Sierra Pacific Board believes that a "merger of equals" of Sierra Pacific and Nevada Power would provide a unique opportunity for stockholders of Sierra Pacific to participate in the earnings growth of the combined company. The Mergers represent a significant strategic opportunity for Sierra Pacific and should offer Sierra Pacific and its stockholders better prospects for the future than would be available to Sierra Pacific as a stand-alone entity.

    In addition to the common benefits described above under "Reasons for the Mergers," in considering the Mergers the Sierra Pacific Board took in to account the following benefits, risks and other factors more specifically related to Sierra Pacific:

    - The combined companies will have an enhanced ability to compete in the future utility market. The Sierra Pacific Board recognized that achieving the advantages of the Mergers will be substantially dependent upon the receipt of timely and favorable regulatory approvals.

    - The growth anticipated to result from the Mergers is expected to derive from, among other things, operating efficiencies obtained from economies of scale, improved opportunities for cost reductions, revenue enhancements made possible by the combination of Sierra Pacific and Nevada Power and the long-term financial stability of a larger company. Achieving these anticipated benefits will depend on the successful integration of the business of Nevada Power and Sierra Pacific in an efficient manner and on timely receipt of favorable regulatory approvals of the transactions.

    - Based on the factors described above, the Mergers should provide stockholders improved opportunities for earnings and dividend growth.

    - The anticipated level of the Sierra Pacific Common Stock dividend following consummation of the Mergers is $1.00 per share reflecting a dividend payout ratio of between 50% and 55% of net income. Sierra Pacific currently pays an annual dividend of $1.30 per share and the proposed dividend of $1.00 per share (which would be $1.44 per share on an equivalent basis taking into account the Sierra Pacific Exchange Ratio) represents an 11% increase over Sierra Pacific's current dividend. The dividend level actually adopted by Sierra Pacific after the Mergers is subject to evaluation from time to time by the Sierra Pacific Board based on Sierra Pacific's results of operations, financial condition, capital requirements and other relevant considerations.

    - The Sierra Pacific Cash Consideration represented a 5% premium per share of Sierra Pacific Common Stock, based on the 10 day trading average of Sierra Pacific Common Stock through the day prior to approval of the Merger Agreement. The Sierra Pacific Board considered that the market price of the Sierra Pacific Common Stock would fluctuate between the time the Merger Agreement was approved and the Mergers would be consummated.

    - Those Sierra Pacific stockholders who elect to receive cash will be eligible for favorable capital gains treatment for federal income tax purposes on the cash received in exchange for their Sierra Pacific Common Stock.

    - The Merger Agreement provides for stockholders of Sierra Pacific to receive relatively more stock and relatively less cash as Sierra Pacific Merger Consideration than the Nevada Power Merger Consideration. As a result, the Sierra Pacific stockholders will own about 49.8% of the combined company.

    In considering the recommendation of the Sierra Pacific Board with respect to the Merger Agreement, stockholders should be aware that certain members of the Sierra Pacific Board will remain directors and/or employees of Sierra Pacific and certain officers of Sierra Pacific will remain officers of Sierra Pacific or become officers of the Surviving Corporation following consummation of the Mergers and/or such persons may become entitled to severance benefits as a result of the Mergers. Therefore, such directors and officers have interests in the Merger that are different than, or in addition to, the interests of stockholders of Sierra Pacific generally. The Sierra Pacific Board was aware of these interests and considered them, along with other matters, in approving the Merger Agreement. See "The Mergers-- Interests of Certain Persons in the Mergers."

    In considering the proposed Mergers, the Sierra Pacific Board was aware of and considered the risks to Sierra Pacific and its stockholders presented by the Mergers. The Sierra Pacific Board believes that, in light of these risks and the potential benefits of the Mergers to Sierra Pacific and its stockholders, the Mergers are fair to and in the best interests of Sierra Pacific's stockholders.

    In reaching its decision to approve the Merger Agreement, and in addition to the factors described above, the Sierra Pacific Board also considered the following factors:

    (i) the prospective financial strength of each company individually and the benefits of the combination discussed above, particularly in light of the Sierra Pacific Board's familiarity with and review of Sierra Pacific's business, operations, financial condition and earnings on both an historical and prospective basis, and the Sierra Pacific Board's belief that the merger with Nevada Power will provide opportunities to achieve benefits for stockholders and customers of Sierra Pacific that would not be available if Sierra Pacific and Nevada Power remained as separate enterprises;

    (ii) current industry, economic and market conditions which encourage consolidation to create new avenues for earnings growth and reduce risk;

   (iii) the proposed structure of the transaction as a "merger of equals" between Sierra Pacific and Nevada Power and the terms of the Merger Agreement which provide for reciprocal representations and warranties, conditions to closing and rights to termination, and balanced rights and obligations;

    (iv) other strategic options potentially available to Sierra Pacific, Nevada Power and the combined company;

    (v) the corporate governance aspects of the Mergers, including the fact that the combined company's board of directors will consist of 14 members, seven of whom will be selected by Sierra Pacific and seven of whom will be selected by Nevada Power; Mr. Niggli, currently President and Chief Operating Officer of Nevada Power, will serve as Chairman and Chief Executive Officer of the combined company and Chairman of each of SPPC and the Surviving Corporation; and Mr. Malquist, currently Chairman, Chief Executive Officer and President of Sierra Pacific, will serve as President and Chief Operating Officer of the combined company and President and Chief Executive Officer of the utility subsidiaries;

    (vi) the opinion of counsel that the Mergers will be tax-free transactions under the Code and that Sierra Pacific, Nevada Power, LAKE Merger Sub and DESERT Merger Sub and the stockholders of Sierra Pacific and Nevada Power who exchange their shares solely for Sierra Pacific Common Stock will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Mergers and the expected treatment of the Sierra Pacific Cash Consideration as being eligible for capital gains treatment;

   (vii) presentations from, and discussions with, senior executives of Sierra Pacific, representatives of its outside legal counsel and representatives of SG Barr Devlin and Merrill Lynch regarding the business, financial, accounting and legal due diligence with respect to Nevada Power and the terms and conditions of the Merger Agreement;

  (viii) the written opinion of each of SG Barr Devlin and Merrill Lynch to the effect that, as of the date of the Merger Agreement, the Sierra Pacific Merger Consideration to be issued in the First Merger, in light of the Nevada Power Merger Consideration to be issued in the Second Merger, was fair from a financial point of view to the holders of Sierra Pacific Common Stock;

    (ix) the factors and considerations described under "Risk Factors and Other Considerations;" and

    (x) the ability to obtain regulatory approvals for the Mergers in the current environment.

    The foregoing discussion of the information and factors considered by the Sierra Pacific Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Mergers, the Sierra Pacific Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Sierra Pacific Board may have given different weights to different factors.

    THE SIERRA PACIFIC BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGERS AND THE SHARE ISSUANCE ARE IN THE BEST INTERESTS OF SIERRA PACIFIC AND ITS STOCKHOLDERS AND HAS APPROVED THE MERGER AGREEMENT. THE SIERRA PACIFIC BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF SIERRA PACIFIC VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE SHARE ISSUANCE AT THE SIERRA PACIFIC SPECIAL MEETING.

OPINIONS OF FINANCIAL ADVISORS

    OPINION OF NEVADA POWER'S FINANCIAL ADVISOR. THE FULL TEXT OF THE OPINION OF PAINEWEBBER, DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS (THE "PAINEWEBBER OPINION"), WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE PAINEWEBBER OPINION WILL NOT BE UPDATED PRIOR TO OR AT THE EFFECTIVE TIME OF THE SECOND MERGER. NEVADA POWER STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE PAINEWEBBER OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    Nevada Power retained PaineWebber as its exclusive financial advisor in connection with the Mergers. Under such engagement, Nevada Power requested PaineWebber to render an opinion as to whether or not the Nevada Power Merger Consideration to be received in connection with the Mergers is fair, from a financial point of view, to the holders of Nevada Power Common Stock.


    In connection with the Nevada Power Board's consideration of the Agreement, PaineWebber delivered its opinion on April 29, 1998, to the effect that as of such date, and based on its review and assumptions and subject to the limitations set forth therein, the Nevada Power Merger Consideration to be received in connection with the Mergers is fair, from a financial point of view, to the holders of Nevada Power Common Stock. PaineWebber was subsequently asked by Nevada Power to update its opinion and on September 4, 1998 such updated opinion was rendered. The PaineWebber Opinion was prepared at the request and for the information of the Nevada Power Board and does not constitute a recommendation to any member of the Nevada Power Board or any holder of Nevada Power Common Stock as to how to vote on the Mergers. The PaineWebber Opinion does not address the relative merits of the Mergers and other transactions or business strategies discussed by the Nevada Power Board as alternatives to the Mergers or the decision of the Nevada Power Board to proceed with the Mergers. The PaineWebber Opinion does not constitute an opinion as to the price at which pro forma Sierra Pacific Common Stock will actually trade at any time. The Nevada Power Merger Consideration was determined in arms'-length negotiations between Nevada Power and Sierra Pacific. Nevada Power did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the PaineWebber Opinion.


    In arriving at its opinion, PaineWebber, among other things: (i) reviewed, among other public information, Nevada Power's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1997;
(ii) reviewed, among other public information, Sierra Pacific's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1997; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Nevada Power and Sierra Pacific, furnished to PaineWebber by Nevada Power and Sierra Pacific, respectively; (iv) conducted discussions with members of senior management of Nevada Power and Sierra Pacific concerning their respective businesses and prospects; (v) compared the historical market prices and trading activity for the Nevada Power Common Stock and the Sierra Pacific Common Stock with those of certain publicly traded companies which PaineWebber deemed to be relevant; (vi) compared the financial position and operating results of Nevada Power and Sierra Pacific with those of certain publicly traded companies which PaineWebber deemed to be relevant; (vii) considered the potential pro forma results of the Mergers; (viii) reviewed the Merger Agreement; and (ix) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed to be appropriate, including PaineWebber's assessment of regulatory, general economic, market and monetary conditions.

    In preparing the PaineWebber Opinion, PaineWebber relied on the accuracy and completeness of all information that was publicly available or supplied or otherwise communicated to PaineWebber by Nevada Power and Sierra Pacific, or was otherwise reviewed by PaineWebber. PaineWebber has not independently verified such information. PaineWebber has assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of Nevada Power and Sierra Pacific as to the future performance of Nevada Power and Sierra Pacific, respectively. PaineWebber has also relied upon assurances of the managements of Nevada Power and Sierra Pacific that they are unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber has also assumed, with the consent of Nevada Power, that (i) the Sierra Pacific Stock Consideration will be tax-free; (ii) the Nevada Power Stock Consideration will be tax-free; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of Nevada Power and Sierra Pacific are as set forth in their respective financial statements or disclosed in the Merger Agreement. PaineWebber has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Nevada Power or Sierra Pacific, nor has PaineWebber been furnished with any such evaluations or appraisals. The PaineWebber

Opinion is based upon regulatory, general economic, market and monetary conditions existing on the date thereof. Furthermore, PaineWebber expresses no opinion as to the price or trading ranges at which the Nevada Power Common Stock or the Sierra Pacific Common Stock will trade subsequent to the date of the PaineWebber Opinion. It should be understood that, although subsequent developments may affect the PaineWebber Opinion, PaineWebber does not have any obligation to update, revise or reaffirm its opinion.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. PaineWebber did not place particular reliance or weight on any individual analysis. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the PaineWebber Opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Nevada Power and Sierra Pacific. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither Nevada Power nor PaineWebber assumes responsibility for the accuracy of such analyses and estimates.

    The following paragraphs summarize the presentation delivered to the Nevada Power Board by PaineWebber in connection with rendering the PaineWebber opinion. The following summary contains all material analyses presented to the Nevada Power Board.

    In its analysis, PaineWebber calculated the Nevada Power Merger Consideration and the Sierra Pacific Merger Consideration based on the ten-day average closing prices of Nevada Power Common Stock and Sierra Pacific Common Stock ending on April 28, 1998 of $24.76 and $35.76 per share, respectively.

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS: Using publicly available information, PaineWebber compared selected historical and projected operating performance data of Nevada Power to the corresponding data of a group of comparable companies. The comparable companies included eight electric utility companies: Idaho Power Company; The Montana Power Company; Pinnacle West Capital Corporation; Public Service Company of New Mexico; Puget Sound Energy, Inc.; Sierra Pacific Resources; TNP Enterprises, Inc.; and The Washington Water Power Company (collectively, the "Nevada Power Comparable Companies"). In addition, PaineWebber compared selected historical and projected operating performance data of Sierra Pacific to the corresponding data of a group of comparable companies. The comparable companies included eight electric utility companies:
Idaho Power Company; The Montana Power Company; Nevada Power Company; Pinnacle West Capital Corporation; Public Service Company of New Mexico; Puget Sound Energy, Inc.; TNP Enterprises, Inc.; and The Washington Water Power Company (collectively, the "Sierra Pacific Comparable Companies"). Finally, PaineWebber compared selected pro forma historical and projected operating performance data of pro forma Sierra Pacific (the combined company) to the corresponding data of a group of comparable companies. The comparable companies included eight electric utility companies: MidAmerican Energy Holdings Company; New Century Energies, Inc.; NIPSCO Industries, Inc.; Northern States Power Company; Pinnacle West Capital Corporation; Puget Sound Energy, Inc.; SCANA Corporation; and Western Resources, Inc. (collectively, the "Pro Forma Sierra Pacific Comparable Companies" and together with the Nevada Power Comparable Companies and the Sierra Pacific Comparable Companies, the "Comparable Companies").

    PaineWebber calculated the Comparable Companies' multiples of enterprise value (market value, as hereinafter defined, plus preferred stock and debt less cash and cash equivalents) to latest twelve months ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA"), LTM earnings before interest and taxes ("EBIT") and calculated the Comparable Companies' multiples of market value

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(share price multiplied by shares outstanding including in-the-money options and warrants) to LTM earnings per share ("EPS"), LTM cash flow from operations (net income plus depreciation and amortization) ("CFFO"), book value of equity, and estimated 1998 and 1999 EPS (adjusted to reflect a December year end) as estimated by First Call research earnings estimates.

    As of April 24, 1998, the Nevada Power Comparable Companies' ranges of multiples of LTM EBITDA, LTM EBIT, LTM EPS, LTM CFFO, book value of equity and estimated 1998 and 1999 EPS were 5.7x-9.5x, 7.6x-13.7x, 10.3x-19.3x, 5.3x-10.1x,
1.20x-1.97x, 11.5x-16.5x and 11.1x-15.6x, respectively. PaineWebber calculated comparable multiples of Nevada Power LTM EBITDA, LTM EBIT, LTM EPS, LTM CFFO, book value of equity and estimated 1998 and 1999 EPS (estimated by Nevada Power management) to be 9.2x (as compared to 5.7x-9.5x), 12.5x (as compared to 7.6x-13.7x), 14.9x (as compared to 10.3x-19.3x), 8.3x (as compared to 5.3x-10.1x), 1.47x (as compared to 1.20x-1.97x), 14.5x (as compared to
11.5x-16.5x) and 14.6x (as compared to 11.1x-15.6x), respectively. As of April 24, 1998, the Sierra Pacific Comparable Companies' ranges of multiples of LTM EBITDA, LTM EBIT, LTM EPS, LTM CFFO, book value of equity and estimated 1998 and 1999 EPS were 5.7x-9.5x, 7.6x-13.7x, 10.3x-19.3x, 5.3x-10.1x, 1.20x-1.97x,
11.5x-16.5x and 11.1x-15.6x, respectively. PaineWebber calculated comparable multiples of Sierra Pacific LTM EBITDA, LTM EBIT, LTM EPS, LTM CFFO, book value of equity and estimated 1998 and 1999 EPS (estimated by Sierra Pacific management) to be 8.7x (as compared to 5.7x-9.5x), 12.2x (as compared to 7.6x-13.7x), 14.7x (as compared to 10.3x-19.3x), 7.9x (as compared to 5.3x-10.1x), 1.73x (as compared to 1.20x-1.97x), 14.5x (as compared to
11.5x-16.5x) and 14.4x (as compared to 11.1x-15.6x), respectively.

    As of April 24, 1998, the Pro Forma Sierra Pacific Comparable Companies' ranges of multiples of LTM EBITDA, LTM EBIT, LTM EPS, LTM CFFO, book value of equity and estimated 1998 and 1999 EPS were 6.5x-10.4x, 11.3x-22.0x, 15.3x-19.0x, 5.5x-9.4x, 1.24x-2.61x, 13.7x-16.3x and 13.4x-15.1x, respectively.
After considering the potential pro forma results of the Mergers, PaineWebber calculated comparable multiples of pro forma Sierra Pacific LTM EBITDA, LTM EBIT, LTM EPS, LTM CFFO, book value of equity and estimated 1998 and 1999 EPS to be 9.2x (as compared to 6.5x-10.4x), 13.2x (as compared to 11.3x-22.0x), 15.2x
(as compared to 15.3x-19.0x), 7.3x (as compared to 5.5x-9.4x), 1.29x (as compared to 1.24x-2.61x), 16.3x (as compared to 13.7x-16.3x) and 15.8x (as compared to 13.4x-15.1x), respectively. In calculating these comparable multiples of pro forma Sierra Pacific, PaineWebber assumed (i) the Sierra Pacific Cash Number would be 4,037,809 shares; (ii) the Nevada Power Cash Number would be 11,715,084 shares; (iii) the Sierra Pacific Exchange Ratio would be 1.44; (iv) the Nevada Power Exchange Ratio would be 1.00; and (v) no synergies would be achieved in the Mergers (collectively, the "Assumptions"). PaineWebber applied the Assumptions and combined the historical and projected operating results of Nevada Power provided to PaineWebber with the corresponding historical and projected operating results of Sierra Pacific provided to PaineWebber to arrive at the pro forma Sierra Pacific LTM EBITDA, LTM EBIT, LTM EPS, LTM CFFO, book value of equity and estimated 1998 and 1999 EPS.

    CONTRIBUTION ANALYSIS: PaineWebber noted that based on the Merger Agreement, Nevada Power total consideration (Nevada Power Merger Consideration multiplied by Nevada Power Common Stock outstanding) will represent approximately 53.2% of the total consideration (Nevada Power total consideration plus Sierra Pacific total consideration, as hereinafter defined). Furthermore, Nevada Power will own approximately 50.2% of the fully-diluted pro forma Sierra Pacific Common Stock outstanding. PaineWebber analyzed Nevada Power's and Sierra Pacific's relative contribution with respect to 1997 revenue, 1997 EBITDA, 1997 EBIT, 1997 net income, net utility plant, total assets and electric customers of pro forma Sierra Pacific assuming the Mergers were consummated at the beginning of fiscal 1997 and no adjustments were made with respect to the Mergers. Nevada Power would have contributed to 1997 revenue, 1997 EBITDA, 1997 EBIT, 1997 net income, net utility plant, total assets and electric customers, 54.6%, 52.7%, 53.5%, 52.4%, 55.1%, 54.7% and 64.4%, respectively. PaineWebber also analyzed the relative contribution of (i) Nevada Power's and Sierra Pacific's market values as of April 28, 1998; and (ii) Nevada Power's and Sierra Pacific's enterprise values as of April 28, 1998. Nevada Power would have contributed to combined market value (Nevada Power market value plus Sierra Pacific market value), 53.4% and combined

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
enterprise value (Nevada Power enterprise value plus Sierra Pacific enterprise value), 54.4%. The results of this contribution analysis are not necessarily indicative of the contributions that the respective businesses may have in the future.

    DISCOUNTED CASH FLOW ANALYSIS: PaineWebber analyzed Nevada Power and Sierra Pacific based on an unleveraged discounted cash flow analysis of the projected financial performance of Nevada Power and Sierra Pacific, respectively. Such projected financial performance was based upon five-year forecasts for Nevada Power and Sierra Pacific provided to PaineWebber. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon ranges of multiples of EBITDA and EBIT of 8.0x-9.5x and 11.5x-13.0x, respectively. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates of 7.5%-9.0%.

    PaineWebber also analyzed pro forma Sierra Pacific based on an unleveraged discounted cash flow analysis of the projected financial performance of pro forma Sierra Pacific. Such projected financial performance was based upon a five-year forecast for pro forma Sierra Pacific developed by PaineWebber that considers the potential pro forma results of the Mergers. In developing this forecast, PaineWebber applied the Assumptions and combined the projected operating results of Nevada Power provided to PaineWebber with the corresponding projected operating results of Sierra Pacific provided to PaineWebber. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon ranges of multiples of EBITDA and EBIT of 8.0x-9.5x and 11.5x-13.8x, respectively. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates of 7.0%-8.5%.

    PRO FORMA MERGERS ANALYSIS: PaineWebber performed an analysis of the potential pro forma results of the Mergers for the fiscal years beginning 1999 through 2003. In performing this analysis, PaineWebber applied the Assumptions and combined the projected operating results of Nevada Power provided to PaineWebber with the corresponding projected operating results of Sierra Pacific provided to PaineWebber to arrive at the pro forma Sierra Pacific projected net income. PaineWebber divided this by the pro forma Sierra Pacific Common Stock outstanding to arrive at the pro forma Sierra Pacific EPS. PaineWebber then compared the pro forma Sierra Pacific EPS to Nevada Power's projected stand-alone EPS provided to PaineWebber. This analysis suggested that the Mergers should result in accretion to holders of Nevada Power Common Stock that elected or were deemed to have elected Nevada Power Stock Consideration, as specified in the Merger Agreement, in 1999 and thereafter, assuming the Mergers were consummated at the beginning of 1999.

    Nevada Power selected PaineWebber to be its exclusive financial advisor in connection with the Mergers because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

    Pursuant to an engagement letter between Nevada Power and PaineWebber dated September 5, 1997, Nevada Power has agreed to pay PaineWebber for its services in connection with the Mergers an aggregate fee of 0.54% of Sierra Pacific total consideration (Sierra Pacific Merger Consideration multiplied by Sierra Pacific Common Stock outstanding), payable as follows: (i) $100,000 payable upon execution of the engagement letter; (ii) $1.2 million payable upon the rendering of the PaineWebber Opinion; (iii) $750,000 payable upon the signing of the Merger Agreement; and (iv) 0.54% of Sierra Pacific total consideration, payable upon the Effective Time of the Second Merger, against which the previously paid fees are credited. In addition, PaineWebber will be reimbursed for all of its related out-of-pocket expenses. Nevada Power also agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws. The terms of the fee arrangement with PaineWebber were negotiated at arms'-length between Nevada Power and PaineWebber and the

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
Nevada Power Board of Directors was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to PaineWebber is contingent upon consummation of the Mergers.

    In the past, PaineWebber and its affiliates have provided financial advisory services and financing services for Nevada Power, and have received fees for the rendering of these services. PaineWebber may provide financial advisory services to, and may act as underwriter or placement agent for, Nevada Power, Sierra Pacific and pro forma Sierra Pacific in the future. In the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of Nevada Power, Sierra Pacific and pro forma Sierra Pacific for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

    OPINION OF SIERRA PACIFIC'S FINANCIAL ADVISORS. Sierra Pacific received opinions from its financial advisors SG Barr Devlin and Merrill Lynch as more fully described below.

    OPINION OF SG BARR DEVLIN.


    On March 1, 1994, Sierra Pacific entered into an engagement letter with SG Barr Devlin pursuant to which SG Barr Devlin was retained to act as Sierra Pacific's financial and strategic advisor with respect to assisting Sierra Pacific in developing and implementing future strategic and financial courses of action. On March 1, 1998, such letter was revised to include a potential business combination with Nevada Power. SG Barr Devlin has delivered its written opinions to the Sierra Pacific Board, dated April 29, 1998 and the date of this Joint Proxy Statement/Prospectus, to the effect that, on and as of the dates of the opinions, and based upon assumptions made, matters considered, and limits of the review, as set forth in the opinions, the Sierra Pacific Merger Consideration to be issued in the First Merger, in light of the Nevada Power Merger Consideration to be issued in the Second Merger, was and is fair, from a financial point of view, to the holders of Sierra Pacific Common Stock. A copy of the opinion of SG Barr Devlin, dated the date of this Joint Proxy Statement/Prospectus, is attached to this Joint Proxy Statement/Prospectus as Annex C and is incorporated herein by reference. The April 29, 1998 opinion is substantially identical to the opinion attached hereto. Holders of Sierra Pacific Common Stock are urged to read carefully the opinion in its entirety for assumptions made, matters considered and the limits of the review undertaken by SG Barr Devlin.



    In connection with rendering its opinion dated the date of this Joint Proxy Statement/Prospectus, SG Barr Devlin (i) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1997, and the Form 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1998 and June 30, 1998 for Sierra Pacific and SPPC; (ii) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1997, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1998 and June 30, 1998 for Nevada Power; (iii) reviewed certain other filings with the SEC and other regulatory authorities made by Sierra Pacific, SPPC and Nevada Power during the last three years, including proxy statements, FERC Forms 1 and 2, Forms 8-K and registration statements; (iv) reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of Sierra Pacific and Nevada Power furnished to SG Barr Devlin by Sierra Pacific and Nevada Power; (v) conducted discussions with members of senior management of Sierra Pacific and Nevada Power concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies and other benefits which might be realized for the benefit of the combined company following the Mergers; (vi) reviewed the historical market prices and trading activity for shares of Sierra Pacific Common Stock and Nevada Power Common Stock and compared them with those of certain publicly traded companies deemed by SG Barr Devlin to be relevant; (vii) compared the results of operations of Sierra Pacific and Nevada Power with those of certain companies deemed by SG Barr Devlin to be relevant; (viii) compared the proposed financial terms of the First Merger, in light of the Second Merger, with the financial terms of certain business combinations deemed by SG Barr Devlin to be relevant;

(ix) analyzed the respective contributions in terms of assets, earnings, cash flow and shareholders' equity of Sierra Pacific and Nevada Power to the combined company; (x) analyzed the valuation of shares of Sierra Pacific Common Stock and Nevada Power Common Stock using various valuation methodologies deemed by SG Barr Devlin to be appropriate; (xi) considered the pro forma capitalization, earnings and cash flow of the combined company; (xii) compared the pro forma capitalization ratios, earnings per share, dividends per share, cash flow per share and payout ratio of the combined company with each of the corresponding current and projected values for Sierra Pacific and Nevada Power on a stand-alone basis; (xiii) reviewed the Merger Agreement; (xiv) reviewed the Joint Proxy Statement/Prospectus and (xv) reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and taken into account such other matters as SG Barr Devlin deemed necessary or appropriate for purposes of this opinion.



    In preparing its opinions, SG Barr Devlin relied, without independent verification, on the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to it by Sierra Pacific and Nevada Power, and upon the assurances of management of Sierra Pacific and Nevada Power that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Sierra Pacific and Nevada Power, SG Barr Devlin relied upon assurances of management of Sierra Pacific and Nevada Power that such projections were reasonably prepared and reflected the best currently available estimates and judgments of the managements of Sierra Pacific and Nevada Power as to the future financial performance of Sierra Pacific and Nevada Power and as to the projected outcomes of legal, regulatory, and other contingencies. SG Barr Devlin assumed that the estimated operating synergies (the "synergies") were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Sierra Pacific and Nevada Power as to the future financial performance of Sierra Pacific and Nevada Power and as to the projected outcomes of legal, regulatory, and other contingencies. SG Barr Devlin was not provided with and did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Sierra Pacific or Nevada Power, nor did SG Barr Devlin make any physical inspection of the properties or assets of Sierra Pacific or Nevada Power.



    In arriving at its opinions, SG Barr Devlin assumed that the Mergers will be tax-free reorganizations as described in Section 368 of the Code and the regulations thereunder, and that Sierra Pacific, Nevada Power, LAKE Merger Sub, DESERT Merger Sub and holders of Sierra Pacific Common Stock and Nevada Power Common Stock who exchange their shares solely for the stock of the combined company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the First Merger or the Second Merger, as the case may be. In addition, SG Barr Devlin has assumed that the combination will be accounted for by the purchase method of accounting. SG Barr Devlin's opinions are based upon general financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it, as of the respective dates of the opinions. SG Barr Devlin's opinions are directed to the Sierra Pacific Board and the fairness, from a financial point of view, of the Sierra Pacific Merger Consideration taken as a whole (in light of the Nevada Power Merger Consideration taken as a whole), and not to the fairness of the Sierra Pacific Stock Consideration or the Sierra Pacific Cash Consideration individually, as to which SG Barr Devlin is expressing no opinion; and does not address any other aspect of the Mergers and do not constitute a recommendation to any holder of Sierra Pacific Common Stock as to how such holder should vote at the Sierra Pacific Special Meeting. Although SG Barr Devlin evaluated the fairness of the Sierra Pacific Merger Consideration taken as a whole to the holders of Sierra Pacific Common Stock, the specific Sierra Pacific Merger Consideration was determined by Sierra Pacific and Nevada Power through arm's-length negotiations. Sierra Pacific did not place any limitations upon SG Barr Devlin with respect to the procedures followed or factors considered by SG Barr Devlin in rendering its opinions.


    SG Barr Devlin has advised Sierra Pacific that, in its view, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not

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
readily susceptible to summary description. Furthermore, in arriving at its fairness opinions, SG Barr Devlin did not attribute any particular weight to any analysis or factor considered by it, nor did SG Barr Devlin ascribe a specific range of fair values to Sierra Pacific; rather, SG Barr Devlin made its determination as to the fairness of the Sierra Pacific Merger Consideration taken as a whole on the basis of qualitative judgments as to the significance and relevance of each of the financial and comparative analyses and factors described below. Accordingly, notwithstanding the separate factors summarized below, SG Barr Devlin believes that its analyses must be considered as a whole and that considering any portions of these analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinions. In its analyses, SG Barr Devlin made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Sierra Pacific's and Nevada Power's control. Any estimates in these analyses do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or reflect the prices at which businesses actually may be sold.


    In connection with rendering its opinions dated April 29, 1998 and the date of this Joint Proxy Statement/Prospectus and preparing its various written and oral presentations to the Sierra Pacific Board, SG Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors of which the material analyses and factors are summarized below. While this summary describes the material analyses performed and factors considered, it does not purport to be a complete description of the analyses performed or factors considered by SG Barr Devlin. The results of the analyses described in this summary were discussed with the Sierra Pacific Board at its meeting on April 29, 1998. SG Barr Devlin derived implied exchange ratios based upon what these analyses, when considered in light of the judgment and experience of SG Barr Devlin, suggested about the relative value of Sierra Pacific Common Stock to Nevada Power Common Stock. SG Barr Devlin's opinions are based upon its consideration of the collective results of all such analyses, together with the other factors referred to in its opinions. In connection with the opinion dated the date hereof, SG Barr Devlin performed certain procedures to update its analyses made for its April 29, 1998 opinion and reviewed with the management of Sierra Pacific and Nevada Power the assumptions upon which such analyses were based. The results of such analyses were substantially the same as those for the April 29, 1998 opinion of SG Barr Devlin.


    STOCK TRADING HISTORY. SG Barr Devlin reviewed the performance of the per share market prices and trading volumes of Sierra Pacific Common Stock and Nevada Power Common Stock and compared such per share market price movements to movements in (i) the Standard and Poor's Utility Index and (ii) the Standard and Poor's 500 Composite Index to provide perspective on the current and historical stock price performance of Sierra Pacific and Nevada Power relative to one another and selected market indices. SG Barr Devlin also calculated the ratio of the per share weekly closing market price of Sierra Pacific to the per share weekly closing market price of Nevada Power for the period January 1, 1993 to April 24, 1998. This analysis showed that over this period Sierra Pacific Common Stock traded at a price as high as 1.52 times, as low as 0.79 times and at an average of 1.11 times the then-current per share market price of Nevada Power Common Stock. For the 10-day and 16-month periods ended April 28, 1998, Sierra Pacific Common Stock traded at an average of 1.44 times the then-current per share market price of Nevada Power Common Stock. This analysis was utilized to provide historical background for the manner in which the public trading market had valued Sierra Pacific and Nevada Power in absolute terms and relative to each other.

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    DISCOUNTED CASH FLOW ANALYSIS.  To determine an implied exchange ratio based upon a discounted cash flow ("DCF") analysis, SG Barr Devlin prepared and reviewed the results of unleveraged DCF analyses for both Sierra Pacific and Nevada Power, assuming that Sierra Pacific and Nevada Power performed in accordance with the operating and financial projections provided by their respective managements for the period 1998 through 2002 (the "Projection Period"), as revised by SG Barr Devlin to reflect certain adjustments it deemed appropriate (collectively, the "Projections"). The purpose of the DCF analysis was to determine the present value of each of Sierra Pacific and Nevada Power.
To calculate the present value, the projected unleveraged free cash flows for each year during the Projection Period, together with the estimated value of the business in the final year of the Projection Period, were discounted to the present. SG Barr Devlin estimated terminal values for Sierra Pacific and Nevada Power by applying multiples to (i) the projected earnings before interest and taxes ("EBIT") in 2002, (ii) the projected earnings before interest, taxes, depreciation and amortization ("EBITDA") in 2002, (iii) the projected book value of common equity as of year-end 2002 and (iv) the projected net income for 2002. The multiples applied were based on analyses of the corresponding multiples of certain public companies comparable to Sierra Pacific and Nevada Power. For the purposes of these analyses, the terminal multiple ranges used for both Sierra Pacific and Nevada Power were 10.5x-12.5x with respect to EBIT, 7.5x-8.5x with respect to EBITDA, 1.50x-1.90x with respect to book value and 14.0x-16.5x with respect to net income. The cash flow streams and terminal values were then discounted to present value using discount rates that ranged from 6.0% to 7.0% for both Sierra Pacific and Nevada Power. This analysis produced reference values of $35.41 to $45.38 per share in the case of Sierra Pacific and $23.74 to $32.33 per share in the case of Nevada Power. The implied range of exchange ratios resulting from these reference values was 1.10 to 1.91, with a midpoint value of 1.44.

    DISCOUNTED DIVIDEND ANALYSIS. SG Barr Devlin prepared and reviewed the results of discounted dividend analyses of Sierra Pacific and Nevada Power based on certain financial assumptions relating to projected dividends per share for each year in the Projection Period. To calculate the value of a stock using discounted dividend analysis, the projected dividend per share for each fiscal year together with the estimated share price as of fiscal year-end 2002 are discounted to the present at an estimated cost of equity capital rate. SG Barr Devlin estimated the fiscal year-end 2002 share price by dividing (x) the estimated annualized fiscal year-end dividend in 2002 by (y) the estimated cost of equity capital rate less the estimated sustainable rate of growth in the respective company's dividends after fiscal year 2002. SG Barr Devlin considered market-derived cost of equity capital rates ranging from 9.25% to 10.25% and sustainable dividend growth rates ranging from 5.50% to 6.50% for Sierra Pacific and market-derived cost of equity capital rates ranging from 8.00% to 9.25% and sustainable dividend growth rates ranging from 4.50% to 5.25% for Nevada Power. This analysis produced reference values of $25.82 to $42.43 per share in the case of Sierra Pacific and $18.05 to $29.60 per share in the case of Nevada Power. The implied range of exchange ratios resulting from these reference values was 0.87 to 2.35, with a midpoint value of 1.43.


    COMPARABLE TRANSACTION ANALYSIS. SG Barr Devlin reviewed certain transactions involving mergers between regulated electric or electric and gas utilities or holding companies for regulated electric or electric and gas utilities (the "Comparable Transactions"). The Comparable Transactions were selected because they were strategic combinations of electric, or electric and gas, utility companies (or their holding companies) which possessed general business, operating and financial characteristics representative of companies in the industries in which Sierra Pacific and Nevada Power operate. The Comparable Transactions included Enova Corporation/Pacific Enterprises, Delmarva Power & Light Company/Atlantic Energy, Inc., Kansas City Power & Light Company/UtiliCorp United, WPL Holdings, Inc./IES Industries Inc./Interstate Power Company, Baltimore Gas and Electric Company/Potomac Electric Power Company, Public Service Company of Colorado/Southwestern Public Service Company, Wisconsin Energy Corporation/Northern States Power Company, Midwest Resources Inc./Iowa-Illinois Gas and Electric Company, The Washington Water Power Company/Sierra Pacific Resources and The Cincinnati Gas & Electric Company/PSI Resources, Inc.

    SG Barr Devlin calculated the implied equity consideration for each of the Comparable Transactions as a multiple of each company's respective latest 12-month net income available to common stock, latest 12-month cash flow, and book value of common equity for the most recently available fiscal quarter preceding the transaction. In addition, SG Barr Devlin calculated the "implied total consideration" (defined as the sum of the implied equity consideration plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations and minority interests, minus cash and option proceeds, if any) for each of the Comparable Transactions as a multiple of each company's respective latest 12-month EBIT and EBITDA. The implied range of exchange ratios resulting from this analysis was 1.13 to 2.02, with a midpoint value of 1.51.

    Because the reasons for and circumstances surrounding each of the Comparable Transactions analyzed were diverse and because of the inherent differences between the operations of Sierra Pacific, Nevada Power and the companies in the selected transactions, SG Barr Devlin believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Mergers. SG Barr Devlin believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Mergers which would affect the relative values of Sierra Pacific and Nevada Power.


    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS. Using publicly available information, SG Barr Devlin compared selected financial information and ratios for Sierra Pacific and Nevada Power with the corresponding financial information and ratios for a group of electric or electric and gas utilities (or their holding companies) deemed by SG Barr Devlin to be comparable to Sierra Pacific and Nevada Power (the "Comparable Companies"). The Comparable Companies were selected on the basis of being companies which possessed general business, operating and financial characteristics representative of companies in the industries in which Sierra Pacific and Nevada Power operate. The Comparable Companies included Black Hills Corporation, Central Louisiana Electric Company, Inc., The Empire District Electric Company, Idaho Power Company, The Montana Power Company, Orange and Rockland Utilities, Inc., PacificCorp, PG&E Corporation, Potomac Electric Power Company, Puget Sound Energy, Inc. and The Washington Water Power Company.


    In evaluating the current market values of Sierra Pacific Common Stock and Nevada Power Common Stock, SG Barr Devlin determined ranges of multiples for selected financial ratios for the Comparable Companies, including (i) the market value of outstanding common stock as a multiple of (a) net income available to common stock for the latest 12-month period ended December 31, 1997 (the "LTM Period"), (b) projected net income available to common stock for the 12-month period ended December 31, 1998, (c) after-tax cash flow from operations for the LTM Period and (d) book value of common equity for the most recently available fiscal quarter ended December 31, 1997; and (ii) the "aggregate market value" (defined as the sum of the market value of common stock, plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of (a) EBIT for the LTM Period and (b) EBITDA for the LTM Period. This analysis produced reference values of $31.10 to $38.91 per share in the case of Sierra Pacific and $21.31 to $26.90 per share in the case of Nevada Power. The implied range of exchange ratios resulting from these reference values was 1.16 to 1.83, with a midpoint value of 1.45.

    SG Barr Devlin also evaluated the projected year-end market values of shares of Sierra Pacific Common Stock and Nevada Power Common Stock for the years 1998 through 2000. These projected year-end market values were based on selected ranges of multiples for the Comparable Companies and (i) net income available to common stock, (ii) after-tax cash flow from operations, (iii) book value of common equity and (iv) dividends on common stock. The implied range of exchange ratios resulting from these market values was 1.23 to 1.86, with a midpoint value of 1.50.

    Because of the inherent differences between the operations of Sierra Pacific, Nevada Power and the Comparable Companies, SG Barr Devlin believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Mergers. SG Barr Devlin believed that an

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appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the characteristics of the Comparable Companies, Sierra Pacific and Nevada Power.

    CONTRIBUTION ANALYSIS. SG Barr Devlin calculated the relative contribution of Sierra Pacific and Nevada Power to the combined company with respect to (i) net income available to common stock, (ii) after-tax cash flow from operations,
(iii) book value of common equity, (iv) EBIT and (v) EBITDA, for each of the years 1997 through 2001. These contribution indices yielded implied exchange ratios ranging from 1.35 to 1.60, with a midpoint value of 1.48.


    PRO FORMA MERGER ANALYSIS. SG Barr Devlin analyzed certain pro forma effects to the holders of Sierra Pacific Common Stock resulting from the Mergers, based on the Sierra Pacific Merger Consideration and the Nevada Power Merger Consideration, for the period 1999 through 2002. This analysis was based upon the Projections, with an adjustment for the retention of a portion of the synergies. For holders of Sierra Pacific Common Stock receiving the Sierra Pacific Stock Consideration, the analysis showed meaningful accretion in earnings per share and cash flow per share, with slight accretion in dividends per share.


    SG Barr Devlin was selected as Sierra Pacific's financial advisor because SG Barr Devlin and principals of SG Barr Devlin have significant experience in the investment banking and electric and gas utility industries. SG Barr Devlin is a division of Societe Generale specializing in strategic and merger advisory services to the electric and gas utility industries, the energy industry and selected other industries. In this capacity, SG Barr Devlin and principals of SG Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the electric, gas and energy industries and are constantly engaged in the valuation of businesses and securities in those industries.


    Pursuant to the terms of SG Barr Devlin's engagement, Sierra Pacific has agreed to pay SG Barr Devlin for its services in connection with the Mergers (i) a financial advisory retainer fee of $50,000 per quarter commencing March 1, 1998; (ii) an initial financial advisory progress payment of $1,095,781 payable upon execution of the Merger Agreement; (iii) a second financial advisory progress payment estimated at $1,133,438 payable upon approval by the holders of Sierra Pacific Common Stock of the First Merger; and (iv) a transaction fee based on the aggregate size of the Sierra Pacific Merger Consideration, ranging from 0.45% of such aggregate consideration (for a transaction with an aggregate consideration of $1,000,000,000) to 0.41% of such aggregate consideration (for a transaction with an aggregate consideration of $2,000,000,000). All financial advisory progress payments, up to a total of $200,000 of financial advisory retainer fees and an additional amount estimated at $503,750 would be credited against any transaction fee payable to SG Barr Devlin. Sierra Pacific has agreed to reimburse SG Barr Devlin for its out-of-pocket expenses, including fees and expenses of legal counsel and other advisors engaged with the consent of Sierra Pacific, and to indemnify SG Barr Devlin against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.


    SG Barr Devlin has rendered from time to time various investment banking and other financial advisory services to Sierra Pacific for which SG Barr Devlin received customary compensation. Since January 1, 1997, SG Barr Devlin has earned compensation from Sierra Pacific with respect to such services of approximately $250,000, excluding compensation with respect to its services related to the Mergers.

    OPINION OF MERRILL LYNCH

    On April 29, 1998, Merrill Lynch delivered its oral opinion, which opinion was subsequently confirmed in written opinions dated as of such date and as of the date of this Joint Proxy Statement/ Prospectus, to the Sierra Pacific Board to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of review set forth in such opinions, the Sierra Pacific Merger Consideration to be issued in the First Merger, in light of the Nevada Power Merger Consideration to be issued in the Second Merger, was fair from a financial point of view to the holders of the Sierra Pacific

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Common Stock. References herein to the "Merrill Lynch Opinion" refer to the written opinion of Merrill Lynch dated as of the date of this Joint Proxy Statement/Prospectus.

    A COPY OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SIERRA PACIFIC STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS DIRECTED ONLY TO THE FAIRNESS OF THE SIERRA PACIFIC MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SIERRA PACIFIC STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SIERRA PACIFIC MEETING. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, WHICH IS ATTACHED AS ANNEX D HERETO.

    In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things:
(i) reviewed certain publicly available business and financial information relating to Nevada Power and Sierra Pacific that Merrill Lynch deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Nevada Power and Sierra Pacific, as well as the amount and timing of the cost savings and related expenses and synergies estimated to result from the Mergers (the "Estimated Synergies") furnished to Merrill Lynch by Nevada Power and Sierra Pacific, respectively; (iii) conducted discussions with members of senior management and representatives of Nevada Power and Sierra Pacific concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Mergers and the Estimated Synergies; (iv) reviewed the market prices and valuation multiples for the Nevada Power Common Stock and the Sierra Pacific Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (v) reviewed the results of operations of Nevada Power and Sierra Pacific and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (vi) compared the proposed financial terms of the Mergers with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant; (vii) participated in certain discussions and negotiations among representatives of Nevada Power and Sierra Pacific and their financial and legal advisors; (viii) reviewed the potential pro forma impact of the Mergers; (ix) reviewed the Merger Agreement; and (x) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

    In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Nevada Power or Sierra Pacific and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Nevada Power or Sierra Pacific. With respect to the financial forecast information and the Estimated Synergies furnished to or discussed with Merrill Lynch by Nevada Power or Sierra Pacific, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of Nevada Power's or Sierra Pacific's management as to the expected future financial performance of Nevada Power or Sierra Pacific, as the case may be, and the Estimated Synergies. Merrill Lynch further assumed that the First Merger will constitute a tax-free transaction to Sierra Pacific and that the Second Merger will qualify as a tax-free reorganization, respectively, for U.S. federal income tax purposes.

    The Merrill Lynch Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch, as of the date

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of the Merrill Lynch Opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Mergers, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Mergers.

    Because different holders of Sierra Pacific Common Stock may receive different combinations of cash and Sierra Pacific Common Stock pursuant to the First Merger, the Merrill Lynch Opinion addressed the fairness from a financial point of view of the Sierra Pacific Merger Consideration to be issued to the holders of Sierra Pacific Common Stock pursuant to the First Merger as a group, rather than the fairness of the Sierra Pacific Merger Consideration to be issued to any individual holder of Sierra Pacific Common Stock.

    In connection with the preparation of the Merrill Lynch opinions, Merrill Lynch was not authorized by Sierra Pacific or the Sierra Pacific Board of Directors, to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of Sierra Pacific.

    The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at the Merrill Lynch opinion delivered to the Sierra Pacific Board of Directors on April 29, 1998.

    DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch derived estimated valuation ranges for Sierra Pacific and Nevada Power by performing discounted cash flow ("DCF") analyses.

    In the case of Sierra Pacific, the DCF was calculated assuming discount rates ranging from 7.25% to 8.25% and was comprised of the sum of the present values of (i) the projected unlevered free cash flows for the years 1999 to 2002 as estimated by Sierra Pacific and (ii) the year 2002 terminal value based upon
(a) a range of multiples of projected year 2002 net income of from 14.0x to 16.0x and (b) a range of multiples of projected year 2002 book value of from 1.60x to 2.00x. This analysis resulted in an implied equity value (net of outstanding debt) per share of Sierra Pacific Common Stock of from $32.40 to $39.25 under the net income method and an implied equity value per share of Sierra Pacific Common Stock of from $33.16 to $43.78 under the book value method. In the case of Nevada Power, the DCF was calculated assuming discount rates ranging from 7.25% to 8.25% and was comprised of the sum of the present values of (i) the projected unlevered free cash flows for the years 1999 to 2001 as estimated by Nevada Power, and (ii) the year 2001 terminal value based upon
(a) a range of multiples of projected year 2001 net income of from 15.0 to 17.0x and (b) a range of multiples of projected year 2001 book value of from 1.60x to 2.0x. This analysis resulted in an implied equity value (net of outstanding debt) per Nevada Power Share of from $21.29 to $25.66 under the net income method and an implied equity value per Nevada Power Share of from $23.93 to $31.71 under the book value method.

    Based upon the estimated valuation ranges of Sierra Pacific and Nevada Power set forth above, Merrill Lynch calculated a range of implied exchange ratios (net of cash distributions of $151.6 million to Sierra Pacific stockholders and $304.6 million to Nevada Power stockholders) of shares of Sierra Pacific Common Stock per each Nevada Power Share ranging from 0.445x to 0.715x under the net income method and 0.461x to 0.910x under the book value method (as compared to an implied pro rata ratio of 0.769x in the Second Merger).

    COMPARABLE PUBLICLY TRADED COMPANY ANALYSIS. Using publicly available information, Merrill Lynch compared certain financial and operating information and ratios (described below) for Sierra Pacific and Nevada Power, respectively, with the corresponding financial and operating information and ratios for separate groups of publicly traded companies that Merrill Lynch deemed to be reasonably comparable to Sierra Pacific and Nevada Power, respectively. The companies included in the Sierra Pacific comparable company analyses were: Idaho Power Company, The Montana Power Company, New Century Energies, Inc., Nevada Power and Washington Water Power Company (collectively, the "Sierra Pacific Comparables"). The companies included in the Nevada Power analyses were: Idaho Power Company, The

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Montana Power Company, New Century Energies, Inc., Sierra Pacific and Washington
Water Power Company (collectively, the "Nevada Power Comparables").

    Merrill Lynch derived an estimated valuation range for Sierra Pacific by comparing: (i) current trading value to estimated 1998 earnings per share for the Sierra Pacific Comparables, which estimates were obtained from International Brokers Estimate System ("IBES") (as of April 16, 1998) and ranged from 13.5x to 16.6x with a mean of 14.8x (as compared to a multiple of 13.8x for the Sierra Pacific Common Stock); (ii) current trading value to estimated 1999 earnings per share for the Sierra Pacific Comparables, which estimates were obtained from IBES (as of April 16, 1998) and ranged from 13.2x to 15.9x with a mean of 14.2x (as compared to a multiple of 13.3x for the Sierra Pacific Common Stock); and
(iii) current trading value to book value for the Sierra Pacific Comparables, which ranged from 1.46x to 2.19x with a mean of 1.84x (as compared to a multiple of 1.67x for the Sierra Pacific Common Stock). These three analyses resulted in an implied per share range of values of the Sierra Pacific Common Stock (based on 30.9 million shares outstanding) of $34.03 to $41.85, $34.98 to $42.14 and $29.89 to $41.15, respectively.

    Merrill Lynch derived an estimated valuation range for Nevada Power by comparing: (i) current trading value to estimated 1998 earnings per share for the Nevada Power Comparables, which estimates were obtained from IBES (as of April 16, 1998) and ranged from 13.8x to 16.6x with a mean of 14.8x (as compared to a multiple of 13.5x for the Nevada Power Common Stock); (ii) current trading value to estimated 1999 earnings per share for the Nevada Power Comparables, which estimates were obtained from IBES (as of April 16, 1998) and ranged from 13.3x to 15.9x with a mean of 14.2x (as compared to a multiple of 13.2x for the Nevada Power Common Stock); and (iii) current trading value to book value for the Nevada Power Comparables, which ranged from 1.67x to 2.19x with a mean of 1.88x (as compared to a multiple of 1.46x for the Nevada Power Common Stock). These three analyses resulted in an implied per share range of values of the Nevada Power Common Stock (based on 50.7 million shares outstanding) of $25.24 to $30.36, $26.55 to $31.74 and $27.46 to $33.06, respectively.

    Based upon the estimated valuation ranges of Sierra Pacific and Nevada Power set forth above, Merrill Lynch calculated a range of implied exchange ratios (net of cash distributions of $151.6 million to Sierra Pacific stockholders and $304.6 million to Nevada Power stockholders) of shares of Sierra Pacific Common Stock per each Nevada Power Share ranging from 0.520x to 0.836x based on the estimated 1998 earnings analysis, 0.552x to 0.855x based on the estimated 1999 earnings analysis and 0.592x to 1.082x based on the current trading value to book value analysis (as compared to an implied pro rata ratio of 0.769x in the Second Merger).

    No public company utilized as a comparison in the analyses described above is identical to Sierra Pacific or Nevada Power. Accordingly, an analysis of publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

    PRO FORMA COMBINATION ANALYSIS. Merrill Lynch also analyzed certain pro forma effects resulting from the Mergers, including the potential impact to Sierra Pacific's projected stand-alone earnings per share, dividends per share, and cash flow from operations. Using the projected earnings for the years 1999 through 2001 provided by the respective managements of Sierra Pacific and Nevada Power, Merrill Lynch compared the projected earnings per share of Sierra Pacific Stock on a stand-alone basis (assuming the Mergers do not occur) to the per share earnings of a Sierra Pacific stockholder assuming the Mergers occur with the exchange ratios contemplated by the Merger Agreement. In addition, Merrill Lynch considered certain estimated synergies expected to be achieved as a result of the Mergers. For the pro forma analysis, it was assumed that $20 million of pre-tax synergies would be realized by the stockholders of the combined company.

    Assuming inclusion of the synergies as detailed above, the analysis indicated that the Mergers would be (i) accretive to the projected earnings per share of a Sierra Pacific stockholder by7.8% in 1999, 4.7% in

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2000 and 3.8% in 2001; (ii) accretive to projected dividends per share of a
Sierra Pacific stockholder by5.9% in 1999, 7.5% in 2000 and 9.0% in 2001; and
(iii) accretive to cash flow from operations by 14.7% in 1999, 17.3% in 2000 and 18.0% in 2001.

    In addition, Merrill Lynch performed an analysis assuming the exchange ratios contemplated by the Merger Agreement with no synergies. The analysis indicated that the Mergers would be dilutive to the projected earnings per share of a Sierra Pacific stockholder by 1.7% in 1999, 3.9% in 2000 and 4.8% in 2001 and accretive to cash flow from operations by 10.2% in 1999, 13.0% in 2000 and 13.6% in 2001.

    In connection with the Merrill Lynch Opinion, Merrill Lynch performed certain procedures to update its analyses made for its April 29, 1998 opinion and reviewed with the management of both Sierra Pacific and Nevada Power the assumptions upon which such analyses were based. The results of such analyses were substantially the same as those of the April 29, 1998 opinion of Merrill Lynch.

    The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at the Merrill Lynch opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses set forth in the Merrill Lynch opinions. In its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Sierra Pacific's, Nevada Power's and Merrill Lynch's control. Any estimates contained in Merrill Lynch's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

    The Sierra Pacific Board of Directors selected Merrill Lynch to act as its financial advisor because of Merrill Lynch's reputation as an internationally recognized investment banking firm with substantial experience in transactions similar to the Mergers and because it is familiar with Sierra Pacific and its business. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

    Pursuant to a letter agreement dated April 8, 1998, Sierra Pacific has agreed to pay Merrill Lynch (i) a $250,000 retainer fee and (ii) a transaction fee (the "Transaction Fee") of approximately $4,180,000 against which the amount referred to in clause (i) will be credited. The Transaction Fee is payable in three installments as follows: (a) 25% upon the execution of the Merger Agreement, (b) 25% upon the approval of the Mergers by the Sierra Pacific stockholders and (c) any remaining unpaid portion upon the closing of the Mergers. Sierra Pacific has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses (including the reasonable fees and disbursements of legal counsel), subject to certain limitations, and to indemnify Merrill Lynch and certain related parties from and against certain liabilities, including liabilities under the federal securities laws arising out of its engagement.

    Merrill Lynch has, in the past, provided financial advisory and financing services to Sierra Pacific and financing services to Nevada Power and has received fees for the rendering of such services. In addition, in the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade the securities of Sierra Pacific or Nevada Power for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    In considering the recommendations of the Boards of Directors of Nevada Power and Sierra Pacific with respect to the Mergers, stockholders should be aware that certain members of Nevada Power's and Sierra Pacific's management and Boards of Directors have interests in the Mergers that are in addition to

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the interests of stockholders of Nevada Power and Sierra Pacific generally. The
Board of Directors of each of Nevada Power and Sierra Pacific was aware of such interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    EMPLOYMENT AGREEMENTS. The Employment Agreements with each of Messrs. Niggli and Malquist will become effective only at the Effective Time of the Second Merger. The Employment Agreement of Mr. Niggli will replace his existing employment agreement that became effective as of February 2, 1998 and Mr. Malquist's Employment Agreement will supersede his existing Sierra Pacific Change in Control Agreement. The Employment Agreements are described in greater detail under "--Employment Agreements" below. See "Sierra Pacific Following The Mergers--Management of Sierra Pacific After the Mergers."

    EMPLOYEE PLANS AND SEVERANCE ARRANGEMENTS. Under certain benefit plans, severance arrangements and other employee agreements maintained, or entered into, by Sierra Pacific and Nevada Power, certain benefits may become vested, and certain payments may become payable, in connection with the Mergers. See "--Employee Plans and Severance Arrangements" below.

    BOARD OF DIRECTORS. As provided in the Merger Agreement, at the Effective Time of the Second Merger, the Sierra Pacific Board will consist of 14 members, with seven to be selected by Nevada Power and seven to be selected by Sierra Pacific. Except for Messrs. Niggli and Malquist, the individuals who will be so designated have not been selected. See "Sierra Pacific Following the Mergers--Management of Sierra Pacific After the Mergers."

    INDEMNIFICATION. Pursuant to the Merger Agreement, from and after the Effective Time of the Second Merger, Sierra Pacific and the Surviving Corporation (i) will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who, prior to the Effective Time of the Second Merger, was an officer, director or employee of Sierra Pacific or Nevada Power or any of their subsidiaries against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities or, subject to certain restrictions, amounts paid in settlement, (x) arising out of actions or omissions occurring at or prior to the Effective Time of the Second Merger that are in whole or in part based on, or arising out of, the fact that such person is or was a director, officer or employee of such party, or (y) based on, arising out of or pertaining to the transactions contemplated by the Merger Agreement and (ii) maintain policies of directors' and officers' liability insurance for a period of not less than six years after the Effective Time of the Second Merger. See "The Merger Agreement--Indemnification."

CERTAIN ARRANGEMENTS REGARDING THE DIRECTORS AND MANAGEMENT OF SIERRA PACIFIC
  FOLLOWING THE MERGERS

    Except for Messrs. Niggli and Malquist, to date, Nevada Power and Sierra Pacific have not determined which individuals will be designated to serve as directors of Sierra Pacific as of the Effective Time of the Second Merger.

    The Merger Agreement provides that during the three year period commencing at the Effective Time of the Second Merger, certain provisions thereof (including provisions relating to existing employee agreements and workforce matters) may be enforced on behalf of the officers, directors and employees of Sierra Pacific and Nevada Power, as the case may be, by the directors of Sierra Pacific designated by Nevada Power and Sierra Pacific, respectively (or their successors).

EMPLOYMENT AGREEMENTS

    Forms of the Employment Agreements of Messrs. Niggli and Malquist are included in Annex A as Exhibits 7.15.1 and 7.15.2 to the Merger Agreement, respectively. Messrs. Niggli and Malquist are sometimes hereinafter individually referred to as the "Executive." The Employment Agreements will become effective only at the Effective Time of the Second Merger and will have an initial term of three years commencing at the Effective Time of the Second Merger, which term would automatically be

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
extended in the event of a Change in Control (as defined below) to the third anniversary of the Change in Control (or the consummation of the Change in Control, if later). The extended term is subject to further extension on the occurrence of an additional Change in Control event.

    Pursuant to the Employment Agreements, from the Effective Time of the Second Merger, Mr. Niggli will serve as Chairman and Chief Executive Officer of Sierra Pacific and Chairman of the Surviving Corporation and SPPC, and Mr. Malquist will serve as President and Chief Operating Officer of Sierra Pacific and President and Chief Executive Officer of the Surviving Corporation and SPPC.

    Each Executive's Employment Agreement provides that he will receive annual base salary commensurate with his position and level of responsibility, as determined by the Sierra Pacific Board (or compensation committee thereof), but not less than the Executive's annual base salary as in effect immediately prior to the Effective Time of the Second Merger. Base salary may not be decreased. Each Employment Agreement also provides that the Executive will be eligible to participate in any annual incentive and long-term cash incentive plans applicable to executive and management employees that are authorized by the Sierra Pacific Board (or compensation committee thereof), with such participation, subject to achievement of applicable performance measures, to be at annual target payout or grant levels, respectively, of not less than a percentage of the Executive's annual base salary equal to the corresponding target percentage of annual base salary in effect for the Executive under the Nevada Power or Sierra Pacific plans in which the Executive participated immediately prior to the Effective Time of the Second Merger; provided, however, that the target percentages for one Executive shall in no event be less than the target percentages for the other Executive. The Executives also are entitled to participate in all employee benefit plans in which senior executives of Sierra Pacific are entitled to participate, in certain fringe benefits and in the supplemental retirement plans in which they participated immediately prior to the Effective Time of the Second Merger.

    If during the term of the Employment Agreement Sierra Pacific terminates the employment of the Executive for reasons other than cause (as defined in each Employment Agreement), death or disability or the Executive terminates his employment for good reason (as defined in each Employment Agreement), the Executive will receive, in addition to all compensation earned through the date of termination and coverage and benefits under all benefit and incentive compensation plans to which he is entitled pursuant to the terms thereof, a severance payment equal to three times the sum of his annual base salary and target annual bonus. In addition, the Executive will continue to receive health benefits (i.e., medical insurance, etc.) and life benefits on the same terms and conditions as prior to his termination for 36 months following his termination (the "Continuation Period").

    The Executive has no duty to mitigate, but the health and life benefits listed above will be offset by any benefits payable to the Executive during the Continuation Period from another employer. Under the Employment Agreements, Sierra Pacific will pay any additional amounts sufficient to hold the Executive harmless for any excise tax that might be imposed as a result of the Executive being subject to the federal excise tax on "excess parachute payments" or similar taxes imposed by state or local law in connection with receiving any compensation or benefits pursuant to his Employment Agreement or otherwise that is considered contingent on a change in control. If the Executive dies, is terminated due to permanent disability, is terminated for cause or terminates for other than good reason, in each case during the term of the Employment Agreement, Sierra Pacific will pay to the Executive or the Executive's beneficiaries or estate, as the case may be, all compensation earned through the date of termination and benefits payable under applicable benefit and incentive compensation plans.

    A Change in Control for purposes of the Employment Agreements occurs (i) if Sierra Pacific merges or consolidates, or sells all or substantially all of its assets, and less than 65% of the voting power of the surviving corporation is owned by those stockholders who were stockholders of Sierra Pacific immediately prior to such merger or sale; (ii) any person acquires 20% or more of Sierra Pacific's voting stock; (iii) Sierra Pacific enters into an agreement or Sierra Pacific or any person announces an intent to take any action, the consummation of which would otherwise result in a Change in Control, or the Board of

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Directors of Sierra Pacific adopts a resolution to the effect that a Change in
Control has occurred; (iv) within a two year period, a majority of the directors of Sierra Pacific at the beginning of such period cease to be directors; or (v) the stockholders of Sierra Pacific approve a complete liquidation or dissolution of Sierra Pacific.

    A Change in Control will not be deemed to have occurred under the Employment Agreements by reason of entering into the Merger Agreement or the announcement thereof or the consummation of the Mergers or any other transactions contemplated by the Merger Agreement.

EMPLOYEE PLANS AND SEVERANCE ARRANGEMENTS

    NEVADA POWER. Executive officers of Nevada Power have entered into employment agreements for a three-year term which would automatically be extended in the event of a change in control to the third anniversary of the change in control (or the consummation of the change in control, if later). The extended term is subject to further extension on the occurrence of a further change in control event. The announcement of the execution of the Merger Agreement constituted a change in control under the employment agreements, and the consummation of the Mergers will constitute an additional change in control event. If during the term of an employment agreement Nevada Power (or the Surviving Corporation following the Mergers) terminates the employment of an executive officer covered by an employment agreement for reasons other than cause (as defined in each employment agreement), death or disability or the executive officer terminates his or her employment for good reason (as defined in each employment agreement), the executive officer will receive, in addition to all compensation earned through the date of termination and coverage and benefits under all benefit and incentive compensation plans to which the executive officer is entitled pursuant to the terms thereof, a severance payment equal to two times (or three times for Messrs. Lenzie and Niggli) the sum of his or her annual base salary and target annual bonus. In addition, the executive officer will continue to receive health benefits (I.E., medical insurance, etc.) and life benefits on the same terms and conditions as prior to his or her termination for 24 months (36 months for Messrs. Lenzie and Niggli) following termination. The executive has no duty to mitigate, but the health and life benefits listed above will be offset by any benefits payable to the executive officer during the applicable benefit continuation period from another employer. Under the employment agreements, the executive officer will receive additional amounts sufficient to hold the executive harmless for any excise tax that might be imposed as a result of the executive being subject to the federal excise tax on "excess parachute payments" or similar taxes imposed by state or local law in connection with receiving any compensation or benefits pursuant to the employment agreement or otherwise that is considered contingent on a change in control. Mr. Niggli's employment agreement described in this paragraph will be replaced, at the Effective Time of the Second Merger, by the Employment Agreement described above under "--Employment Agreements." Mr. Lenzie's voluntary retirement at the Effective Time of the Second Merger will not entitle him to severance benefits under his employment agreement.

    The annual incentive plans, 1993 Long-Term Incentive Plan and the Supplemental Executive Retirement Plan of Nevada Power contain provisions relating to change in control. Under the annual incentive plans, after a change in control, eligible participants, whether or not the participants are terminated, including executive officers and participants who terminated prior to the change in control by reason of normal or early retirement or death, will have a right to an immediate cash payment of their annual awards, on a pro-rated basis, based on annual base salary and on the assumption that established targets at the 100% achievement level for the year had been met. Under the 1993 Long-Term Incentive Plan, after a change in control, incentive compensation unit awards for outstanding performance periods will be immediately paid to participating executive officers in the amount of one share of Nevada Power Common Stock for each incentive compensation unit. Under the Supplemental Executive Retirement Plan, the accrued benefit of each executive officer participating therein will become fully vested on the occurrence of a change in control. The consummation of the Mergers will constitute a "change in control" under all the plans described above.

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    If the Mergers were to occur on December 31, 1998 and all executive officers covered by the plans and employment agreements described above were terminated immediately thereafter, it is estimated that, based on currently effective compensation levels, valuation factors, interest rates and a Nevada Power Common Stock price of $24.88, the aggregate after-tax cost of the additional benefits payable to executive officers under the above plans and employment agreements (other than under those employment agreements applicable to Messrs. Lenzie and Niggli) as a result of the Mergers and subsequent terminations would be approximately $7.9 million.

    In addition to the above plans and employment agreements, Nevada Power maintains a Severance Allowance Plan (the "Nevada Power Severance Plan") which covers substantially all employees other than executive officers. Participants are eligible for severance benefits thereunder upon involuntary termination within three years following a change in control for reasons other than cause, retirement or death. In such circumstances, a participant will be entitled to a severance payment of up to 18 months' pay depending on seniority. In addition, the eligible participant will be entitled to continuation of health and life coverage for the same period. Benefits will be reduced to the extent necessary to meet the applicable limitations of Section 280G of the Code. Except to the extent the Nevada Power Severance Plan is amended as permitted by its terms, consummation of the Mergers will constitute a change in control thereunder.

    SIERRA PACIFIC. The Sierra Pacific Change in Control Agreements, entered into with 11 key executives, provide that, upon termination of the executive's employment generally within 24 months following a change in control of Sierra Pacific (as defined in each agreement) either (a) by Sierra Pacific for reasons other than cause (as defined in each agreement), death or disability, or (b) by the executive for good reason (as defined in each agreement), the executive will receive certain payments and benefits. These severance payments and benefits include (i) a lump sum payment equal to three times the sum of the executive's annual base salary and target annual bonus, (ii) a lump sum payment equal to the present value of the additional benefits the executive would have accrued had he continued to participate in Sierra Pacific's retirement plans for an additional three years (or, in the case of Sierra Pacific's Supplemental Executive Retirement Plan only, the greater of three years or the period from the date of termination until the executive's early retirement date, as defined in such plan), (iii) continuation of life, disability, accident, and health insurance benefits for a period of 36 months immediately following termination of employment, (iv) a lump sum payment of the executive's awards, on a pro-rated basis, under the annual and long-term incentive plans for uncompleted periods assuming target goals were met and of unpaid awards earned for completed periods which are contingent only on continued employment to a subsequent date, and (v) post-retirement health care and life benefits to which the executive would have been entitled had the executive terminated within three years following the date of his or her actual termination. Except for Mr. Malquist, the agreements also provide that if any compensation paid, or benefit provided, to the executive, whether or not pursuant to the Change in Control Agreements, would be subject to the federal excise tax on "excess parachute payments," payments and benefits provided pursuant to the agreement will be cut back to the largest amount that would not be subject to such excise tax, if such cutback results in a higher after-tax payment to the executive. In the case of Mr. Malquist, the agreement provides that Sierra Pacific will pay an additional amount sufficient to hold him harmless from such tax. The executive has no duty to mitigate, but the welfare benefits described in clause (iii) above will be offset by any such benefits received or made available to the executives during the 36 month period following termination. Mr. Malquist's Change in Control Agreement will be superseded at the Effective Time of the Second Merger by his Employment Agreement described above under "--Employment Agreements."

    The Mergers will constitute a change in control for the purpose of the Sierra Pacific Change in Control Agreements. In addition, if following the signing of the Merger Agreement and prior to the consummation of the Mergers the executive is terminated by Sierra Pacific without cause at the request of Nevada Power or otherwise in anticipation of the Mergers or the executive terminates for good reason and the circumstance or event constituting good reason occurs at the request or direction of Nevada Power or is otherwise in anticipation of the Mergers, the executive will be deemed to have terminated after a change in control.

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
    If the Mergers were to occur on December 31, 1998 and the employment of all executives were terminated immediately thereafter, entitling them to benefits under the Sierra Pacific Change in Control Agreements (other than that applicable to Mr. Malquist), it is estimated that, based on current compensation levels, valuation factors, interest rates and a Sierra Pacific Common Stock price of $36.50, the aggregate after-tax cost of the benefits payable at the time of termination under the above plans and agreements would be approximately $5.6 million.

    Severance Allowance Plans (the "Sierra Pacific Severance Allowance Plans") adopted in 1986 exist for all employees of Sierra Pacific and its subsidiaries which provide for severance benefits if, within three years after a change in control of Sierra Pacific, there is a termination of employment by Sierra Pacific related to such change in control, or a termination of employment by the employee for good reason, in each case as described in the Sierra Pacific Severance Allowance Plans. In these circumstances, employees, including the currently employed officers of Sierra Pacific, are entitled to a severance payment not to exceed an amount equal to 24 months of the employee's base salary and any bonus depending on position and seniority and the continuation for up to 24 months of participation in Sierra Pacific's group medical and life insurance plans. In addition, non-bargaining unit employees who are at least age 55 and have at least three years of service, would be eligible on termination in these circumstances for retiree medical and life coverage. Change in control is defined in the plan as, among other things, a dissolution or liquidation, a reorganization, merger or consolidation in which Sierra Pacific is not the surviving corporation, the sale of all or substantially all the assets of Sierra Pacific (not the sale of a work unit) or the acquisition by any person or entity of 20% or more of the voting power of Sierra Pacific. Benefits will be reduced to the extent necessary to meet the applicable limitation of Section 280G of the Code or, in the case of non-bargaining unit employees, to the extent necessary to maximize the aggregate after-tax amounts receivable by the employee. Benefits under the Sierra Pacific Change in Control Agreements are in lieu of, and not in addition to, any benefits available under the Sierra Pacific Severance Allowance Plans. Neither execution of the Merger Agreement nor consummation of the Mergers will constitute a change in control under the Sierra Pacific Severance Allowance Plans.

SIERRA PACIFIC RESOURCES' COMMON STOCK REINVESTMENT PLAN

    Sierra Pacific Resources' Common Stock Reinvestment Plan (the "Stock Reinvestment Plan") as in effect at the Effective Time of the Second Merger will continue as the dividend reinvestment and stock purchase plan of Sierra Pacific following the Mergers. Participants in Sierra Pacific's dividend reinvestment plan immediately prior to the Effective Time of the Second Merger will continue to participate in such plan after the Effective Time of the Second Merger. Following the Effective Time of the Second Merger, former common stockholders of Nevada Power will be eligible to participate in the Stock Reinvestment Plan with respect to the shares of Sierra Pacific Common Stock that they receive in the Second Merger. In addition, all accounts under the Nevada Power dividend reinvestment plan will be automatically transferred to the Stock Reinvestment Plan when the Nevada Power Common Stock held therein is exchanged for Sierra Pacific Common Stock in the Mergers.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following discussion is a summary description of the material United States federal income tax consequences of the Mergers and is not intended to be a complete discussion of all potential tax effects that might be relevant to the Mergers. In particular, this summary may not address federal income tax consequences that may be important to a stockholder in light of that stockholder's particular circumstances or to stockholders subject to special rules, such as a stockholder that, at the Effective Time of the Second Merger, is not a U.S. person or is a tax-exempt entity or an individual who acquired Nevada Power Common Stock or Sierra Pacific Common Stock pursuant to the exercise of options or similar securities or otherwise as compensation. Stockholders who elect to receive cash in connection with the Mergers may recognize taxable gains. Such gains will under most circumstances be treated as capital gains. Complicated rules, certain of which are summarized below, apply for determining the character of any

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
gains so recognized. In addition, no information is provided with respect to the tax consequences of the Mergers under foreign, state or local laws. This summary assumes that Sierra Pacific stockholders and Nevada Power stockholders hold their respective stock interests in Sierra Pacific and Nevada Power as capital assets within the meaning of Section 1221 of the Code. Finally, this summary is based on the Code, regulations, rulings, practice, and judicial decisions as in effect on the date of this Joint Proxy Statement/ Prospectus, without consideration of the particular facts or circumstances of any stockholder. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements or conclusions set forth herein. Any such changes or interpretations may be retroactive and could affect the tax consequences to stockholders described herein. CONSEQUENTLY, EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGERS.

    THE MERGERS. The consummation of the Mergers is conditioned upon the receipt by Nevada Power of an opinion from Jones Day and the receipt by Sierra Pacific of an opinion from Skadden Arps substantially to the effect that (i) the First Merger will be a tax-free transaction under the Code and Sierra Pacific, LAKE Merger Sub and the stockholders of Sierra Pacific who exchange their shares solely for the stock of Sierra Pacific will recognize no gain or loss for federal income tax purposes as a result of the consummation of the First Merger, and (ii) the Second Merger will be a tax-free reorganization under the Code and that Nevada Power, DESERT Merger Sub and the stockholders of Nevada Power who exchange their shares solely for the shares of Sierra Pacific will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Second Merger. The opinions will be based upon certain customary assumptions and representations of fact, including representations of fact contained in certificates of officers of Sierra Pacific and Nevada Power, all of which must be true and accurate in all material respects as of the Effective Time of the Second Merger. No ruling has been sought from the Internal Revenue Service as to the federal income tax consequences of the Mergers, and the opinions of counsel are not binding upon the Internal Revenue Service or any court.

    FIRST MERGER. In accordance with counsels' opinions to the effect that the First Merger is a tax-free transaction, a U.S. holder of Sierra Pacific Common Stock who exchanges his stock solely for Sierra Pacific Stock Consideration pursuant to the First Merger will not recognize any gain or loss. The aggregate adjusted tax basis of Sierra Pacific Stock received in the exchange will equal such U.S. holder's aggregate adjusted tax basis in the Sierra Pacific Common Stock surrendered. The holding period for shares of Sierra Pacific Common Stock received solely in exchange for shares of Sierra Pacific Common Stock pursuant to the First Merger will include the holding period of the shares of Sierra Pacific Common Stock surrendered, provided such surrendered shares were held as capital assets by the U.S. holder at the Effective Time of the First Merger.

    The exchange by a U.S. holder of some or all of his Sierra Pacific Common Stock for Sierra Pacific Cash Consideration pursuant to the First Merger will generally be treated as a taxable transaction for federal income tax purposes. As a consequence of the exchange, such U.S. holder will, depending on such U.S. holder's particular circumstances, be treated either as having sold some or all of his Sierra Pacific Common Stock for the Sierra Pacific Cash Consideration or as having received a dividend distribution from Sierra Pacific. A U.S. holder which exchanges Sierra Pacific Common Stock for cash pursuant to the First Merger will be treated as having sold the Sierra Pacific Common Stock surrendered in exchange for the Sierra Pacific Cash Consideration, and thus will recognize gain or loss if the exchange (a) results in a "complete termination" of such U.S. holder's equity interest in Sierra Pacific, (b) results in "substantially disproportionate" reduction in such U.S. holder's equity interest or (c) is not "essentially equivalent to a dividend" with respect to such U.S. holder. In applying these tests, a U.S. holder will be treated as owning shares actually or constructively owned by certain related individuals and entities and shares which the U.S. holder has the right to acquire by exercise of an option.

    An exchange of Sierra Pacific Common Stock for cash will be "substantially disproportionate" with respect to a U.S. holder if the percentage of the outstanding shares of Sierra Pacific Common Stock

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actually and constructively owned by such U.S. holder immediately after the transaction is less than 80% of the percentage of the shares of Sierra Pacific Common Stock actually and constructively owned by such U.S. holder immediately before the transaction.

    A U.S. holder will satisfy the "not essentially equivalent to a dividend" test if the reduction in such U.S. holder's proportionate interest in Sierra Pacific as a result of the transaction constitutes a "meaningful reduction" in his interest given such U.S. holder's particular facts and circumstances. The Internal Revenue Service has indicated in published rulings that any reduction in the percentage interest of a shareholder whose relative stock interest in a publicly held corporation is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over corporate affairs should constitute such a "meaningful reduction."

    While the matter is not free from doubt and there is no authoritative precedent for the transactions contemplated by the Mergers, both the First and Second Mergers should be considered a single integrated transaction for purposes of the foregoing tests with respect to the First Merger. Thus, it is the view of counsel to Sierra Pacific that the tests will likely be applied by comparing a U.S. holder's proportionate interest in Sierra Pacific before the Mergers with his interest in Sierra Pacific after both of the Mergers, giving full effect to any dilution resulting from the issuance of Sierra Pacific Common Stock to former Nevada Power stockholders in the Second Merger. Moreover, other sales and dispositions effected by a U.S. holder as part of an overall plan to reduce or terminate such holder's proportionate interest in Sierra Pacific may, for United States Federal income tax purposes, be integrated with the U.S. holder's exchange of Sierra Pacific Common Stock pursuant to the First Merger and, if integrated, should be taken into account in determining whether the U.S. holder satisfies any of the three tests described above.

    If a U.S. holder is treated as having sold his shares of Sierra Pacific Common Stock under the tests described above, he or she will recognize gain or loss equal to the difference between the amount of cash received and his tax basis in the Sierra Pacific Common Stock exchanged therefor. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of such shares of Sierra Pacific Common Stock exceeds one year as of the date of the exchange. Long-term capital gain will be eligible for a maximum tax rate of 20%.

    If a U.S. holder who exchanges Sierra Pacific Common Stock pursuant to the First Merger is not treated under the foregoing tests as having sold his Sierra Pacific Common Stock for cash, the entire amount of cash received will be treated as a dividend distribution to the extent of Sierra Pacific's current and accumulated earnings and profits (which Sierra Pacific anticipates will be sufficient to cover the amount of any such distribution) and will be includible in the U.S. holder's gross income as ordinary income in its entirety, without reduction for the tax basis of the shares exchanged. The U.S. holder's tax basis in the shares exchanged generally will be added to such holder's tax basis in his remaining shares of Sierra Pacific Common Stock. To the extent that the cash received in exchange for shares of Sierra Pacific Common Stock is treated as a dividend to a corporate U.S. holder, such holder will be (i) eligible for a dividends-received deduction (subject to applicable limitations) and (ii) subject to the "extraordinary dividend" provisions of the Code. To the extent, if any, that the cash received by a U.S. holder exceeds Sierra Pacific's current and accumulate earnings and profits, it will be treated first as a tax-free reduction of such U.S. holder's tax basis in the Sierra Pacific Common Stock and thereafter as capital gain.

    SECOND MERGER. In accordance with counsels' opinions to the effect that the Second Merger is a tax-free reorganization, a U.S. holder of Nevada Power Common Stock who exchanges that stock solely for Nevada Power Stock Consideration pursuant to the Second Merger will not recognize any gain or loss on that exchange. The aggregate adjusted tax basis of Sierra Pacific Common Stock received will equal the holder's adjusted tax basis in the Nevada Power Common Stock surrendered.

    A U.S. holder of Nevada Power Common Stock who exchanges that stock solely for Nevada Power Cash Consideration pursuant to the Second Merger will generally recognize capital gain or loss in an amount equal to the difference between the amount of Nevada Power Cash Consideration received and

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
the holder's adjusted tax basis in the Nevada Power Common Stock surrendered therefor. The capital gain or loss thus recognized will be long-term capital gain or loss if the U.S. holder's holding period for the Nevada Power Common Stock so surrendered is more than one year, and will be eligible for a maximum tax rate of 20%.

    A U.S. holder of Nevada Power Common Stock who exchanges that stock for both Nevada Power Cash Consideration and Nevada Power Stock Consideration pursuant to the Second Merger will generally realize gain or loss in an amount equal to the difference between the fair market value of the Nevada Power Merger Consideration received and the holder's adjusted tax basis in the Nevada Power Common Stock surrendered. The U.S. holder's gain, if any, will be recognized, however, only to the extent of the amount of Nevada Power Cash Consideration received by the U.S. holder; any loss will go unrecognized. Complicated rules apply for purposes of determining the character of any gain so recognized. However, any gain recognized by a U.S. holder who receives both Nevada Power Cash Consideration and Nevada Power Stock Consideration will under most circumstances be treated as capital gain. The aggregate adjusted tax basis of the Sierra Pacific Common Stock received will equal the U.S. holder's adjusted tax basis in the Nevada Power Common Stock surrendered, decreased by the amount of Nevada Power Cash Consideration received by the U.S. holder and increased by the amount of gain recognized by the U.S. holder, if any. The holding period of the Sierra Pacific Common Stock received by each U.S. holder of Nevada Power Common Stock pursuant to the Second Merger will include the holding period of the Nevada Power Common Stock surrendered therefor.

    BACKUP WITHHOLDING. Unless a U.S. holder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations promulgated thereunder, such stockholder may be subject to backup withholding of 31% with respect to any payments received in the First Merger. U.S. holders should contact their brokers to ensure compliance with such procedures.

ACCOUNTING TREATMENT

    Nevada Power and Sierra Pacific believe that the First Merger will be treated in a manner similar to a pooling of interests for accounting purposes. The Second Merger will be treated for accounting purposes in accordance with the rules for purchase accounting. In connection with the Second Merger, for accounting purposes, the assets and liabilities of Sierra Pacific will be recorded on the books of Nevada Power (as if it were the surviving parent of the consolidated entity) at their estimated fair market values with the remaining purchase price reflected as goodwill. The transaction will be treated as a reverse acquisition with Nevada Power being the acquirer for accounting purposes. Accordingly, the historical financial information of the Surviving Corporation will reflect that of Nevada Power. See the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.

STOCK EXCHANGE LISTING OF SIERRA PACIFIC COMMON STOCK

    Application will be made to list on the NYSE the shares of the Sierra Pacific Common Stock, together with the associated Sierra Pacific Rights, to be issued pursuant to the terms of the Merger Agreement. The listing of such shares and Sierra Pacific Rights on the NYSE, subject to notice of issuance, is a condition precedent to the consummation of the Mergers. As long as Nevada Power and Sierra Pacific continue to meet the requirements of the NYSE, Nevada Power Common Stock and Sierra Pacific Common Stock, as the case may be, will continue to be listed on the NYSE until the Effective Time of the Second Merger. As long as Nevada Power continues to meet the requirements of the PE, Nevada Power Common Stock will continue to be listed on the PE until the Effective Time of the Second Merger.

DELISTING AND DEREGISTRATION OF NEVADA POWER COMMON STOCK

    If the Mergers are consummated, the Nevada Power Common Stock will be delisted from the NYSE and the PE and will be deregistered under the Exchange Act. The 8.2% Cumulative Quarterly Income

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Preferred Securities, Series A guaranteed by Nevada Power will continue to be listed on the NYSE and the Surviving Corporation (Nevada Power) will continue to be a reporting company under the Exchange Act.

FEDERAL SECURITIES LAW CONSEQUENCES

    All shares of Sierra Pacific Common Stock received by Nevada Power stockholders in the Mergers will be freely transferable, except that shares of Sierra Pacific Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Nevada Power or Sierra Pacific prior to the Mergers may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of Sierra Pacific) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Nevada Power or Sierra Pacific generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires each of Nevada Power and Sierra Pacific to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such affiliate will not offer or sell or otherwise dispose of (i) any shares of Nevada Power or Sierra Pacific during the period beginning 30 days prior to the Effective Time of the Second Merger and continuing until such time as results covering at least 30 days of post-effective time operations of Sierra Pacific have been published or (ii) any of the shares of the Sierra Pacific Common Stock issued to such affiliate in or pursuant to the Mergers in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

    This Joint Proxy Statement/Prospectus does not cover resales of Sierra Pacific Power Common Stock received by any person who may be deemed to be an affiliate of Nevada Power or Sierra Pacific.

ABSENCE OF DISSENTERS' RIGHTS

    Under the NGCL, neither holders of Sierra Pacific Common Stock nor holders of Nevada Power Common Stock are entitled to dissenters' rights with respect to the First Merger or the Second Merger.

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                               REGULATORY MATTERS

    As indicated below, consummation of the Mergers is subject to numerous regulatory approvals, which are presently anticipated to be received by mid-1999. Set forth below is a summary of the material regulatory requirements affecting the Mergers.

GENERAL

    Under the Merger Agreement, Nevada Power and Sierra Pacific have agreed to use all reasonable efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Mergers or to have conditions imposed upon the receipt of necessary approvals. While Nevada Power and Sierra Pacific believe that they will receive the requisite regulatory approvals for the Mergers, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Mergers that final orders approving the Mergers be obtained from the various federal and state commissions described below on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of Sierra Pacific and its prospective subsidiaries taken as a whole, or of Nevada Power or Sierra Pacific or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Mergers.

STATE APPROVALS AND RELATED MATTERS

    Both Nevada Power and SPPC are currently subject to the jurisdiction of the PUCN. SPPC also is subject to the jurisdiction of the Public Utility Commission of California ("PUCC"). No approval of the PUCC is required for the consummation of the Mergers.

    Nevada Power and SPPC made a joint application to the PUCN on July 7, 1998 seeking the necessary approvals of the Merger Agreement and certain related matters. To approve the Mergers under applicable law, the PUCN must, in general, find that the Mergers are in the public interest. The PUCN may attach such conditions to its approval as it deems to be appropriate or necessary. Under applicable law, the PUCN has 180 days to rule on the application.

    As part of the filing, Nevada Power and SPPC presented a joint regulatory plan to the PUCN. The plan calls for a long-term electric rate freeze, an incentive mechanism through which net merger-related benefits are shared equally between investors and customers, which includes provisions designed to protect customers from absorbing any merger costs in excess of merger benefits and a mechanism to help ensure that service quality will not decline as a result of the Mergers. Under the proposal, electric service rates for both companies would remain frozen from consummation of the Mergers and for at least two years following the introduction in Nevada of customer choice of electric supplier (retail open access) which is scheduled for January 1, 2000. (Rates will be frozen at the level in effect at the time of the Mergers adjusted, if necessary, to reflect changes approved by the PUCN relating to the move to a competitive industry). After the two-year rate freeze, the companies will file for rate review based on actual operational experience as related companies. The proposed incentive mechanism would result in a sharing, 50% to customers and 50% to shareholders, of earnings in excess of a 12% return on the equity invested in assets providing regulated service.

    Under existing rate orders, SPPC's rates for gas service are frozen until January 1, 2000. No change to gas rates are proposed. Likewise, no change to SPPC's rates for water service or its rates in California are proposed.

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    As part of the application seeking approval of the Mergers, Nevada Power and
SPPC also propose selling all of their generating plants. Under the proposal, amounts raised by the sale will be reinvested primarily in new transmission and distribution facilities. Portions of the sale proceeds could also be used to reduce long-term debt. Nevada Power and SPPC believe that divestiture of their generating capacity will facilitate the move to a competitive market for electricity in Nevada. Under the proposal, any after-tax gain on the sale of generation assets will be amortized over three years and first used to offset stranded costs related to the designation of energy as a potentially competitive service and transition costs incurred during the move to open access. If, after satisfying the above obligations in any one year of the three year amortization period, a net gain is experienced, the companies propose that such gain will be calculated separately for SPPC and Nevada Power and will flow through an earnings sharing calculation as a credit to cost of service. The proposal of Nevada Power and SPPC to sell their electric generation is contingent upon consummation of the Mergers following approval by the PUCN of the Mergers.

    Neither Nevada Power nor Sierra Pacific can predict what action the PUCN will take with respect to approval of the Mergers, the rate plan or the divestiture of generating assets or whether any approvals may be subject to conditions or restrictions. The companies cannot predict when necessary PUCN approvals will be obtained.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

    Section 9(a)(2) of the 1935 Act provides that it is unlawful for any person to acquire any security of any public utility company if that person owns, or by virtue of that transaction will come to own, 5% or more of the voting securities of that public utility company and of any other public utility company, without the prior approval of the SEC. As a result of the Mergers, Sierra Pacific, which is currently an exempt holding company under the 1935 Act, will be deemed to acquire directly or indirectly all of the common stock of Nevada Power, which is a public utility. Accordingly, Sierra Power is required to obtain SEC approval under Section 9(a)(2) of the 1935 Act to consummate the Mergers. An application for approval of the Mergers will be filed by Sierra Pacific at the appropriate time. Under the applicable standards of the 1935 Act, the SEC is directed to approve a proposed acquisition unless it finds that (1) the acquisition would tend towards detrimental interlocking relations or a detrimental concentration of control, (2) the consideration to be paid in connection with the acquisition is not reasonable, (3) the acquisition would unduly complicate the capital structure of the applicant's holding company system or would be detrimental to the proper functioning of the applicant's holding company system, or (4) the acquisition would violate applicable state law. In order to approve a proposed acquisition, the SEC must also find that the acquisition would tend towards the development of an integrated public utility system and would otherwise conform to the 1935 Act's integration and corporate simplification standards.

    Nevada Power is not currently a "holding company" as defined in the 1935 Act. Sierra Pacific is currently exempt from the registration and other requirements of the 1935 Act, other than from Section 9(a)(2) thereof, pursuant to the rules of the SEC under Section 3(a)(1) of the 1935 Act. The basis of the exemption under Section 3(a)(1) is that Sierra Pacific and its public utility subsidiary are predominantly intrastate in character and carry on their businesses substantially in a single state in which they are organized (i.e., Nevada). Sierra Pacific and Nevada Power believe that the Section 3(a)(1) exemption under which Sierra Pacific currently operates will continue to be available to Sierra Pacific after consummation of the Mergers.

FEDERAL POWER ACT

    Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. The approval of the FERC is required in order to consummate the Mergers. Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds the mergers "consistent

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with the public interest." FERC has stated in a recent Policy Statement that, in analyzing a merger under Section 203, it will evaluate the following criteria:
(i) the effect of the mergers on competition in electric power markets, utilizing an initial screening approach derived from the Department of Justice/Federal Trade Commission Horizontal Mergers Guidelines to determine if a merger will result in an increase in an applicant's market power; (ii) the effect of the mergers on the applicants' wholesale sales and transmission customers; and (iii) the effect of the mergers on state and federal regulation of the applicants. Nevada Power and Sierra Pacific will file, at the earliest practicable date, a combined application with the FERC requesting that the FERC approve the Mergers under Section 203 of the Federal Power Act (the "FERC Application").

ANTITRUST CONSIDERATIONS

    The HSR Act and the rules and regulations promulgated thereunder provide that certain transactions (including the Mergers) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Mergers on antitrust grounds. Neither Nevada Power nor Sierra Pacific believes that the Mergers will violate federal antitrust laws. If the Mergers are not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, Nevada Power and Sierra Pacific would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Mergers could be consummated. Nevada Power and Sierra Pacific intend to file their premerger notifications pursuant to the HSR Act at such time as they believe will result in the expiration or termination of the waiting period thereunder within 12 months before the anticipated consummation of the Mergers.

OTHER

    Nevada Power and SPPC each have environmental permits and licenses that may need to be renewed or replaced as a result of the Mergers. Nevada Power and Sierra Pacific do not anticipate any difficulties at the present time in obtaining such renewals or replacements.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A HERETO AND IS INCORPORATED HEREIN BY REFERENCE. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE FOLLOWING SUMMARY SHALL HAVE THE MEANINGS SET FORTH ELSEWHERE IN THE MERGER AGREEMENT.

STRUCTURE OF THE MERGERS

    Pursuant to the Merger Agreement, at the Effective Time of the First Merger, LAKE Merger Sub will be merged with and into Sierra Pacific, with Sierra Pacific continuing as the surviving corporation, and at the Effective Time of the Second Merger, Nevada Power will be merged with and into DESERT Merger Sub, with DESERT Merger Sub continuing as the Surviving Corporation and a wholly-owned subsidiary of Sierra Pacific. In the Mergers, each share of Sierra Pacific Common Stock and each share of Nevada Power Common Stock, other than shares held by Sierra Pacific and Nevada Power or any of their respective wholly-owned subsidiaries (which will be canceled), will be converted into the right to receive cash or Sierra Pacific Common Stock (including associated Sierra Pacific Rights).

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CLOSING; EFFECTIVE TIME

    The closing of the Mergers (the "Closing") will take place on the second business day immediately following the date on which the last of the conditions set forth in the Merger Agreement, and summarized below, is fulfilled or waived at such place and at such time as Nevada Power and Sierra Pacific mutually agree, or on such other date as Nevada Power and Sierra Pacific mutually agree (the "Closing Date").

    On the Closing Date, articles of mergers complying with the requirements of the NGCL will be executed and filed with the Secretary of State of the State of Nevada with respect to the Mergers. The Mergers will become effective upon filing the respective articles of mergers or upon such later date as is agreed upon by the parties and specified in the respective articles of mergers. The First Merger will occur immediately prior to the Second Merger.

    There can be no assurance as to if or when the Mergers will be completed. If the Mergers have not been completed by October 29, 1999, subject to extension under certain circumstances, the Merger Agreement may be terminated by either Nevada Power or Sierra Pacific, unless the failure to complete the Mergers by such date is due to the failure by the party seeking to terminate the Merger Agreement to fulfill any obligation under the Merger Agreement. See "--Conditions to Consummation of the Mergers" and "--Termination; Fees and Expenses" below.

EFFECTS OF THE MERGERS

    At the Effective Time of the First Merger, (i) the Sierra Pacific Restated Charter (which will be amended and restated in a form agreed to by Nevada Power and Sierra Pacific) will be the articles of incorporation of Sierra Pacific (the "Articles of Incorporation"), as the surviving corporation in the First Merger, until thereafter amended as provided by law and the Articles of Incorporation, and (ii) the by-laws of Sierra Pacific, as in effect immediately prior to the First Merger (which will be amended and restated in a form agreed to by Nevada Power and Sierra Pacific), will be the by-laws of Sierra Pacific (the "By-laws"), as the surviving corporation in the First Merger, until thereafter amended as provided by law, the Articles of Incorporation and the By-laws. Subject to the foregoing, the additional effects of the First Merger shall be as provided in the applicable provisions of the NGCL.

    At the Effective Time of the Second Merger, (i) the articles of incorporation of DESERT Merger Sub, as in effect immediately prior to the Second Merger (which will be amended and restated in a form agreed to by Nevada Power and Sierra Pacific), will be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation, and (ii) the by-laws of DESERT Merger Sub, as in effect immediately prior to the Second Merger (which will be amended and restated in a form agreed to by Nevada Power and Sierra Pacific), will be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation of the Surviving Corporation and such by-laws. Subject to the foregoing, the additional effects of the Second Merger shall be as provided in the applicable provisions of the NGCL.

CONVERSION OF SHARES; ELECTION

    In the First Merger, holders of 4,037,809 shares of Sierra Pacific Common Stock will receive cash for their shares (the "Sierra Pacific Cash Number"). In the Second Merger, holders of 11,715,084 shares of Nevada Power Common Stock will receive cash for their shares (the "Nevada Power Cash Number"). Pursuant to the Merger Agreement, a total of $151.6 million in cash will be paid to Sierra Pacific stockholders and a total of $304.6 million in cash will be paid to Nevada Power stockholders. The holders of the remaining outstanding shares of Sierra Pacific Common Stock (the "Sierra Pacific Stock Number") and the remaining outstanding shares of Nevada Power Common Stock (the "Nevada Power Stock Number") will receive Sierra Pacific Common Stock for their shares.

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
    In the First Merger, subject to the allocation procedures summarized below, each holder of Sierra Pacific Common Stock will be entitled to elect to receive for each share of Sierra Pacific Common Stock owned by such holder (i) the Sierra Pacific Cash Consideration, (ii) the Sierra Pacific Stock Consideration, or (iii) a combination of cash and Sierra Pacific Common Stock or may indicate that such holder has no preference as to the receipt of cash or Sierra Pacific Common Stock. Notwithstanding the foregoing, if any Sierra Pacific stockholder
(i) owns less than 100 shares of Sierra Pacific Common Stock at the time such election is made or (ii) elects to receive the Sierra Pacific Stock Consideration in respect of less than 100 shares of Sierra Pacific Common Stock (the "Sierra Pacific Deminimis Shares"), such stockholder will be deemed to have elected to receive the Sierra Pacific Cash Consideration for such stockholder's shares of Sierra Pacific Common Stock, and such stockholder will cease to be a stockholder of Sierra Pacific. If, however at the Election Deadline (as defined herein), the per share value of the Sierra Pacific Common Stock to be received in the First Merger, as determined by multiplying the 20-day average of the closing prices per share of the Sierra Pacific Common Stock, as reported in the WALL STREET JOURNAL'S NYSE Composite Transactions Reports, as of such date, by the Sierra Pacific Exchange Ratio, exceeds $45.06, which is equal to 120% of the per share Sierra Pacific Cash Consideration to be received in the First Merger, Sierra Pacific will have the option, with Nevada Power's prior consent, to more closely follow such stockholder's election.

    In the Second Merger, subject to the allocation procedures summarized below, each holder of Nevada Power Common Stock will be entitled to elect to receive for each share of Nevada Power Common Stock owned by such holder (i) the Nevada Power Cash Consideration, (ii) the Nevada Power Stock Consideration, or (iii) a combination of cash and Sierra Pacific Common Stock or may indicate that such holder has no preference as to the receipt of cash or Sierra Pacific Common Stock. Notwithstanding the foregoing, if any Nevada Power stockholder (i) owns less than 100 shares of Nevada Power Common Stock at the Nevada Power Cash Consideration the time such election is made or (ii) elects to receive the Nevada Power Stock Consideration in respect of less than 100 shares of Nevada Power Common Stock (the "Nevada Power Deminimis Shares"), such stockholder will be deemed to have elected to receive the Nevada Power Cash Consideration for such stockholder's shares of Nevada Power Common Stock, and such stockholder will not become a stockholder of Sierra Pacific. If, however, at the Election Deadline, the per share value of the Sierra Pacific Common Stock to be received in the Second Merger, as determined by multiplying the 20-day average of the closing prices per share of the Sierra Pacific Common Stock, as reported in the WALL STREET JOURNAL'S NYSE Composite Transactions Reports, as of such date, by the Nevada Power Exchange Ratio, exceeds $31.20, which is equal to 120% of the per share Nevada Power Cash Consideration to be received in the Second Merger, Nevada Power will have the option, with Sierra Pacific's prior consent, to more closely follow such stockholder's election.

    A FORM OF ELECTION (AS DESCRIBED HEREIN) AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH OR SIERRA PACIFIC COMMON STOCK (OR A COMBINATION OF CASH AND STOCK) WILL BE MAILED TO STOCKHOLDERS UNDER SEPARATE COVER SHORTLY BEFORE THE CLOSING DATE, WHICH IS CURRENTLY ANTICIPATED TO BE MID-1999.

ALLOCATION PROCEDURES

    If the number of shares of Sierra Pacific Common Stock or Nevada Power Common Stock for which cash was elected exceeds the Sierra Pacific Cash Number or the Nevada Power Cash Number, respectively, then (i) unless clause (ii) applies, those stockholders who elected to receive Sierra Pacific Common Stock or who made no election will receive Sierra Pacific Common Stock, (ii) those stockholders holding Sierra Pacific Deminimis Shares or Nevada Power Deminimis Shares, as the case may be, will receive all cash for their shares, unless Sierra Pacific and Nevada Power mutually agree to follow such stockholders' elections as described above, and (iii) the remaining cash will be prorated among the remaining stockholders who elected cash; provided that those remaining stockholders who, after such proration, would receive less than 100 shares of Sierra Pacific Common Stock, will receive cash first and any remaining cash will be allocated

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pro rata among those holders who will hold 100 or more shares of Sierra Pacific
Common Stock after such pro rationing. Those shares not converted into cash or Sierra Pacific Common Stock as described above will be converted into Sierra Pacific Common Stock, with cash in lieu of fractional shares.

    If the number of shares of Sierra Pacific Common Stock or Nevada Power Common Stock for which stock was elected exceeds the Sierra Pacific Stock Number or the Nevada Power Stock Number, respectively, then (i) those stockholders who elected to receive cash or who made no election will receive cash, (ii) those stockholders holding Sierra Pacific Deminimis Shares or Nevada Power Deminimis Shares, as the case may be, will receive all cash for their shares, unless Sierra Pacific and Nevada Power mutually agree to follow such stockholders' elections as described above, and (iii) the remaining cash will be prorated among those stockholders who elected to receive Sierra Pacific Common Stock. Those shares not converted into cash or Sierra Pacific Common Stock as described above will be converted into Sierra Pacific Common Stock, with cash in lieu of fractional shares.

    If neither the number of shares of Sierra Pacific Common Stock or Nevada Power Common Stock for which cash was elected exceeds the Sierra Pacific Cash Number or Nevada Power Cash Number, respectively, nor the number of shares of Sierra Pacific Common Stock or Nevada Power Common Stock for which Sierra Pacific Common Stock was elected exceeds the Sierra Pacific Stock Number or Nevada Power Stock Number, respectively, then (i) those stockholders holding Sierra Pacific Deminimis Shares or Nevada Power Deminimis Shares, as the case may be, will receive all cash for their shares, unless Sierra Pacific and Nevada Power mutually agree to follow such stockholders' elections as described above,
(ii) all stockholders who elected to receive cash will receive cash, (iii) all stockholders who elected to receive Sierra Pacific Common Stock will receive Sierra Pacific Common Stock and (iv) all stockholders who made no election will receive cash, Sierra Pacific Common Stock or a combination of cash and Sierra Pacific Common Stock, as mutually determined by Sierra Pacific and Nevada Power. Cash will be paid in lieu of any fractional shares.

EXCHANGE OF STOCK CERTIFICATES

    EXCHANGE AGENT. As of the Effective Time of the First Merger, Sierra Pacific will enter into an agreement with such bank or trust company as may be designated by Sierra Pacific, with the prior consent of Nevada Power (the "Exchange Agent"), which will provide that Sierra Pacific will deposit with the Exchange Agent as of the Effective Time of the First Merger, for the benefit of the holders of shares of Sierra Pacific Common Stock and Nevada Power Common Stock for exchange in accordance with the Merger Agreement, through the Exchange Agent, cash equal to the sum of the total aggregate Sierra Pacific Cash Consideration and Nevada Power Cash Consideration, cash in lieu of fractional shares and certificates representing the shares of Sierra Pacific Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be.

    EXCHANGE PROCEDURES. Not more than 90 days nor fewer than 30 days prior to the Closing Date, the Exchange Agent will mail a form of election (a "Form of Election") to holders of record of shares of Sierra Pacific Common Stock and to the holders of record of shares of Nevada Power Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by Sierra Pacific and Nevada Power). In addition, the Exchange Agent will use its best efforts to make the Form of Election available to all persons who become stockholders of Sierra Pacific or Nevada Power during the period between such record date and the Closing Date. Any election to receive the Merger Consideration will have been properly made only if the Exchange Agent shall have received at its designated office or offices, by 5:00 p.m., New York City time, 5 business days immediately preceding the Closing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a Sierra Pacific Certificate or a Nevada Power Certificate, as the case may be, for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of Sierra Pacific or Nevada Power, as the case may be (or an appropriate guarantee of delivery), as set forth in such Form of Election. An

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election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Deadline. In addition, all elections shall automatically be revoked if the Exchange Agent is notified in writing by Sierra Pacific and Nevada Power that either of the Mergers has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent.

    Two or more holders of Sierra Pacific Common Stock or Nevada Power Common Stock who are determined to constructively own the shares of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, owned by each other by virtue of Section 318(a) of the Code, and who so certify to Sierra Pacific's and Nevada Power's satisfaction, and any single holder of shares of Sierra Pacific Common Stock or Nevada Power Common Stock who holds his shares in two or more different names and who so certifies to Sierra Pacific's and Nevada Power's satisfaction, may submit a joint Form of Election covering the aggregate shares of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, owned by all such holders or by such single holder, as the case may be. Each such group of holders that, and each such single holder who, submits a joint Form of Election shall be treated as a single holder of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be.

    Record holders of Sierra Pacific Common Stock or Nevada Power Common Stock who are nominees only may submit a separate Form of Election for each beneficial owner for whom such record holder is a nominee; PROVIDED, HOWEVER, that on the request of Sierra Pacific or Nevada Power, such record holder shall certify to the satisfaction of Sierra Pacific or Nevada Power that such record holder holds such Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, as nominee for the beneficial owner thereof. Each beneficial owner for which a Form of Election is submitted will be treated as a separate holder of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, subject, however, to the immediately preceding paragraph dealing with joint Forms of Election and the immediately following paragraph dealing with dividend reinvestment plans.

    Record or beneficial holders may submit a form of election indicating an election for cash for a portion of their shares and an election of stock for a portion of their shares.

    Any dividend reinvestment plan of either Sierra Pacific or Nevada Power will be treated as a single holder of Sierra Pacific Common Stock or Nevada Power Common Stock, respectively, for the purposes of paying cash in lieu of fractional shares.

    As soon as reasonably practicable after the Effective Time of the First Merger, with respect to the First Merger, and the Effective Time of the Second Merger, with respect to the Second Merger (together or as applicable, the "Effective Time"), the Exchange Agent will mail to each holder of record of a Certificate, whose shares of Sierra Pacific Common Stock or Nevada Power Common Stock (collectively, the "Shares"), were converted into the right to receive the Merger Consideration and who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as Sierra Pacific and Nevada Power may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

    At the Effective Time, with respect to elections properly made prior to the Election Deadline and with respect to shares for which elections were not properly made prior to the Election Deadline upon surrender of a Certificate for cancellation to the Exchange Agent together with a letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of Sierra Pacific or Nevada Power, as the case may be, payment may be issued to a Person other than the Person in whose name the

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Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the Person requesting such issuance pays any transfer or other taxes required by reason of such payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Sierra Pacific and Nevada Power that such tax has been paid or is not applicable. Until surrendered as contemplated above, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate. No interest will be paid or will accrue on any cash payable to holders of Certificates.

    STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT, SIERRA PACIFIC OR NEVADA POWER UNTIL THEY HAVE RECEIVED A FORM OF ELECTION. STOCKHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY. A FORM OF ELECTION AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH OR SIERRA PACIFIC COMMON STOCK WILL BE MAILED TO STOCKHOLDERS UNDER SEPARATE COVER SHORTLY BEFORE THE CLOSING DATE, WHICH IS CURRENTLY ANTICIPATED TO BE MID-1999.

NO FRACTIONAL SHARES

    No certificates or scrip representing fractional shares of Sierra Pacific Common Stock will be issued upon the surrender for exchange of Certificates, no dividend or distribution of Sierra Pacific will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Sierra Pacific. Notwithstanding any other provision of this Agreement, each holder of Shares converted pursuant to the Mergers who would otherwise be entitled to receive a fraction of a share of Sierra Pacific Common Stock (after taking into account all Shares held at the Effective Time by such holder) shall receive, in lieu thereof, an amount in cash (without interest) equal to the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by
(B) the average closing price for a share of Sierra Pacific Common Stock as reported on the NYSE Composite Combination Tape (as reported in the WALL STREET JOURNAL, or, if not reported thereby, any other authoritative source) for the ten trading days prior to the Closing Date.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties by each of Nevada Power, Sierra Pacific, LAKE Merger Sub, SPPC and DESERT Merger Sub relating to, among other things, (a) their respective organization, the organization of their respective subsidiaries and similar corporate matters; (b) their respective capital structures; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) regulatory approvals; (e) compliance with applicable laws and agreements; (f) reports and financial statements filed with the SEC and the accuracy of information contained therein; (g) absence of material adverse changes and undisclosed liabilities; (h) litigation; (i) the accuracy of information supplied by each of Nevada Power and Sierra Pacific for use in the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, filed by Sierra Pacific in connection with the issuance of Sierra Pacific Common Stock;
(j) tax matters; (k) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (l) labor issues; (m) environmental matters; (n) regulation of Nevada Power and SPPC and their respective subsidiaries as utilities; (o) the Nevada Power and Sierra Pacific stockholder votes required in connection with the Merger Agreement and the transactions contemplated thereby; (p) applicability of certain Nevada law;
(q) opinions of PaineWebber, SG Barr Devlin and Merrill Lynch; (r) insurance;
(s) beneficial ownership; and (t) the absence of any rights under the Sierra Pacific Rights Agreement and the Nevada Power Rights Agreement resulting from the transactions contemplated under the Merger Agreement.

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CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

    Pursuant to the Merger Agreement, Nevada Power and Sierra Pacific have each agreed, as to itself and its subsidiaries, that, during the period from the date of the Merger Agreement until the Effective Time of the Second Merger, except as permitted by the Merger Agreement or as otherwise consented to in writing by the other parties, it will (and each of its subsidiaries will) among other things:
(a) carry on its business in the ordinary course consistent with prior practice;
(b) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than to such party or its wholly-owned subsidiaries and other than dividends required to be paid on any series of Nevada Power or Sierra Pacific Power Preferred Stock and regular quarterly dividends to be paid on Nevada Power and Sierra Pacific Common Stock not to exceed, with respect to Sierra Pacific Common Stock, 105% of the dividends per share declared during the prior year and, with respect to Nevada Power Common Stock, $0.40 per share payable on or about May 1 and August 3, 1998, and $0.25 per share thereafter; (c) not effect certain other changes in its capitalization other than specified exceptions; (d) not issue capital stock, rights, warrants, options or convertible or similar securities other than (i) intercompany issuances of capital stock, (ii) employee stock options in the ordinary course of business consistent with past practice, (iii) with respect to Sierra Pacific and its subsidiaries, issuances in connection with the refunding of certain shares of preferred stock, par value $50 per share, of SPPC (the "Sierra Pacific Power Preferred Stock") with preferred stock at a lower cost of funds, issuances of up to 300,000 shares of Sierra Pacific Common Stock, issuance of up to, together with long-term debt, $200 million in the aggregate of Sierra Pacific Power Preferred Stock and open market purchases, (iv) with respect to Nevada Power, issuances in connection with the refunding of shares of preferred stock, par value $20 per share, of Nevada Power (the "Nevada Power Preferred Stock") with preferred stock at a lower cost of funds, issuances of up to 500,000 shares of Nevada Power Common Stock, issuances of up to, together with long-term debt, $350 million in the aggregate of Nevada Power Preferred Stock and open market purchases, and (v) issuance of capital stock under the Sierra Pacific Rights Agreement or the Nevada Power Rights Agreement; (e) not amend its articles of incorporation or by-laws, except as contemplated by the Merger Agreement; (f) with certain exceptions, not engage in material acquisitions, not make any capital expenditures and not commence construction of any additional facilities or obligate itself to purchase any additional facilities in excess of $25 million in any individual transaction or $100 million in the aggregate (excluding the amounts budgeted through December 31, 2000); (h) not sell, lease, encumber or otherwise dispose of assets in an amount greater than or equal to $25 million individually or in the aggregate, subject to certain exceptions; (i) not incur indebtedness for money borrowed (or guarantees thereof), other than
(i) short-term indebtedness in the ordinary course of business consistent with prior practice, (ii) the issuance of long-term indebtedness, not aggregating, together with any preferred stock issuances, more than $200 million with respect to Sierra Pacific and its subsidiaries or $350 million with respect to Nevada Power and its subsidiaries, (iii) arrangements between Sierra Pacific and its wholly-owned subsidiaries or among its wholly-owned subsidiaries, (iv) amounts scheduled by Sierra Pacific, (v) in connection with the refunding of Sierra Pacific Power Preferred Stock or Nevada Power Preferred Stock or (vi) as may be necessary in connection with acquisitions and capital expenditures; (j) subject to certain exceptions, not enter into, adopt or amend, or increase, accelerate or otherwise extend or enhance (i) the amount or vesting of any benefit or amounts payable or awards granted under any benefit plan, agreement or other arrangement or (ii) the compensation, fringe benefits or employment or any related rights, with respect to any director, officer or other employee, other than in the ordinary course of business consistent with prior practice that, in the aggregate, do not result in a material increase in benefits or compensation expense; (k) subject to certain exceptions, not enter into or amend any employment, severance or other similar contract with any director or officer, other than the execution of certain employment agreements substantially in the form previously delivered to the other parties; (l) not engage in any activity which would cause a change in its status under the Public Utility Holding Company Act of 1935, as amended; (m) not make any changes in their accounting methods other than required by law or in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis; (n) not take any action that would adversely affect the

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status of the Mergers as tax-free transactions, except with respect to any cash received; (o) not enter into certain agreements with affiliates; (p) cooperate with the other parties and notify the other parties of any significant changes;
(q) discuss with the other party any proposed changes in its rates, charges, standards of service or other regulatory matters; (r) use all commercially reasonable efforts to obtain certain third-party consents to the Mergers; (s) not take any action that would, or is reasonably likely to, result in a material breach of any provision of the Merger Agreement or any representation or warranty of such party; (t) not take any action that is likely to jeopardize the qualification of the outstanding revenue bonds of Nevada Power or Sierra Pacific or any subsidiary of either as tax-exempt industrial revenue bonds; (u) with certain exceptions, not modify, amend, terminate, renew or fail to use reasonable efforts to renew any material contract; and (v) with certain exceptions, not discharge any material liabilities.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that the parties and their respective subsidiaries will not authorize or permit any of their respective officers, directors, employees, accountants, counsel, investment bankers, financial advisors, representatives and agents (collectively, "Representatives") to, directly or indirectly, solicit or encourage (including by way of furnishing information), or take any other action to facilitate knowingly any inquiries or the making of any offer or proposal which constitutes or is reasonably likely to lead to any Business Combination (as defined below), or, in the event of an unsolicited Business Combination proposal, engage in negotiations or provide any information or data to any person relating to any Business Combination; PROVIDED, HOWEVER, that notwithstanding any other provision hereof, Sierra Pacific or Nevada Power may, at any time prior to the time at which the required approvals of the Sierra Pacific stockholders, in the case of Sierra Pacific, or the required approvals of the Nevada Power stockholders, in the case of Nevada Power, have been obtained, (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the party or its Representatives after the date of the Merger Agreement) seeks to initiate such discussions or negotiations, furnish such third party information concerning itself and its business, properties and assets and accept a Business Combination proposal from such third party if, and only to the extent that, (A)(x) such third party shall first have made an unsolicited Business Combination proposal to Sierra Pacific or Nevada Power that the Sierra Pacific Board of Directors or the Nevada Power Board of Directors, as the case may be, reasonably believes in good faith, after consultation with its financial advisors, may be more favorable to the stockholders of such party than the Mergers and (y) the Board of Directors of Sierra Pacific or Nevada Power, as the case may be, shall have determined in good faith, after consultation with its financial advisors and outside counsel, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties under applicable law and (B) prior to furnishing such information to, entering into negotiations with or accepting the Business Combination proposal from, such third party, Sierra Pacific or Nevada Power, as the case may be, (x) provides prompt notice to Sierra Pacific or Nevada Power, as the case may be, to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement in reasonably customary form on terms not materially more favorable to such third party than the terms contained in the Confidentiality Agreement, and, prior to accepting the Business Combination proposal from such third party, terminates the Merger Agreement pursuant to the provisions thereof, as applicable and (ii) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act. The Merger Agreement provides that each party shall promptly notify the other orally and in writing of any such inquiries, offers or proposals within 24 hours, keep the other party informed of the status and details of any such inquiry, offer or proposal and provide the other party with five day's advance notice before entering into any agreement with or supplying information to a third party. As used in the Merger Agreement, "Business Combination" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving a party thereto or any of its subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in or a substantial portion of the assets of any party to the Merger Agreement or any of its subsidiaries, other than

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pursuant to the transactions contemplated by the Merger Agreement. See "The
Merger Agreement-- Termination; Fees and Expenses."

INDEMNIFICATION

    The Merger Agreement provides that, from and after the Effective Time of the Second Merger, Sierra Pacific and the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the present and former officers, directors and employees of Sierra Pacific and Nevada Power or any of their subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time of the Second Merger (and whether asserted or claimed prior to, at or after the Effective Time of the Second Merger) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party or arising out of or pertaining to the transactions contemplated by the Merger Agreement. The Merger Agreement further provides that in the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time of the Second Merger), (i) Sierra Pacific or the Surviving Corporation, as the case may be, promptly upon receipt of statements or documented expenses, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Sierra Pacific or the Surviving Corporation, as the case may be, (ii) Sierra Pacific or the Surviving Corporation, as the case may be, will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Nevada law and the articles of incorporation or by-laws shall be made by independent counsel mutually acceptable to Sierra Pacific or the Surviving Corporation, as the case may be, and the Indemnified Party; PROVIDED, HOWEVER, that neither Sierra Pacific nor the Surviving Corporation, as the case may be, shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Merger Agreement further requires that the Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

    To the fullest extent permitted by law, from and after the Effective Time of the Second Merger, all rights to indemnification existing as of the date of the Merger Agreement in favor of the employees, agents, directors or officers of Sierra Pacific or Nevada Power and their respective subsidiaries with respect to their activities as such prior to the Effective Time of the Second Merger, as provided in their respective articles of incorporation or by-laws in effect on the date of the Merger Agreement, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time of the Second Merger.

    In addition, the Merger Agreement requires that for a period of six years after the Effective Time of the Second Merger, Sierra Pacific and the Surviving Corporation shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by Sierra Pacific or Nevada Power, as the case may be, on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that the amount paid shall not exceed 200% of the annual aggregate premiums currently being paid by Sierra Pacific or the Surviving Corporation.

CORPORATE GOVERNANCE MATTERS

    SIERRA PACIFIC BOARD. The Merger Agreement provides that Nevada Power's and Sierra Pacific's Boards of Directors will take such action as may be necessary to cause the number of directors comprising the full Sierra Pacific Board at the Effective Time of the Second Merger to consist of 14 members, with one-half to be selected by Nevada Power and one-half to be selected by Sierra Pacific. Except for

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Messrs. Niggli and Malquist, who have been designated to serve as directors of the Sierra Pacific Board, the initial designation of such directors among the three classes of the Sierra Pacific Board shall be agreed among the parties, the designees of each party to be divided as equally as is feasible among such classes. At the Effective Time of the Second Merger, the Sierra Pacific Board shall have such number of standing committees, with such names and functions as shall be agreed upon by Nevada Power and Sierra Pacific prior to the Effective Time of the Second Merger. Nevada Power and Sierra Pacific shall each select one-half of the members of each committee and the chairperson of one-half of the committees.

    OFFICERS. The Merger Agreement provides that after the Effective Time of the Second Merger, Mr. Niggli, the current President and Chief Operating Officer of Nevada Power, will be the Chairman and Chief Executive Officer of Sierra Pacific and the Chairman of each of SPPC and the Surviving Corporation, and Mr. Malquist, the current Chairman, Chief Executive Officer and President of Sierra Pacific will be the President and Chief Operating Officer of Sierra Pacific and the President and Chief Executive Officer of SPPC and the Surviving Corporation. These provisions are subject to the specific terms of the employment contracts entered into between each of Messrs. Niggli and Malquist with Sierra Pacific, which are to become effective at the Effective Time of the Second Merger. "The Mergers--Employment Agreements."

    CORPORATE OFFICES. The Merger Agreement provides that at the Effective Time of the Second Merger, (a) the corporate headquarters of Sierra Pacific and the principal executive offices of the gas and water business units will be located in Reno, Nevada and (b) the headquarters of SPPC and the Surviving Corporation and principal executive offices of the electric business unit will be located in Las Vegas, Nevada.

LABOR AND EMPLOYEE BENEFITS MATTERS

    The Surviving Corporation and its subsidiaries shall honor, without modification, all collective bargaining agreements and, subject to certain exceptions discussed elsewhere in this Joint Proxy Statement/Prospectus, all contracts, agreements and commitments of Nevada Power which apply to any current or former employee or current or former director of Nevada Power; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

    Subject to compliance with applicable law and obligations under applicable collective bargaining agreements, for a period of three years following the Effective Time of the Second Merger, any reductions in workforce in respect of employees of Sierra Pacific and its subsidiaries, including the Surviving Corporation and its subsidiaries, shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, qualifications, and business needs without regard to whether employment prior to the Effective Time of the Second Merger was with Sierra Pacific or its subsidiaries or Nevada Power or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by Sierra Pacific or any of its subsidiaries, including the Surviving Corporation or its subsidiaries, during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Sierra Pacific or any of its subsidiaries. Any workforce reductions carried out following the Effective Time of the Second Merger by Sierra Pacific and its subsidiaries, including the Surviving Corporation and its subsidiaries, shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

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    Except as may be required by applicable law and obligations under applicable collective bargaining agreements or as Nevada Power and Sierra Pacific may otherwise agree, each of the Nevada Power and Sierra Pacific benefit plans or employment or other agreements in effect on the date of the Merger Agreement (or as amended or established in accordance with or as permitted by the Merger Agreement) will be maintained in effect, except with respect to Nevada Power's 1993 Long-Term Incentive Plan and certain other exceptions, with respect to the employees, former employees, directors or former directors of Nevada Power and any of its subsidiaries and of Sierra Pacific and any of its subsidiaries, respectively, who are covered by such plans or agreements immediately prior to the Effective Time of the Second Merger until Sierra Pacific determines otherwise on or after the Effective Time of the Second Merger. The Surviving Corporation will assume as of the Effective Time of the Second Merger each Nevada Power benefit plan or employment or other agreement with any current or former officer, director or employee maintained by Nevada Power immediately prior to the Effective Time of the Second Merger and perform such plan or agreement in the same manner and to the same extent that Nevada Power would be required to perform thereunder. Each participant in any Nevada Power or Sierra Pacific benefit plan will receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits (but specifically excluding for benefit accrual purposes) under any benefit plan of Sierra Pacific or any of its subsidiaries or affiliates for service credited for the corresponding purpose under any such benefit plan; PROVIDED, HOWEVER, that such crediting of service may not operate to cause any such plan or agreement to fail to comply with the applicable provisions of the Code and ERISA. Sierra Pacific and Nevada Power will cooperate to develop appropriate employee benefit plans, programs and arrangements, including but not limited to, executive and incentive compensation, stock option and supplemental executive retirement plans, for employees and directors of Sierra Pacific and its subsidiaries from and after the Effective Time of the Second Merger including, without limitation, a successor to Nevada Power's 1993 Long-Term Incentive Plan. No such obligation under this paragraph shall be deemed to constitute an employment contract between Sierra Pacific or any of its subsidiaries and any individual, or a waiver of Sierra Pacific's or its subsidiaries' right to discharge any employee at any time, with or without cause.

    With respect to each of the Nevada Power 1993 Long-Term Incentive Plan and 401(k) Savings Plan under which the delivery of Nevada Power Common Stock is required upon payment of benefits or grant of awards (the "Stock Plans"), (i) Sierra Pacific and Nevada Power will take such action as may be necessary so that, after the Effective Time of the Second Merger, the Stock Plans provide only for the issuance or purchase in the open market only of Sierra Pacific Common Stock rather than Nevada Power Common Stock, and (ii) Sierra Pacific will take all corporate action necessary or appropriate to (x) obtain shareholder approval with respect to such plan to the extent such approval is required for purposes of the Code or other applicable law, or to the extent Sierra Pacific deems it desirable, (y) reserve for issuance under such plan or otherwise provide a sufficient number of shares of Sierra Pacific Common Stock for delivery upon payment of benefits or grants of awards under such plan and (z) as soon as practicable after the Effective Time of the Second Merger, file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of the Sierra Pacific Common Stock subject to such plan to the extent such registration statement is required under applicable law, and Sierra Pacific will use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein or related thereto) for so long as such benefits and grants remain payable.

    The dividend reinvestment plan of Nevada Power will be terminated as of the Effective Time of the Second Merger and Nevada Power will send notices of termination to participants therein prior to the Effective Time of the Second Merger. The Board of Directors of Sierra Pacific will amend the Sierra Pacific dividend reinvestment plan to provide for the automatic participation therein effective immediately after the Effective Time of the Second Merger by participants who participate in the Nevada Power dividend reinvestment plan immediately prior to Effective Time of the Second Merger.

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CONDITIONS TO CONSUMMATION OF THE MERGERS

    The respective obligations of Nevada Power and Sierra Pacific to effect the Mergers are subject to satisfaction of the following conditions, among others:
(a) the receipt of all required approvals from the stockholders of Nevada Power and Sierra Pacific; (b) absence of any temporary restraining order, preliminary or permanent injunction or other order that prevents and no law or regulation that prohibits the consummation of the Mergers; (c) the effectiveness of the Registration Statement and the absence of any stop order or proceedings seeking a stop order; (d) the approval for listing on the NYSE upon official notice of issuance of the shares of Sierra Pacific Common Stock issuable in the Mergers;
(e) the receipt of all material governmental authorizations, consents, orders or approvals which shall have become final and which do not impose terms or conditions which would have, or would be reasonably likely to have, a material adverse effect on the business, operations, assets, financial condition or results of operations of either Sierra Pacific and its respective subsidiaries, taken as a whole, or Nevada Power and its respective subsidiaries, taken as a whole (a "Sierra Pacific Material Adverse Effect" and "Nevada Power Material Adverse Effect," respectively); (f) the performance in all material respects of all obligations required to be performed by the other party under the Merger Agreement; (g) the accuracy in all material respects of the representations and warranties set forth in the Merger Agreement; (h) the receipt by Nevada Power of an officer's certificate from Sierra Pacific, and the receipt by Sierra Pacific of an officer's certificate from Nevada Power, each stating that the conditions set forth in the Merger Agreement have been satisfied; (i) there shall have occurred no Sierra Pacific Material Adverse Effect or Nevada Power Material Adverse Effect; (j) the receipt of tax opinions by Sierra Pacific and Nevada Power to the effect that, except for any cash received, the Mergers will be tax-free transactions; (k) the receipt of certain third party consents; (l) the non-occurrence of an event that would result in the triggering of any right or entitlement of stockholders under the Sierra Pacific Rights Agreement or the Nevada Power Rights Agreement (each as hereinafter defined), including a "flip-in" or "flip-over" or similar event commonly described in such rights plans, which, in the reasonable judgment of the other party, would have or be reasonably likely to result in a material adverse effect on such other party or materially change the number of outstanding equity securities of the issuer of the rights in question, and the rights shall not have become nonredeemable by any actions of the Sierra Pacific Board or Nevada Power Board; and (m) in the case of Sierra Pacific, each issued and outstanding share of Nevada Power Preferred Stock, other than tax-preference preferred securities, shall have been redeemed or otherwise retired in accordance with its terms.

TERMINATION; FEES AND EXPENSES

    The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of Nevada Power and Sierra Pacific: (a) by mutual written consent of the Boards of Directors of Nevada Power and Sierra Pacific; (b) by any party thereto, by written notice to the other, if the Effective Time of the Second Merger shall not have occurred on or before October 29, 1999 (the "Initial Termination Date"); PROVIDED, HOWEVER, that such right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligations under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Second Merger to occur on or before that date and, provided further, that if on the Initial Termination Date the required statutory approval shall not have been obtained, then the Initial Termination Date shall be extended to April 29, 2000;
(c) by any party thereto, by written notice to the other, if any required stockholder approval shall not have been obtained at a duly held meeting; (d) by any party thereto, if (i) any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting either of the Mergers or (ii) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting either of the Mergers, and such order, judgment or decree shall have become final and nonappealable; (e) by Sierra Pacific or Nevada Power, at any time prior to their respective stockholders' approval, upon five days' prior notice to the other, if, as a result of a Business Combination proposal by a third party, the Board of Directors of such party determines in good faith, after

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considering applicable provisions of state law, giving effect to all concessions that may be offered by the other party and consulting with financial advisors and outside counsel, that failing to accept the Business Combination proposal could reasonably be expected to be a breach of its fiduciary duties under applicable law; PROVIDED, HOWEVER, that prior to any such termination, such party shall, and shall cause its respective financial and legal advisors to, negotiate with the other party to make such adjustments in the terms and conditions of the Merger Agreement as would enable such party to proceed with the transactions contemplated thereby; (f) by Sierra Pacific or Nevada Power by written notice to the other, if (i) there shall have been any inaccuracies of the representations and warranties of the other party which, individually or in the aggregate, would or would be reasonably likely to result in a Nevada Power Material Adverse Effect or a Sierra Pacific Material Adverse Effect, respectively, or the other party shall not have performed and compiled with, in all material respects, its agreements and covenants under the Merger Agreement, and in each case, such breach or failure shall not have been remedied within 20 days after receipt by the breaching party of notice in writing from the non-breaching party, specifying the nature of such breach or failure and requesting that it be remedied or (ii) the Board of Directors of either party shall withdraw or modify its approval or recommendation of the Merger Agreement or the Mergers in any manner adverse to the other party, shall approve or recommend any acquisition of the other party or a material portion of its assets or any tender offer for shares of its capital stock, in each case, by a third party, or shall resolve to take such action; or (g) by Sierra Pacific or Nevada Power, by written notice to the other, if (i) a third party acquires greater than 50% of the voting power of the outstanding voting securities of the other or (ii) the current members of the other party's Board of Directors cease to constitute a majority of the Board of Directors of such party.

    In the event of termination of the Merger Agreement by either Nevada Power or Sierra Pacific as provided above, there shall be no liability on the part of either Nevada Power or Sierra Pacific or their respective officers or directors thereunder (other than (i) to hold in strict confidence all documents furnished in accordance with the Confidentiality Agreement, dated March 10, 1998, between Sierra Pacific and Nevada Power, (ii) certain specified provisions of the Merger Agreement and (iii) liability by reason of any willful breach of any representation, warranty or covenant contained in the Merger Agreement).

    If the Merger Agreement is terminated pursuant to clause (f)(i) above, then the breaching party shall promptly (but not later than five business days after receipt of notice from the other party) pay to the non-breaching party an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Mergers or the other transactions contemplated by the Merger Agreement) not to exceed $10 million in the aggregate ("Out-of-Pocket Expenses"); PROVIDED, HOWEVER, that, (i) if the Merger Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its Out-of-Pocket Expenses (which shall be paid as specified above and shall not be limited to $10 million), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity; and (ii) if (x) at the time of the breaching party's willful breach of this Agreement, there shall have been a third-party tender offer for shares of, or a third party offer or proposal with respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination shall not have been rejected by such party and its Board of Directors and withdrawn by the third party, and (y) within two and one-half years of any termination by the non-breaching party, the breaching party or an affiliate thereof becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such breaching party becoming such a subsidiary or of such Business Combination, will pay to the non-breaching party a fee equal to $52.5 million in cash minus any amounts as may have been

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previously paid by the breaching party as Out-of-Pocket Expenses. In no event shall the termination fee in the following paragraph be payable if the fee described under clause (ii) herein has been paid.

    If (i) the Merger Agreement (x) is terminated pursuant to clause (e) or
(f)(ii) above, (y) is terminated pursuant to clause (c) above following a failure of the stockholders of any of the above parties to grant the necessary stockholder approvals (provided the stockholders of the other party have not also failed to grant the necessary stockholder approval) ("Stockholder Disapproval") or (z) is terminated as a result of such party's material breach of its obligations to take all steps necessary to obtain such stockholder approvals as set forth in the Merger Agreement and (ii) at the time of such termination or, in the case of a termination following a Stockholder Disapproval, prior to the meeting of such party's stockholders at which such Stockholder Disapproval occurred, there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination or, in the case of a termination following a Stockholder Disapproval, at the time of the meeting of such party's stockholders, shall not have been (x) rejected by such party and its Board of Directors and (y) withdrawn by the third party; and (iii) within two and one-half years of any such termination described in clause (i) above, such party or its affiliate which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "Target Party") becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or affiliate thereof, then such Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such Target Party becoming such a subsidiary or of such Business Combination, will pay to the other party a termination fee equal to $52.5 million in cash minus any amounts as may have been previously paid by the Target Party as Out-of-Pocket Expenses. In no event will the termination fee referred to in this paragraph be paid if the termination fee referred to in the prior paragraph has been paid.

    The Merger Agreement further provides that all termination fees constitute liquidated damages and not a penalty, and if one party should fail to promptly pay any termination fee due, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action taken to collect payment, together with interest on the amount of any unpaid termination fee as set forth in the Merger Agreement.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties thereto, only by an instrument in writing signed on behalf of each of such parties, pursuant to action by their respective Boards of Directors, at any time before or after approval thereof by the stockholders of Nevada Power and Sierra Pacific and prior to the Effective Time of the Second Merger, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion or (ii) alter or change any of the terms and conditions of the Merger Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of Nevada Power Common Stock, Nevada Power Preferred Stock, or Sierra Pacific Common Stock. At any time prior to the Effective Time of the Second Merger, to the extent permitted by law, the parties to the Merger Agreement may extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to such party and its stockholders.

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                         PROPOSAL FOR SHARES AMENDMENT

SHARES AMENDMENT


    On May 18, 1998, the Sierra Pacific Board unanimously approved a resolution to amend the Sierra Pacific Restated Charter to increase the maximum number of authorized shares of Sierra Pacific Common Stock from 90,000,000 shares to 250,000,000 shares. If the Shares Amendment is approved, Sierra Pacific will be authorized to issue a total of 250,000,000 shares of Sierra Pacific Common Stock (including the Share Issuance).


    The Shares Amendment would revise Section 1 of Article FIFTH of the Sierra Pacific Restated Charter to read, in its entirety, as follows:

        "SECTION 1: The amount of the total authorized capital stock of the Corporation is two hundred fifty million (250,000,000) shares of common stock of $1.00 par value. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors."

REASONS FOR SHARES AMENDMENT

    Sierra Pacific would have a sufficient number of authorized shares of Sierra Pacific Common Stock to satisfy the requirements of the Share Issuance under the Merger Agreement. If, however, the Shares Amendment were not approved, after the Mergers, Sierra Pacific would have only a small remaining number of authorized but unissued shares of Sierra Pacific Common Stock. The increase in the number of authorized shares of Sierra Pacific Common Stock will provide additional shares for issuance, without the delay and expense of further stockholder approval, at such time and for such proper corporate purposes as the Sierra Pacific Board may in the future deem advisable. Such shares may be issued if and when the Sierra Pacific Board decides it is in the best interest of Sierra Pacific to do so which may include, without limitation, issuances (i) as part of an acquisition transaction (as in the case of the Mergers); (ii) to obtain funds through the sale of Sierra Pacific Common Stock; (iii) to declare a stock split or stock dividend; (iv) in respect of an employee benefit or stock plan; or (v) for other corporate purposes. Unless required by applicable law, the rules of the NYSE, the Sierra Pacific Restated Charter or the Sierra Pacific By-Laws, it is not anticipated that Sierra Pacific will solicit the votes of stockholders prior to the issuance of Sierra Pacific Common Stock for any of the purposes described above.

CERTAIN CONSIDERATIONS

    If additional shares of Sierra Pacific Common Stock (in addition to the Share Issuance) were to be issued in the future out of the authorized shares contemplated by the Shares Amendment and were issued to other than the then existing holders of Sierra Pacific Common Stock, the percentage interest of such holders in Sierra Pacific Common Stock would be reduced. Although the existence or issuance of authorized but unissued shares of stock could, under certain circumstances, have an anti-takeover effect, by diluting the percentage ownership of persons seeking to obtain control of Sierra Pacific, Sierra Pacific has no present intention to issue such shares for anti-takeover purposes.

    The Share Issuance will not be effected unless the Mergers are consummated. The Shares Amendment will be effected, if approved by Sierra Pacific stockholders, regardless of whether the Mergers are consummated.

ABSENCE OF APPRAISAL RIGHTS

    Under the NGCL, holders of Sierra Pacific Common Stock are not entitled to appraisal rights with respect to the Shares Amendment.

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BOARD OF DIRECTORS RECOMMENDATION

    THE SIERRA PACIFIC BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF SIERRA PACIFIC VOTE FOR THE SHARES AMENDMENT.

                  DESCRIPTION OF SIERRA PACIFIC CAPITAL STOCK
                             FOLLOWING THE MERGERS

AUTHORIZED CAPITAL STOCK


    The authorized capital stock of Sierra Pacific consists of 90,000,000 shares of Sierra Pacific Common Stock. At the close of business on September 3, 1998, 30,956,869 shares of Sierra Pacific Common Stock were issued and outstanding. Pursuant to the Shares Amendment, if adopted, the total number of authorized shares of capital stock of Sierra Pacific will consist of 250,000,000 shares of Sierra Pacific Common Stock following the Mergers. It is anticipated that approximately 78,724,000 shares of Sierra Pacific Common Stock will be issued in the Share Issuance and pursuant to the Merger Agreement.


    The authorized capital stock of SPPC consists of 20,000,000 shares of common stock, par value $3.75 per share (the "SPPC Common Stock"), 1,780,500 shares of preferred stock, par value $50 per share ( the "SPPC $50 Preferred Stock"), and 10,000,000 shares of Class A preferred stock, without par value (the "SPPC Class A Preferred Stock" and, together with the SPPC $50 Preferred Stock, the "SPPC Preferred Stock"). Following the Mergers, the authorized capital stock of the Surviving Corporation (Nevada Power) will consist of 70,000,000 shares of common stock, all outstanding shares of which will be owned by Sierra Pacific, and 4,500,000 shares of cumulative preferred stock, none of which will be outstanding.

SIERRA PACIFIC COMMON STOCK

    The holders of Sierra Pacific Common Stock are entitled to one vote for each share held of record at any meeting of stockholders as to all matters in respect of which such stock has voting power. Holders of Sierra Pacific Common Stock are entitled to receive ratably such dividends as may from time to time be declared by the Sierra Pacific Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Sierra Pacific, holders of Sierra Pacific Common Stock would be entitled to share ratably in all assets of Sierra Pacific available for distribution to holders of Sierra Pacific Common Stock remaining after payment of liabilities and liquidation preference of any outstanding SPPC Preferred Stock. Holders of Sierra Pacific Common Stock have no preemptive rights and have no rights to convert their Sierra Pacific Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Sierra Pacific Common Stock are fully paid and nonassessable.

SPPC COMMON STOCK

    The holders of SPPC Common Stock are entitled to one vote for each share held of record at any meeting of stockholders as to all matters in respect of which such stock has voting power. Sierra Pacific owns all of the outstanding shares of SPPC Common Stock. Holders of SPPC Common Stock are entitled to receive ratably such dividends as may from time to time be declared by the SPPC Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of SPPC, holders of SPPC Common Stock would be entitled to share ratably in all assets of SPPC available for distribution to holders of SPPC Common Stock remaining after payment of liabilities and liquidation preference of any outstanding SPPC Preferred Stock. Holders of SPPC Common Stock have no preemptive rights and have no rights to convert their SPPC Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of SPPC Common Stock are fully paid and nonassessable.

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
SPPC PREFERRED STOCK

    The SPPC Board of Directors has the authority to issue SPPC Preferred Stock in one or more series from time to time and to fix as to any such series the number of each series of stock and the voting powers, designation, preferences, limitations, restrictions and relative, participating, option or other special rights of each series.

SIERRA PACIFIC POWER CAPITAL I

    On July 29, 1996, Sierra Pacific Capital I (the "Trust"), a wholly-owned subsidiary of SPPC, issued $48.5 million (1,940,000 shares) of 8.60% Trust Originated Preferred Securities (the "Preferred Securities"). SPPC owns all of the common securities of the Trust, or 60,000 shares totaling $1.5 million (the "Common Securities"). The Preferred Securities and the Common Securities (collectively, the "Trust Securities") represent undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from SPPC its 8.60% Junior Subordinated Debentures, due July 30, 2036 (the "Debentures"), in a principal amount of $50 million. The sole asset of the Trust is the Debentures. SPPC has provided a full and unconditional guarantee with respect to the Trust's obligations under the Preferred Securities.

    The Preferred Securities are redeemable only in conjunction with the redemption of the related Debentures. The Debentures will mature on July 30, 2036, and may be redeemed, in whole or in part, at any time on or after July 30, 2001, or at any time in certain circumstances upon the occurrence of a tax event. A tax event occurs if an opinion has been received from tax counsel that
(i) there is more than an insubstantial risk that the Trust is or will be subject to U.S. federal income tax with respect to interest accrued or received on the Debentures; (ii) the Trust is or will be subject to more than a de minimis amount of other taxes, duties or governmental charges; or (iii) interest payable by SPPC to the Trust on the Debentures is not or will not be deductible, in whole or in part, by SPPC for U.S. federal income tax purposes.

    Upon redemption of the Debentures, payment will simultaneously be applied to redeem Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures redeemed. The Preferred Securities are redeemable at $25 per Preferred Security plus accrued dividends.

VOTING RIGHTS

    Holders of Sierra Pacific Common Stock and SPPC Common Stock possess sole voting rights for the election of directors and for all other purposes. The Restated Articles of Incorporation of SPPC (the "SPPC Restated Charter") grant holders of SPPC $50 Preferred Stock and SPPC Class A Preferred Stock, voting together as one class, the right to elect a majority of the SPPC Board of Directors if dividends payable on the shares of SPPC $50 Preferred Stock or SPPC Class A Preferred Stock are in arrears for four quarterly dividends.

    The SPPC Restated Charter requires the affirmative vote of two-thirds of the holders of SPPC $50 Preferred Stock and SPPC Class A Preferred Stock, voting together as a class, (a) to create or authorize any new class of stock ranking prior to or on a parity with the SPPC $50 Preferred Stock or the SPPC Class A Preferred Stock as to dividends or assets, (b) to amend, change or repeal any of the express terms of the outstanding SPPC $50 Preferred Stock or SPPC Class A Preferred Stock in any manner adverse to the holders thereof or (c) for the issuance of any additional shares of SPPC $50 Preferred Stock or SPPC Class A Preferred Stock, unless, after giving effect to such issuance, (i) the net income of SPPC available for dividends is at least two and one-half times the aggregate annual dividend requirements upon the entire outstanding amount of SPPC Preferred Stock and of any stock of any class ranking as to dividends equal or prior to the SPPC Preferred Stock, (ii) the gross income available for the payment of interest charges (as defined in the SPPC Restated Charter) is at least one and one-half times the sum of (i) the

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aggregate annual interest charges on all outstanding indebtedness of SPPC and
(2) the aggregate annual dividend requirements upon the entire outstanding amount of SPPC Preferred Stock and of any stock of any class ranking as to dividends equal or prior to the SPPC Preferred Stock, and (iii) the Common Stock Equity (as defined in the SPPC Restated Charter) plus the aggregate of the capital allocable to all classes of stock ranking junior to the SPPC Preferred Stock, other than the SPPC Common Stock, is not less than the aggregate amount payable upon involuntary liquidation, dissolution or winding up of SPPC to the holders of SPPC Preferred Stock.

    The SPPC Restated Charter also requires the affirmative vote of a majority of the SPPC $50 Preferred Stock and the SPPC Class A Preferred Stock, voting together as a class, for the authorization of (i) the issuance of unsecured indebtedness unless certain established criteria are met, (ii) the merger or consolidation of SPPC not approved by regulatory authorities or (iii) the sale, lease or other disposition of all or substantially all of the property of SPPC.

SECTION 78.438 OF THE NGCL

    Section 78.438 of the NGCL regulates a wide range of "Combinations" between a resident domestic corporation that has 200 or more stockholders and the beneficial owner (or an affiliate of such beneficial owner) of 10% or more of the voting power of the outstanding voting shares of the corporation (an "Interested Stockholder"). "Combinations" are broadly defined to include, among other things, (i) mergers or consolidations with, (ii) sales, leases, mortgages, pledges or other dispositions of assets having a market value of 5% or more of the market value of the corporation's assets or outstanding shares, or representing 10% or more of the corporation's earning power or net income, to,
(iii) certain transactions resulting in the issuance or transfer of any shares having a market value equal to 5% or more of the market value of all outstanding shares of the corporation to, (iv) the adoption of a plan or proposal of the liquidation or dissolution of such corporation proposed by, (v) certain transactions which would result in increasing the proportionate share of shares of the corporation owned by, or (vi) the receipt of the benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by, an Interested Stockholder. Section 78.438 provides that an Interested Stockholder may not engage in a Combination with the corporation for a period of three years from the date of becoming an Interested Stockholder unless, prior to the date on which the Interested Stockholder becomes such, the Combination or the purchase of shares by the Interested Stockholder resulting in such 10% ownership is approved by the board of directors of such corporation. Following the expiration of the three-year period, a Combination with an Interested Stockholder is permitted if the Combination meets all the requirements specified in the articles of incorporation of such corporation and either (i) (a) the board of directors of the corporation approves, prior to such person becoming an Interested Stockholder, the Combination or the purchase of shares by the Interested Stockholder resulting in such 10% ownership and (b) the Combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than three years after the date the Interested Stockholder became such or (ii) (x) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.441 through 78.443, inclusive, of the NGCL and (y) prior to the consummation of the Combination, except in limited circumstances, the Interested Stockholder will not have become the beneficial owner of additional voting shares of the corporation.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Sierra Pacific Common Stock is First Chicago Trust Company of New York.

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SIERRA PACIFIC RIGHTS AGREEMENT

    For a description of the Sierra Pacific Rights Agreement, see "Comparison of Rights of Stockholders--Rights Plans."

                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

    The rights of holders of Sierra Pacific Common Stock are currently governed by the NGCL, the Sierra Pacific Restated Charter and the Sierra Pacific By-laws. The rights of holders of Nevada Power Common Stock are currently governed by the NGCL, the Nevada Power Restated Articles and the Nevada Power By-laws. In accordance with the Merger Agreement, upon consummation of the Mergers, the rights of stockholders of Sierra Pacific and stockholders of Nevada Power who become stockholders of Sierra Pacific pursuant to the Second Merger will be governed by the NGCL, the Sierra Pacific Restated Charter and the Sierra Pacific By-laws. The following summary sets forth the material differences between the current rights of stockholders of Sierra Pacific and stockholders of Nevada Power.

    The following summary is qualified by reference to the full text of the Sierra Pacific Restated Charter, the Sierra Pacific By-laws, the Nevada Power Restated Articles and the Nevada Power By-laws and the NGCL. For information as to how such documents may be obtained, see "Available Information."

AUTHORIZED CAPITAL

    NEVADA POWER. The authorized capital of Nevada Power consists of 70,000,000 shares of Nevada Power Common Stock.

    SIERRA PACIFIC. The authorized capital of Sierra Pacific consists of 90,000,000 shares of Sierra Pacific Common Stock. Pursuant to the Shares Amendment, if adopted, the total number of authorized shares of capital stock of Sierra Pacific will consist of 250,000,000 shares of Sierra Pacific Common Stock following the Mergers.

SPECIAL MEETINGS OF STOCKHOLDERS

    NEVADA POWER. Under the Nevada Power By-laws, special meetings of stockholders may be called at any time only by a majority of the Nevada Power Board or the Chief Executive Officer. Only business referred to in the notice of meeting may be transacted unless all of the outstanding capital stock of Nevada Power is represented, in which case any lawful business may be transacted. The Nevada Power By-laws do not give stockholders the right to call, or cause to be called, a special meeting of stockholders. Notice of all stockholders' meetings must be given not less than 10 or more than 60 days prior to the meeting.

    SIERRA PACIFIC. Under the Sierra Pacific By-laws, special meetings of stockholders may be called at any time only by a majority of the Sierra Pacific Board, the Chairman of the Board or the President. The Sierra Pacific By-laws do not give stockholders the right to call, or cause to be called, a special meeting of stockholders. Notice of all stockholders' meetings must be given not less than 10 or more than 60 days prior to the meeting.

STOCKHOLDER ACTION BY CONSENT

    NEVADA POWER. Under the Nevada Power By-laws, no stockholder action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting and such By-laws specifically deny stockholders the power to consent in writing to the taking of any action without a meeting.

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
    SIERRA PACIFIC. Under the Sierra Pacific By-laws, no stockholder action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting and such by-laws specifically deny stockholders the power to consent in writing to the taking of any action without a meeting.

ADVANCE NOTICE OF PROPOSALS OR DIRECTOR NOMINATIONS AT STOCKHOLDERS'
  SPECIAL MEETINGS

    NEVADA POWER. The Nevada Power Restated Articles provide that a stockholder wishing to make a proposal or a director nomination to be acted upon at a stockholders' meeting must provide written notice to the Secretary of Nevada Power at the executive offices of Nevada Power not less than 30 or more than 60 days prior to the meeting; PROVIDED, HOWEVER, if less than 40 days prior notice or prior public disclosure of the date of the meeting is given or made to the stockholder then the stockholder must provide written notice not less than 10 days prior to such meeting. Each notice shall set forth (i) the name and address of the stockholder who intends to make the proposal or nomination, (ii) a representation that the stockholder is a holder of record of Nevada Power Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal or nomination and (iii) the class and number of shares of Nevada Power Common Stock which are beneficially owned by such stockholder. Each notice shall also describe the proposal or nomination in sufficient detail and shall contain specified information of persons nominated for election as directors or of business proposed to be conducted at the stockholders' meeting and any material interest of the stockholder in such business.

    SIERRA PACIFIC. The Sierra Pacific By-laws provide that a stockholder wishing to make a proposal or a director nomination to be acted upon at a stockholders' meeting must provide written notice to the Secretary of Sierra Pacific at the executive offices of Sierra Pacific not later than (i) with respect to an annual meeting of stockholders 120 days prior to the anniversary date of the immediately preceding annual meeting and (ii) with respect to a special meeting of stockholders for the election of directors, 10 days following the day on which notice of such meeting is first given to stockholders. Each notice shall set forth (i) the name and address of the stockholder who intends to make the proposal or nomination, (ii) a representation that the stockholder is a holder of record of Sierra Pacific Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal or nomination and (iii) the class and number of shares of Sierra Pacific Common Stock which are beneficially owned by such stockholder. Each notice shall also describe the proposal or nomination in sufficient detail and shall contain specified information of persons nominated for election as directors or of business proposed to be conducted at the stockholders' meeting and any material interest of the stockholder in such business.

AMENDMENTS TO CHARTERS

    NEVADA POWER. The Nevada Power Restated Articles provide that it may be amended or altered by a vote of the holders of a majority of the outstanding shares of Nevada Power Common Stock, provided, that the affirmative vote of (i) a majority of the disinterested directors or (ii) 80% of the outstanding shares of Nevada Power Common Stock is required to approve amendments to provisions relating to the number of directors, classified board of directors, removal of directors, notice of stockholder nominees for director, call of special meetings and the business combination provisions described below under "Fair Price Provisions -- Nevada Power."

    SIERRA PACIFIC. The Sierra Pacific Restated Charter provides that it may be amended or altered by a vote of the holders of a majority of the outstanding shares of Sierra Pacific Common Stock, provided, that the affirmative vote of the holders of at least two-thirds of the outstanding shares of Sierra Pacific Common Stock is required to amend or repeal, or adopt any provisions inconsistent with, provisions relating to the number, tenure, vacancy, classification or removal of directors or any "fair price" provisions.

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
AMENDMENTS TO BY-LAWS

    NEVADA POWER. The Nevada Power By-laws provide that they may be amended, added to, altered or repealed, in whole or in part, by the affirmative vote of a majority of the voting power of the Nevada Power Common Stock and by the affirmative vote of a majority of the Nevada Power Board.

    SIERRA PACIFIC. The Sierra Pacific By-laws provide that they may be amended, added to, altered or repealed, in whole or in part, by the affirmative vote of at least two-thirds of the voting power of the Sierra Pacific Common Stock and by the affirmative vote of a majority of the Sierra Pacific Board.

FAIR PRICE PROVISIONS

    NEVADA POWER. The Nevada Power Restated Articles requires the affirmative vote of the holders of not less than 80% of the outstanding shares of Nevada Power Common Stock to approve certain business combinations, including mergers, consolidations, certain dispositions of mergers, consolidations, certain disposition of assets, certain issuances of securities and liquidation, involving Nevada Power or any of its subsidiaries and person or entity which is, or under certain circumstances was, an owner or an associate or an affiliate of an owner of 5% or more of the outstanding shares of Nevada Power Common Stock, unless (i) such business combination is approved by the affirmative vote of those holders as may be required by law and the Nevada Power Restated Articles and (ii) such business combination is approved by a majority of disinterested directors.

    SIERRA PACIFIC. The Sierra Pacific Restated Charter contains a "fair price" provision which requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Sierra Pacific Common Stock to approve certain business combinations, including mergers, consolidations, recapitalizations, certain dispositions of assets, certain issuances of securities, liquidations and dissolutions, involving Sierra Pacific or any of its subsidiaries and a person or entity which is, or under certain circumstances was, an owner or an affiliate of an owner of 10% or more of the outstanding shares of Sierra Pacific Common Stock, unless (i) such business combination is approved by a majority of disinterested directors or (ii) certain "fair price" and procedural requirements are met. With respect to the disposition of assets or the issuance of securities, the Sierra Pacific Restated Charter requires stockholder approval under such provision only if the transaction involves the disposition of assets or the issuance of securities, as the case may be, having a fair market value of $1,000,000 or more.

RIGHTS PLANS

    NEVADA POWER. On October 11, 1990, the Nevada Power Board authorized and declared a dividend of one preferred stock purchase right (a "Nevada Power Right") for each outstanding share of Nevada Power Common Stock to stockholders of record as of the close of business on October 25, 1990, and one Nevada Power Right has been and will be issued for each share of Nevada Power Common Stock issued thereafter and prior to the Nevada Power Distribution Date (as defined herein). The following is a brief description of the Nevada Power Rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement (the "Nevada Power Rights Agreement"), dated as of October 15, 1990, between Nevada Power and Manufacturers Hanover Trust Company, as amended by an amendment to the Nevada Power Rights Agreement (the "Amendment to the Rights Agreement"), dated as of April 29, 1998, between Nevada Power and Chase Manhattan Bank, N.A., successor to Manufacturers Hanover Trust Company, as rights agent (the "Rights Agent"). Certain of the capitalized terms used in the following description have the meanings set forth in the Nevada Power Rights Agreement.

    Each Nevada Power Right, initially evidenced by and traded with the shares of Nevada Power Common Stock, entitles the registered holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $20 per Share, of the Company (the "Junior Preferred Shares"), at an exercise price of $58 (the "Exercise Price"), subject to certain adjustments and other specified

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conditions. The Nevada Power Rights are not exercisable until the Nevada Power
Distribution Date and will expire on the earlier to occur of (i) October 14, 2000 and (ii) immediately prior to the Effective Time of the Second Merger, unless previously redeemed by Nevada Power as described below. Following the Nevada Power Distribution Date, the Nevada Power Rights will trade separately from the Nevada Power Common Stock and will be evidenced by separate certificates. Until a Nevada Power Right is exercised, the holder thereof will have no rights as a stockholder of Nevada Power, including, without limitation, the right to receive dividends.

    Except as described below, the Nevada Power Rights will be evidenced by the Nevada Power Common Stock certificates. The Nevada Power Rights will separate from the Nevada Power Common Stock and a "Nevada Power Distribution Date" will occur upon the earliest of (i) the tenth business day following the date of the first public announcement that any person (other than Nevada Power or certain related entities) has become the beneficial owner of 10% or more of the outstanding Nevada Power Common Stock (such person is a "10% Stockholder" and the date of such public announcement is the "10% Ownership Date"), (ii) the tenth business day (or such later day as shall be designated by the Nevada Power Board) following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person to become a 10% Stockholder; or (iii) the first date, on or after the 10% Ownership Date, upon which Nevada Power is acquired in a merger or other business combination in which Nevada Power is not the surviving corporation or in which the outstanding Nevada Power Common Stock is changed into or exchanged for stock or assets of another person, or upon which 50% or more of Nevada Power's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business). In calculating the percentage of outstanding shares of Nevada Power Common Stock that are beneficially owned by any person, such person shall be deemed to beneficially own any Nevada Power Common Stock issuable upon the exercise, exchange or conversion of any options, warrants or other securities beneficially owned by such person; provided, however, that such shares of Nevada Power Common Stock will not be deemed outstanding for the purpose of calculating the percentage of Nevada Power Common Stock that is beneficially owned by any other person.

    Unless the Nevada Power Rights have previously expired or been redeemed or exchanged, from and after the close of business on the tenth business day following the 10% Ownership Date, each Nevada Power Right (other than a Nevada Power Right owned by the 10% Stockholder which has become void) shall be exercisable to purchase, at the Exercise Price (initially $58), Nevada Power Common Stock with a market value equal to two times the Exercise Price. If Nevada Power does not have sufficient shares of Nevada Power Common Stock available for all Nevada Power Rights to be exercised, Nevada Power shall substitute for all or any portion of the Nevada Power Common Stock that would otherwise be issuable upon the exercise of the Nevada Power Rights, cash, assets or other securities having the same aggregate value as such Nevada Power Common Stock.

    Unless the Nevada Power Rights have previously expired or been redeemed or exchanged, if, on or after the 10% Ownership Date, (i) Nevada Power is acquired in a merger or other business combination in which Nevada Power is not the surviving corporation or in which the outstanding Nevada Power Common Stock is changed into or exchanged for stock or assets of another person, or (ii) 50% or more of Nevada Power's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business) (each a "Section 13(a) Event"), then each Nevada Power Right (other than a Nevada Power Right owned by the 10% Stockholder which has become void) shall thereafter be exercisable to purchase, at the Exercise Price (initially $58), shares of common stock of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the Exercise Price.

    At any time prior to the first event of the type described in the two preceding paragraphs, a majority of the directors may, at their option, direct Nevada Power to redeem the Nevada Power Rights in whole, but not in part, at a price of $.01 per Nevada Power Right (the "Redemption Price"), and Nevada Power shall so redeem the Nevada Power Rights. Immediately upon any such action by the Nevada Power Board, the right to exercise Nevada Power Rights shall terminate and the only right of the holders of Nevada Power Rights thereafter shall be to receive the Redemption Price.

    The Amendment to Rights Agreement provides that none of Sierra Pacific, any of its Affiliates or Associates or any of its permitted assignees or transferees will be deemed a 10% Stockholder and none of a Nevada Power Distribution Date, a 10% Ownership Date or a Section 13(a) Event will be deemed to occur, in each case, by reason of the approval, execution or delivery of the Merger Agreement, the consummation of the Second Merger or the consummation of the other transactions contemplated by the Merger Agreement.

    The Nevada Power Rights have certain anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in Nevada Power without the prior approval of the Nevada Power Board. The effect of the Nevada Power Rights may be to inhibit a change in control of Nevada Power that may be beneficial to the stockholders of Nevada Power.

    SIERRA PACIFIC. On October 2, 1989, the Sierra Pacific Board declared a dividend distribution of one right (a "Sierra Pacific Right") for each outstanding share of Sierra Pacific Common Stock to stockholders of record at the close of business on October 31, 1989, and one Sierra Pacific Right has been and will be issued for each share of Sierra Pacific Common Stock issued thereafter prior to the Sierra Pacific Distribution Date (as defined herein). The description and terms of the Sierra Pacific Rights are set forth in the Rights Agreement, dated as of October 13, 1989, as amended (the "Sierra Pacific Rights Agreement"), between Sierra Pacific and First Chicago Trust Company of New York, as successor Rights Agent. Certain of the capitalized terms used in the following description have the meanings set forth in the Sierra Pacific Rights Agreement. The following descriptions of the Sierra Pacific Rights and the Sierra Pacific Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Sierra Pacific Rights Agreement.

    Each Sierra Pacific Right, initially evidenced by and traded with the shares of Sierra Pacific Common Stock, entitles the registered holder to purchase one share of Sierra Pacific Common Stock at an exercise price of $70, subject to certain adjustments, regulatory approval and other specified conditions. The Sierra Pacific Rights are not exercisable until the Distribution Date and will expire on October 31, 1999 unless previously redeemed by Sierra Pacific as described below. Following the Sierra Pacific Distribution Date, the Sierra Pacific Rights will trade separately from the Sierra Pacific Common Stock and will be evidenced by separate certificates. Until a Sierra Pacific Right is exercised, the holder thereof will have no rights as a stockholder of Sierra Pacific, including, without limitation, the right to receive dividends.

    Except as described below, the Sierra Pacific Rights will be evidenced by the Sierra Pacific Common Stock certificates. The Sierra Pacific Rights will separate from the Sierra Pacific Common Stock and a "Sierra Pacific Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons other than Sierra Pacific and its affiliates (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Sierra Pacific Common Stock (the "Stock Acquisition Date") and (ii) 10 business days (or such later date as a majority of the Sierra Pacific Board may determine) following the commencement of (or a public announcement of an intention to make) a tender or exchange offer that would result in a person or group becoming an Acquiring Person.

    In the event that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Sierra Pacific Common Stock at a price and on terms determined by at least a majority of the members of the Sierra Pacific Board who are not Acquiring Persons or affiliates or associates of an Acquiring Person, to be fair to the stockholders of Sierra Pacific and otherwise in the best interests of Sierra Pacific and its stockholders) each holder of a Sierra Pacific Right will have the right, subject to regulatory approval and other specified conditions, to receive, upon exercise at the then current exercise price of the Sierra Pacific Right, Sierra Pacific Common Stock having a market value equal to two times the exercise price of the Sierra Pacific Right. Notwithstanding any of the foregoing, following the occurrence of any such event, all Sierra Pacific Rights that are or (under certain circumstances specified in the Sierra Pacific Rights Agreement) were beneficially owned by any Acquiring Person (or certain related parties) will be null and void.

    In the event that, at any time following the Sierra Pacific Distribution Date, Sierra Pacific is acquired in a merger or other business combination transaction (other than pursuant to certain approved merger transactions), or 50% or more of Sierra Pacific's assets or earning power is sold, each holder of a Sierra Pacific Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Sierra Pacific Right.

    At any time until 10 days following the Stock Acquisition Date, Sierra Pacific may redeem the Sierra Pacific Rights, in whole but not in part, at a price of $.01 per Sierra Pacific Right. Immediately upon the action of the Sierra Pacific Board ordering redemption of the Sierra Pacific Rights, the Sierra Pacific Rights will terminate and the only right of the holders of Sierra Pacific Rights will be to receive the $.01 redemption price.

    The Sierra Pacific Rights have certain anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in Sierra Pacific without the prior approval of the Sierra Pacific Board. The effect of the Sierra Pacific Rights may be to inhibit a change in control of Sierra Pacific that may be beneficial to the stockholders of Sierra Pacific.

BOARD OF DIRECTORS; REMOVAL; VACANCIES

    NEVADA POWER. The Nevada Power By-laws provide that the Nevada Power Board shall consist of not more than 12 or less than 3 directors. There are currently 11 directors serving on the Nevada Power Board.

    The Nevada Power Restated Articles provides that the Nevada Power Board will be divided into three classes, and each class will generally serve for a term of three years and will be as nearly equal in number as possible. At each annual meeting of stockholders, one class of directors (or approximately one-third of the directors) is elected for a three-year term.

    Under the Nevada Power Restated Articles, any director may be removed from office at any time (i) if without cause, by 80% of the outstanding voting stock or (2) if for cause, by two-thirds of the outstanding voting stock. The Nevada Power Restated Articles also provides that vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office (even though less than a quorum). Each director so chosen shall hold office until the expiration of the term of the director, if any, whom he or she has been chosen to succeed, or if none, until the expiration of the term of the class assigned to the newly created directorship to which he or she has been elected and until a successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

    SIERRA PACIFIC. The Sierra Pacific By-laws provide that the Sierra Pacific Board shall consist of not more than 15 or less than 3 directors, and until amendment of such by-laws, the Sierra Pacific Board shall consist of 12 directors. There are currently 10 directors serving on the Sierra Pacific Board. Prior to the Effective Time of the Second Merger, the Sierra Pacific By-laws will be amended to set the number of directors of the Sierra Pacific Board at 14 members. See "The Mergers--Composition of the Sierra Pacific Board."

    The Sierra Pacific Restated Charter provides that the Sierra Pacific Board will be divided into three classes, and each class will generally serve for a term of three years and will be as nearly equal in number as possible. At each annual meeting of stockholders, one class of directors (or approximately one-third of the directors) is elected for a three-year term.

    Under the Sierra Pacific Restated Charter, any director may be removed from office by the vote of stockholders representing at least two-thirds of the outstanding shares of Sierra Pacific Common Stock. The Sierra Pacific Restated Charter also provides that vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office (even though less than a quorum). Each director so chosen shall hold office until the expiration of the term of the director, if any, whom he or she has been chosen to succeed, or if none, until the expiration of the term of the class assigned to the newly created directorship to which he or she has been elected and until a successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

COMMITTEES OF THE BOARD OF DIRECTORS

    NEVADA POWER. Under the Nevada Power By-laws, the Nevada Power Board may, by resolution or vote passed by a majority of the whole board, designate one or more committees to consist of one or more of the directors of the Nevada Power Board.

    SIERRA PACIFIC. Under the Sierra Pacific By-laws, the Sierra Pacific Board may, by resolution or vote passed by a majority of the whole board, designate one or more committees to consist of one or more of the directors of the Sierra Pacific Board. Pursuant to the Sierra Pacific By-laws, there shall be at all times (i) an Audit Committee and (ii) a Compensation and Organization Committee.

    The Merger Agreement provides that at the Effective Time of the Second Merger, the Sierra Pacific Board shall have such number of standing committees, with such names and functions as shall be agreed upon by Sierra Pacific and Nevada Power prior to the Effective Time of the Second Merger. Sierra Pacific and Nevada Power will each select one-half of the members of each committee and the chairperson of one-half of the committees.

                            MERGER RELATED FINANCING

    During the period prior to consummation of the Mergers, the managements of Nevada Power and Sierra Pacific will be evaluating alternative sources and methods of financing the approximately $460 million necessary to fund the total of the Nevada Power Cash Consideration and Sierra Pacific Cash Consideration. It is currently anticipated that the full amount of $460 million will be financed at the Sierra Pacific holding company level through external sources. Sources of financing being considered include, but are not limited to, commercial banks, investment banks, institutional lenders and the public securities markets. Methods of financing which will be considered include, but are not limited to, commercial paper, bank lines of credit, various maturities and types of debt and preferred securities. Management of Sierra Pacific and Nevada Power believe that Sierra Pacific will have access to many sources and types of short-term and long-term capital at reasonable rates. As a result of this financing and as shown in the Unaudited Pro Forma Combined Condensed Financial Statements, the consolidated capitalization of Sierra Pacific after the Mergers will consist of approximately 39.5% common equity and 60.5% long-term debt and preferred stock.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma financial statements give effect to the Mergers. In the First Merger, LAKE Merger Sub will be merged with and into Sierra Pacific, with Sierra Pacific as the surviving corporation. In the Second Merger, DESERT Merger Sub will be merged with and into Nevada Power, with DESERT Merger Sub as the surviving corporation. DESERT Merger Sub will immediately change its name to Nevada Power Company. As a result of the Mergers, Nevada Power and SPPC will be wholly-owned subsidiaries of Sierra Pacific. The unaudited pro forma combined condensed balance sheet as of June 30, 1998, is presented as if the Mergers had occurred at the balance sheet date. The unaudited pro forma combined condensed statements of income for the year ended December 31, 1997 and the six-months ended June 30, 1998, assume that the Mergers occurred at the beginning of the period presented. These statements are prepared on the basis of accounting for the First Merger in a manner similar to a pooling of interests and for the Second Merger as a purchase and are based on the assumptions set forth in the notes thereto. The unaudited pro forma financial statements do not give effect to the estimated synergies of the transaction, costs to achieve such synergies or estimated transaction costs. See "Regulatory Matters--State Approvals and Related Matters." The pro forma adjustments were based upon a preliminary allocation of the purchase price. Management expects to finalize the allocation subject to the closing of the transaction. Management does not expect the final allocation to differ materially from the preliminary allocation of the purchase price.

    The following unaudited pro forma financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and related notes thereto of Nevada Power and Sierra Pacific, incorporated herein by reference. The following unaudited pro forma financial statements are not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the dates as of which, or at the beginning of the periods for which, the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position. In addition, due to the effect of seasonal fluctuations and other factors on the operations of Nevada Power and Sierra Pacific, financial results for the six-month period ended June 30, 1998 are not necessarily indicative of results for the year ended December 31, 1998.

                            SIERRA PACIFIC RESOURCES

                  PRO FORMA COMBINED CONDENSED BALANCE SHEETS

                                AT JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                          SIERRA
                                            NEVADA       PACIFIC
                                          POWER (10)  RESOURCES (10)   ADJUSTMENTS       PRO FORMA
                                          ----------  --------------   -----------    ---------------
ASSETS
UTILITY PLANT:
  Plant in service......................  $2,468,051    $2,151,055      $      --          $4,619,106
  Less: accumulated provision for
    depreciation........................     679,683       695,737             --           1,375,420
                                          ----------  --------------   -----------    ---------------
                                           1,788,368     1,455,318             --           3,243,686
  Construction work-in-progress.........     184,018       168,439             --             352,457
  Property under capital leases.........      69,334            --             --              69,334
                                          ----------  --------------   -----------    ---------------
                                           2,041,720     1,623,757             --           3,665,477
                                          ----------  --------------   -----------    ---------------
INVESTMENTS AND OTHER PROPERTY, NET.....      20,589        55,696             --              76,285
                                          ----------  --------------   -----------    ---------------
CURRENT ASSETS:
  Cash and cash equivalents.............         575         9,548        456,200(1)            6,440
                                                                         (151,600)(2)
                                                                         (304,600)(3)
                                                                           (3,683)(12)
  Customer and other receivables--net of
    uncollectibles......................     110,799        84,263             --             195,062
  Materials, supplies and fuel, at
    average cost........................      38,787        26,126             --              64,913
  Deferred energy costs.................      43,495            --             --              43,495
  Prepayments and other.................       4,663         4,365             --               9,028
                                          ----------  --------------   -----------    ---------------
                                             198,319       124,302         (3,683)            318,938
                                          ----------  --------------   -----------    ---------------
DEFERRED CHARGES:
  Regulatory tax asset..................      95,077        66,455             --             161,532
  Goodwill..............................          --            --        437,273(5)          437,273
  Other.................................      51,889        79,337          4,600(1)          135,826
                                          ----------  --------------   -----------    ---------------
                                             146,966       145,792        441,873             734,631
                                          ----------  --------------   -----------    ---------------
                                          $2,407,594    $1,949,547      $ 438,190          $4,795,331
                                          ----------  --------------   -----------    ---------------
                                          ----------  --------------   -----------    ---------------
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common stock and additional paid in
    capital.............................  $  732,650    $  487,058      $(151,600)(2)      $1,200,781
                                                                         (304,600)(3)
                                                                               --(4)
                                                                          437,273(5)
  Retained earnings.....................      93,855       164,607            (98)(12)         258,364
  Preferred stock-not subject to
    mandatory redemption................       3,385        73,115         (3,385)(12)          73,115
  Preferred securities-subject to
    mandatory redemption................     118,872        48,500             --             167,372
  Long-term debt........................     892,858       611,936        460,800(1)        1,965,594
                                          ----------  --------------   -----------    ---------------
                                           1,841,620     1,385,216        438,390           3,665,226
                                          ----------  --------------   -----------    ---------------
CURRENT LIABILITIES:
  Short-term borrowings.................     125,298        88,400             --             213,698
  Current maturities of long-term debt
    and sinking fund requirements.......       5,148        10,573           (200)(12)          15,521
  Accounts payable......................      68,943        57,142             --             126,085
  Accrued taxes.........................       7,016        12,646             --              19,662
  Accrued interest......................       8,833         6,127             --              14,960
  Deferred taxes on deferred energy
    costs...............................      15,223            --             --              15,223
  Other current liabilities.............      40,374        37,691             --              78,065
                                          ----------  --------------   -----------    ---------------
                                             270,835       212,579           (200)            483,214
                                          ----------  --------------   -----------    ---------------
DEFERRED CREDITS:
  Investment tax credits................      28,813        38,890             --              67,703
  Deferred income taxes.................     189,556       166,273             --             355,829
  Regulatory tax liability..............      15,908        39,725             --              55,633
  Customer advances for construction....      58,039        33,064             --              91,103
  Other.................................       2,823        73,800             --              76,623
                                          ----------  --------------   -----------    ---------------
                                             295,139       351,752             --             646,891
                                          ----------  --------------   -----------    ---------------
                                          $2,407,594    $1,949,547      $ 438,190          $4,795,331
                                          ----------  --------------   -----------    ---------------
                                          ----------  --------------   -----------    ---------------

                            SIERRA PACIFIC RESOURCES

               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                               SIERRA
                                                                   NEVADA     PACIFIC
                                                                   POWER     RESOURCES   ADJUSTMENTS   PRO FORMA
                                                                 ----------  ----------  -----------  -----------
OPERATING REVENUES.............................................  $  364,198  $  356,114   $      --    $ 720,312
                                                                 ----------  ----------  -----------  -----------
OPERATING EXPENSES:
  Operations...................................................     236,329     221,399          --      457,728
  Maintenance..................................................      27,707      10,703          --       38,410
  Depreciation and amortization................................      35,556      33,593       5,466(7)     74,615
  Taxes:
    Income taxes...............................................       7,402      20,699      (6,451)(8)     21,650
    Other than income..........................................      11,153       9,906          --       21,059
                                                                 ----------  ----------  -----------  -----------
                                                                    318,147     296,300        (985)     613,462
                                                                 ----------  ----------  -----------  -----------
OPERATING INCOME...............................................      46,051      59,814         985      106,850
                                                                 ----------  ----------  -----------  -----------
OTHER INCOME:
  Allowance for other funds used during construction...........       4,913       2,126          --        7,039
  Other income (expense)--net..................................      (1,042)         (2)         --       (1,044)
                                                                 ----------  ----------  -----------  -----------
                                                                      3,871       2,124          --        5,995
                                                                 ----------  ----------  -----------  -----------
    Total Income...............................................      49,922      61,938         985      112,845
                                                                 ----------  ----------  -----------  -----------
INTEREST CHARGES:
  Long-term debt...............................................      28,525      20,320      18,432(6)     67,277
  Other........................................................       1,839       3,667          --        5,506
  Allowance for borrowed funds used during construction and
    capitalized interest.......................................      (2,698)     (3,721)         --       (6,419)
                                                                 ----------  ----------  -----------  -----------
                                                                     27,666      20,266      18,432       66,364
                                                                 ----------  ----------  -----------  -----------
INCOME BEFORE COMPANY OBLIGATED MANDATORILY REDEEMABLE
  PREFERRED SECURITIES.........................................      22,256      41,672     (17,447)      46,481
  Preferred dividend requirements on company-obligated
    mandatorily redeemable preferred securities................       4,874       2,086          --        6,960
                                                                 ----------  ----------  -----------  -----------
INCOME BEFORE PREFERRED DIVIDENDS..............................      17,382      39,586     (17,447)      39,521
  Preferred dividend requirements..............................          89       2,730         (89) 12)      2,730
                                                                 ----------  ----------  -----------  -----------
INCOME APPLICABLE TO COMMON STOCK..............................  $   17,293  $   36,856   $ (17,358)   $  36,791
                                                                 ----------  ----------  -----------  -----------
                                                                 ----------  ----------  -----------  -----------
Average shares of common stock outstanding (thousands) (11)....      50,751      30,938          --       77,773
Earnings per share--Basic (9)..................................  $     0.34  $     1.19   $      --    $    0.47

                            SIERRA PACIFIC RESOURCES

               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                            SIERRA
                                                                NEVADA     PACIFIC
                                                                POWER     RESOURCES   ADJUSTMENTS   PRO FORMA
                                                              ----------  ----------  -----------  ------------
OPERATING REVENUES..........................................  $  799,148  $  663,243   $      --   $  1,462,391
                                                              ----------  ----------  -----------  ------------
OPERATING EXPENSES:
  Operations................................................     479,011     399,101          --        878,112
  Maintenance...............................................      52,126      23,387          --         75,513
  Depreciation and amortization.............................      66,273      64,117      10,932(7)      141,322
  Taxes:
    Income taxes............................................      43,478      38,667     (12,902)(8)       69,243
    Other than income.......................................      21,064      19,344          --         40,408
                                                              ----------  ----------  -----------  ------------
                                                                 661,952     544,616      (1,970)     1,204,598
                                                              ----------  ----------  -----------  ------------
OPERATING INCOME............................................     137,196     118,627       1,970        257,793
                                                              ----------  ----------  -----------  ------------
OTHER INCOME:
  Allowance for other funds used during construction........       8,760       5,723          --         14,483
  Other income (expense)--net...............................      (5,741)      1,261          --         (4,480)
                                                              ----------  ----------  -----------  ------------
                                                                   3,019       6,984          --         10,003
                                                              ----------  ----------  -----------  ------------
    Total Income............................................     140,215     125,611       1,970        267,796
                                                              ----------  ----------  -----------  ------------
INTEREST CHARGES:
  Long-term debt............................................      50,791      41,738      36,864(6)      129,393
  Other.....................................................       1,531       4,583          --          6,114
  Allowance for borrowed funds used during construction and
    capitalized interest....................................      (2,579)     (4,785)         --         (7,364)
                                                              ----------  ----------  -----------  ------------
                                                                  49,743      41,536      36,864        128,143
                                                              ----------  ----------  -----------  ------------
INCOME BEFORE COMPANY OBLIGATED MANDATORILY REDEEMABLE
  PREFERRED SECURITIES......................................      90,472      84,075     (34,894)       139,653
  Preferred dividend requirements on company-obligated
    mandatorily redeemable preferred securities.............       7,256       4,171          --         11,427
                                                              ----------  ----------  -----------  ------------
INCOME BEFORE PREFERRED DIVIDENDS...........................      83,216      79,904     (34,894)       128,226
  Preferred dividend requirements...........................       1,125       5,459      (1,125) 12)        5,459
                                                              ----------  ----------  -----------  ------------
INCOME APPLICABLE TO COMMON STOCK...........................  $   82,091  $   74,445   $ (33,769)  $    122,767
                                                              ----------  ----------  -----------  ------------
                                                              ----------  ----------  -----------  ------------
Average shares of common stock outstanding (thousands)
  (11)......................................................      49,691      30,880          --         76,630
Earnings per Share--basic (9)...............................  $     1.65  $     2.41   $      --   $       1.60

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1) Reflects the incurrence of $460,800,000 (including $4.6 million debt issuance costs) of long-term debt the proceeds of which are to be applied to pay the Sierra Pacific Cash Consideration and the Nevada Power Cash Consideration.

2) Pursuant to the Merger Agreement, this adjustment reflects the Sierra Pacific Cash Consideration paid to Sierra Pacific stockholders who will receive cash in lieu of common stock. The amount of adjustment assumes a total payment of $151,600,000 at a cash price of $37.55 per share.

3) Pursuant to the Merger Agreement, this adjustment reflects the Nevada Power Cash Consideration paid to Nevada Power stockholders who will receive cash in lieu of common stock. The amount of adjustment assumes a total payment of $304,600,000 at a cash price of $26.00 per share.

4) Reflects the Nevada Power and Sierra Pacific Stock Consideration as described in the Merger Agreement. The adjustment recognizes the conversion of the remaining shares of Nevada Power Common Stock and Sierra Pacific Common Stock net of the shares which were converted to cash in adjustments 2 and 3. The adjustment is based on the number of shares outstanding as of June 30, 1998. The conversion represents the exchange of each share of Sierra Pacific Common Stock into 1.44 shares of Sierra Pacific Common Stock and the exchange of each share of Nevada Power Common Stock into one share of Sierra Pacific Common Stock. The total shares exchanged and stock consideration is based on the following calculations (share amounts in thousands).

                                         AS OF JUNE 30, 1998
                                   -------------------------------
                                    SIERRA     NEVADA
                                    PACIFIC     POWER    PRO FORMA
                                   ---------  ---------  ---------
Shares outstanding end of
  period.........................     30,957     51,051         --
Shares redeemed for cash
  (adjustments 2 and 3)..........     (4,037)   (11,715)        --
                                   ---------  ---------  ---------
Remaining shares to be
  exchanged......................     26,920     39,336         --
                                      X 1.44     X 1.00         --
                                   ---------  ---------  ---------
Stock Consideration..............     38,765     39,336     78,101
                                   ---------  ---------  ---------
                                   ---------  ---------  ---------

(5) Reflects the recognition of goodwill equal to the excess of the purchase price over the net fair value of assets and liabilities of Sierra Pacific Resources acquired. The adjustment assumes total purchase consideration equal to cash of $151,600,000 and 38,765,000 shares of Sierra Pacific Common Stock at a price of $24.18 based on the average closing price of Nevada Power Common Stock between April 22, 1998 and May 6, 1998. The eleven day average price of Nevada Power Common Stock used in determining the total stock consideration represents the market price over a reasonable period of time before and after the transaction was announced on April 29, 1998. The calculation of goodwill for the balance sheet presented is based on the following calculation (dollars in thousands except per share amounts):

                                                             JUNE 30,
                                                               1998
                                                           ------------
Cash consideration (adjustment 2).............             $    151,600
Common stock consideration:
  Sierra Pacific stock converted..............     26,920
  Conversion rate.............................       1.44
                                                ---------
  New shares received.........................     38,765
  Nevada Power average stock price............      24.18
                                                ---------
  Total stock consideration...................                  937,338
                                                           ------------
Total Consideration...........................                1,088,938
Less net fair value (assumed to be book value)
  of Sierra Pacific end of period.............                  651,665
                                                           ------------
Goodwill......................................                  437,273
                                                           ------------
                                                           ------------

  6) Reflects the recognition of interest expense related to the incurrence of debt (adjustment 1) at an assumed annual rate of 8.00%. The interest expense as presented in the pro forma income statements is calculated as if the Mergers had occurred on the first day of each period presented. A 1/8% increase in the interest rate would cause an increase in interest expense for the six months ended June 30, 1998 and the year ended December 31, 1997, of $288,000 and $576,000, respectively.

  7) Reflects six and twelve months amortization of goodwill (calculated in adjustment 5) based on a forty year amortization period included in the Pro Forma Combined Condensed Statement of Income for the Six Months ended June 30, 1998 and Year Ended December 31, 1997, respectively.

  8) Reflects an adjustment to reduce pro forma income taxes because of higher interest expense (adjustment 6). The adjustment assumes an effective income tax rate of 35%.

  9) The Statement of Financial Accounting Standards No. 128, Earnings Per Share, effective for financial periods ending after December 15, 1997, established standards for computing and presenting earnings per share. The statement now requires dual presentation of basic and diluted earnings per share for entities with complex capital structures. Both Nevada Power and Sierra Pacific adopted this pronouncement for the income statement periods presented in these unaudited pro forma financial statements. The adoption resulted in no effect for Nevada Power and was immaterial for both Sierra Pacific and on a pro forma basis. Accordingly, only basic earnings per share is reflected.

 10) For comparative purposes, certain historical amounts have been reclassified to conform to the pro forma financial statement format.

 11) Calculation of Weighted Average Shares Outstanding (in thousands):

                                                   SIX MONTHS ENDED           TWELVE MONTHS ENDED DECEMBER
                                                     JUNE 30, 1998                      31, 1997
                                            -------------------------------  -------------------------------
                                             SIERRA     NEVADA                SIERRA     NEVADA
                                             PACIFIC     POWER    PRO FORMA   PACIFIC     POWER    PRO FORMA
                                            ---------  ---------  ---------  ---------  ---------  ---------
Weighted Average Shares Outstanding.......     30,938     50,751         --     30,880     49,691         --
Shares redeemed for cash (A)..............     (4,037)   (11,715)        --     (4,037)   (11,715)        --
                                            ---------  ---------  ---------  ---------  ---------  ---------
Net shares................................     26,901     39,036         --     26,843     37,976         --
Conversion................................       1.44       1.00         --       1.44       1.00         --
                                            ---------  ---------  ---------  ---------  ---------  ---------
                                               38,737     39,036     77,773     38,654     37,976     76,630
                                            ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------

(A) Shares redeemed based on the following calculation (see footnotes 2 and 3):

                                                                          SIERRA      NEVADA
                                                                         PACIFIC      POWER
                                                                        ----------  ----------
Allocated cash for redemption ($000)..................................  $  151,600  $  304,600
Redemption price per share............................................       37.55       26.00
                                                                        ----------  ----------
Shares redeemed (000).................................................       4,037      11,715
                                                                        ----------  ----------
                                                                        ----------  ----------

 12) Pursuant to the Merger Agreement, reflects the retirement of Nevada Power preferred stock. The Nevada Power preferred stock is redeemable at a price of $21 per share for the 5.20% series and the 5.40% series and at $20.25 per share for the 4.70% series at any time upon 30 days notice to the holders. Although this entry assumes the retirement is accomplished with cash, Nevada Power has not determined how it will finance the retirement of the Nevada Power preferred stock.

        SELECTED INFORMATION CONCERNING NEVADA POWER AND SIERRA PACIFIC

BUSINESS OF NEVADA POWER

    Nevada Power, incorporated in 1929 under the laws of Nevada, is a public utility engaged in the electric utility business in Las Vegas and vicinity in southern Nevada. Most of Nevada Power's operations are conducted in Clark County, Nevada (with an estimated service area population of 1,303,000 at December 31, 1997) where Nevada Power furnishes electric service in the communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and adjoining areas and to Nellis Air Force Base (consisting of a permanent military installation northeast of Las Vegas and the USAF Tactical Fighter Weapons Center). Electric service is also supplied to the Department of Energy at Mercury and Jackass Flats in Nye County, where the Nevada Test Site is located. The Company will supply 40 percent of the Nevada Test Site's future electrical power according to a settlement agreement approved by the PUCN.

    The principal executive office of Nevada Power is, and after the Effective Time of the Second Merger will be, located at 6226 West Sahara Avenue, Las Vegas, Nevada 89146, and its telephone number is (702) 367-3000.

BUSINESS OF SIERRA PACIFIC

    Sierra Pacific is a holding company with five primary subsidiaries: SPPC, TGPC, e-three, LOS and SPE. Sierra Pacific was incorporated in Nevada on December 12, 1983. The principal executive office of Sierra Pacific is, and the principal executive office of Sierra Pacific after the Effective Time of the Second Merger will be, located at 6100 Neil Road, Reno, Nevada 89511 and its telephone number is (702) 834-4011.

    SIERRA PACIFIC POWER COMPANY. SPPC, a wholly-owned subsidiary of Sierra Pacific since 1984, is a public utility primarily engaged in the generation, purchase, transmission, distribution and sale of electric energy. It provides electricity to approximately 287,000 customers in a 50,000 square mile service area including western, central and northeastern parts of Nevada, including the cities of Reno, Sparks, Carson City, Elko and a portion of eastern California, including the Lake Tahoe area. SPPC also provides natural gas to approximately 100,000 customers in the Reno/Sparks area, and water service to approximately 65,000 customers in the Reno/Sparks area.

    During 1997, 92.0% of SPPC's revenues were from retail sales of electricity, natural gas and water in Nevada, 6.0% were from retail sales of electricity in California and 2.0% were from wholesale sales of electricity in Nevada and California.

    TUSCARORA GAS PIPELINE COMPANY. TGPC was formed as a wholly-owned subsidiary in 1993 for the purpose of entering into a partnership, Tuscarora Gas Transmission Company ("TGTC"), with a subsidiary of TransCanada to develop, construct and operate a natural gas pipeline to serve an expanding gas market in Reno, northern Nevada and northeastern California. To date, Sierra Pacific has an investment of approximately $15.5 million in TGPC. In December 1995, TGTC completed construction and began service of its 229-mile pipeline extending from Malin, Oregon to Reno. TGTC interconnects with Pacific Gas Transmission Company ("PGT") at Malin. PGT is a major interstate natural gas pipeline extending from Oregon to the U.S./Canadian border. The PGT system provides TGTC customers access to natural gas reserves in the Western Canadian Sedimentary basin, one of the largest natural gas reserve basins in North America.

    As an interstate pipeline, TGTC provides only transportation service. SPPC and Sierra Pacific were the two largest customers of TGTC during 1997, contributing 92.2% and 6.3% of revenues, respectively. Malin began taking service from TGTC during the later part of 1996, and the Sierra Army Depot at Herlong, California, began taking service from TGTC during the later part of 1997.

    E-THREE. Organized in October 1996, e-three is an unregulated wholly-owned subsidiary of Sierra Pacific. It provides comprehensive energy and other business solutions in commercial and industrial markets by offering a variety of energy-related products and services to increase customers' productivity and profits and improve the quality of the indoor environment. Such products and services include technology and efficiency improvements to lighting, heating, ventilation and air conditioning equipment; installation or retrofit of controls and power quality systems; energy performance contracting; end-use services; power and transmission services and ongoing energy monitoring and verification services.

    LANDS OF SIERRA. LOS was organized in 1964 to develop and manage SPPC non-utility property in Nevada and California. Such properties included retail, industrial, office and residential sites, and timberland and properties in the Lake Tahoe region. Sierra Pacific has decided to focus on its core energy business. In keeping with this strategy, LOS continues to sell its remaining properties. Properties sold in 1997 include several commercial sites in Nevada for total sales of $1.45 million. Properties remaining include only vacant land in Nevada and land leases in the Lake Tahoe region. Management will continue to focus on selling most of these remaining properties in 1998.

                      SIERRA PACIFIC FOLLOWING THE MERGERS

    As a result of the Mergers, Sierra Pacific will become the parent company of the Surviving Corporation (renamed Nevada Power Company) and will continue to be the parent of SPPC. The operating utility subsidiaries will maintain their separate corporate identities and will continue to serve customers in Nevada under their present names. The utility subsidiaries of Sierra Pacific will serve approximately 805,000 electric customers, 101,000 natural gas customers and 65,000 water customers. Present non-utility operations of Sierra Pacific will be unaffected. The business of Sierra Pacific will consist of owning utilities and various non-utility subsidiaries. The following chart depicts the organizational structure of Sierra Pacific after the Mergers:

                                     [LOGO]

MANAGEMENT OF SIERRA PACIFIC AFTER THE MERGERS

    Pursuant to the Merger Agreement, at the Effective Time of the Second Merger, the new Sierra Pacific Board will consist of 14 members, seven to be selected by Sierra Pacific and seven to be selected by Nevada Power. See "The Merger Agreement--Corporate Governance Matters--Sierra Pacific Board."

    After the Effective Time of the Second Merger, Mr. Niggli, the President and Chief Operating Officer of Nevada Power, will become the Chairman and Chief Executive Officer of Sierra Pacific and the Chairman of each of SPPC and the Surviving Corporation, and Mr. Malquist, the Chairman, Chief

Executive Officer and President of Sierra Pacific, will become the President and Chief Operating Officer of Sierra Pacific and the President and Chief Executive Officer of SPPC and the Surviving Corporation. These provisions are subject to the specific terms of the Employment Agreements entered into between each of Messrs. Niggli and Malquist and Sierra Pacific, which are to become effective at the Effective Time of the Second Merger. See "The Mergers--Employment Agreements."

OPERATIONS

    After the Mergers, Nevada Power and SPPC will continue to operate as the utility subsidiaries of Sierra Pacific.

    As a result of the Merger, all contractual and other obligations and rights of Nevada Power will be assumed by or transferred to the Surviving Corporation by operation of law. Notwithstanding such assumption or transfer by operation of law, certain of Nevada Power's agreements or arrangements (such as those relating to its joint power projects, environmental permits, interconnection agreements, power purchase and sales agreements, transmission agreements, loan agreements, franchise agreements, easements and rights of way and similar instruments) may by their terms require the consent of the other party or parties to such agreement or arrangement. It is a condition to the consummation of the Mergers that Nevada Power have obtained all such approvals the absence of which would be material to the continued operation of the Surviving Corporation. Nevada Power will use its best efforts to obtain all required consents or approvals, but no assurance can be made that it will be able to do so.

    The Merger Agreement provides that all outstanding shares of Nevada Power Preferred Stock must be redeemed or otherwise retired prior to the consummation of the Mergers. The Nevada Power Preferred Stock is redeemable at a price of $21 per share for the 5.20% series and the 5.40% series and at $20.25 per share for the 4.70% series at any time upon 30 days notice to the holders. Nevada Power has not determined when or how it will retire the Nevada Power Preferred Stock. All other securities of Nevada Power outstanding at the time the Mergers are consummated (including, without limitation first mortgage bonds and (QUIDS) will be assumed by the Surviving Corporation without the need for any consent or approval of the holders thereof. In the case of certain securities issued for the benefit of Nevada Power, the interest on which is exempt from federal income taxation, Nevada Power must receive an opinion of nationally recognized bond counsel that the Mergers will not have an adverse affect on such tax exemption. Nevada Power will seek such opinions where required. In the event such opinions cannot be obtained, it may be necessary to redeem or otherwise retire such obligations (the maximum aggregate amount of which is $541 million).

    None of the securities of SPPC, including its first mortgage bonds, junior subordinated debentures, SPPC Preferred Stock or SPPC Class A Preferred Stock will be affected by the Mergers and all such securities will remain outstanding and unchanged. No approval of the holders of any security of SPPC is required as a condition to consummation of the Mergers.

    The non-utility operations of Sierra Pacific are presently conducted through wholly-owned subsidiaries.

DIVIDENDS

    Following the Mergers, the Sierra Pacific Board is expected to continue Sierra Pacific's existing dividend payment policy. Sierra Pacific currently pays $1.30 per share annually, and Nevada Power's annual dividend rate is currently $1.60 per share but, effective with the quarterly $0.25 per share dividend payable in November 1998, will be at an annual rate of $1.00 per share. Adjusted for the Sierra Pacific Exchange Ratio and the Nevada Power Exchange Ratio, the expected annual dividend rate of Sierra Pacific after the Mergers will be $1.00 per share. No assurance can be given that such dividend rate will be in effect or will remain unchanged, and Sierra Pacific reserves the right to increase or decrease its dividend as may be required by law or contract or as may be determined by the Sierra Pacific Board, in its discretion, to be advisable. Declaration and timing of dividends on the Sierra Pacific Common Stock will be a business decision to be made by the Sierra Pacific Board from time to time based upon the results of operations and financial condition of Sierra Pacific and its subsidiaries and such other business considerations as the Sierra Pacific Board considers relevant in accordance with applicable laws. For a description of certain restrictions on Sierra Pacific's ability to pay dividends on Sierra Pacific Common Stock, see "Description of Sierra Pacific Capital Stock."

                                STOCK OWNERSHIP

    NEVADA POWER. The following table shows the beneficial ownership of the Nevada Power Common Stock as of April 30, 1998 unless otherwise indicated in the footnotes below, by each director, the Chairman and Chief Executive Officer, the four other most highly compensated executive officers, all directors and executive officers of Nevada Power as a group, and each person Nevada Power believes holds more than 5% of the outstanding shares of Nevada Power Common Stock. No director or executive officer owns, nor do the directors and executive officers as a group own, in excess of one percent of the outstanding shares of Nevada Power Common Stock.

                                                                                             AMOUNT AND NATURE OF
NAME                                                                                         BENEFICIAL OWNERSHIP
------------------------------------------------------------------------------------------  ----------------------
Mary Kaye Cashman.........................................................................           8,042(1)

Mary Lee Coleman..........................................................................         299,457(2)

Fred D. Gibson, Jr........................................................................           7,468(3)

John L. Goolsby...........................................................................           2,421(4)

Jerry E. Herbst...........................................................................           5,100(5)

Charles A. Lenzie.........................................................................          18,354(10)

Michael R. Niggli.........................................................................              41(9)

John F. O'Reilly..........................................................................           2,000(6)

Frank E. Scott............................................................................           3,972(5)

Arthur M. Smith...........................................................................           1,200(7)

Jelindo A. Tiberti........................................................................           2,000(8)

David G. Barneby..........................................................................           6,202(11)

Cynthia K. Gilliam........................................................................           4,542(12)

Richard L. Hinckley.......................................................................           4,681(13)

Steven W. Rigazio.........................................................................           6,942(14)

All Directors & Executive Officers as a Group (15 individuals)............................         372,422

------------------------

 (1) 6,300 shares held in street name; balance held in stockholder's name.

 (2) 158,696 shares held in stockholder's name; balance held in family trust.

 (3) 4,600 shares held in street name; balance held in stockholder's name.

 (4) 2,000 shares held in street name; balance held in stockholder's name.

 (5) Held in stockholder's name.

 (6) Held in street name.

 (7) 1,000 shares held in street name; balance held in family trust.

 (8) 1,250 shares held in street name; balance held in name of controlled corporation.

 (9) Held in stockholder's name.

 (10) 7,838 shares held in street name; balance held in stockholder's name.

 (11) 1,136 shares held in street name; balance held in stockholders's name.

 (12) 1,478 shares held in street name; balance in stockholder's name.

 (13) 2,731 shares held in custodial account; balance held in stockholder's name.

 (14) 3,673 shares held in custodial account; balance held in stockholder's name.

    SIERRA PACIFIC. The following table shows the beneficial ownership of the Sierra Pacific Common Stock as of April 30, 1998, unless otherwise indicated in the footnotes below, by each director, the Chief Executive Officer, the Chairman of the Board, the four other most highly compensated executive officers, all directors and executive officers of Sierra Pacific as a group, and each person Sierra Pacific believes holds more than 5% of the outstanding shares of Sierra Pacific Common Stock. No director or executive officer owns, nor do the directors and executive officers as a group own, in excess of one percent of the outstanding shares of Sierra Pacific Common Stock.

                                                                        SHARES BENEFICIALLY
DIRECTORS NAME                                                                 OWNED
--------------------------------------------------------------------  ------------------------
Edward P. Bliss.....................................................             13,090
Krestine M. Corbin..................................................              9,406
Theodore J. Day.....................................................             19,467
Harold P. Dayton, Jr................................................             11,701
James R. Donnelley..................................................             17,373
Richard N. Fulstone.................................................             13,920
Malyn K. Malquist...................................................             14,888
James L. Murphy.....................................................              9,445
Dennis E. Wheeler...................................................              8,379
Robert B. Whittington...............................................             12,202
                                                                                -------
                                                                                129,971
                                                                                -------
                                                                                -------
EXECUTIVE OFFICERS
--------------------------------------------------------------------
Malyn K. Malquist...................................................             14,888
William E. Peterson.................................................             13,129
Mark A. Ruelle......................................................              3,165
Gerald W. Canning...................................................              7,881
                                                                                -------
                                                                                 39,163
                                                                                -------
                                                                                -------
All directors and executive officers as a group (1) (2) (3).........            178,683
                                                                                -------
                                                                                -------

------------------------

(1) Includes shares acquired through participation in the Employee Stock Purchase Plan and 401(k) Plan.

(2) The number of shares beneficially owned includes shares which the Executive Officers currently have the right to acquire pursuant to stock options granted and performance shares earned under the Executive Long-Term Incentive Plan. Shares beneficially owned pursuant to stock options granted to Messrs. Malquist, Peterson, Ruelle, and Canning, and directors and executive officers as a group are 10,817, 10,287, 2,795, 6,017, and 42,441 shares, respectively. Shares beneficially owned as a result of performance shares earned by Messrs. Malquist, Peterson, Ruelle, Canning, and all officers as a group are 1,350, 1,234, 0, 1,025, and 6,136, respectively.

(3) Included in the shares beneficially owned by the Directors are 65,290 shares of "phantom stock."

                                    EXPERTS

    The audited consolidated financial statements and financial statement schedule incorporated in this Joint Proxy Statement/Prospectus by reference from Nevada Power's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The audited consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference from Sierra Pacific's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


    With respect to the unaudited interim financial information of Sierra Pacific and its subsidiaries for the three month and six month periods ended March 31, 1998 and 1997, and June 30, 1998 and 1997, which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in Sierra Pacific's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and incorporated by reference herein, Deloitte & Touche LLP did not audit and does not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.


                                 LEGAL MATTERS

    William E. Peterson, Esq., Senior Vice President, General Counsel and Corporate Secretary of Sierra Pacific will pass upon the legality of the shares of Sierra Pacific Common Stock to be issued in connection with the Mergers.

                             STOCKHOLDER PROPOSALS

NEVADA POWER

    Any stockholder of Nevada Power may submit a proposal for consideration at Nevada Power's 1999 Annual Meeting. Any stockholder desiring to submit a proposal for inclusion in the proxy statement for consideration at Nevada Power's 1999 Annual Meeting should forward the proposal so that it will be received at Nevada Power's principal executive offices no later than November 26, 1998. Proposals received by that date that are proper for consideration at the Annual Meeting and otherwise conforming to the rules of the SEC will be included in the 1999 proxy statement. In addition to SEC requirements, stockholder proposals or nominations must be received no fewer than 60 days prior to the meeting (or, if the date of the meeting has not been made public, within 10 days after the publication of the date of the meeting).

SIERRA PACIFIC

    Under the rules of the SEC, any stockholder proposal intended to be presented at Sierra Pacific's 1999 Annual Meeting must be received by Sierra Pacific at its principal executive offices no later than November 17, 1998 in order to be eligible to be considered for inclusion in Sierra Pacific's proxy materials relating to that meeting. A stockholder submitting a proposal or nominating a person to serve as director must comply with procedures set forth in the Sierra Pacific By-laws. In general, the By-laws provide that for business to be considered at an annual meeting of stockholders, a stockholder must give 120 days prior notice of the matter to the Secretary of Sierra Pacific. The notice must specify in reasonable detail the business desired to be brought before the meeting and contain other information required by the Sierra Pacific By-laws. Nominations for director may be made by stockholders only if the stockholder has given timely and proper notice thereof to the Secretary of Sierra Pacific. The notice must contain the name of the person or persons nominated, certain information about the nominee and other information required by the Sierra Pacific By-laws. In addition to SEC requirements, stockholder proposals or nominations must be received no fewer than 60 days prior to the meeting (or, if the date of the meeting has not been made public, within 10 days after the publication of the date of the meeting).

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                             NEVADA POWER COMPANY,
                           SIERRA PACIFIC RESOURCES,
                            DESERT MERGER SUB, INC.
                           AND LAKE MERGER SUB, INC.
                           DATED AS OF APRIL 29, 1998

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE 1
                                                     THE MERGERS

Section 1.1      The Mergers..............................................................................  A-1
Section 1.2      Effects of the Mergers...................................................................  A-1
Section 1.3      Effective Time of the Mergers............................................................  A-2

                                                      ARTICLE 2
                                                 TREATMENT OF SHARES

Section 2.1      Effect on the Capital Stock of Sierra Pacific of the First Merger........................  A-2
      (a)        Cancellation of Lake Merger Sub Shares...................................................  A-2
      (b)        Cancellation of Sierra Pacific Treasury Stock and Sub-Owned Stock........................  A-2
      (c)        Conversion of Sierra Pacific Common Stock................................................  A-2
      (d)        Allocation...............................................................................  A-2
      (e)        Election.................................................................................  A-3
      (f)        Allocation of Sierra Pacific Cash Election Shares........................................  A-3
      (g)        Allocation of Sierra Pacific Stock Election Shares.......................................  A-4
      (h)        No Allocation............................................................................  A-4
      (i)        Proration of Sierra Pacific Deminimis Shares.............................................  A-4
      (j)        Computations.............................................................................  A-5
      (k)        Cancellation of Shares...................................................................  A-5
Section 2.2      Effect on the Capital Stock of Nevada Power of the Second Merger.........................  A-5
      (a)        Conversion of Desert Merger Sub Shares...................................................  A-5
      (b)        Cancellation of Nevada Power Treasury Stock and Sub-Owned Stock..........................  A-5
      (c)        Conversion of Nevada Power Common Stock..................................................  A-5
      (d)        Allocation...............................................................................  A-5
      (e)        Election.................................................................................  A-6
      (f)        Allocation of Nevada Power Cash Election Shares..........................................  A-6
      (g)        Allocation of Nevada Power Stock Election Shares.........................................  A-7
      (h)        No Allocation............................................................................  A-7
      (i)        Proration of Nevada Power Deminimis Shares...............................................  A-7
      (j)        Computations.............................................................................  A-8
      (k)        Cancellation of Shares...................................................................  A-8
Section 2.3      Exchange of Certificates.................................................................  A-8
      (a)        Exchange Agent...........................................................................  A-8
      (b)        Exchange Procedures......................................................................  A-8
      (c)        Distributions with Respect to Unexchanged Shares.........................................  A-10
      (d)        No Further Ownership Rights in Shares....................................................  A-10
      (e)        No Fractional Shares.....................................................................  A-10
      (f)        Termination of Exchange Fund.............................................................  A-11
      (g)        No Liability.............................................................................  A-11
      (h)        Investment of Exchange Fund..............................................................  A-11
      (i)        Lost Certificates........................................................................  A-11
      (j)        Determination of Proper Elections........................................................  A-11
Section 2.4      Certain Adjustments......................................................................  A-11

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE 3
                                                     THE CLOSING

Section 3.1      Closing..................................................................................  A-12

                                                      ARTICLE 4
                              REPRESENTATIONS AND WARRANTIES OF EACH OF SIERRA PACIFIC,
                                        LAKE MERGER SUB AND DESERT MERGER SUB

Section 4.1      Organization and Qualification...........................................................  A-12
Section 4.2      Subsidiaries.............................................................................  A-12
Section 4.3      Capitalization...........................................................................  A-13
Section 4.4      Authority; Non-Contravention; Statutory Approvals; Compliance............................  A-13
      (a)        Authority................................................................................  A-13
      (b)        Non-Contravention........................................................................  A-14
      (c)        Statutory Approvals......................................................................  A-14
      (d)        Compliance...............................................................................  A-14
Section 4.5      Reports and Financial Statements.........................................................  A-15
Section 4.6      Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.................  A-15
Section 4.7      Litigation...............................................................................  A-15
Section 4.8      Registration Statement and Proxy Statement...............................................  A-16
Section 4.9      Tax Matters..............................................................................  A-16
      (a)        Filing of Timely Tax Returns.............................................................  A-16
      (b)        Payment of Taxes.........................................................................  A-16
      (c)        Tax Liens................................................................................  A-16
      (d)        Withholding Taxes........................................................................  A-16
      (e)        Extensions of Time for Filing Tax Returns................................................  A-17
      (f)        Waivers of Statute of Limitations........................................................  A-17
      (g)        Expiration of Statute of Limitations.....................................................  A-17
      (h)        Audit, Administrative and Court Proceedings..............................................  A-17
      (i)        Powers of Attorney.......................................................................  A-17
      (j)        Tax Rulings..............................................................................  A-17
      (k)        Availability of Tax Returns..............................................................  A-17
      (l)        Tax Sharing Agreements...................................................................  A-17
      (m)        Code Section 341(f)......................................................................  A-17
      (n)        Code Section 168.........................................................................  A-17
      (o)        Code Section 481 Adjustments.............................................................  A-17
      (p)        Code SectionSection 6661 and 6662........................................................  A-18
      (q)        Code Section 280G........................................................................  A-18
      (r)        Liability for Others.....................................................................  A-18
Section 4.10     Employee Matters: ERISA..................................................................  A-18
      (a)        Benefit Plans............................................................................  A-18
      (b)        Contributions............................................................................  A-18
      (c)        Qualification: Compliance................................................................  A-18
      (d)        Liabilities..............................................................................  A-18
      (e)        Welfare Plans............................................................................  A-19
      (f)        Documents Made Available.................................................................  A-19
      (g)        Payments Resulting from Merger...........................................................  A-19
      (h)        Funded Status of Plans...................................................................  A-19
      (i)        Certain Other Obligations................................................................  A-19
      (j)        Modification or Termination of Plans.....................................................  A-19

                                                                                                              PAGE
                                                                                                            ---------
      (k)        Labor Agreements.........................................................................  A-20
Section 4.11     Environmental Protection.................................................................  A-20
      (a)        Compliance...............................................................................  A-20
      (b)        Environmental Permits....................................................................  A-20
      (c)        Environmental Claims.....................................................................  A-21
      (d)        Releases.................................................................................  A-21
      (e)        Predecessors.............................................................................  A-21
      (f)        Disclosure...............................................................................  A-21
Section 4.12     Regulation as a Utility..................................................................  A-22
Section 4.13     Vote Required............................................................................  A-22
Section 4.14     Non-applicability of Certain Nevada Law..................................................  A-22
Section 4.15     Opinion of Financial Advisor.............................................................  A-22
Section 4.16     Insurance................................................................................  A-23
Section 4.17     Ownership of Nevada Power Common Stock...................................................  A-23
Section 4.18     Sierra Pacific Rights Agreement..........................................................  A-23

                                                      ARTICLE 5
                                   REPRESENTATIONS AND WARRANTIES OF NEVADA POWER

Section 5.1      Organization and Qualification...........................................................  A-23
Section 5.2      Subsidiaries.............................................................................  A-23
Section 5.3      Capitalization...........................................................................  A-24
Section 5.4      Authority; Non-Contravention; Statutory Approvals; Compliance............................  A-24
      (a)        Authority................................................................................  A-24
      (b)        Non-Contravention........................................................................  A-24
      (c)        Statutory Approvals......................................................................  A-25
      (d)        Compliance...............................................................................  A-25
Section 5.5      Reports and Financial Statements.........................................................  A-25
Section 5.6      Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.................  A-26
Section 5.7      Litigation...............................................................................  A-26
Section 5.8      Registration Statement and Proxy Statement...............................................  A-26
Section 5.9      Tax Matters..............................................................................  A-26
      (a)        Filing of Timely Tax Returns.............................................................  A-26
      (b)        Payment of Taxes.........................................................................  A-27
      (c)        Tax Liens................................................................................  A-27
      (d)        Withholding Taxes........................................................................  A-27
      (e)        Extensions of Time for Filing Tax Returns................................................  A-27
      (f)        Waivers of Statute of Limitations........................................................  A-27
      (g)        Expiration of Statute of Limitations.....................................................  A-27
      (h)        Audit, Administrative and Court Proceedings..............................................  A-27
      (i)        Power of Attorney........................................................................  A-27
      (j)        Tax Rulings..............................................................................  A-27
      (k)        Availability of Tax Returns..............................................................  A-27
      (l)        Tax Sharing Agreements...................................................................  A-27
      (m)        Code Section 341(f)......................................................................  A-28
      (n)        Code Section 168.........................................................................  A-28
      (o)        Code Section 481 Adjustments.............................................................  A-28
      (p)        Code Section 6661 and Section 6662.......................................................  A-28
      (q)        Code Section 280G........................................................................  A-28
      (r)        Liability for Others.....................................................................  A-28

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
Section 5.10     Employee Matters; ERISA..................................................................  A-28
      (a)        Benefit Plans............................................................................  A-28
      (b)        Contributions............................................................................  A-28
      (c)        Qualification; Compliance................................................................  A-29
      (d)        Liabilities..............................................................................  A-29
      (e)        Welfare Plans............................................................................  A-29
      (f)        Documents Made Available.................................................................  A-29
      (g)        Payments Resulting from Merger...........................................................  A-29
      (h)        Funded Status of Plans...................................................................  A-29
      (i)        Certain Other Obligations................................................................  A-29
      (j)        Modification or Termination of Plans.....................................................  A-30
      (k)        Labor Agreements.........................................................................  A-30
Section 5.11     Environmental Protection.................................................................  A-30
      (a)        Compliance...............................................................................  A-30
      (b)        Environmental Permits....................................................................  A-31
      (c)        Environmental Claims.....................................................................  A-31
      (d)        Releases.................................................................................  A-31
      (e)        Predecessors.............................................................................  A-31
      (f)        Disclosure...............................................................................  A-31
Section 5.12     Regulation as a Utility..................................................................  A-31
Section 5.13     Vote Required............................................................................  A-31
Section 5.14     Non-applicability of Certain Nevada Law..................................................  A-32
Section 5.15     Opinion of Financial Advisor.............................................................  A-32
Section 5.16     Insurance................................................................................  A-32
Section 5.17     Ownership of Sierra Pacific Common Stock.................................................  A-32
Section 5.18     Nevada Power Rights Agreement............................................................  A-32

                                                      ARTICLE 6
                                       CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1      Covenants of The Parties.................................................................  A-32
      (a)        Ordinary Course of Business..............................................................  A-32
      (b)        Dividends................................................................................  A-33
      (c)        Issuance of Securities...................................................................  A-33
      (d)        Charter Documents........................................................................  A-34
      (e)        No Acquisitions..........................................................................  A-34
      (f)        Capital Expenditures: Additional Facilities, Etc.........................................  A-34
      (g)        No Dispositions..........................................................................  A-34
      (h)        Indebtedness.............................................................................  A-34
      (i)        Compensation, Benefits...................................................................  A-35
      (j)        1935 Act.................................................................................  A-35
      (k)        Accounting...............................................................................  A-35
      (l)        Tax-Free Status..........................................................................  A-35
      (m)        Affiliate Transactions...................................................................  A-35
      (n)        Cooperation, Notification................................................................  A-35
      (o)        Rate Matters.............................................................................  A-36
      (p)        Third-Party Consents.....................................................................  A-36
      (q)        No Breach, Etc...........................................................................  A-36
      (r)        Tax-Exempt Status........................................................................  A-36
      (s)        Contracts................................................................................  A-36
      (t)        Discharge of Liabilities.................................................................  A-36

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
                                                      ARTICLE 7
                                                ADDITIONAL AGREEMENTS

Section 7.1      Access to Information....................................................................  A-37
Section 7.2      Joint Proxy Statement and Registration Statement.........................................  A-37
      (a)        Preparation and Filing...................................................................  A-37
      (b)        Amendments and Supplements...............................................................  A-37
      (c)        Letter of Sierra Pacific's Accountants...................................................  A-37
      (d)        Letter of Nevada Power's Accountants.....................................................  A-38
      (e)        Fairness Opinions........................................................................  A-38
Section 7.3      Regulatory Matters.......................................................................  A-38
      (a)        HSR Filings..............................................................................  A-38
      (b)        Other Regulatory Approvals...............................................................  A-38
Section 7.4      Shareholder Approval.....................................................................  A-38
      (a)        Approval of Nevada Power Stockholders....................................................  A-38
      (b)        Approval of Sierra Pacific Stockholders..................................................  A-38
      (c)        Meeting Date.............................................................................  A-39
Section 7.5      Directors' and Officers' Indemnification.................................................  A-39
      (a)        Indemnification..........................................................................  A-39
      (b)        Insurance................................................................................  A-39
      (c)        Successors...............................................................................  A-40
      (d)        Survival of Indemnification..............................................................  A-40
      (e)        Benefit..................................................................................  A-40
Section 7.6      Disclosure Schedules.....................................................................  A-40
Section 7.7      Public Announcements.....................................................................  A-40
Section 7.8      Rule 145 Affiliates......................................................................  A-40
Section 7.9      Employee Agreements and Workforce Matters................................................  A-41
      (a)        Certain Employee Agreements..............................................................  A-41
      (b)        Workforce Matters........................................................................  A-41
Section 7.10     Employee Benefit Plans...................................................................  A-41
Section 7.11     Incentive, Stock and Other Plans.........................................................  A-42
      (a)        Sierra Pacific Action....................................................................  A-42
      (b)        Dividend Reinvestment Plans..............................................................  A-42
Section 7.12     No Solicitations.........................................................................  A-42
Section 7.13     Sierra Pacific Board of Directors........................................................  A-43
Section 7.14     Officers.................................................................................  A-43
Section 7.15     Employment Contracts.....................................................................  A-43
Section 7.16     Corporate Offices........................................................................  A-43
Section 7.17     Transition Management....................................................................  A-44
Section 7.18     Expenses.................................................................................  A-44
Section 7.19     Covenant to Satisfy Conditions...........................................................  A-44

                                                      ARTICLE 8
                                                     CONDITIONS

Section 8.1      Conditions to Each Party's Obligations to Effect the Mergers.............................  A-44
      (a)        Shareholder Approvals....................................................................  A-44
      (b)        No Injunction............................................................................  A-44
      (c)        Registration Statement...................................................................  A-44
      (d)        Listing of Shares........................................................................  A-45
      (e)        Statutory Approvals......................................................................  A-45

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
Section 8.2      Conditions to Obligations of Sierra Pacific, Lake Merger Sub and Desert Merger Sub to      A-45
                 Effect the Mergers.......................................................................
      (a)        Performance of Obligations of Nevada Power...............................................  A-45
      (b)        Representations and Warranties...........................................................  A-45
      (c)        Closing Certificates.....................................................................  A-45
      (d)        Nevada Power Material Adverse Effect.....................................................  A-45
      (e)        Tax Opinion..............................................................................  A-45
      (f)        Nevada Power Required Consents...........................................................  A-45
      (g)        Trigger of Nevada Power Rights...........................................................  A-45
      (h)        Cancellation of Nevada Power Preferred Stock.............................................  A-46
Section 8.3      Conditions to Obligations of Nevada Power to Effect the Mergers..........................  A-46
      (a)        Performance of Obligations...............................................................  A-46
      (b)        Representations and Warranties...........................................................  A-46
      (c)        Closing Certificates.....................................................................  A-46
      (d)        Sierra Pacific Material Adverse Effect...................................................  A-46
      (e)        Tax Opinion..............................................................................  A-46
      (f)        Sierra Pacific Required Consents.........................................................  A-46
      (g)        Trigger of Sierra Pacific Rights.........................................................  A-46

                                                      ARTICLE 9
                                          TERMINATION, AMENDMENT AND WAIVER

Section 9.1      Termination..............................................................................  A-47
Section 9.2      Effect of Termination....................................................................  A-49
Section 9.3      Termination Fee; Expenses................................................................  A-49
      (a)        Expenses Payable upon Non-Wilful Breach..................................................  A-49
      (b)        Termination Fee In Certain Other Events..................................................  A-49
      (c)        Expenses.................................................................................  A-50
Section 9.4      Amendment................................................................................  A-50
Section 9.5      Waiver...................................................................................  A-51

                                                     ARTICLE 10
                                                 GENERAL PROVISIONS

Section 10.1     Non-Survival of Representations, Warranties, Covenants and Agreements....................  A-51
Section 10.2     Brokers..................................................................................  A-51
Section 10.3     Notices..................................................................................  A-51
Section 10.4     Miscellaneous............................................................................  A-52
Section 10.5     Interpretation...........................................................................  A-52
Section 10.6     Counterparts; Effect.....................................................................  A-52
Section 10.7     Parties in Interest......................................................................  A-52
Section 10.8     Further Assurances.......................................................................  A-53

    AGREEMENT AND PLAN OF MERGER, dated as of April 29, 1998 (this "Agreement"), by and among Nevada Power Company, a Nevada corporation ("Nevada Power"), Sierra Pacific Resources, a Nevada corporation ("Sierra Pacific"), DESERT Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra ("DESERT Merger Sub"), and LAKE Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra ("LAKE Merger Sub").

    WHEREAS, Nevada Power and Sierra Pacific have determined to engage in a strategic business combination transaction as peer firms in a merger of equals on the terms stated herein;

    WHEREAS, in furtherance thereof, the respective Boards of Directors of Sierra Pacific and Lake Merger Sub have approved this Agreement and the merger of Lake Merger Sub with and into Sierra Pacific, with Sierra Pacific being the surviving corporation (the "First Merger"), and the respective Boards of Directors of Nevada Power, Sierra Pacific and Desert Merger Sub have approved this Agreement and the merger of Nevada Power with and into Desert Merger Sub, with Desert Merger Sub being the surviving corporation (the "Second Merger," and together with the First Merger, the "Mergers");

    NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  THE MERGERS

    Section 1.1 THE MERGERS. Upon the terms and subject to the conditions of this Agreement:

    a) At the Effective Time of the First Merger (as defined in Section 1.3), Lake Merger Sub will be merged with and into Sierra Pacific, in accordance with the laws of the State of Nevada. Sierra Pacific will be the surviving corporation in the First Merger and will continue its corporate existence under the laws of the State of Nevada. The effects and the consequences of the First Merger are set forth in Section 1.2(a). Throughout this Agreement, the term "Sierra Pacific" refers to Sierra Pacific prior to the First Merger or to Sierra Pacific as the surviving corporation in the First Merger, as the context requires.

    b) At the Effective Time of the Second Merger (as defined in Section 1.3), Nevada Power will be merged with and into Desert Merger Sub in accordance with the laws of the State of Nevada. Desert Merger Sub will be the surviving corporation in the Second Merger (the "Surviving Corporation") and will continue its corporate existence under the laws of the State of Nevada. The effects and the consequences of the Second Merger are set forth in Section 1.2(b).

    Section 1.2  EFFECTS OF THE MERGERS.

    (a) At the Effective Time of the First Merger, (i) the articles of incorporation of Sierra Pacific, as in effect immediately prior to the First Merger (which will be amended and restated in a form agreed to by Nevada Power and Sierra Pacific), will be the articles of incorporation of Sierra Pacific (the "Articles of Incorporation"), as the surviving corporation in the First Merger, until thereafter amended as provided by law and the Articles of Incorporation, and (ii) the bylaws of Sierra Pacific, as in effect immediately prior to the First Merger (which will be amended and restated in a form agreed to by Nevada Power and Sierra Pacific), will be the bylaws of Sierra Pacific (the "Bylaws"), as the surviving corporation in the First Merger, until thereafter amended as provided by law, the Articles of Incorporation and the Bylaws. Subject to the foregoing, the additional effects of the First Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Nevada (the "GCL").

    (b) At the Effective Time of the Second Merger, (i) the articles of incorporation of Desert Merger Sub, as in effect immediately prior to the Second Merger (which will be amended and restated in a form agreed to by Nevada Power and Sierra Pacific), will be the articles of incorporation of the Surviving

Corporation until thereafter amended as provided by law and such articles of incorporation, and (ii) the by-laws of Desert Merger Sub, as in effect immediately prior to the Second Merger (which will be amended and restated in a form agreed to by Nevada Power and Sierra Pacific), shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation of the Surviving Corporation and such bylaws. Subject to the foregoing, the additional effects of the Second Merger shall be as provided in the applicable provisions of the GCL.

    Section 1.3 EFFECTIVE TIME OF THE MERGERS. On the Closing Date (as defined in Section 3.1), articles of merger complying with the requirements of the GCL will be executed and filed with the Secretary of State of the State of Nevada with respect to the Mergers. The First Merger shall become effective upon filing the articles of merger or upon such later date as is agreed upon by the parties and specified in the articles of merger (the "Effective Time of the First Merger"). The Second Merger shall become effective upon filing the articles of merger or upon such later date as is agreed upon by the parties and specified in the articles of merger (the "Effective Time of the Second Merger"). The First Merger will occur immediately prior to the Second Merger.

                                   ARTICLE 2
                              TREATMENT OF SHARES

    Section 2.1 EFFECT ON THE CAPITAL STOCK OF SIERRA PACIFIC OF THE FIRST MERGER. As of the Effective Time of the First Merger, by virtue of the First Merger and without any action on the part of any holder of Sierra Pacific Common Stock (as hereinafter defined):

    (a) CANCELLATION OF LAKE MERGER SUB SHARES. Each share of common stock, without par value, of Lake Merger Sub issued and outstanding immediately prior to the Effective Time of the First Merger will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

    (b)  CANCELLATION OF SIERRA PACIFIC TREASURY STOCK AND SUB-OWNED
STOCK. Each share of common stock, par value $1.00 per share, of Sierra Pacific ("Sierra Pacific Common Stock"), together with the associated purchase rights (the "Sierra Pacific Rights") under the Sierra Pacific Rights Agreement (as defined in Section 4.18), that is owned by Sierra Pacific or by any wholly owned subsidiary of Sierra Pacific will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. Throughout this Agreement, the term "Sierra Pacific Common Stock" refers to the Sierra Pacific Common Stock together with the associated Sierra Pacific Rights.

    (c) CONVERSION OF SIERRA PACIFIC COMMON STOCK. Subject to the provisions of Section 2.3(e) hereof, each issued and outstanding share of Sierra Pacific Common Stock (other than shares of Sierra Pacific Common Stock to be canceled in accordance with Section 2.1(b)) will be converted into either (x) $37.55 in cash (the "Sierra Pacific Cash Consideration") or (y) 1.44 (the "Sierra Pacific Exchange Ratio") fully paid and non-assessable shares of Sierra Pacific Common Stock (the "Sierra Pacific Stock Consideration" and, together with the Sierra Pacific Cash Consideration, the "Sierra Pacific Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.1(e).

    (d) ALLOCATION. Notwithstanding anything in this Agreement to the contrary, the number of shares of Sierra Pacific Common Stock to be converted into the right to receive the Sierra Pacific Cash Consideration in the First Merger (the "Sierra Pacific Cash Number") will be equal to (i) 4,037,809 shares of Sierra Pacific Common Stock less (ii) the aggregate number of shares of Sierra Pacific Common Stock to be exchanged for cash pursuant to Section 2.3(e). The number of shares of Sierra Pacific Common Stock to be converted into the right to receive the Sierra Pacific Stock Consideration in the First Merger (the "Sierra Pacific Stock Number") will be equal to (i) the number of shares of Sierra Pacific Common Stock issued and outstanding immediately prior to the Effective Time of the First Merger (ignoring for this purpose any Sierra Pacific Common Stock held as treasury shares and canceled pursuant to Section 2.1(b)) less (ii) the sum of (A) the Sierra Pacific Cash Number and (B) the aggregate number of shares of Sierra Pacific Common Stock to be exchanged for cash pursuant to Section 2.3(e). Notwithstanding anything to the contrary herein, Sierra Pacific will have the option, with the prior consent of Nevada Power, to change the Sierra Pacific Cash Number and the Sierra Pacific Stock Number to more closely follow the actual elections of the Sierra Pacific stockholders pursuant to this Section 2.1, so long as such modification to the Sierra Pacific Cash Number and the Sierra Pacific Stock Number does not prevent the conditions set forth in Sections 8.2(e) and 8.3(e) from being satisfied.

    (e) ELECTION. Subject to allocation in accordance with the provisions of this Section 2.1, each record holder of shares of Sierra Pacific Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.3(b)(i)) will be entitled, in accordance with Section 2.3(b), (i) to elect to receive in respect of each such share (A) the Sierra Pacific Cash Consideration (a "Sierra Pacific Cash Election") or (B) the Sierra Pacific Stock Consideration (a "Sierra Pacific Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of the Sierra Pacific Cash Consideration or the Sierra Pacific Stock Consideration for all such shares held by such holder (a "Sierra Pacific Non-Election"); PROVIDED, HOWEVER, that, except as provided in Section 2.1(i), all record holders of Sierra Pacific Common Stock who (x) own less than 100 shares of Sierra Pacific Common Stock or (y) elect to receive the Sierra Pacific Stock Consideration in respect of less than 100 shares of Sierra Pacific Common Stock (all such shares being herein referred to as the "Sierra Pacific Deminimis Shares") will be deemed to have elected to receive the Sierra Pacific Cash Consideration. Shares of Sierra Pacific Common Stock in respect of which a Sierra Pacific Non-Election is made or as to which no election is made (collectively, "Sierra Pacific Non-Election Shares") shall be deemed by Sierra Pacific, with the prior consent of Nevada Power, to be shares in respect of which Sierra Pacific Cash Elections or Sierra Pacific Stock Elections have been made, as Sierra Pacific shall determine.

    (f) ALLOCATION OF SIERRA PACIFIC CASH ELECTION SHARES. In the event that the aggregate number of shares in respect of which Sierra Pacific Cash Elections have been made or are deemed to have been made in accordance with the proviso at the end of the first sentence of Section 2.1(e) (the "Sierra Pacific Cash Election Shares") exceeds the Sierra Pacific Cash Number, all shares of Sierra Pacific Common Stock in respect of which Sierra Pacific Stock Elections have been made ("the Sierra Pacific Stock Election Shares") and all Sierra Pacific Non-Election Shares will be converted into the right to receive the Sierra Pacific Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)), and the Sierra Pacific Cash Election Shares will be converted into the right to receive the Sierra Pacific Cash Consideration or the Sierra Pacific Stock Consideration in the following manner:

        (i) all Sierra Pacific Deminimis Shares will be converted into the right to receive the Sierra Pacific Cash Consideration;

        (ii) the number of Sierra Pacific Cash Election Shares, other than Sierra Pacific Deminimis Shares, covered by each Form of Election (as defined in Section 2.3(b)(i)) to be converted into Sierra Pacific Cash Consideration will be determined by multiplying the number of Sierra Pacific Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Sierra Pacific Cash Number less the number of Sierra Pacific Deminimis Shares and (B) the denominator of which is the aggregate number of Sierra Pacific Cash Election Shares less the number of Sierra Pacific Deminimis Shares, rounded down to the nearest whole number; PROVIDED, HOWEVER, that, if as a result of such proration, any holder of Sierra Pacific Cash Election Shares would, but for this proviso, receive less than 100 shares of Sierra Pacific Common Stock in accordance with
    Section 2.1(f)(iii), all Sierra Pacific Cash Election Shares held by such holders (the "Sierra Pacific Non-Prorated Cash Shares") will be converted into the Sierra Pacific Cash Consideration and the remaining Sierra Pacific Cash Election Shares to be converted into the Sierra Pacific Cash Consideration will be determined by multiplying the number of Sierra Pacific Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Sierra Pacific Cash Number less the sum of the number of Sierra Pacific Deminimis Shares and Sierra Pacific Non-Prorated Cash Shares and (B) the denominator of which is the aggregate number of Sierra Pacific Cash Election Shares less the sum of the number of Sierra Pacific Deminimis Shares and Sierra Pacific Non-Prorated Cash Shares, rounded down to the nearest whole number; PROVIDED FURTHER, HOWEVER, that, if the number of Sierra Pacific Non-Prorated Cash Shares exceeds the difference between the Sierra Pacific Cash Number and the number of Sierra Pacific Deminimis Shares, the Sierra Pacific Non-Prorated Cash Shares will be converted into the Sierra Pacific Cash Consideration by selecting, by lottery or such other method as mutually agreed to by Sierra Pacific and Nevada Power, from among the record holders of Sierra Pacific Non-Prorated Cash Shares a sufficient number of such holders (the "Sierra Pacific Cash Designees") such that the number of Sierra Pacific Cash Election Shares held by the Sierra Pacific Cash Designees will, when added to the Sierra Pacific Deminimis Shares, be equal as closely as practicable to the Sierra Pacific Cash Number, and all such Sierra Pacific Cash Election Shares held by such Sierra Pacific Cash Designees will be converted into the right to receive the Sierra Pacific Cash Consideration; PROVIDED, HOWEVER, that no such Sierra Pacific Cash Designee shall receive both Sierra Pacific Stock Consideration and Sierra Pacific Cash Consideration for such holder's Sierra Pacific Common Stock and that Sierra Pacific may, in accordance with Section 2.1(d), change the Sierra Pacific Cash Number and the Sierra Pacific Stock Number in order to meet this requirement; and

       (iii) all Sierra Pacific Cash Election Shares not converted into Sierra Pacific Cash Consideration in accordance with Section 2.1(f)(i) or (ii) will be converted into the right to receive the Sierra Pacific Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)).

    (g) ALLOCATION OF SIERRA PACIFIC STOCK ELECTION SHARES. In the event that the aggregate number of Sierra Pacific Stock Election Shares exceeds the Sierra Pacific Stock Number, all Sierra Pacific Cash Election Shares and all Sierra Pacific Non-Election Shares (together, the "Sierra Pacific Cash Shares") will be converted into the right to receive the Sierra Pacific Cash Consideration, and all Sierra Pacific Stock Election Shares will be converted into the right to receive the Sierra Pacific Cash Consideration or the Sierra Pacific Stock Consideration in the following manner:

        (i) the number of Sierra Pacific Stock Election Shares covered by each Form of Election to be converted into Sierra Pacific Cash Consideration will be determined by multiplying the number of Sierra Pacific Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Sierra Pacific Cash Number less the number of Sierra Pacific Cash Shares and (B) the denominator of which is the aggregate number of Sierra Pacific Stock Election Shares, rounded down to the nearest whole number; and

        (ii) all Sierra Pacific Stock Election Shares not converted into Sierra Pacific Cash Consideration in accordance with Section 2.1(g)(i) will be converted into the right to receive the Sierra Pacific Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)).

    (h) NO ALLOCATION. In the event that neither Section 2.1(f) nor Section 2.1(g) is applicable, all Sierra Pacific Cash Election Shares will be converted into the right to receive the Sierra Pacific Cash Consideration, all Sierra Pacific Stock Election Shares will be converted into the right to receive the Sierra Pacific Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)) and Sierra Pacific Non-Election Shares will be converted into the right to receive the Sierra Pacific Cash Consideration or the Sierra Pacific Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)) as Sierra Pacific, with the prior consent of Nevada Power, shall determine.

    (i) PRORATION OF SIERRA PACIFIC DEMINIMIS SHARES. In the event that, at the Election Deadline, the value of the Sierra Pacific Stock Consideration, determined by multiplying the Sierra Pacific Exchange Ratio by the Average Price of a share of Sierra Pacific Common Stock, exceeds 120% of the value of the Sierra Pacific Cash Consideration, Sierra Pacific will have the option, with the prior consent of Nevada

Power, to more closely follow the actual election of the Sierra Pacific stockholders who hold Sierra Pacific Deminimis Shares without regard to the proviso at the end of the first sentence of Section 2.1(e). "Average Price" means the average of the closing prices as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports for each of the 20 consecutive Trading Days in the period ending on the Election Deadline. "Trading Day" means a day on which the New York Stock Exchange, Inc. is open for trading.

    (j) COMPUTATIONS. The Exchange Agent, in consultation with Sierra Pacific and Nevada Power, will make all computations to give effect to this Section 2.1.

    (k) CANCELLATION OF SHARES. As of the Effective Time of the First Merger, all such shares of Sierra Pacific Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist and each holder of a certificate formerly representing any such shares of Sierra Pacific Common Stock (a "Sierra Pacific Certificate") will cease to have any rights with respect thereto, except the right to receive the Sierra Pacific Merger Consideration and any additional cash in lieu of fractional shares of Sierra Pacific Common Stock to be issued or paid in consideration therefor upon surrender of such Sierra Pacific Certificate in accordance with Section 2.3, without interest.

    Section 2.2 EFFECT ON THE CAPITAL STOCK OF NEVADA POWER OF THE SECOND MERGER. As of the Effective Time of the Second Merger, by virtue of the Second Merger and without any action on the part of any holder of Nevada Power Common Stock (as hereinafter defined):

    (a) CONVERSION OF DESERT MERGER SUB SHARES. Each share of common stock, without par value, of Desert Merger Sub issued and outstanding immediately prior to the Effective Time of the Second Merger will remain outstanding unaffected by the Second Merger, with the result that the Surviving Corporation will remain a wholly owned subsidiary of Sierra Pacific.

    (b) CANCELLATION OF NEVADA POWER TREASURY STOCK AND SUB-OWNED STOCK. Each share of common stock, par value $1.00 per share, of Nevada Power ("Nevada Power Common Stock"), together with the associated purchase rights (the "Nevada Power Rights") under the Nevada Power Rights Agreement (as defined in Section 5.18), that is owned by Nevada Power or by any wholly owned subsidiary of Nevada Power or by Sierra Pacific or any wholly owned subsidiary of Sierra Pacific will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. Throughout this Agreement, the term "Nevada Power Common Stock" refers to Nevada Power Common Stock together with the associated Nevada Power Rights.

    (c)  CONVERSION OF NEVADA POWER COMMON STOCK.  Subject to the provisions of
Section 2.3(e) hereof, each issued and outstanding share of Nevada Power Common Stock (other than shares of Nevada Power Common Stock to be canceled in accordance with Section 2.2(b)) will be converted into either (x) $26.00 in cash (the "Nevada Power Cash Consideration") or (y) 1.00 (the "Nevada Power Exchange Ratio") fully paid and non-assessable shares of Sierra Pacific Common Stock (the "Nevada Power Stock Consideration" and, together with the Nevada Power Cash Consideration, the "Nevada Power Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.2(e).

    (d) ALLOCATION. Notwithstanding anything in this Agreement to the contrary, the number of shares of Nevada Power Common Stock to be converted into the right to receive the Nevada Power Cash Consideration in the Second Merger (the "Nevada Power Cash Number") will be equal to (i) 11,715,084 shares of Nevada Power Common Stock less (ii) the aggregate number of shares of Nevada Power Common Stock to be exchanged for cash pursuant to Section 2.3(e). The number of shares of Nevada Power Common Stock to be converted into the right to receive the Nevada Power Stock Consideration in the Second Merger (the "Nevada Power Stock Number") will be equal to (i) the number of shares of Nevada Power Common Stock issued and outstanding immediately prior to the Effective Time of the Second Merger (ignoring for this purpose any Nevada Power Common Stock held as treasury shares and canceled pursuant to Section 2.2(b)) less (ii) the sum of (A) the Nevada Power Cash Number and (B) the aggregate number of shares of Nevada Power Common Stock to be exchanged for cash pursuant to Section 2.3(e). Notwithstanding anything to the contrary herein, Nevada Power will have the option, with the prior consent of Sierra Pacific, to change the Nevada Power Cash Number and the Nevada Power Stock Number to more closely follow the actual elections of the Nevada Power stockholders pursuant to this Section 2.2, so long as such modification to the Nevada Power Cash Number and the Nevada Power Stock Number does not prevent the conditions set forth in Sections 8.2(e) and 8.3(e) from being satisfied.

    (e) ELECTION. Subject to allocation in accordance with the provisions of this Section 2.2, each record holder of shares of Nevada Power Common Stock (other than shares to be canceled in accordance with Section 2.2(b)) issued and outstanding immediately prior to the Election Deadline will be entitled, in accordance with Section 2.3(b), (i) to elect to receive in respect of each such share (A) the Nevada Power Cash Consideration (a "Nevada Power Cash Election") or (B) the Nevada Power Stock Consideration (a "Nevada Power Stock Election") or
(ii) to indicate that such record holder has no preference as to the receipt of the Nevada Power Cash Consideration or the Nevada Power Stock Consideration for all such shares held by such holder (a "Nevada Power Non-Election"); PROVIDED, HOWEVER, that, except as provided in Section 2.2(i), all record holders of Nevada Power Common Stock who (x) own less than 100 shares of Nevada Power Common Stock or (y) elect to receive the Nevada Power Stock Consideration in respect of less than 100 shares of Nevada Power Common Stock (all such shares being herein referred to as the "Nevada Power Deminimis Shares") will be deemed to have elected to receive the Nevada Power Cash Consideration. Shares of Nevada Power Common Stock in respect of which a Nevada Power Non-Election is made or as to which no election is made (collectively, "Nevada Power Non-Election Shares") shall be deemed by Nevada Power, with the prior consent of Sierra Pacific, to be shares in respect of which Nevada Power Cash Elections or Nevada Power Stock Elections have been made, as Nevada Power shall determine.

    (f) ALLOCATION OF NEVADA POWER CASH ELECTION SHARES. In the event that the aggregate number of shares in respect of which Nevada Power Cash Elections have been made or are deemed to have been made in accordance with the proviso at the end of the first sentence of Section 2.2(e) (the "Nevada Power Cash Election Shares") exceeds the Nevada Power Cash Number, all shares of Nevada Power Common Stock in respect of which Nevada Power Stock Elections have been made (the "Nevada Power Stock Election Shares") and all Nevada Power Non-Election Shares will be converted into the right to receive the Nevada Power Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)), and the Nevada Power Cash Election Shares will be converted into the right to receive the Nevada Power Cash Consideration or the Nevada Power Stock Consideration in the following manner:

        (i) all Nevada Power Deminimis Shares will be converted into the right to receive the Nevada Power Cash Consideration;

        (ii) the number of Nevada Power Cash Election Shares, other than Nevada Power Deminimis Shares, covered by each Form of Election to be converted into Nevada Power Cash Consideration will be determined by multiplying the number of Nevada Power Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Nevada Power Cash Number less the number of Nevada Power Deminimis Shares and (B) the denominator of which is the aggregate number of Nevada Power Cash Election Shares less the number of Nevada Power Deminimis Shares, rounded down to the nearest whole number; PROVIDED, HOWEVER, that, if as a result of such proration, any holder of Nevada Power Cash Election Shares would, but for this proviso, receive less than 100 shares of Sierra Pacific Common Stock in accordance with Section 2.2(f)(iii), all Nevada Power Cash Election Shares held by such holders (the "Nevada Power Non-Prorated Cash Shares") will be converted into the Nevada Power Cash Consideration and the remaining Nevada Power Cash Election Shares to be converted into the Nevada Power Cash Consideration will be determined by multiplying the number of Nevada Power Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Nevada Power Cash Number less the sum of the number of Nevada

    Power Deminimis Shares and Nevada Power Non-Prorated Cash Shares and (B) the denominator of which is the aggregate number of Nevada Power Cash Election Shares less the sum of the number of Nevada Power Deminimis Shares and Nevada Power Non-Prorated Cash Shares, rounded down to the nearest whole number; PROVIDED FURTHER, HOWEVER, that, if the number of Nevada Power Non-Prorated Cash Shares exceeds the difference between the Nevada Power Cash Number and the number of Nevada Power Deminimis Shares, the Nevada Power Non-Prorated Cash Shares will be converted into the Nevada Power Cash Consideration by selecting, by lottery or such other method as mutually agreed to by Sierra Pacific and Nevada Power, from among the record holders of Nevada Power Non-Prorated Cash Shares a sufficient number of such holders (the "Nevada Power Cash Designees") such that the number of Nevada Power Cash Election Shares held by the Nevada Power Cash Designees will, when added to the Nevada Power Deminimis Shares, be equal as closely as practicable to the Nevada Power Cash Number, and all such Nevada Power Cash Election Shares held by such Nevada Power Cash Designees will be converted into the right to receive the Nevada Power Cash Consideration; PROVIDED, HOWEVER, that no such Nevada Power Cash Designee shall receive both Nevada Power Stock Consideration and Nevada Power Cash Consideration for such holder's Nevada Power Common Stock and that Nevada Power may, in accordance with Section 2.2(d), change the Nevada Power Cash Number and the Nevada Power Stock Number in order to meet this requirement; and

       (iii) all Nevada Power Cash Election Shares not converted into Nevada Power Cash Consideration in accordance with Section 2.2(f)(i) or (ii) will be converted into the right to receive the Nevada Power Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)).

    (g) ALLOCATION OF NEVADA POWER STOCK ELECTION SHARES. In the event that the aggregate number of Nevada Power Stock Election Shares exceeds the Nevada Power Stock Number, all Nevada Power Cash Election Shares and all Nevada Power Non-Election Shares (together, the "Nevada Power Cash Shares") will be converted into the right to receive the Nevada Power Cash Consideration, and all Nevada Power Stock Election Shares will be converted into the right to receive the Nevada Power Cash Consideration or the Nevada Power Stock Consideration in the following manner:

        (i) the number of Nevada Power Stock Election Shares covered by each Form of Election to be converted into Nevada Power Cash Consideration will be determined by multiplying the number of Nevada Power Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Nevada Power Cash Number less the number of Nevada Power Cash Shares and (B) the denominator of which is the aggregate number of Nevada Power Stock Election Shares, rounded down to the nearest whole number; and

        (ii) all Nevada Power Stock Election Shares not converted into Nevada Power Cash Consideration in accordance with Section 2.2(g)(i) will be converted into the right to receive the Nevada Power Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)).

    (h) NO ALLOCATION. In the event that neither Section 2.2(f) nor Section 2.2(g) is applicable, all Nevada Power Cash Election Shares shall be converted into the right to receive the Nevada Power Cash Consideration, all Nevada Power Stock Election Shares shall be converted into the right to receive the Nevada Power Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)) and Nevada Power Non-Election Shares will be converted into the right to receive the Nevada Power Cash Consideration or the Nevada Power Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(e)) as Nevada Power, with the prior consent of Sierra Pacific, shall determine.

    (i) PRORATION OF NEVADA POWER DEMINIMIS SHARES. In the event that, at the Election Deadline, the value of the Nevada Power Stock Consideration, determined by multiplying the Nevada Power Exchange Ratio by the Average Price of a share of Sierra Pacific Common Stock, exceeds 120% of the value of the Nevada Power Cash Consideration at the Election Deadline, Nevada Power will have the option, with the prior consent of Sierra Pacific, to more closely follow the actual election of the Nevada Power stockholders who hold Nevada Power Deminimis Shares without regard to the proviso at the end of the first sentence of Section 2.2(e).

    (j) COMPUTATIONS. The Exchange Agent, in consultation with Sierra Pacific and Nevada Power, will make all computations to give effect to this Section 2.2.

    (k) CANCELLATION OF SHARES. As of the Effective Time of the Second Merger, all such shares of Nevada Power Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist and each holder of a certificate formerly representing any such shares of Nevada Power Common Stock (a "Nevada Power Certificate") will cease to have any rights with respect thereto, except the right to receive the Nevada Power Merger Consideration and any additional cash in lieu of fractional shares of Sierra Pacific Common Stock to be issued or paid in consideration therefor upon surrender of such Nevada Power Certificate in accordance with Section 2.3, without interest.

    Section 2.3  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. As of the Effective Time of the First Merger, Sierra Pacific will enter into an agreement with such bank or trust company as may be designated by Sierra Pacific, with the prior consent of Nevada Power (the "Exchange Agent"), which will provide that Sierra Pacific will deposit with the Exchange Agent as of the Effective Time of the First Merger, for the benefit of the holders of shares of Sierra Pacific Common Stock and Nevada Power Common Stock for exchange in accordance with this Article 2, through the Exchange Agent, cash equal to the sum of the total aggregate Sierra Pacific Cash Consideration and Nevada Power Cash Consideration and certificates representing the shares of Sierra Pacific Common Stock (such cash and such shares of Sierra Pacific Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Second Merger and any cash payable in lieu of any fractional shares of Sierra Pacific Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections 2.1 and 2.2 in exchange for outstanding shares of Sierra Pacific Common Stock and Nevada Power Common Stock, as the case may be.

    (b)  EXCHANGE PROCEDURES.

        (i) Not more than 90 days nor fewer than 30 days prior to the Closing Date, the Exchange Agent will mail a form of election (a "Form of Election") to holders of record of shares of Sierra Pacific Common Stock and to the holders of record of shares of Nevada Power Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by Sierra Pacific and Nevada Power). In addition, the Exchange Agent will use its best efforts to make the Form of Election available to all persons who become stockholders of Sierra Pacific or Nevada Power during the period between such record date and the Closing Date. Any election to receive the Sierra Pacific Merger Consideration contemplated by Section 2.1(e) or the Nevada Power Merger Consideration contemplated by Section 2.2(e) (as applicable, the "Merger Consideration") will have been properly made only if the Exchange Agent shall have received at its designated office or offices, by 5:00 p.m., New York City time, on the fifth business day immediately preceding the Closing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a Sierra Pacific Certificate or a Nevada Power Certificate, as the case may be (together or as applicable, "Certificate(s)") for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of Sierra Pacific or Nevada Power, as the case may be (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Deadline. In addition, all elections shall automatically be revoked if the Exchange Agent is notified in writing by Sierra Pacific and Nevada Power that either of the Mergers has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent.

        (ii) Two or more holders of Sierra Pacific Common Stock or Nevada Power Common Stock who are determined to constructively own the shares of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, owned by each other by virtue of Section 318(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and who so certify to Sierra Pacific's and Nevada Power's satisfaction, and any single holder of shares of Sierra Pacific Common Stock or Nevada Power Common Stock who holds his shares in two or more different names and who so certifies to Sierra Pacific's and Nevada Power's satisfaction, may submit a joint Form of Election covering the aggregate shares of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, owned by all such holders or by such single holder, as the case may be. For all purposes of this Agreement, each such group of holders that, and each such single holder who, submits a joint Form of Election shall be treated as a single holder of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be.

       (iii) Record holders of Sierra Pacific Common Stock or Nevada Power Common Stock who are nominees only may submit a separate Form of Election for each beneficial owner for whom such record holder is a nominee; PROVIDED, HOWEVER, that on the request of Sierra Pacific or Nevada Power, such record holder shall certify to the satisfaction of Sierra Pacific or Nevada Power that such record holder holds such Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, as nominee for the beneficial owner thereof. For purposes of this Agreement, each beneficial owner for which a Form of Election is submitted will be treated as a separate holder of Sierra Pacific Common Stock or Nevada Power Common Stock, as the case may be, subject, however, to the immediately preceding sub-paragraph (ii) dealing with joint Forms of Election and the immediately following sub-paragraph (iii) dealing with dividend reinvestment plans.

        (iv) Any dividend reinvestment plan of either Sierra Pacific or Nevada Power will be treated as a single holder of Sierra Pacific Common Stock or Nevada Power Common Stock, respectively, for the purposes of Section 2.3(e).

        (v) As soon as reasonably practicable after the Effective Time of the First Merger, with respect to the First Merger, and the Effective Time of the Second Merger, with respect to the Second Merger (together or as applicable, the "Effective Time"), the Exchange Agent will mail to each holder of record of a Certificate, whose shares of Sierra Pacific Common Stock or Nevada Power Common Stock (collectively, the "Shares"), were converted into the right to receive the Merger Consideration and who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as Sierra Pacific and Nevada Power may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

        (vi) At the Effective Time, with respect to properly made elections in accordance with Section 2.3(b)(i), and upon surrender in accordance with
    Section 2.3(b)(v) of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Sierra Pacific and Nevada Power, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of Sierra Pacific or Nevada Power, as the case may be, payment may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the Person requesting such issuance pays any transfer or other taxes required by reason of such payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Sierra Pacific and Nevada

    Power that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
    Article 2.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Sierra Pacific Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Sierra Pacific Common Stock represented thereby, no cash payment in lieu of fractional shares will be paid pursuant to Section 2.3(e) and all such dividends, other distributions and cash in lieu of fractional shares of Sierra Pacific Common Stock will be paid by Sierra Pacific to the Exchange Agent and will be included in the Exchange Fund, in each case in accordance with this Article 2. Subject to the effect of applicable escheat or similar laws, following surrender of any Certificate in accordance herewith there will be paid to the holder of the certificate representing whole shares of Sierra Pacific Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Sierra Pacific Common Stock and, in the case of Certificates, the amount of any cash payable in lieu of a fractional share of Sierra Pacific Common Stock to which such holder is entitled pursuant to Section 2.3(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Sierra Pacific Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN SHARES. All shares of Sierra Pacific Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 (including any cash paid pursuant to this Article 2) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there will be no further registration of transfers on the stock transfer books of Sierra Pacific with respect to previously outstanding shares of Sierra Pacific Common Stock or the stock transfer books of the Surviving Corporation with respect to previously outstanding shares of Nevada Power Common Stock. If, after the Effective Time, Certificates are presented to Sierra Pacific, the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article 2.

    (e)  NO FRACTIONAL SHARES

        (i) No certificates or scrip representing fractional shares of Sierra Pacific Common Stock will be issued upon the surrender for exchange of Certificates, no dividend or distribution of Sierra Pacific will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Sierra Pacific.

        (ii) Notwithstanding any other provision of this Agreement, each holder of Shares converted pursuant to the Mergers who would otherwise be entitled to receive a fraction of a share of Sierra Pacific Common Stock (after taking into account all Shares held at the Effective Time by such holder) shall receive, in lieu thereof, an amount in cash (without interest) equal to the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by (B) the average closing price for a share of Sierra Pacific Common Stock as reported on the NYSE Composite Combination Tape (as reported in the WALL STREET JOURNAL, or, if not reported thereby, any other authoritative source) for the ten trading days prior to the Closing Date.

        (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Shares subject to and in accordance with the terms of Section 2.3(c).

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time will be delivered to Sierra Pacific, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 will thereafter look only to Sierra Pacific for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Sierra Pacific Common Stock and any dividends or distributions with respect to Sierra Pacific Common Stock.

    (g) NO LIABILITY. None of Sierra Pacific, Nevada Power, Lake Merger Sub, Desert Merger Sub or the Exchange Agent will be liable to any Person in respect of any shares of Sierra Pacific Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate representing Shares pursuant to this Article 2 or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental entity), any such Merger Consideration or cash, dividends or distributions in respect of such Certificate will become the property of Sierra Pacific, free and clear of all claims or interest of any Person previously entitled thereto.

    (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent will invest any cash included in the Exchange Fund, as directed by Sierra Pacific, with the prior consent of Nevada Power, on a daily basis. Any interest and other income resulting from such investments will be paid to Sierra Pacific.

    (i) LOST CERTIFICATES. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Sierra Pacific or the Surviving Corporation, as the case may be, the posting by such Person of a bond in such reasonable amount as Sierra Pacific or the Surviving Corporation, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Sierra Pacific Common Stock or deliverable in respect thereof, pursuant to this Agreement.

    (j) DETERMINATION OF PROPER ELECTIONS. Without limiting the generality or effect of any other provision hereof, the Exchange Agent will have discretion to determine whether or not elections have been properly made or revoked pursuant to this Article 2 with respect to Shares and when elections and revocations were received by it. If the Exchange Agent determines that any election was not properly made with respect to Shares, such Shares will be treated by the Exchange Agent as, and for all purposes of this Agreement will be deemed to be, Sierra Pacific Non-Election Shares or Nevada Power Non-Election Shares, as the case may be, at the Effective Time. The Exchange Agent will also make computations as to the allocation and proration contemplated by this Article 2 and any such computation will be conclusive and binding. The Exchange Agent may, with the mutual agreement of Sierra Pacific and Nevada Power, make such equitable changes in the procedures set forth herein for the implementation of the elections provided for in this Article 2 as it determines to be necessary or desirable to effect fully such elections.

    Section 2.4 CERTAIN ADJUSTMENTS. If after the date hereof and on or prior to the Closing Date, the outstanding shares of Sierra Pacific Common Stock or Nevada Power Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Sierra Pacific Merger Consideration and the Nevada Power Merger Consideration will be adjusted accordingly to provide to the holders of Sierra Pacific Common Stock and Nevada Power Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

                                   ARTICLE 3
                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Mergers (the "Closing") will take place at such place and at such time as Nevada Power and Sierra Pacific shall mutually agree on the second business day immediately following the date on which the last of the conditions set forth in Article 8 hereof is fulfilled or waived, or on such other date as Nevada Power and Sierra Pacific shall mutually agree (the "Closing Date").

                                   ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF EACH OF SIERRA PACIFIC,
                     LAKE MERGER SUB AND DESERT MERGER SUB

    Each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub represents and warrants to Nevada Power as follows (for purposes of this Article 4, the term "Sierra Pacific" shall be deemed to include Sierra Pacific and Sierra Pacific Power Company, a Nevada corporation and a wholly-owned subsidiary of Sierra Pacific ("Sierra Pacific Power"), except where the context otherwise requires):

    Section 4.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
4.1 of the Sierra Pacific Disclosure Schedule (as defined in Section 7.6(i)), each of Sierra Pacific and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders of the Public Utilities Commission of Nevada ("Nevada Commission") and the Public Utilities Commission of California ("California Commission"), to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, assets, financial condition or the results of operations of Sierra Pacific and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "Sierra Pacific Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships, limited liability entities and other business associations and joint ventures) in which such person directly or indirectly owns at least a majority of any class of outstanding voting securities, equity, partnership interests, membership interests or the like.

    Section 4.2 SUBSIDIARIES. Section 4.2 of the Sierra Pacific Disclosure Schedule sets forth a description of all subsidiaries and joint ventures of Sierra Pacific, including the name of each such entity, the state or jurisdiction of its incorporation or formation, a brief description of the principal line or lines of business conducted by each such entity and Sierra Pacific's interest therein. Except as set forth in Section 4.2 of the Sierra Pacific Disclosure Schedule, none of such entities is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11), respectively, of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). Except as set forth in Section 4.2 of the Sierra Pacific Disclosure Schedule, all of the issued and outstanding shares of capital stock or other securities of, or interests in, each subsidiary or joint venture of Sierra Pacific are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Sierra Pacific free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term

"joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity.

    4.3  CAPITALIZATION.

    (a) The authorized capital stock of Sierra Pacific consists of 90,000,000 shares of Sierra Pacific Common Stock. As of the close of business on April 28, 1998, 30,940,819 shares of Sierra Pacific Common Stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of Sierra Pacific are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Sierra Pacific Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Sierra Pacific or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Sierra Pacific, or obligating Sierra Pacific or any of its subsidiaries to grant, extend or enter into any such agreement or commitment other than the Sierra Pacific Rights Agreement.

    (b) The authorized capital stock of Sierra Pacific Power consists of 20,000,000 shares of common stock, par value $3.75 per share ("Sierra Pacific Power Common Stock"), 1,780,500 shares of preferred stock, par value $50 per share ("Sierra Pacific Power Preferred Stock") and 10,000,000 shares of Class A preferred stock, par value $25 per share ("Sierra Pacific Power Class A Preferred Stock"). As of the close of business on April 28, 1998, (i) 1,000 shares of Sierra Pacific Power Common Stock; (ii) 462,300 shares of Sierra Pacific Power Preferred Stock (consisting of 80,500 shares of the A series, 82,000 shares of the B series, and 299,800 shares of the C series) and (iii) 2,000,000 shares of Sierra Pacific Power Class A Preferred Stock were issued and outstanding. As of the date hereof, Sierra Pacific Capital I, a wholly-owned subsidiary of Sierra Pacific Power, had 2,000,000 8.6% Trust Originated Preferred Securities issued and outstanding, 60,000 of which are owned by Sierra Pacific Power, and 60,000 Common Securities issued and outstanding, all of which are owned by Sierra Pacific Power.

    (c) The authorized capital stock of Lake Merger Sub consists of 100 shares of common stock, ten shares of which are validly issued and outstanding, fully paid and nonassessable and owned by Sierra Pacific.

    (d) The authorized capital stock of Desert Merger Sub consists of 100 shares of common stock, ten shares of which are validly issued and outstanding, fully paid and nonassessable and owned by Sierra Pacific.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. Each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub has all requisite power and authority to enter into this Agreement, and, subject to the applicable Sierra Pacific Stockholders' Approval (as defined in Section 4.13) and the Sierra Pacific Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub, subject to obtaining the Sierra Pacific Stockholders' Approval. This Agreement has been duly and validly executed and delivered by each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub, and assuming the due authorization, execution and delivery hereof by Nevada Power, constitutes the valid and binding obligation of each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub enforceable against each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub in accordance with its terms.

    (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation") of Sierra Pacific or any of its subsidiaries or joint ventures pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of Sierra Pacific or any of its subsidiaries or joint ventures, (ii) subject to obtaining the Sierra Pacific Required Statutory Approvals and the receipt of the Sierra Pacific Stockholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as hereinafter defined) applicable to Sierra Pacific or any of its subsidiaries or joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Sierra Pacific Disclosure Schedule (the "Sierra Pacific Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Sierra Pacific or any of its subsidiaries or any joint venture of Sierra Pacific is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not, in the aggregate, have a Sierra Pacific Material Adverse Effect.

    (c) STATUTORY APPROVALS. Except as described in Section 4.4(c) of the Sierra Pacific Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, federal, state, local or foreign (each, a "Governmental Authority"), is necessary for the execution and delivery of this Agreement by each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub or the consummation by each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub of the transactions contemplated hereby, the failure of which to obtain, make or give would have, in the aggregate, a Sierra Pacific Material Adverse Effect (the "Sierra Pacific Required Statutory Approvals", it being understood that references in this Agreement to "obtaining" such Sierra Pacific Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

    (d) COMPLIANCE. Except as set forth in Section 4.4(d) or Section 4.11 of the Sierra Pacific Disclosure Schedule or as disclosed in the Sierra Pacific Reports (as defined in Section 4.5), neither Sierra Pacific nor any of its subsidiaries nor, to the knowledge of Sierra Pacific, any joint ventures of Sierra Pacific, is in violation of or is under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgments (including, without limitation, applicable Environmental Laws, as hereinafter defined) of any Governmental Authority, except for violations which, in the aggregate, do not have, and, to the knowledge of Sierra Pacific, are not reasonably likely to have, a Sierra Pacific Material Adverse Effect. Except as set forth in Section 4.4(d) or
Section 4.11 of the Sierra Pacific Disclosure Schedule, Sierra Pacific and its subsidiaries and any joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as currently conducted, except those of which the failure to obtain would not, in the aggregate, have a Sierra Pacific Material Adverse Effect. Except as set forth in Section 4.4(d) of the Sierra Pacific Disclosure Schedule, neither Sierra Pacific or any of its subsidiaries nor, to the knowledge of Sierra Pacific, any joint venture of Sierra Pacific is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party or both could result in a default by Sierra Pacific or any Sierra Pacific subsidiary or, to the knowledge of Sierra Pacific, any joint venture of Sierra Pacific under (i) its articles of incorporation or bylaws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which Sierra Pacific or any subsidiary or joint venture of Sierra Pacific is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a Sierra Pacific Material Adverse Effect.

    Section 4.5 REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1995, the filings required to be made by Sierra Pacific and its subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state laws and regulations regulating public utilities, the Federal Power Act (the "Power Act") or the 1935 Act have been filed with the Securities and Exchange Commission (the "SEC"), the Nevada Commission, the California Commission or the Federal Energy Regulatory Commission (the "FERC"), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Sierra Pacific has made available to Nevada Power a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Sierra Pacific or Sierra Pacific Utility with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended, the "Sierra Pacific SEC Reports"). As of their respective dates, the Sierra Pacific SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Sierra Pacific included in the Sierra Pacific SEC Reports (collectively, the "Sierra Pacific Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicted therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of Sierra Pacific and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the articles of incorporation and bylaws of Sierra Pacific, as in effect on the date hereof, have been delivered to Nevada Power.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES. (a) Except as set forth in the Sierra Pacific SEC Reports or
Section 4.6 of the Sierra Pacific Disclosure Schedule, from December 31, 1997, through the date hereof each of Sierra Pacific and its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, to the knowledge of Sierra Pacific, is reasonably likely to have, a Sierra Pacific Material Adverse Effect.

    (b) Neither Sierra Pacific nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of Sierra Pacific or reflected in the notes thereto for the year ended December 31, 1997, or which were incurred after December 31, 1997 in the ordinary course of business and would not, in the aggregate, have a Sierra Pacific Material Adverse Effect.

    Section 4.7 LITIGATION. Except as disclosed in the Sierra Pacific SEC Reports or as set forth in Section 4.7 or Section 4.11 of the Sierra Pacific Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Sierra Pacific, threatened, nor are there, to the knowledge of Sierra Pacific, any investigations or reviews pending or threatened against, relating to or affecting Sierra Pacific or any of its subsidiaries and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Sierra Pacific or any of its subsidiaries, which when taken together with any of the matters described in clauses (i) or (ii), would have, or to the knowledge of Sierra Pacific is reasonably likely to have, a Sierra Pacific Material Adverse Effect. In addition, except as disclosed in the Sierra Pacific SEC Reports or as set forth in Section 4.7 or Section 4.11 of the Sierra Pacific Disclosure Schedule, there have not been any developments since December 31, 1997, with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews, which, in the aggregate, would have, or to the knowledge of Sierra Pacific is reasonably likely to have, a Sierra Pacific Material Adverse Effect.

    4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Sierra Pacific for inclusion or incorporation by reference in (i) the registration statement on Form S-4, or any post-effective amendment to the registration statement on Form S-4, to be filed with the SEC in connection with the issuance of shares of Sierra Pacific Common Stock in the Mergers (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement, in definitive form, relating to the meetings of Nevada Power and Sierra Pacific stockholders to be held in connection with the Mergers (the "Proxy Statement") will not, at the dates mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to Sierra Pacific or any of its subsidiaries, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 4.9 TAX MATTERS. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group or entities that include Sierra Pacific or any of its subsidiaries on the one hand, or Nevada Power or any of its subsidiaries on the other hand.

    (a) FILING OF TIMELY TAX RETURNS. Sierra Pacific and each of its subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

    (b) PAYMENT OF TAXES. Sierra Pacific and each of its subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

    (c) TAX LIENS. There are no material Tax liens upon the assets of Sierra Pacific or any of its subsidiaries except liens for Taxes not yet due.

    (d) WITHHOLDING TAXES. Sierra Pacific and each of its subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code SectionSection 1441 through 1464, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed bylaw, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

    (e)  EXTENSIONS OF TIME FOR FILING TAX RETURNS.  Except as disclosed in
Section 4.9(e) of the Sierra Pacific Disclosure Schedule, neither Sierra Pacific nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

    (f) WAIVERS OF STATUTE OF LIMITATIONS. Except as disclosed in Section 4.9(f) of the Sierra Pacific Disclosure Schedule, neither Sierra Pacific nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

    (g) EXPIRATION OF STATUTE OF LIMITATIONS. Except as disclosed in Section 4.9(g) of the Sierra Pacific Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Sierra Pacific and each of its subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against Sierra Pacific or any of its subsidiaries that has not been resolved and paid in full.

    (h)  AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS.  Except as disclosed in
Section 4.9(h) of the Sierra Pacific Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, and no material issue raised remains unsettled, with regard to any Taxes or Tax Returns of Sierra Pacific or any of its subsidiaries.

    (i) POWERS OF ATTORNEY. Except as disclosed in Section 4.9(i) of the Sierra Pacific Disclosure Schedule, no power of attorney currently in force has been granted by Sierra Pacific or any of its subsidiaries concerning any Tax matter.

    (j) TAX RULINGS. Except as disclosed in Section 4.9(j) of the Sierra Pacific Disclosure Schedule, neither Sierra Pacific nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

    (k) AVAILABILITY OF TAX RETURNS. As soon as practicable after the date hereof, Sierra Pacific and its subsidiaries will make available to Nevada Power complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Sierra Pacific or any of its subsidiaries since January 1, 1990, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Sierra Pacific or any of its subsidiaries and (iii) any Closing Agreements entered into by Sierra Pacific or any of its subsidiaries with any taxing authority.

    (l) TAX SHARING AGREEMENTS. Except as disclosed in Section 4.9(l) of the Sierra Pacific Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among Sierra Pacific and any of its subsidiaries.

    (m) CODE SECTION 341(F). Neither Sierra Pacific nor any of its subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)) owned by Sierra Pacific or any of its subsidiaries.

    (n) CODE SECTION 168. Except as set forth in Section 4.9(n) of the Sierra Pacific Disclosure Schedule, no property of Sierra Pacific or any of its subsidiaries is property that Sierra Pacific or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168.

    (o) CODE SECTION 481 ADJUSTMENTS. Except as set forth in Section 4.9(o) of the Sierra Pacific Disclosure Schedule, neither Sierra Pacific nor any of its subsidiaries is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by Sierra Pacific or any of its subsidiaries, and to the best of the knowledge of Sierra Pacific, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

    (p) CODE SECTIONSECTION 6661 AND 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Code
Section 6661 or Code Section 6662) that could reasonably be expected to result in a Sierra Pacific Material Adverse Effect have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on the Tax Returns of Sierra Pacific and its subsidiaries in accordance with Code Section 6661(b)(2)(B) or Code Section 6662(d)(2)(B).

    (q) CODE SECTION 280G. Except as set forth in Section 4.9(q) of the Sierra Pacific Disclosure Schedule, neither Sierra Pacific nor any of its subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G.

    (r) LIABILITY FOR OTHERS. Neither Sierra Pacific nor any of its subsidiaries has any liability for Taxes of any person other than Sierra Pacific and its subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

    Section 4.10  EMPLOYEE MATTERS: ERISA.

    (a) BENEFIT PLANS. Section 4.10(a) of the Sierra Pacific Disclosure Schedule contains a true and complete list of each employee benefit plan, program or arrangement sponsored, maintained or contributed to by and covering employees, former employees, directors or former directors of Sierra Pacific (or any of its subsidiaries or any other entity which would be treated under Section 414 of the Code as a single employer with Sierra Pacific) or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering into such contract was a director or officer of Sierra Pacific or any of its subsidiaries or any plan, agreement, arrangement or understanding similar to any of the foregoing (collectively, the "Sierra Pacific Benefit Plans"). None of the Sierra Pacific Benefit Plans is a multiemployer plan within the meaning of ERISA.

    (b) CONTRIBUTIONS. Except as set forth in Section 4.10(b) of the Sierra Pacific Disclosure Schedule, all contributions and other payments required to have been made by Sierra Pacific or any of its subsidiaries (including any pre-or post-tax contributions or payments by employees or their dependents) to any Sierra Pacific Benefit Plan (or to any person pursuant to the terms thereof) have been so made or the amount of such payment or contribution obligation has been reflected in the Sierra Pacific Financial Statements.

    (c) QUALIFICATION: COMPLIANCE. Except as set forth in Section 4.10(c) of the Sierra Pacific Disclosure Schedule, each of the Sierra Pacific Benefit Plans that are intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, and to the best knowledge of Sierra Pacific, no circumstances exist that are reasonably expected by Sierra Pacific to result in the revocation of any such determination. Sierra Pacific is not in noncompliance in any respect with, and no Sierra Pacific Benefit Plan is or has been operated in noncompliance with it terms and with, any applicable law, rule or regulation governing such plan, including, without limitation, ERISA and the Code, except as would not have a Sierra Pacific Material Adverse Effect.

    (d) LIABILITIES. With respect to the Sierra Pacific Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of Sierra Pacific, there exists no condition or set of circumstances that could subject Sierra Pacific or any of its subsidiaries to any liabilities arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which Sierra Pacific is a party, which liability, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for premiums due to the PBGC, would have, or insofar as reasonably can be foreseen, could have, a Sierra Pacific Material Adverse Effect.

    (e) WELFARE PLANS. Except as set forth in Section 4.10(e) of the Sierra Pacific Disclosure Schedule, none of the Sierra Pacific Benefit Plans that are "Welfare Plans," within the meaning of Section 3(1) of ERISA, provides for any retiree benefits.

    (f) DOCUMENTS MADE AVAILABLE. Sierra Pacific has made available to Nevada Power a true and correct copy of each collective bargaining agreement to which Sierra Pacific is a party or under which Sierra Pacific has obligations and, with respect to each Sierra Pacific Benefit Plan, (i) such plan and the most recent summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan and (v) the most recent actuarial report or valuation.

    (g)  PAYMENTS RESULTING FROM MERGER.  Other than as set forth in Section
7.11 or in Section 4.10(g) of the Sierra Pacific Disclosure Schedule, the consummation, announcement or other action relating to the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Sierra Pacific or any of its subsidiaries to any officer, employee, former employee, director or former director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Sierra Pacific Benefit Plan being established or being accelerated, vested or payable.

    (h) FUNDED STATUS OF PLANS. Except as set forth in Section 4.10(h) of the Sierra Pacific Disclosure Schedule, the failure of any Sierra Pacific Benefit Plan which is subject to the requirements of Code Section 412, Part 3 of Title I of ERISA or Title IV of ERISA to hold assets, the fair market value of which, as of the date hereof, are at least equal in value to the greatest of the projected benefit obligations, the accumulated benefit obligations or accrued benefit obligations (each determined as of the date hereof) of the participants and beneficiaries under such plan, based on actuarial methods, tables and assumptions theretofore utilized by such plan's actuary to determine the plan's funded status, would not give rise to a Sierra Pacific Material Adverse Effect.

    (i) CERTAIN OTHER OBLIGATIONS. Except as set forth in Section 4.10(i) of the Sierra Pacific Disclosure Schedule, the termination of, or withdrawal from, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (including any single employer, multiple employer or multiemployer plan) or subject to Title IV of ERISA by Sierra Pacific or any corporation or other entity which is, or at any time was, a subsidiary of Sierra Pacific or would be treated under Section 414 of the Code as single employer with Sierra Pacific has not, and will not, subject Sierra Pacific (or any subsidiary of Sierra Pacific) to any liability of or to any governmental authority, corporation or other person or such employee pension plan which individually or in the aggregate would have a Sierra Pacific Material Adverse Effect.

    (j) MODIFICATION OR TERMINATION OF PLANS. Except as set forth in Section 4.10(j) of the Sierra Pacific Disclosure Schedule, (i) neither Sierra Pacific nor any subsidiary of Sierra Pacific is subject to any legal, contractual, equitable or other obligation to establish or contribute to as of any date any new Sierra Pacific Benefit Plan or amend any existing Sierra Pacific Benefit Plan; and (ii) to the best knowledge of Sierra Pacific or any of its subsidiaries after review of all plan documents, Sierra Pacific and each of its subsidiaries may (except to the extent prohibited by applicable law), in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend each Sierra Pacific Benefit Plan (or its participation in any such Sierra Pacific Benefit
Plan) at any time sponsored, maintained or contributed to by Sierra Pacific or any of its subsidiaries effective as of any date before, on or after the Effective Time.

    (k) LABOR AGREEMENTS. Except as disclosed in the Sierra Pacific SEC Reports or as set forth in Section 4.10(k) of the Sierra Pacific Disclosure
Schedule: (i) neither Sierra Pacific nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) to the best knowledge of Sierra Pacific or any of its subsidiaries, there is no current union representation question involving employees of Sierra Pacific or any of its subsidiaries, nor does Sierra Pacific or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees; (iii) there is no unfair labor practice, charge or written grievance arising out of a collective bargaining agreement or other grievance procedure against Sierra Pacific or any of its subsidiaries pending, or to the best knowledge of Sierra Pacific or any of its subsidiaries, threatened, which has, or reasonably may be expected by Sierra Pacific or any of its subsidiaries to have, a Sierra Pacific Material Adverse Effect; (iv) there is no compliant, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Sierra Pacific or any of its subsidiaries pending, or to the best knowledge of Sierra Pacific or any of its subsidiaries, threatened, which has, or reasonably may be expected by Sierra Pacific or any of its subsidiaries to have, a Sierra Pacific Material Adverse Effect; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the best knowledge of Sierra Pacific or any of its subsidiaries, threatened, against or involving Sierra Pacific or any of its subsidiaries which has or, insofar as reasonably can be foreseen, could have, a Sierra Pacific Material Adverse Effect; (vi) Sierra Pacific and each of its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance which, in the aggregate, does not, and insofar as reasonably can be foreseen, will not have a Sierra Pacific Material Adverse Effect; and (vii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of Sierra Pacific or any of its subsidiaries, threatened, in respect to which any director, officer, employee or agent of Sierra Pacific or any of its subsidiaries is or may be entitled to claim indemnification from Sierra Pacific or any of its subsidiaries pursuant to their respective articles of incorporation or bylaws or as provided in the indemnification agreements listed on Section 4.10(k) of the Sierra Pacific Disclosure Schedule.

    Section 4.11  ENVIRONMENTAL PROTECTION.

    (a) COMPLIANCE. Except as set forth in Section 4.11(a) of the Sierra Pacific Disclosure Schedule, each of Sierra Pacific and its subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be in compliance would not have a Sierra Pacific Material Adverse Effect. Except as set forth in Section 4.11(a) of the Sierra Pacific Disclosure Schedule, neither Sierra Pacific nor any of its subsidiaries has received any written, or, to the knowledge of appropriate officers of Sierra Pacific, upon diligent review, oral communication, from any person or Governmental Authority that alleges that Sierra Pacific or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in compliance would not have a Sierra Pacific Material Adverse Effect.

    (b) ENVIRONMENTAL PERMITS. Except as set forth in Section 4.11(b) of the Sierra Pacific Disclosure Schedule, each of Sierra Pacific and its subsidiaries has obtained or has applied for all environmental, health and safety permits and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Sierra Pacific is in material compliance with all terms and conditions of the Environmental Permits and is not required to make any expenditure in order to obtain or renew any Environmental Permit, except where the failure to obtain or be in compliance with such Environmental Permit or the requirement to make any expenditure in connection with such Environmental Permit would not have a Sierra Pacific Material Adverse Effect.

    (c) ENVIRONMENTAL CLAIMS. Except as set forth in Section 4.11(c) of the Sierra Pacific Disclosure Schedule, to the best knowledge of Sierra Pacific upon diligent review, there is no Environmental Claim (as hereinafter defined) pending (i) against Sierra Pacific or any of its subsidiaries or joint ventures,
(ii) against any person or entity whose liability for any Environmental Claim Sierra Pacific or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations which Sierra Pacific or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, which, if adversely determined, would have in the aggregate a Sierra Pacific Material Adverse Effect.

    (d) RELEASES. Except as set forth in Section 4.11(c) or Section 4.11(d) of the Sierra Pacific Disclosure Schedule, Sierra Pacific has no knowledge of any Releases (as hereinafter defined) or any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claims against Sierra Pacific or any subsidiaries or joint ventures of Sierra Pacific, or against any person or entity whose liability for any Environmental Claim Sierra Pacific or any subsidiaries or joint ventures of Sierra Pacific has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials, the liability for which would not have, in the aggregate, a Sierra Pacific Material Adverse Effect.

    (e) PREDECESSORS. Except as set forth in Section 4.11(e) of the Sierra Pacific Disclosure Schedule, Sierra Pacific has no actual knowledge, with respect to any predecessor of Sierra Pacific or any subsidiary or joint venture of Sierra Pacific, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which would have, or which Sierra Pacific reasonably believes would have, Sierra Pacific Material Adverse Effect.

    (f) DISCLOSURE. To Sierra Pacific's best knowledge upon a good faith effort, Sierra Pacific has disclosed to Nevada Power, in Section 4.11(f) of the Sierra Pacific Disclosure Schedule or otherwise, all material facts which Sierra Pacific reasonably believes form the basis of a Sierra Pacific Material Adverse Effect arising from (i) the cost of pollution control equipment currently required or known to be required in the future; (ii) current remediation costs or remediation costs known to be required in the future; or (iii) any other environmental matter affecting Sierra Pacific or its subsidiaries which would have, or which Sierra Pacific reasonably believes would have, a Sierra Pacific Material Adverse Effect.

    (g) As used in this Agreement:

        (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental resource costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, or any Hazardous Materials at any location operated, leased or managed by Sierra Pacific or any subsidiary or joint venture of Sierra Pacific (for purposes of this Section 4.11), or by Nevada Power or any of its subsidiaries or joint ventures (for purposes of Section 5.11) or at any other location to which Sierra Pacific or any subsidiary or joint venture of Sierra Pacific (for purposes of this Section 4.11) or Nevada Power or any subsidiary or joint venture of Nevada Power (for purposes of Section 5.11) sent, Released, disposed of or transported Hazardous Materials generated, treated, stored or disposed of by Sierra Pacific or any subsidiary or joint venture of Sierra Pacific (for purposes of this Section 4.11) or Nevada Power or any subsidiary or joint venture of Nevada Power (for purposes of Section 5.11); or (b) circumstances forming the basis of any violation; or alleged violation, of any Environmental Law; or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "ENVIRONMENTAL LAWS" means all federal, state, local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

       (iii) "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words, of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which Sierra Pacific or any subsidiary or joint venture of Sierra Pacific operates (for purposes of Section 4.11) or in which Nevada Power or any of its subsidiaries or joint ventures operate (for purposes of Section 5.11).

        (iv) "RELEASES" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    Section 4.12 REGULATION AS A UTILITY. Sierra Pacific is an exempt public utility holding company under Section 3(a)(1) of the 1935 Act. Sierra Pacific Power is regulated as a public utility in the States of Nevada and California and in no other state. Except as set forth in the preceding sentence and in
Section 4.12 of the Sierra Pacific Disclosure Schedule, neither Sierra Pacific nor any "subsidiary company" or "affiliate" (as those terms are defined in the 1935 Act) of Sierra Pacific is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

    Section 4.13 VOTE REQUIRED. At the Sierra Pacific Special Meeting (as hereinafter defined), Sierra Pacific will seek the approval of the First Merger by a majority of the voting power of the holders of Sierra Pacific Common Stock and the approval of the issuance of Sierra Pacific Common Stock in connection with the Second Merger by a majority of the votes cast by the holders of Sierra Pacific Common Stock, where at least a majority of all outstanding shares of Sierra Pacific Common Stock vote on such proposal (together, the "Sierra Pacific Stockholders' Approval"), and no other vote of the holders of any class or series of the capital stock of Sierra Pacific is required to approve this Agreement and the transactions contemplated hereby.

    Section 4.14 NON-APPLICABILITY OF CERTAIN NEVADA LAW. None of the control share acquisition provisions of Section 78.378 et seq. of the GCL, the business combination provisions of Section 78.411 et seq. of the GCL or any similar provisions of the GCL, the articles of incorporation or bylaws of Sierra Pacific are applicable to the transactions contemplated by the Agreement because such provisions do not apply by their terms or because any required approvals of the Board of Directors of Sierra Pacific have been obtained.

    Section 4.15 OPINION OF FINANCIAL ADVISOR. Sierra Pacific has received the opinion of SG Barr Devlin to the effect that, as of the date hereof, the Sierra Pacific Merger Consideration to be issued in the First Merger in light of the Nevada Power Merger Consideration to be issued in the Second Merger is fair from a financial point of view to the holders of Sierra Pacific Common Stock. Sierra Pacific has also received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), to the effect that, as of the date hereof, the aggregate consideration to be received by holders of Sierra Pacific Common Stock pursuant to the transactions contemplated by this Agreement is fair from a financial point of view to such holders.

    Section 4.16 INSURANCE. Except as set forth in Section 4.16 of the Sierra Pacific Disclosure Schedule, each of Sierra Pacific and its subsidiaries is, and has been continuously since January 1, 1995, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the businesses conducted by Sierra Pacific and its subsidiaries during such time period. Except as set forth in Schedule 4.16 of the Sierra Pacific Disclosure Schedule, neither Sierra Pacific nor its subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of Sierra Pacific or its subsidiaries. All material insurance policies of Sierra Pacific and each of its subsidiaries are valid and enforceable policies.

    Section 4.17 OWNERSHIP OF NEVADA POWER COMMON STOCK. Sierra Pacific does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Nevada Power Common Stock.

    Section 4.18 SIERRA PACIFIC RIGHTS AGREEMENT. Prior hereto, Sierra Pacific has delivered to Nevada Power and its designated counsel a true and complete copy of the Rights Agreement, dated October 13, 1989, between Bank of America N.T. & S.A. and Sierra Pacific (the "Sierra Pacific Rights Agreement") in effect on the date hereof, and assuming the accuracy of the representation contained in
Section 5.17, the consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of Sierra Pacific stockholders under the Sierra Pacific Rights Agreement or any similar agreement to which Sierra Pacific or any of its affiliates is a party.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF NEVADA POWER

    Nevada Power represents and warrants to each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub as follows:

    Section 5.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
5.1 of the Nevada Power Disclosure Schedule (as defined in Section 7.6(ii)), each of Nevada Power and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders of the Nevada Commission, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, assets, financial condition or the result of operations of Nevada Power and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "Nevada Power Material Adverse Effect").

    Section 5.2 SUBSIDIARIES. Section 5.2 of the Nevada Power Disclosure Schedule sets forth a description of all subsidiaries and joint ventures of Nevada Power, including the name of each such entity, the state of jurisdiction of its incorporation or formation, a brief description of the principal line or lines of business conducted by each such entity and Nevada Power's interest therein. Except as set forth in Section 5.2 of the Nevada Power Disclosure Schedule, none of such entities is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11), respectively, of the 1935 Act. Except as set forth in Section 5.2 of the Nevada Power Disclosure Schedule, all of the issued and outstanding shares of capital stock or other securities of, or interests in, each subsidiary or joint venture of Nevada Power are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Nevada Power free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

    Section 5.3 CAPITALIZATION. The authorized capital stock of Nevada Power consists of 70,000,000 shares of Nevada Power Common Stock, 4,500,000 shares of Nevada Power Cumulative Preferred Stock, par value $20 per share ("Nevada Power Preferred Stock"), and 1,000,000 shares of preference stock, par value $20 per share ("Nevada Power Preference Stock"). As of the close of business on April 28, 1998, (i) 50,766,586 shares of Nevada Power Common Stock, (ii) 179,245 shares of Nevada Power Preferred Stock (consisting of 108,006 shares of the 4.70% series, 34,570 shares of the 5.20% series, and 36,669 shares of the 5.40% series) and (iii) no shares of Nevada Power Preference Stock were issued and outstanding. Prior to the Effective Time of the Second Merger, all shares of Nevada Power Preferred Stock will be redeemed or otherwise retired in accordance with their terms. As of the date hereof, Nevada Power Capital I, a wholly-owned subsidiary of Nevada Power, had 4,901,918 8.2% Cumulative Quarterly Income Preferred Securities issued and outstanding, 147,058 of which are owned by Nevada Power, and 147,058 Series A Common Securities issued and outstanding, all of which are owned by Nevada Power. All of the issued and outstanding shares of the capital stock of Nevada Power are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Nevada Power Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Nevada Power or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Nevada Power, or obligating Nevada Power or any of its subsidiaries to grant, extend or enter into any such agreement or commitment other than the Nevada Power Rights Agreement.

    Section 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. Nevada Power has all requisite power and authority to enter into this Agreement and, subject to the applicable Nevada Power Stockholders' Approval (as defined in Section 5.13) and the applicable Nevada Power Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Nevada Power of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Nevada Power, subject to obtaining the applicable Nevada Power Stockholders' Approval. This Agreement has been duly and validly executed and delivered by Nevada Power and, assuming the due authorization, execution and delivery hereof by each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub, constitutes the valid and binding obligation of Nevada Power enforceable against it in accordance with its terms.

    (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by Nevada Power do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in any Violation by Nevada Power or any of its subsidiaries or joint ventures pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of Nevada Power or any of its subsidiaries or joint ventures, (ii) subject to obtaining the Nevada Power Required Statutory Approvals and the receipt of the Nevada Power Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Nevada Power or any of its subsidiaries or joint ventures, or any of its respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the Nevada Power Disclosure Schedule (the "Nevada Power Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Nevada Power or any of its subsidiaries or any joint venture of Nevada Power is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not, in the aggregate, have a Nevada Power Material Adverse Effect.

    (c) STATUTORY APPROVALS. Except as described in Section 5.4(c) of the Nevada Power Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Nevada Power or the consummation by Nevada Power of the transaction contemplated hereby, the failure of which to obtain, make or give would have, in the aggregate, a Nevada Power Material Adverse Effect (the "Nevada Power Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Nevada Power Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law).

    (d) COMPLIANCE. Except as set forth in Section 5.4(d) or Section 5.11 of the Nevada Power Disclosure Schedule or as disclosed in the Nevada Power SEC Reports (as defined in Section 5.5), neither Nevada Power nor any of its subsidiaries nor, to the knowledge of Nevada Power, any of its joint ventures, is in violation of, or is under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, applicable Environmental Laws) of any Governmental Authority, except for violations which, in the aggregate do not have, and, to the knowledge of Nevada Power, are not reasonably likely to have, a Nevada Power Material Adverse Effect. Except as set forth in Section 5.4(d) or Section 5.11 of the Nevada Power Disclosure Schedule, Nevada Power and each of its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as currently conducted except those of which the failure to obtain would not, individually or in the aggregate, have a Nevada Power Material Adverse Effect. Except as set forth in
Section 5.4(d) of the Nevada Power Disclosure Schedule, neither Nevada Power or any of its subsidiaries nor, to the knowledge of Nevada Power, any joint venture of Nevada Power is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party or both could result in a default by Nevada Power or any Nevada Power subsidiary or, to the knowledge of Nevada Power, any joint venture of Nevada Power under (i) its articles of incorporation or bylaws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which Nevada Power or any subsidiary or joint venture of Nevada Power is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a Nevada Power Material Adverse Effect.

    Section 5.5 REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1995, the filings required to be made by Nevada Power and its subsidiaries under the Securities Act, the Exchange Act, applicable Nevada laws and regulations regulating public utilities, the Power Act or the 1935 Act have been filed with the SEC, the Nevada Commission or the FERC, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Nevada Power has made available to Sierra Pacific a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Nevada Power with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended, the "Nevada Power SEC Reports"). As of their respective dates, the Nevada Power SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Nevada Power included in the Nevada Power SEC Reports (collectively, the "Nevada Power Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of Nevada Power and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring audit adjustments. True, accurate and complete copies of the articles of incorporation and bylaws of Nevada Power as in effect on the date hereof have been delivered to Sierra Pacific.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES. (a) Except as set forth in the Nevada Power SEC Reports or Section
5.6 of the Nevada Power Disclosure Schedule, from December 31, 1997, through the date hereof, each of Nevada Power and its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, to the knowledge of Nevada Power, is reasonably likely to have, a Nevada Power Material Adverse Effect.

    (b) Neither Nevada Power nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of Nevada Power or reflected in the notes thereto for the year ended December 31, 1997, or which were incurred after December 31, 1997 in the ordinary course of business and would not, in the aggregate, have a Nevada Power Material Adverse Effect.

    Section 5.7 LITIGATION. Except as disclosed in the Nevada Power SEC Reports or as set forth in Section 5.7 or Section 5.11 of the Nevada Power Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Nevada Power, threatened, nor are there, to the knowledge of Nevada Power, any investigations or reviews pending or threatened against, relating to or affecting Nevada Power or any of its subsidiaries and
(ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Nevada Power or any of its subsidiaries, which, when taken together with any of the matters described in clauses (i) or (ii), would have, or to the knowledge of Nevada Power is reasonably likely to have, a Nevada Power Material Adverse Effect. In addition, except as disclosed in the Nevada Power SEC Reports or as set forth in Section 5.7 or Section 5.11 of the Nevada Power Disclosure Schedule, there have not been any developments since December 31, 1997, with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews, which, in the aggregate, would have, or to the knowledge of Nevada Power is reasonably likely to have, a Nevada Power Material Adverse Effect.

    Section 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Nevada Power for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the dates mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to Nevada Power or any of its subsidiaries, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 5.9  TAX MATTERS.

    (a) FILING OF TIMELY TAX RETURNS. Nevada Power and each of its subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

    (b) PAYMENT OF TAXES. Nevada Power and each of its subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

    (c) TAX LIENS. There are no material Tax liens upon the assets of Nevada Power or any of its subsidiaries except liens for Taxes not yet due.

    (d) WITHHOLDING TAXES. Nevada Power and each of its subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Section 1441 through 1464, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

    (e)  EXTENSIONS OF TIME FOR FILING TAX RETURNS.  Except as set forth in
Section 5.9(e) of the Nevada Power Disclosure Schedule, neither Nevada Power nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

    (f) WAIVERS OF STATUTE OF LIMITATIONS. Except as set forth in Section 5.9(f) of the Nevada Power Disclosure Schedule, neither Nevada Power nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

    (g) EXPIRATION OF STATUTE OF LIMITATIONS. Except as set forth in Section 5.9(g) of the Nevada Power Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Nevada Power and each of its subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against Nevada Power or any of its subsidiaries that has not been resolved and paid in full.

    (h)  AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS.  Except as set forth in
Section 5.9(h) of the Nevada Power Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, and no material issue raised remains unsettled, with regard to any Taxes or Tax Returns of Nevada Power or any of its subsidiaries.

    (i) POWER OF ATTORNEY. Except as set forth in Section 5.9(i) of the Nevada Power Disclosure Schedule, no power of attorney currently in force has been granted by Nevada Power or any of its subsidiaries concerning any Tax matter.

    (j) TAX RULINGS. Except as set forth in Section 5.9(j) of the Nevada Power Disclosure Schedule, neither Nevada Power nor any of its subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

    (k) AVAILABILITY OF TAX RETURNS. As soon as practicable after the date hereof, Nevada Power and its subsidiaries will make available to Sierra Pacific and SPC complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Nevada Power or any of its subsidiaries since January 1, 1990,
(ii) all audit reports received from any taxing authority relating to any Tax Return filed by Nevada Power or any of its subsidiaries and (iii) any Closing Agreement entered into by Nevada Power or any of its subsidiaries with any taxing authority.

    (l) TAX SHARING AGREEMENTS. Except as disclosed in Section 5.9(l) of the Nevada Power Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among Nevada Power and any of its subsidiaries.

    (m) CODE SECTION 341(F). Neither Nevada Power nor any of its subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)) owned by Nevada Power or any of its subsidiaries.

    (n) CODE SECTION 168. Except as set forth in Section 5.9(n) of the Nevada Power Disclosure Schedule, no property of Nevada Power or any of its subsidiaries is property that Nevada Power or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168.

    (o) CODE SECTION 481 ADJUSTMENTS. Except as set forth in Section 5.9(o) of the Nevada Power Disclosure Schedule, neither Nevada Power nor any of its subsidiaries is required to include in income any adjustment pursuant to Code
Section 481(a) by reason of a voluntary change in accounting method initiated by Nevada Power or any of its subsidiaries, and to the best of the knowledge of Nevada Power, the IRS has not proposed any such adjustment or change in accounting method.

    (p) CODE SECTION 6661 AND SECTION 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Code
Section 6661 or Code Section 6662) that could reasonably be expected to result in a Nevada Power Material Adverse Effect have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on the Tax Return of Nevada Power and its subsidiaries in accordance with Code 6661(h)(2)(B) or Code 6662(d)(2)(B).

    (q) CODE SECTION 280G. Except as set forth in Section 5.9(q) of the Nevada Power Disclosure Schedule, neither Nevada Power nor any of its subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of the Code
Section 280G.

    (r) LIABILITY FOR OTHERS. Neither Nevada Power nor any of its subsidiaries has any liability for Taxes of any person other than Nevada Power and its subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

    Section 5.10  EMPLOYEE MATTERS; ERISA.

    (a) BENEFIT PLANS. Section 5.10(a) of the Nevada Power Disclosure Schedule contains a true and complete list of each employee benefit plan, program or arrangement sponsored, maintained or contributed to by and covering employees, former employees, directors or former directors of Nevada Power (or any of its subsidiaries or any other entity which would be treated under Section 414 of the Code as a single employer with Nevada Power) or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering into such contract was a director or officer of Nevada Power or any of its subsidiaries or any plan, agreement, arrangement or understanding similar to any of the foregoing (collectively, the "Nevada Power Benefit Plans"). None of the Nevada Power Benefit Plans is a multiemployer plan within the meaning of ERISA.

    (b) CONTRIBUTIONS. Except as set forth in Section 5.10(b) of the Nevada Power Disclosure Schedule, all contributions and other payments required to have been made by Nevada Power or any of its subsidiaries (including any pre- or post-tax contributions or payments by employees or their dependents) to any Nevada Power Benefit Plan (or to any person pursuant to the terms thereof) have been so made or the amount of such payment or contribution obligations has been reflected in the Nevada Power Financial Statements.

    (c) QUALIFICATION; COMPLIANCE. Except as set forth in Section 5.10(c) of the Nevada Power Disclosure Schedule, each of the Nevada Power Benefit Plans that are intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, and, to the best knowledge of Nevada Power, no circumstances exist that are reasonably expected by Nevada Power to result in the revocation of any such determination. Nevada Power is not in noncompliance in any respect with, and no Nevada Power Benefit Plan is or has been operated in noncompliance with its terms and with, any applicable law, rule or regulation governing such plan, including, without limitation, ERISA and the Code, which would have a Nevada Power Material Adverse Effect.

    (d) LIABILITIES. With respect to the Nevada Power Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of Nevada Power, there exists no condition or set of circumstances that could subject Nevada Power or any of its subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which Nevada Power is a party, which liability, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for premiums due to the PBGC, would have, or insofar as reasonably can be foreseen, could have, a Nevada Power Material Adverse Effect.

    (e) WELFARE PLANS. Except as set forth in Section 5.10(e) of the Nevada Power Disclosure Schedule, none of the Nevada Power Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any retiree benefits.

    (f) DOCUMENTS MADE AVAILABLE. Nevada Power has made available to Sierra Pacific a true and correct copy of each collective bargaining agreement to which Nevada Power is a party or under which Nevada Power has obligations, and with respect to each Nevada Power Benefit Plan, (i) such plan and the most recent summary plan description, (ii) the most recent annual report filed with the IRS,
(iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan, and (v) the most recent actuarial report or valuation.

    (g)  PAYMENTS RESULTING FROM MERGER.  Other than as set forth in Section
7.11 or in Section 5.10(g) of the Nevada Power Disclosure Schedule, the consummation, announcement or other action relating to any transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Nevada Power or any of its subsidiaries to any officer, employee, former employee, director or former director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Nevada Power Benefit Plan being established or becoming accelerated, vested or payable.

    (h) FUNDED STATUS OF PLANS. Except as set forth in Section 5.10(h) of the Nevada Power Disclosure Schedule, the failure of any Nevada Power Benefit Plan which is subject to the requirements of Code Section 412, part 3 of Title 1 of ERISA or Title IV of ERISA to hold assets, the fair market value of which, as of the date thereof, are at least equal in value to the greatest of the projected benefit obligations, the accumulated benefit obligations or accrued benefit obligations (each determined as of the date hereof) of the participants and beneficiaries under such plan, based on actuarial methods, tables and assumptions theretofore utilized by such plan's actuary to determine the plan's funded status would not give rise to a Nevada Power Material Adverse Effect.

    (i) CERTAIN OTHER OBLIGATIONS. Except as set forth in Section 5.10(i) of the Nevada Power Disclosure Schedule, the termination of, or withdrawal from, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (including any single employer, multiple employer or multiemployer plan) or subject to Title IV of ERISA by Nevada Power or any corporation or other entity which is, or at any time was, a subsidiary of Nevada Power or would be treated under Section 414 of the Code as a single employer with Nevada Power has not, and will not, subject Nevada Power (or any subsidiary of Nevada Power) to any liability of or to any governmental authority, corporation or other person or such employee pension plan which individually or in the aggregate would have a Nevada Power Material Adverse Effect.

    (j) MODIFICATION OR TERMINATION OF PLANS. Except as set forth in Section 5.10(j) of the Nevada Power Disclosure Schedule: (A) neither Nevada Power nor any subsidiary of Nevada Power is subject to any legal, contractual, equitable or other obligation to establish or contribute to as of any date any new Nevada Power Benefit Plan or amend any existing Nevada Power Benefit Plan; and (B) to the best knowledge of Nevada Power and each of its subsidiaries after review of all plan documents, Nevada Power and each of its subsidiaries may (except to the extent prohibited by applicable law), in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend each Nevada Power Benefit Plan (or its participation in any such Nevada Power Benefit Plan) at any time sponsored, maintained or contributed to by Nevada Power or any of its subsidiaries effective as of any date before, on or after the Effective Time.

    (k) LABOR AGREEMENTS. Except as disclosed in the Nevada Power SEC Reports or as set forth in Section 5.10(k) of the Nevada Power Disclosure Schedule: (i) neither Nevada Power nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) to the best knowledge of Nevada Power and its subsidiaries, there is no current union representation question involving employees of Nevada Power (or any of its subsidiaries), nor does Nevada Power or any of its subsidiaries know of any activity or proceeding of any labor organizations (or representative thereof) or employee group (or representative thereof) to organize any such employees; (iii) there is no unfair labor practice, charge or written grievance arising out of a collective bargaining agreement or other grievance procedure against Nevada Power or any of its subsidiaries pending, or to the best knowledge of Nevada Power or any of its subsidiaries, threatened, which has, or reasonably may be expected by Nevada Power or any of its subsidiaries to have, a Nevada Power Material Adverse Effect; (iv) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Nevada Power or any of its subsidiaries, or to the best knowledge of Nevada Power or any of its subsidiaries, threatened, which has, or reasonably may be expected by Nevada Power or any of its subsidiaries to have, a Nevada Power Material Adverse Effect; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the best knowledge of Nevada Power or any of its subsidiaries, threatened, against or involving Nevada Power or any of its subsidiaries which has or, insofar as reasonably can be foreseen, could have, a Nevada Power Material Adverse Effect; (vi) Nevada Power and its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for noncompliance which, in the aggregate, does not, and insofar as reasonably can be foreseen, will not, have a Nevada Power Material Adverse Effect; and (vii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of Nevada Power and its subsidiaries, threatened, in respect of which any director, officer, employee or agent of Nevada Power or any of its subsidiaries is or may be entitled to claim indemnification from Nevada Power pursuant to its articles of incorporation or regulations or as provided in the indemnification agreements listed on Section 5.10(k) of the Nevada Power Disclosure Schedule.

    Section 5.11  ENVIRONMENTAL PROTECTION.

    (a) COMPLIANCE. Except as set forth in Section 5.11(a) of the Nevada Power Disclosure Schedule, each of Nevada Power and its subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a Nevada Power Material Adverse Effect. Except as set forth in Section 5.11(a) of the Nevada Power Disclosure Schedule, neither Nevada Power nor any of its subsidiaries has received any written, or, to the knowledge of appropriate officers of Nevada Power upon diligent review, oral communication, from any person or Governmental Authority, that alleges that Nevada

Power or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in compliance would not have a Nevada Power Material Adverse Effect.

    (b) ENVIRONMENTAL PERMITS. Except as set forth in Section 5.11(b) of the Nevada Power Disclosure Schedule, each of Nevada Power and its subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Nevada Power is in material compliance with all terms and conditions of the Environmental Permits and is not required to make any expenditure in order to obtain or renew any Environmental Permit, except where the failure to obtain or be in compliance with the Environmental Permit or the requirement to make any expenditure in connection with such Environmental Permit would not have a Nevada Power Material Adverse Effect.

    (c) ENVIRONMENTAL CLAIMS. Except as set forth in Section 5.11(c) of the Nevada Power Disclosure Schedule, to the best knowledge of Nevada Power upon diligent review, there is no Environmental Claim pending (i) against Nevada Power or any of its subsidiaries or joint ventures, (ii) against any person or entity whose liability for any Environmental Claim Nevada Power or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which Nevada Power or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, which if adversely determined, would have in the aggregate a Nevada Power Material Adverse Effect.

    (d) RELEASES. Except as set forth in Section 5.11(c) or Section 5.11(d) of the Nevada Power Disclosure Schedule, Nevada Power has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Nevada Power or any of its subsidiaries or joint ventures, or against any person or entity whose liability for any Environmental Claim Nevada Power or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials, the liability for which would not have, in the aggregate, a Nevada Power Material Adverse Effect.

    (e) PREDECESSORS. Except as set forth in Section 5.11(e) of the Nevada Power Disclosure Schedule, Nevada Power has no actual knowledge, with respect to any predecessor of Nevada Power or any of its subsidiaries or joint ventures, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which would have, or which Nevada Power reasonably believes would have, a Nevada Power Material Adverse Effect.

    (f) DISCLOSURE. To Nevada Power's best knowledge upon a good faith effort, Nevada Power has disclosed to Sierra Pacific, in Section 5.11(f) of the Nevada Power Disclosure Schedule or otherwise, all material facts which Nevada Power reasonably believes form the basis of a Nevada Power Material Adverse Effect arising from (i) the cost of pollution control equipment currently required or known to be required in the future; (ii) current remediation costs or remediation costs known to be required in the future; or (iii) any other environmental matter affecting Nevada Power or its subsidiaries which would have, or which Nevada Power reasonably believes would have, a Nevada Power Material Adverse Effect.

    Section 5.12 REGULATION AS A UTILITY. Nevada Power is regulated as a public utility in the State of Nevada and in no other state. Except as set forth in the preceding sentence and in Section 5.12 of the Nevada Power Disclosure Schedule, neither Nevada Power nor any "subsidiary company" or "affiliate" of Nevada Power is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

    Section 5.13 VOTE REQUIRED. The approval of the Second Merger by a majority of the voting power of the holders of Nevada Power Common Stock (the "Nevada Power Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of Nevada Power required to approve this Agreement and the transactions contemplated hereby.

    Section 5.14 NON-APPLICABILITY OF CERTAIN NEVADA LAW. None of the control share acquisition provisions of Section 78.378 et seq. of the GCL, the business combination provisions of Section 78.411 et seq. of the GCL or any similar provisions of the GCL, the articles of incorporation or bylaws of Nevada Power are applicable to the transactions contemplated by the Agreement because such provisions do not apply by their terms or because any required approvals of the Board of Directors of Nevada Power have been obtained.

    Section 5.15 OPINION OF FINANCIAL ADVISOR. Nevada Power has received the opinion of PaineWebber Incorporated, to the effect that, as of the date hereof, the Nevada Power Merger Consideration to be received in connection with the Mergers is fair from a financial point of view to the holders of Nevada Power Common Stock.

    Section 5.16 INSURANCE. Except as set forth in Section 5.16 of the Nevada Power Disclosure Schedule, each of Nevada Power and its subsidiaries is, and has been continuously since January 1, 1995, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the businesses conducted by Nevada Power and its subsidiaries during such time period. Except as set forth in Schedule 5.16 of the Nevada Power Disclosure Schedule neither Nevada Power nor its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Nevada Power or its subsidiaries. All material insurance policies of Nevada Power and each of its subsidiaries are valid and enforceable policies.

    Section 5.17 OWNERSHIP OF SIERRA PACIFIC COMMON STOCK. Nevada Power does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Sierra Pacific Common Stock.

    Section 5.18 NEVADA POWER RIGHTS AGREEMENT. Prior hereto, Nevada Power has delivered to Sierra Pacific and its designated counsel a true and complete copy of the Rights Agreement, dated October 15, 1990, between Manufacturers Hanover Trust Company and Nevada Power (the "Nevada Power Rights Agreement") in effect on the date hereof, and assuming the accuracy of the representation contained in
Section 4.17, the consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of Nevada Power stockholders under the Nevada Power Rights Agreement or any similar agreement to which Nevada Power or any of its affiliates is a party.

                                   ARTICLE 6
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 6.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Nevada Power and Sierra Pacific each agrees as to itself and its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

    (a) ORDINARY COURSE OF BUSINESS. Each party hereto shall, and shall cause its respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 6.1(a) of the Sierra Pacific Disclosure Schedule or the Nevada Power Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, enter into a new line of business, or make any change in the line of business it engaged in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of Sierra Pacific, to Sierra Pacific and its subsidiaries taken as a whole, and in the case of Nevada Power, to Nevada Power and its subsidiaries taken as a whole.

    (b) DIVIDENDS. No party shall, nor shall any party permit any of its subsidiaries to (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to such party or its wholly-owned subsidiaries and other than dividends required to be paid on any series of Nevada Power Preferred Stock, Sierra Pacific Power Preferred Stock and Sierra Pacific Power Class A Preferred Stock in accordance with the terms thereof, regular quarterly dividends on Nevada Power Common Stock with usual record and payment dates in an amount not in excess of $0.40 per share payable on or about May 1, 1998, not in excess of $0.40 per share payable on or about August 3, 1998, and thereafter not in excess of $0.25 per share and regular quarterly dividends on Sierra Pacific Common Stock with usual record and payment dates in an amount declared in any period of February 1 through the following January 31 not in excess of 105% of the dividends per share declared during the immediately preceding February 1 through January 31 period; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than redemptions, purchases or acquisitions required by the respective terms of any series of Nevada Power Preferred Stock, Nevada Power Preference Stock, Sierra Pacific Power Preferred Stock, Sierra Pacific Power Class A Preferred Stock or tax preference preferred securities, other than in connection with refunding of securities with preferred stock, debt or tax preference preferred securities at a lower cost of funds or in connection with intercompany purchases of capital stock, other than the redemption of the Sierra Pacific Rights or Nevada Power Rights pursuant to the terms of the Sierra Pacific Rights Agreement and the Nevada Power Rights Agreement, other than redemptions, purchases or acquisitions of Nevada Power Preferred Stock or other action with respect to Nevada Power Preferred Stock to comply with Section 8.2(h) hereof, and other than open market purchases of Sierra Pacific Common Stock or Nevada Power Common Stock for purposes of satisfying any currently existing plans, programs or arrangements to be funded with such stock.

    (c) ISSUANCE OF SECURITIES. No party shall, nor shall any party permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposition or encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities other than intercompany issuances of capital stock, other than employee stock options in the ordinary course of business consistent with past practice and other than issuances, in the case of Sierra Pacific and its subsidiaries, (i) in connection with refunding of Sierra Pacific Power Preferred Stock, Sierra Pacific Power Class A Preferred Stock or tax preference preferred securities with preferred stock or tax preference preferred securities at a lower cost of funds; (ii) of up to 300,000 shares of Sierra Pacific Common Stock, including shares to be issued pursuant all plans, programs or arrangements providing for the issuance of Sierra Pacific Common Stock; (iii) of capital stock under the Sierra Pacific Rights Agreement if required by the terms thereof; (iv) of up to, together with all amounts of long-term debt incurred in accordance with Section 6.1(h), $200 million in the aggregate of new issuances of preferred stock or tax preference preferred securities and (v) open market purchases for all plans, programs or arrangements; and in the case of Nevada Power (i) in connection with refunding of Nevada Power Preferred Stock or Nevada Power Preference Stock with preferred stock or tax preference preferred securities at a lower cost of funds; (ii) of up to 500,000 shares of Nevada Power Common Stock, including shares to be issued pursuant to all plans, programs or arrangements providing for the issuance of Nevada Power Common Stock; (iii) of capital stock under the Nevada Power Rights Agreement if required by the terms thereof; (iv) of up to, together with all amounts of long-term debt incurred in accordance with Section 6.1(h), $350 million in the aggregate of new issuances of preferred stock or tax preference preferred securities; and (v) open market purchases for all plans, programs or arrangements.

    (d) CHARTER DOCUMENTS. Except as set forth in Section 6.1(d) of the Sierra Pacific Disclosure Schedule or the Nevada Power Disclosure Schedule, no party shall amend or propose to amend its respective articles of incorporation or bylaws, except as contemplated herein and except to the extent that any document setting forth the terms of a series of preferred stock issued as contemplated in
Section 6.1(c) constitutes an amendment to the articles of incorporation.

    (e) NO ACQUISITIONS. Except (i) as set forth in Section 6.1(e) of the Sierra Pacific Disclosure Schedule or the Nevada Power Disclosure Schedule, (ii) for acquisitions by Sierra Pacific and its affiliates of less than $25 million in the aggregate that are not set forth in Section 6.1(e) of the Sierra Pacific Disclosure Schedule, and (iii) for acquisitions by Nevada Power and its affiliates of less than $25 million in the aggregate that are not set forth in
Section 6.1(e) of the Nevada Power Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire a material amount of assets, other than in the ordinary course of business consistent with past practice.

    (f) CAPITAL EXPENDITURES: ADDITIONAL FACILITIES, ETC. Except as set forth in Section 6.1(f) of the Sierra Pacific Disclosure Schedule or the Nevada Power Disclosure Schedule, each of which sets forth capital expenditures budgeted on the date hereof through December 31, 2000 (including without limitation projects ongoing or mandated by a binding legal commitment existing on the date hereof) and except as required by law or regulatory action, no party shall, nor shall any party permit any of its subsidiaries to, (i) make capital expenditures, (ii) commence construction of any additional facilities for (A) the generation or transmission of electric energy, (B) in the case of Sierra Pacific, the production, gathering, storage or transmission of natural gas, or (C) in the case of Sierra Pacific, the production, gathering, storage, treatment, filtration or transmission of water, or (iii) obligate itself to purchase or otherwise acquire, or to share, any of such facilities, in excess of $25 million in any individual transaction or, together with all amounts spent in accordance with Section 6.1(e), $100 million in the aggregate.

    (g) NO DISPOSITIONS. Other than dispositions by a party and its affiliates of less than $25 million individually or in the aggregate, no party shall, nor shall any party permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than dispositions in the ordinary course of their business consistent with past practice and other than as required by law or regulatory action.

    (h) INDEBTEDNESS. Except as contemplated by this Agreement to pay the Sierra Pacific Cash Consideration and the Nevada Power Cash Consideration, no party shall, nor shall any party permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness or guarantees or "keep well" or other agreements in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities or hedging activities); (ii) long-term indebtedness or "keep well" or other agreements not aggregating more than, together with any preferred stock or tax preference preferred securities issued by Sierra Pacific or Nevada Power, as the case may be, in accordance with Section 6.1(c)(iv), $200 million in the case of Sierra Pacific and its subsidiaries or $350 million in the case of Nevada Power and its subsidiaries; (iii) arrangements between Sierra Pacific and any of its wholly-owned subsidiaries or among any of Sierra Pacific's wholly-owned subsidiaries; (iv) as set forth in Section 6.1(h) of the Sierra Pacific Disclosure Schedule; (v) in connection with the refunding with preferred stock, tax preference preferred securities or debt at a lower cost of funds of Nevada Power Preferred Stock, Nevada Power Preference Stock, Sierra Pacific Power Preferred Stock, Sierra Pacific Power Class A Preferred Stock or tax preference preferred securities permitted in Section 6.1(b); or (vi) as may be necessary in connection with acquisitions permitted by Section 6.1(e) or capital expenditures permitted by Section 6.1(f) provided that, in the case of this clause (vi), such acquisitions are identified by project and amount on Section 6.1(e) or 6.1(f) of the Sierra Pacific Disclosure Schedule or the Nevada Power Disclosure Schedule, as the case may be.

    (i) COMPENSATION, BENEFITS. Except as set forth in the last sentence of this Section 6.1(i), Section 7.10, Section 7.11 and Section 7.15 hereof or
Section 6.1(i) of the Sierra Pacific Disclosure Schedule and Nevada Power Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, in the absence of the written agreement of the other party hereto, (i) enter into, adopt or amend (except as may be required by applicable law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable, or grant any discretionary awards or benefits under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in salary in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of it subsidiaries, or (ii) enter into or amend any employment contract, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer. Notwithstanding anything herein to the contrary, except as set forth in Section 6.1(i) of the Sierra Pacific Disclosure Schedule or Section 6.1(i) of the Nevada Power Disclosure Schedule, (i) no party shall, nor shall any party permit any of its subsidiaries to, establish or maintain any severance plan, program, policy, agreement or arrangement under which any person would be entitled to any benefits as a result of the transactions contemplated herein,
(ii) Sierra Pacific may enter into employment agreements substantially in the form previously delivered to Nevada Power with the officers set forth in Section 6.1(i) of the Sierra Pacific Disclosure Schedule, and (iii) Nevada Power may enter into employment agreements substantially in the form previously delivered to Sierra Pacific with the officers set forth in Section 6.1(i) of the Nevada Power Disclosure Schedule.

    (j) 1935 ACT. No party shall, nor shall any party permit any of its subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would require the approval of the SEC under Section 9(a)(2) of the 1935 Act for any of the transactions contemplated by this Agreement.

    (k) ACCOUNTING. No party shall, nor shall any party permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP. Any party making any such change will give written notice to the other party of such change.

    (l) TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Mergers as tax-free transactions, both to the parties and their respective stockholders (except to the extent of any cash received), and each party hereto shall use all reasonable efforts to achieve such result.

    (m) AFFILIATE TRANSACTIONS. Except as set forth in Section 6.1(m) of the Sierra Pacific Disclosure Schedule or the Nevada Power Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, enter into any material agreement or arrangement with any other person which, directly or indirectly, controls or is under common control with or is controlled by such party, or any of its respective subsidiaries on terms to such party or its subsidiaries materially less favorable than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

    (n) COOPERATION, NOTIFICATION. Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;
(ii) promptly notify the other party of any significant changes in its business, properties, assets, financial condition or results of operations; (iii) promptly advise the other party of any change or event which has had or, to the knowledge of such party, is reasonably likely to result in, a Sierra Pacific Material Adverse Effect or a Nevada Power Material Adverse Effect, as the case may be; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    (o) RATE MATTERS. Each party shall, and shall cause its subsidiaries to, discuss with the other party any changes in its or its subsidiaries' rates or charges, standards of service, other regulatory matters or accounting from those in effect on the date of this Agreement and consult with the other party prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and no party will make any filing to change its or its subsidiaries' rates on file with any Governmental Authority that would have a Sierra Pacific Material Adverse Effect or Nevada Power Material Adverse Effect.

    (p) THIRD-PARTY CONSENTS. Each party shall, and shall cause its respective subsidiaries to, use all commercially reasonable efforts to obtain all Sierra Pacific Required Consents or Nevada Power Required Consents, as the case may be. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all Sierra Pacific Required Consents or Nevada Power Required Consents, as the case may be, obtained by such party.

    (q) NO BREACH, ETC. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would, or is reasonably likely to, result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

    (r) TAX EXEMPT STATUS. No party shall, nor shall any party permit any subsidiary to, take any action that would likely jeopardize the exclusion from gross income, for purposes of federal income taxation, of the interest on the outstanding revenue bonds issued for the benefit of Sierra Pacific or Nevada Power, or any subsidiary of either, which qualify on the date hereof under Code
Section 142(a) as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

    (s) CONTRACTS. No party shall, nor shall any party permit any of its respective subsidiaries to modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any subsidiary of such party is a party or waive, release or assign any material rights or claims under such contracts except (i) in the ordinary course of business consistent with past practice or (ii) other than in the ordinary course of business consistent with past practice, to the extent such action or failure to act does not have an adverse effect in excess of $10 million calculated on a net present value basis.

    (t) DISCHARGE OF LIABILITIES. No party shall, nor shall any party permit any of its respective subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments), not in excess of $10 million calculated on a net present value basis or in accordance with their terms, of
(i) indebtedness or (ii) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment banker, financial advisor and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) a copy of each reasonably available report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the FERC, the Department of Justice, the Federal Trade Commission, the Nevada Commission, the California Commission or any other federal or state regulatory agency or commission, and (ii) all information concerning themselves, their subsidiaries, their respective businesses and properties, directors, officers and stockholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement, in each case except as such access may be prohibited by law. All documents and information furnished pursuant to this Section 7.1 shall be subject to the Confidentiality Agreement, dated as of March 10, 1998, between Sierra Pacific and Nevada Power (the "Confidentiality Agreement").

    Section 7.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

    (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Joint Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Joint Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Sierra Pacific Common Stock issuable in connection with the Mergers to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Mergers, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Sierra Pacific Common Stock issuable in the Mergers to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/Registration Statement.

    (b) AMENDMENTS AND SUPPLEMENTS. No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of all parties. Each party shall advise the others, promptly after it receives notice thereof, of the time the Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension, if applicable, of the qualification of such party's common stock for sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    (c) LETTER OF SIERRA PACIFIC'S ACCOUNTANTS. Sierra Pacific shall use best efforts to cause to be delivered to Nevada Power a letter of Deloitte & Touche LLP dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to Nevada Power, in form and substance reasonably satisfactory to Nevada Power and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (d) LETTER OF NEVADA POWER'S ACCOUNTANTS. Nevada Power shall use best efforts to cause to be delivered to Sierra Pacific a letter of Deloitte & Touche LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to Sierra Pacific, in form and substance reasonably satisfactory to Sierra Pacific and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (e) FAIRNESS OPINIONS. It shall be a condition to the mailing of the Joint Proxy/Registration Statement to the stockholders of Sierra Pacific and Nevada Power that (i) neither SG Barr Devlin nor Merrill Lynch has withdrawn its opinion referred to in Section 4.15 and (ii) PaineWebber Incorporated has not withdrawn its opinion referred to in Section 5.15.

    Section 7.3 REGULATORY MATTERS.

    (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

    (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Sierra Pacific Required Statutory Approvals and the Nevada Power Required Statutory Approvals, such commercially reasonable efforts to include, in the case of Sierra Pacific, obtaining the necessary permits, consents, approvals and authorizations of the Federal Energy Regulatory Commission, of any state regulatory agencies and under the 1935 Act. Sierra Pacific shall have the right to review and approve in advance all characterizations of the information relating to Sierra Pacific, on the one hand, and Nevada Power shall have the right to review and approve in advance all characterizations of the information relating to Nevada Power, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Mergers. Sierra Pacific and Nevada Power agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of Governmental Authorities.

    Section 7.4  SHAREHOLDER APPROVAL.

    (a)  APPROVAL OF NEVADA POWER STOCKHOLDERS.  Subject to the provisions of
Section 7.4(c) and Section 7.4(d), Nevada Power shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its stockholders (the "Nevada Power Special Meeting") for the purpose of securing the Nevada Power Stockholders' Approval, (ii) distribute to its stockholders the Proxy Statement in accordance with applicable federal and state law and with its articles of incorporation and bylaws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Sierra Pacific with respect to each of the foregoing matters.

    (b)  APPROVAL OF SIERRA PACIFIC STOCKHOLDERS.  Subject to the provisions of
Section 7.4(c) and Section 7.4(d), Sierra Pacific shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Sierra Pacific Special Meeting") for the purpose of securing the Sierra Pacific Stockholders' Approval, (ii) distribute to its stockholders the Proxy Statement in accordance with applicable federal and state law and with its articles of incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Nevada Power with respect to each of the foregoing matters.

    (c) MEETING DATE. The Nevada Power Special Meeting for the purpose of securing the Nevada Power Stockholders' Approval and the Sierra Pacific Special Meeting for the purpose of securing the Sierra Pacific Stockholders' Approval shall be held on such dates as Sierra Pacific and Nevada Power shall mutually determine.

    (d) FAIRNESS OPINIONS NOT WITHDRAWN. It shall be a condition to the obligation of Sierra Pacific to hold the Sierra Pacific Special Meeting that the opinion of each of SG Barr Devlin and Merrill Lynch, referred to in Section 4.15, shall not have been withdrawn, and it shall be a condition to the obligation of Nevada Power to hold the Nevada Power Special Meeting that the opinion of PaineWebber Incorporated, referred to in Section 5.15, shall not have been withdrawn.

    Section 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) INDEMNIFICATION. From and after the Effective Time, Sierra Pacific and the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of Sierra Pacific or Nevada Power, respectively, or any of their subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of Sierra Pacific or Nevada Power or any of their subsidiaries (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Sierra Pacific or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Sierra Pacific or the Surviving Corporation, as the case may be, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Sierra Pacific or the Surviving Corporation, as the case may be, will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Nevada law and the articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Sierra Pacific or the Surviving Corporation, as the case may be, and the Indemnified Party; PROVIDED, HOWEVER, that neither Sierra Pacific nor the Surviving Corporation, as the case may be, shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    (b) INSURANCE. For a period of six years after the Effective Time, Sierra Pacific and the Surviving Corporation shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by Sierra Pacific or Nevada Power, as the case may be, for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that neither Sierra Pacific nor the Surviving Corporation, as the case may be, shall be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by Sierra Pacific or Nevada Power, as the case may be, for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Sierra Pacific or the Surviving Corporation, as the case may be, shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the respective Board of Directors, for a cost not exceeding such amount.

    (c) SUCCESSORS. In the event Sierra Pacific or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of Sierra Pacific or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of Sierra Pacific or Nevada Power and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the articles of incorporation and bylaws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (e) BENEFIT. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    Section 7.6 DISCLOSURE SCHEDULES. On the date hereof, (i) Nevada Power has delivered to Sierra Pacific a schedule (the "Nevada Power Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of Nevada Power stating the Nevada Power Disclosure Schedule is being delivered pursuant to this Section 7.6(i) and (ii) Sierra Pacific has delivered to Nevada Power a schedule (the "Sierra Pacific Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of Sierra Pacific stating the Sierra Pacific Disclosure Schedule is being delivered pursuant to this Section 7.6(ii). The Sierra Pacific Disclosure Schedule and the Nevada Power Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

    Section 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, Sierra Pacific and Nevada Power will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

    Section 7.8 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, Sierra Pacific shall identify in a letter to Nevada Power, and Nevada Power shall identify in a letter to Sierra Pacific, all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of Sierra Pacific and Nevada Power, respectively, as such term is used in Rule 145 under the Securities Act. Each of Sierra Pacific and Nevada Power shall use all reasonable best efforts to cause their respective affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to Sierra Pacific on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.8 (each, an "Affiliate Agreement").

    Section 7.9  EMPLOYEE AGREEMENTS AND WORKFORCE MATTERS.

    (a) CERTAIN EMPLOYEE AGREEMENTS. The Surviving Corporation and its subsidiaries shall honor, without modification, all collective bargaining agreements and, subject to Section 7.10 and Section 7.15, all contracts, agreements and commitments of Nevada Power which apply to any current or former employee or current or former director of Nevada Power; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

    (b) WORKFORCE MATTERS. Subject to compliance with applicable law and obligations under applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect of employees of Sierra Pacific and its subsidiaries, including the Surviving Corporation and its subsidiaries, shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, qualifications, and business needs without regard to whether employment prior to the Effective Time was with Sierra Pacific or its subsidiaries or Nevada Power or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by Sierra Pacific or any of its subsidiaries, including the Surviving Corporation or its subsidiaries, during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Sierra Pacific or any of its subsidiaries. Any workforce reductions carried out following the Effective Time by Sierra Pacific and its subsidiaries, including the Surviving Corporation and its subsidiaries, shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

    Section 7.10 EMPLOYEE BENEFIT PLANS. Except as may be required by applicable law and obligations under applicable collective bargaining agreements or as the parties may otherwise agree, each of the Nevada Power Benefit Plans and the Sierra Pacific Benefit Plans in effect on the date hereof (or as amended or established in accordance with or as permitted by this Agreement) shall be maintained in effect, except with respect to Nevada Power's 1993 Long-Term Incentive Plan, as provided in Section 7.11 and as provided in the employment contracts referred to in Section 7.15, with respect to the employees, former employees, directors or former directors of Nevada Power and any of its subsidiaries and of Sierra Pacific and any of its subsidiaries, respectively, who are covered by such plans or agreements immediately prior to the Effective Time until Sierra Pacific determines otherwise on or after the Effective Time and the Surviving Corporation shall assume as of the Effective Time each Nevada Power Benefit Plan maintained by Nevada Power immediately prior to the Effective Time and perform such plan or agreement in the same manner and to the same extent that Nevada Power would be required to perform thereunder; PROVIDED, HOWEVER, that nothing herein contained, other than the provisions of Section 6.1(i), shall limit any reserved right contained in any such Nevada Power Benefit Plan or Sierra Pacific Benefit Plan to amend, modify, suspend, revoke or terminate any such plan or agreement. Without limiting the foregoing, each participant in any Nevada Power Benefit Plan or Sierra Pacific Benefit Plan shall receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits (but specifically excluding for benefit accrual purposes) under any benefit plan of Sierra Pacific or any of its subsidiaries or affiliates for service credited for the corresponding purpose under any such benefit plan; PROVIDED, HOWEVER, that such crediting of service shall not operate to cause any such plan or agreement to fail to comply with the applicable provisions of the Code and ERISA. Sierra Pacific and Nevada Power will cooperate on and after the date hereof to develop appropriate employee benefit plans, programs and arrangements, including but not limited to, executive and incentive compensation, stock option and supplemental executive retirement plans, for employees and directors of Sierra Pacific and its subsidiaries from and after the Effective Time including, without limitation, a successor to Nevada Power's 1993 Long-Term Incentive Plan. However, no provision contained in this Section 7.10 shall be deemed to constitute an employment contract between Sierra Pacific or any of its subsidiaries and any individual, or a waiver of Sierra Pacific's or its subsidiary's right to discharge any employee at any time, with or without cause.

    Section 7.11  INCENTIVE, STOCK AND OTHER PLANS.

    (a) SIERRA PACIFIC ACTION. With respect to each of the Nevada Power 1993 Long-Term Incentive Plan and 401(k) Savings Plan under which the delivery of Nevada Power Common Stock is required upon payment of benefits or grant of awards (the "Stock Plans"), (i) Sierra Pacific and Nevada Power shall take such action as may be necessary so that, after the Effective Time of the Second Merger, the Stock Plans provide only for the issuance or purchase in the open market only of Sierra Pacific Common Stock rather than Nevada Power Common Stock, and (ii) Sierra Pacific shall take all corporate action necessary or appropriate to (x) obtain shareholder approval with respect to such plan to the extent such approval is required for purposes of the Code or other applicable law, or to the extent Sierra Pacific deems it desirable, (y) reserve for issuance under such plan or otherwise provide a sufficient number of shares of Sierra Pacific Common Stock for delivery upon payment of benefits or grants of awards under such plan and (z) as soon as practicable after the Effective Time of the Second Merger, file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of the Sierra Pacific Common Stock subject to such plan to the extent such registration statement is required under applicable law, and Sierra Pacific shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein or related thereto) for so long as such benefits and grants remain payable.

    (b) DIVIDEND REINVESTMENT PLANS. The dividend reinvestment plan of Nevada Power shall terminate as of the Effective Time of the Second Merger and Nevada Power shall send notices of termination to participants therein prior to the Effective Time of the Second Merger. The Board of Directors of Sierra Pacific shall approve an amendment to the Sierra Pacific dividend reinvestment plan to provide for the automatic participation therein effective immediately after the Effective Time of the Second Merger by participants who participate in the Nevada Power dividend reinvestment plan immediately prior to Effective Time of the Second Merger.

    Section 7.12 NO SOLICITATIONS. From and after the date hereof, each party hereto shall not, and shall cause its subsidiaries not to, and shall not authorize or permit any of its Representatives to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination (as defined below), or, in the event of an unsolicited Business Combination proposal, engage in negotiations or provide any information or data to any person relating to any Business Combination; PROVIDED, HOWEVER, that notwithstanding any other provision hereof Sierra Pacific or Nevada Power may, at any time prior to the time at which the Sierra Pacific Stockholders' Approval, in the case of Sierra Pacific, or the Nevada Power Stockholders' Approval, in the case of Nevada Power, has been obtained, (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the party or its Representatives after the date hereof) seeks to initiate such discussions or negotiations, furnish such third party information concerning itself and its business, properties and assets and accept a Business Combination proposal from such third party if, and only to the extent that,
(A)(x) such third party shall first have made an unsolicited Business Combination proposal to Sierra Pacific or Nevada Power, as the case may be, that the Sierra Pacific Board of Directors or the Nevada Power Board of Directors, as the case may be, reasonably believes in good faith, after consultation with its financial advisors, may be more favorable to the stockholders of such party than the Mergers and (y) the Board of Directors of Sierra Pacific or Nevada Power, as the case may be, shall have determined in good faith, after consultation with its financial advisors and outside counsel, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties under applicable law and (B) prior to furnishing such information to, entering into negotiations with or accepting the Business Combination proposal from, such third party,

Sierra Pacific or Nevada Power, as the case may be, (x) provides prompt notice to Sierra Pacific or Nevada Power, as the case may be, to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement in reasonably customary form on terms not materially more favorable to such third party than the terms contained in the Confidentiality Agreement, and, prior to accepting the Business Combination proposal from such third party, terminates this Agreement pursuant to Section 9.1(e) or by Section 9.1(f), as applicable and (ii) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry, offer or proposal, and shall give the other party five day's advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Business Combination. As used in this Section 7.12, "Business Combination" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to this Agreement or any of its subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of any party to this Agreement or any of its subsidiaries, other than pursuant to the transactions contemplated by this Agreement or any spinoff or similar transaction.

    Section 7.13 SIERRA PACIFIC BOARD OF DIRECTORS. Nevada Power's and Sierra Pacific's Boards of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of Sierra Pacific at the Effective Time to consist of 14 members, with one-half to be selected by Nevada Power and one-half to be selected by Sierra Pacific. The initial designation of such directors among the three classes of the Board of Directors of Sierra Pacific shall be agreed among the parties, the designees of each party to be divided as equally as is feasible among such classes; PROVIDED, HOWEVER, that if, prior to the Effective Time, any of such designee shall decline or be unable to serve, the party which designated such person shall designate another person to serve in such person's stead. At the Effective Time, the Board of Directors of Sierra Pacific shall have such number of standing committees, with such names and functions as shall be agreed upon by Nevada Power and Sierra Pacific prior to the Effective Time. Nevada Power and Sierra Pacific shall each select one-half of the members of each committee and the chairperson of one-half of the committees.

    Section 7.14 OFFICERS. After the Effective Time, the President and Chief Operating Officer of Nevada Power will be the Chairman and Chief Executive Officer of Sierra Pacific and the Chairman of each of Sierra Pacific's subsidiaries, and the Chairman, Chief Executive Officer and President of Sierra Pacific will be the President and Chief Operating Officer of Sierra Pacific and the President and Chief Executive Officer of Sierra Pacific Power and the Surviving Corporation. The provisions of this Section 7.14 are subject to the specific terms of the employment contracts referred to in Section 7.15 and the duties and responsibilities attributable to the positions referred to in this
Section 7.14 shall be as set forth in such contracts.

    Section 7.15 EMPLOYMENT CONTRACTS. Sierra Pacific shall, as soon as practicable after the date hereof but in any event prior to the Effective Time, enter into employment contracts in the forms set forth in Exhibit 7.15.1 and
Exhibit 7.15.2, respectively.

    Section 7.16 CORPORATE OFFICES. At the Effective Time, (a) the corporate headquarters of Sierra Pacific and the principal executive offices of the gas and water business units will be located in R and (b) the headquarters of Sierra Pacific Power and the Surviving Corporation and principal executive offices of the electric business unit will be located in L.

    Section 7.17 TRANSITION MANAGEMENT. As promptly as practicable after the date hereof, the parties shall create a transition management plan under the direction of the President and Chief Operating Officer of Nevada Power or an individual designated by him and the Chairman, Chief Executive Officer and President of Sierra Pacific or an individual designated by him. The plan shall examine the manner in which to best organize and manage the business of Sierra Pacific, Sierra Pacific Power and the Surviving Corporation after the Effective Time. From time to time, the plan shall be presented to the Board of Directors of each of Sierra Pacific and Nevada Power. After the date hereof and prior to the Effective Time, the President and Chief Operating Officer of Nevada Power shall frequently attend meetings of Sierra Pacific's Board of Directors and the Chairman, Chief Executive Officer and President of Sierra Pacific shall frequently attend meetings of Nevada Power's Board of Directors as they deem appropriate in consultation with each other. In connection with their responsibilities with respect to the plan, such individuals shall together recommend to the Board of Directors of Sierra Pacific and the Surviving Corporation candidates to serve as the officers of Sierra Pacific, Sierra Pacific Power and the Surviving Corporation, as the case may be, who are not otherwise designated by this Agreement. Such officers shall be appointed by the Board of Directors of Sierra Pacific, Sierra Pacific Power or the Surviving Corporation, as the case may be, in accordance with its Bylaws.

    Section 7.18 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses (i) incurred in connection with printing the Joint Proxy Statement/ Registration Statement, as well as the filing fee relating thereto, (ii) seeking approvals under the HSR Act, from the Federal Energy Regulatory Commission and from state utility regulatory agencies and (iii) relating to public relations, Nevada corporate counsel, accounting and other consultants mutually retained by the parties in connection with the transactions contemplated hereby, shall be shared equally by Nevada Power, on the one hand, and Sierra Pacific, on the other.

    Section 7.19 COVENANT TO SATISFY CONDITIONS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts, taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Mergers and the transactions contemplated by this Agreement.

                                   ARTICLE 8
                                   CONDITIONS

    Section 8.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
MERGERS. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5:

    (a) SHAREHOLDER APPROVALS. The Sierra Pacific Stockholders' Approvals and the Nevada Power Stockholders' Approval shall have been obtained.

    (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of either of the Mergers shall have been issued and continuing in effect, and neither of the Mergers nor any of the other transactions contemplated hereby shall have been prohibited under any applicable federal or state law or regulation.

    (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

    (d) LISTING OF SHARES. The shares of Sierra Pacific Common Stock issuable in the Mergers pursuant to Article 2 shall have been approved for listing on the NYSE upon official notice of issuance.

    (e) STATUTORY APPROVALS. The Nevada Power Required Statutory Approvals and the Sierra Pacific Required Statutory Approvals shall have been obtained at or prior to the Effective Time; such approvals shall have become Final Orders (as hereinafter defined); and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a Sierra Pacific Material Adverse Effect or a Nevada Power Material Adverse Effect. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied, and as to which all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending).

    Section 8.2 CONDITIONS TO OBLIGATIONS OF SIERRA PACIFIC, LAKE MERGER SUB AND DESERT MERGER SUB TO EFFECT THE MERGERS. The obligation of Sierra Pacific, Lake Merger Sub and Desert Merger Sub to effect the Mergers is further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Sierra Pacific in writing pursuant to
Section 9.5:

    (a) PERFORMANCE OF OBLIGATIONS OF NEVADA POWER. Nevada Power will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Nevada Power set forth in this Agreement shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties speak as of any other date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

    (c) CLOSING CERTIFICATES. Sierra Pacific shall have received a certificate signed by the chief executive officer and chief financial officer of Nevada Power, dated the Closing Date, to the effect that, to the best of each officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

    (d) NEVADA POWER MATERIAL ADVERSE EFFECT. No material adverse effect on the business. operations, assets, prospects, financial condition or the results of operations of Nevada Power and its subsidiaries taken as a whole or on the consummation of this Agreement shall have occurred and there shall exist no fact or circumstance which would have, or would be reasonably likely to have, such an effect.

    (e) TAX OPINION. Sierra Pacific shall have received an opinion of counsel, in form and substance satisfactory to Sierra Pacific, dated the Closing Date, to the effect that (i) the First Merger will be a tax-free transaction under the Code and that Sierra Pacific, Lake Merger Sub and the stockholders of Sierra Pacific who exchange their shares solely for the stock of Sierra Pacific will recognize no gain or loss for federal income tax purposes as a result of the consummation of the First Merger and (ii) the Second Merger will be a tax-free reorganization under the Code and that Nevada Power, Desert Merger Sub and the stockholders of Nevada Power who exchange their shares solely for the shares of Sierra Pacific will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Second Merger.

    (f) NEVADA POWER REQUIRED CONSENTS. The material Nevada Power Required Consents shall have been obtained.

    (g) TRIGGER OF NEVADA POWER RIGHTS. No event that would result in the triggering of any right or entitlement of Nevada Power stockholders under the Nevada Power Rights Agreement, including a "flip-in" or "flip-over" or similar event commonly described in such rights plans shall have occurred, which, in the reasonable judgment of Sierra Pacific, would have or be reasonably likely to result in a Nevada Power Material Adverse Effect or materially change the number of outstanding equity securities of Nevada

Power, and the Nevada Power Rights shall not have become nonredeemable by any action of the Nevada Power Board of Directors.

    (h) CANCELLATION OF NEVADA POWER PREFERRED STOCK. Each issued and outstanding share of Nevada Power Preferred Stock shall have been redeemed or otherwise retired in accordance with its terms.

    Section 8.3 CONDITIONS TO OBLIGATIONS OF NEVADA POWER TO EFFECT THE MERGERS. The obligations of Nevada Power to effect the Mergers is further subject to the satisfaction, prior to the Closing Date, of the following conditions, except as may be waived by Nevada Power in writing pursuant to
Section 9.5:

    (a) PERFORMANCE OF OBLIGATIONS. Each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed at or prior to the Effective Time.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of Sierra Pacific, Lake Merger Sub and Desert Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties speak as of any other date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

    (c) CLOSING CERTIFICATES. Nevada Power shall have received certificates signed by the chief executive officer and chief financial officer of Sierra Pacific, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

    (d) SIERRA PACIFIC MATERIAL ADVERSE EFFECT. No material adverse effect on the business, operations, assets, prospects, financial condition or the results of operations of Sierra Pacific and its subsidiaries taken as a whole or on the consummation of this Agreement shall have occurred and there shall exist no fact or circumstance which would have, or would be reasonably likely to have, such an effect.

    (e) TAX OPINION. Nevada Power shall have received an opinion of counsel, in form and substance satisfactory to Nevada Power, dated the Closing Date, to the effect that (i) the First Merger will be a tax-free transaction under the Code and that Sierra Pacific, Lake Merger Sub and the stockholders of Sierra Pacific who exchange their shares solely for the stock of Sierra Pacific will recognize no gain or loss for federal income tax purposes as a result of the consummation of the First Merger and (ii) the Second Merger will be a tax-free reorganization under the Code and that Nevada Power, Desert Merger Sub and the stockholders of Nevada Power who exchange their shares solely for the shares of Sierra Pacific will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Second Merger.

    (f) SIERRA PACIFIC REQUIRED CONSENTS. The material Sierra Pacific Required Consents shall have been obtained.

    (g) TRIGGER OF SIERRA PACIFIC RIGHTS. No event that would result in the triggering of any right or entitlement of Sierra Pacific stockholders under any Sierra Pacific Rights Agreement, including a "flip-in" and "flip-over" or similar event commonly described in such rights plans shall have occurred which, in the reasonable judgment of Nevada Power, would have or be reasonably likely to result in a Sierra Pacific Material Adverse Effect or materially change the number of outstanding equity securities of Sierra Pacific, and the Sierra Pacific Rights shall not have become unredeemable by the Sierra Pacific Board of Directors.

                                   ARTICLE 9
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the respective parties hereto contemplated by this Agreement:

    (a) by mutual written consent of the Boards of Directors of Nevada Power and Sierra Pacific;

    (b) by any party hereto, by written notice to the other, if the Effective Time shall not have occurred on or before the day that is eighteen months after the date hereof (the "Initial Termination Date"); PROVIDED, HOWEVER, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Section 8.1(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the second anniversary of the date hereof;

    (c) by any party hereto, by written notice to the other party, if the Nevada Power Stockholders' Approval shall not have been obtained at a duly held Nevada Power Special Meeting, including any adjournments thereof, or the Sierra Pacific Stockholders' Approvals shall not have been obtained at duly held Sierra Pacific Special Meeting, including any adjournments thereof;

    (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting either of the Mergers, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting either of the Mergers, and such order, judgment or decree shall have become final and nonappealable;

    (e) by Sierra Pacific, at any time prior to the time at which the Sierra Pacific Stockholders' Approval has been obtained, upon five days' prior notice to Nevada Power, if, as a result of a Business Combination proposal by a party other than Nevada Power or any of its affiliates, the Board of Directors of Sierra Pacific determines in good faith, after considering applicable provisions of state law, giving effect to all concessions that may be offered by the other party and consulting with financial advisors and outside counsel, that failing to accept the Business Combination proposal could reasonably be expected to be a breach of its fiduciary duties under applicable law; PROVIDED, HOWEVER, that prior to any such termination, Sierra Pacific shall, and shall cause its respective financial and legal advisors to, negotiate with Nevada Power to make such adjustments in the terms and conditions of this Agreement as would enable Sierra Pacific to proceed with the Transactions contemplated herein on such adjusted terms; provided further that, notwithstanding anything in this Section 9.1(e) to the contrary, Sierra Pacific and Nevada Power intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of a Business Combination proposal, it being acknowledged and agreed that any such proposal would interfere with the strategic advantages and benefits that Sierra Pacific and Nevada Power expect to derive from this Agreement and the transactions contemplated hereby;

    (f) by Nevada Power, at any time prior to the time at which the Nevada Power Stockholders' Approval has been obtained, upon five days' prior notice to Sierra Pacific, if, as a result of a Business Combination proposal by a party other than Sierra Pacific or any of its affiliates, the Board of Directors of Nevada Power determines in good faith, after considering applicable provisions of state law, giving effect to all concessions that may be offered by the other party and consulting with its financial advisors and outside counsel, that failing to accept the Business Combination proposal could reasonably be expected to be a breach of its fiduciary duties under applicable law; PROVIDED, HOWEVER, that prior to any such termination, Nevada Power shall, and shall cause its respective financial and legal advisors to, negotiate with Sierra Pacific to make such adjustments in the terms and conditions of this Agreement as would enable Nevada Power to proceed with the transactions contemplated herein on such adjusted terms; provided further that, notwithstanding anything in this Section 9.1(f) to the contrary, Sierra Pacific and Nevada Power intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of a Business Combination proposal, it being acknowledged and agreed that any such proposal would interfere with the strategic advantages and benefits that Sierra Pacific and Nevada Power expect to derive from this Agreement and the transactions contemplated hereby;

    (g) by Sierra Pacific, by written notice to Nevada Power, if (i) there exist inaccuracies of the representations and warranties of Nevada Power made herein as of the date hereof, which inaccuracies, individually or in the aggregate, would or would be reasonably likely to result in a Nevada Power Material Adverse Effect, and such inaccuracies shall not have been remedied within 20 days after receipt by Nevada Power of notice in writing from Sierra Pacific, specifying the nature of such inaccuracies and requesting that they be remedied, (ii) Nevada Power (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 20 days after receipt by Nevada Power of notice in writing from Sierra Pacific, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of Nevada Power or any committee thereof (A) shall withdraw or modify in any manner adverse to Sierra Pacific its approval or recommendation of this Agreement or the Mergers, (B) shall approve or recommend any acquisition of Nevada Power or a material portion of its assets or any tender offer for shares of capital stock of Nevada Power, in each case, by a party other than Sierra Pacific or any of its affiliates or (C) shall resolve to take any of the actions specified in clause (A) or (B);

    (h) by Nevada Power, by written notice to Sierra Pacific, if (i) there exist inaccuracies of the representations and warranties of Sierra Pacific made herein as of the date hereof, which inaccuracies, individually or in the aggregate, would or would be reasonably likely to result in a Sierra Pacific Material Adverse Effect, and such inaccuracies shall not have been remedied within 20 days after receipt by Sierra Pacific of notice in writing from Nevada Power, specifying the nature of such inaccuracies and requesting that they be remedied,
(ii) Sierra Pacific (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 20 days after receipt by Sierra Pacific of notice in writing from Nevada Power, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of Sierra Pacific or any committee thereof (A) shall withdraw or modify in any manner adverse to Nevada Power its approval or recommendation of this Agreement or the Mergers, (B) shall approve or recommend any acquisition of Sierra Pacific or a material portion of its assets or any tender offer for shares of capital stock of Sierra Pacific, in each case, by a party other than Nevada Power or any of its affiliates or (C) shall resolve to take any of the actions specified in clause (A) or (B);

    (i) by Sierra Pacific, by written notice to Nevada Power, if (A) a third party acquires securities representing greater than 50% of the voting power of the outstanding voting securities of Nevada Power or (B) individuals who as of the date hereof constitute the board of directors of Nevada Power (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Nevada Power was approved by a vote of a majority of the directors of Nevada Power then still in office who are either directors as of the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Nevada Power then in office;

    (j) by Nevada Power, by written notice to Sierra Pacific, if (A) a third party acquires securities representing greater than 50% of the voting power of the outstanding voting securities of Sierra Pacific or (B) individuals who as of the date hereof constitute the board of directors of Sierra Pacific (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Sierra Pacific was approved by a vote of a majority of the directors of Sierra Pacific then still in office who are either directors as of the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Sierra Pacific then in office.

    Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Nevada Power or Sierra Pacific pursuant to Section 9.1, there shall be no liability on the part of either Nevada Power or Sierra Pacific or their respective officers or directors hereunder, except that (i) Section
7.18 and Section 9.3 and the agreement contained in the last sentence of Section
7.1 shall survive any such termination, and (ii) no such termination shall relieve any party from liability by reason of any wilful breach of any representation, warranty or covenant contained in this Agreement.

    Section 9.3  TERMINATION FEE; EXPENSES.

    (a) EXPENSES PAYABLE UPON NON-WILFUL BREACH. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(g)(i) or (ii) or (y) Section 9.1(h)(i) or (ii), then (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the other party) pay to the other party an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Mergers or the other transactions contemplated by this Agreement) not to exceed $10 million in the aggregate ("Out-of-Pocket Expenses"); PROVIDED, HOWEVER, that, (i) if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its Out-of-Pocket Expenses (which shall be paid as specified above and shall not be limited to $10 million), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity; and (ii) if (x) at the time of the breaching party's willful breach of this Agreement, there shall have been a third-party tender offer for shares of, or a third party offer or proposal with respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination shall not have been rejected by such party and its board of directors and withdrawn by the third party, and (y) within two and one-half years of any termination by the non-breaching party, the breaching party or an affiliate thereof becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such breaching party becoming such a subsidiary or of such Business Combination, will pay to the non-breaching party a fee equal to $52.5 million in cash minus any amounts as may have been previously paid by the breaching party as Out-of-Pocket Expenses; PROVIDED that in no event shall the termination fee provided for in Section 9.3(b) be payable if the fee referred to in this Section 9.3(a)(ii) has been paid.

    (b)  TERMINATION FEE IN CERTAIN OTHER EVENTS.

        (i) If (A) this Agreement (w) is terminated by Sierra Pacific pursuant to Section 9.1(e), (x) is terminated by Nevada Power pursuant to Section 9.1(h)(iii), (y) is terminated pursuant to Section 9.1(c) following a failure of the stockholders of Sierra Pacific to grant the necessary approvals described in Section 4.13 (provided that the stockholders of Nevada Power shall not also have failed to grant the necessary approvals described in Section 5.13) or (z) is terminated as a result of Sierra Pacific's material breach of Section 7.4, and (B) at the time of such termination or prior to the meeting of Sierra Pacific's stockholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, Sierra Pacific or any of its affiliates which at the time of such termination or of the meeting of Sierra Pacific's stockholders shall not have been (1) rejected by Sierra Pacific and its board of directors and (2) withdrawn by the third-party, and (C) within two and one-half years of any such termination described in clause (A) above, Sierra Pacific or its affiliate which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "Sierra Pacific Target Party") becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or affiliate thereof, then such Sierra Pacific Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such Sierra Pacific Target Party becoming such a subsidiary or of such Business Combination, will pay to Nevada Power a termination fee equal to $52.5 million in cash minus any amounts as may have been previously paid by the Sierra Pacific Target Party as Out-of-Pocket Expenses.

        (ii) If (A) this Agreement (w) is terminated by Nevada Power pursuant to
    Section 9.1(f), (x) is terminated by Sierra Pacific pursuant to Section 9.1(g)(iii), (y) is terminated pursuant to Section 9.1(c) following a failure of the stockholders of Nevada Power to grant the necessary approvals described in Section 5.13 (provided that the stockholders of Sierra Pacific shall not also have failed to grant the necessary approvals described in
    Section 4.13) or (z) is terminated as a result of Nevada Power's material breach of Section 7.4, and (B) at the time of such termination or prior to the meeting of Nevada Power's stockholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, Nevada Power or any of its affiliates which at the time of such termination or of the meeting of Nevada Power's stockholders shall not have been (1) rejected by Nevada Power and its board of directors and (2) withdrawn by the third-party, and (C) within two and one-half years of any such termination described in clause (A) above, Nevada Power or its affiliate which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "Nevada Power Target Party") becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or affiliate thereof, then such Nevada Power Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such Nevada Power Target Party becoming such a subsidiary or of such Business Combination, will pay to Sierra Pacific a termination fee equal to $52.5 million in cash minus any amounts as may have been previously paid by the Nevada Power Target Party as Out-of-Pocket Expenses.

    (c)  EXPENSES.  The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fees due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Wells Fargo from the date such fee was required to be paid.

    Section 9.4 AMENDMENT. This Agreement may be amended by the parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the stockholders of Nevada Power and Sierra Pacific and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion under Article 2 and (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of Nevada Power Common Stock, Nevada Power Preferred Stock or Sierra

Pacific Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                   ARTICLE 10
                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements in this Agreement shall not survive the Mergers, except the covenants and agreements contained in this Section 10.1, the last sentence of Section 7.1 and Sections 7.5, 7.9, 7.10, 7.11, 7.14, 7.15, 7.16, 7.18 and 10.7, each of which shall survive in accordance with its terms.

    Section 10.2 BROKERS. Nevada Power represents and warrants that, except for PaineWebber Incorporated, its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Nevada Power. Sierra Pacific represents and warrants that, except for SG Barr Devlin and Merrill Lynch, its investment banking firms, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sierra Pacific.

    Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by overnight courier service (receipt confirmed in writing), or (iii) delivered by facsimile transmission (with receipt confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to Nevada Power, to:

            Nevada Power Company
           6226 West Sahara Avenue
           Las Vegas, Nevada 89102

            Attention: Corporate Secretary
           Telephone: (702) 367-5000
           Telecopy: (702) 367-5004

            with a copy to:

            Jones, Day, Reavis & Pogue
           77 West Wacker
           Chicago, Illinois 60601-1692

            Attention: Robert A. Yolles, Esq.
           Telephone: (312) 782-3939
           Telecopy: (312) 782-8585

        (b) If to Sierra Pacific, to:

            Sierra Pacific Resources
           6100 Neil Road
           Reno, Nevada 89511

            Attention: Corporate Secretary
            Telephone: (702) 689-3600
           Telecopy: (702) 689-5463

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
           919 Third Avenue
           New York, New York 10022

            Attention: Sheldon S. Adler, Esq.
           Telephone: (212) 735-3000
           Telecopy: (212) 735-2000

    Section 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles.

    Section 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words, "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any persons, any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of Sierra Pacific (a) a majority of the Sierra Pacific Directors (or their successors) serving on the Board of Directors of Sierra Pacific who are designated by Sierra Pacific pursuant to Section 7.13 shall be entitled during the three year period commencing at the Effective Time (the "Three Year Period") to enforce the provisions of the final sentence of Section 7.13 and Section 7.14 on behalf of the Sierra Pacific officers, directors and employees, as the case may be, and
(b) a majority of the Nevada Power directors (or their successors) serving on the Board of Directors of Sierra Pacific who are designated by Nevada Power pursuant to Section 7.13 shall be entitled during the Three Year Period to enforce the provisions of Section 7.9, Section 7.10, Section 7.11, the final sentence of Section 7.13 and Section 7.14, on behalf of the Nevada Power officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this Section 10.7 be deemed to impose any additional duties on any such directors. Sierra Pacific shall pay, at the time they are incurred, all reasonable costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this Section 10.7.

    Section 10.8 FURTHER ASSURANCES. Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Mergers in accordance with the terms hereof.

    IN WITNESS WHEREOF, Nevada Power, Sierra Pacific, Desert Merger Sub and Lake Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                NEVADA POWER COMPANY

                                By:            /s/ CHARLES A. LENZIE
                                     -----------------------------------------
                                              Name: Charles A. Lenzie
                                        Title: Chairman and Chief Executive
                                                      Officer

                                SIERRA PACIFIC RESOURCES

                                By:            /s/ MALYN K. MALQUIST
                                     -----------------------------------------
                                              Name: Malyn K. Malquist
                                      Title: Chairman, Chief Executive Officer
                                                   and President

                                DESERT MERGER SUB, INC.

                                By:            /s/ MALYN K. MALQUIST
                                     -----------------------------------------
                                              Name: Malyn K. Malquist
                                           Title: Chief Executive Officer

                                LAKE MERGER SUB, INC.

                                By:            /s/ MALYN K. MALQUIST
                                     -----------------------------------------
                                              Name: Malyn K. Malquist
                                           Title: Chief Executive Officer

                                                                         ANNEX B


INVESTMENT BANKING DIVISION



PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019
212 713-2000



                                                             [LOGO]

                                                               September 4, 1998


Board of Directors
Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89102

Ladies and Gentlemen:

    Nevada Power Company ("Nevada Power" or the "Company"), Sierra Pacific Resources ("Sierra Pacific") , Lake Merger Sub, Inc., a wholly-owned subsidiary of Sierra Pacific ("Lake Merger Sub") and Desert Merger Sub, Inc., a wholly-owned subsidiary of Sierra Pacific ("Desert Merger Sub") have entered into an Agreement and Plan of Merger dated April 29, 1998 (the "Agreement") which provides for the merger (the "First Merger") of Sierra Pacific with Lake Merger Sub, pursuant to which Sierra Pacific will be the surviving corporation, immediately prior to the merger (the "Second Merger") of the Company with and into Desert Merger Sub, pursuant to which Desert Merger Sub will be the surviving corporation (the Second Merger and together with the First Merger hereinafter referred to as the "Mergers"). At the Effective Time of the First Merger, each issued and outstanding share of common stock, par value $1.00 per share, of Sierra Pacific ("Sierra Pacific Common Stock") will be converted as the holder shall have elected or be deemed to have elected, as specified in the Agreement, into either $37.55 in cash (the "Sierra Pacific Cash Consideration") or 1.44 fully paid and non-assessable shares of Sierra Pacific Common Stock (the "Sierra Pacific Stock Consideration" and, together with the Sierra Pacific Cash Consideration, the "Sierra Pacific Merger Consideration"). At the Effective Time of the Second Merger, each issued and outstanding share of common stock, par value $1.00 per share, of Nevada Power ("Nevada Power Common Stock") will be converted as the holder shall have elected or be deemed to have elected, as specified in the Agreement, into either $26.00 in cash (the "Nevada Power Cash Consideration") or 1.00 fully paid and non-assessable share of Sierra Pacific Common Stock (the "Nevada Power Stock Consideration" and, together with the Nevada Power Cash Consideration, the "Nevada Power Merger Consideration"). The Sierra Pacific Merger Consideration and the Nevada Power Merger Consideration are subject to the allocation procedures as specified in the Agreement.

    On April 29, 1998, we delivered our opinion that, as of that date, based upon the assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in such opinion, the Nevada Power Merger Consideration to be received in connection with the Mergers is fair from a financial point of view, to the holders of Nevada Power Common Stock. You have asked us to update our opinion with respect to whether the Nevada Power Merger Consideration to be received in connection with the Mergers is fair from a financial point of view, to the holders of Nevada Power Common Stock.

 [LOGO]

Board of Directors



Nevada Power



September 4, 1998



Page 2


    In arriving at the opinion set forth below, we have, among other things:

    1. Reviewed, among other public information, the Company's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1997;

    2. Reviewed, among other public information, Sierra Pacific's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1997;

    3. Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and Sierra Pacific, furnished to us by the Company and Sierra Pacific, respectively;

    4. Conducted discussions with members of senior management of the Company and Sierra Pacific concerning their respective businesses and prospects;

    5. Compared the historical market prices and trading activity for the Nevada Power Common Stock and the Sierra Pacific Common Stock with those of certain publicly traded companies which we deemed to be relevant;

    6. Compared the financial position and operating results of the Company and Sierra Pacific with those of certain publicly traded companies which we deemed to be relevant;

    7.  Considered the potential pro forma results of the Mergers;

    8. Reviewed the Agreement in the form presented to the Company's Board of Directors;

    9. Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed to be necessary, including our assessment of regulatory, general economic, market and monetary conditions; and

    10. Confirmed with members of senior management of the Company and Sierra Pacific that there have been no material changes to the current financial and operating condition of their respective companies since April 29, 1998.

    In preparing our opinion, we have relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to us by the Company and Sierra Pacific, and we have not assumed any responsibility to independently verify such information. We have assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best currently available estimates and good faith judgements of the management of the Company and Sierra Pacific as to the future performance of the Company and Sierra Pacific, respectively. We have also relied upon assurances of the management of the Company and Sierra Pacific that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have also assumed, with your consent, that (i) the Sierra Pacific Stock Consideration will be tax-free to holders who receive all Sierra Pacific Stock Consideration; (ii) the Nevada Power Stock Consideration will be tax-free to holders who receive all Nevada Power Stock Consideration; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and Sierra Pacific are as set forth in their respective financial statements or disclosed in the Agreement. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Sierra Pacific, nor have we been furnished with any such evaluations or appraisals. Our opinion is based upon regulatory, general economic, market and monetary conditions existing on the date hereof. Furthermore,

 [LOGO]

Board of Directors



Nevada Power



September 4, 1998



Page 3


we express no opinion as to the price or trading ranges at which the Company Common Stock or Sierra Pacific Common Stock will trade from the date hereof.

    Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Mergers. This opinion does not address the relative merits of the Mergers and other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Mergers or the decision of the Board of Directors of the Company to proceed with the Mergers. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any portion of the Company.

    This opinion has been prepared for the use of the Board of Directors of the Company and shall not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus relating to the Mergers.

    PaineWebber Incorporated is currently acting as financial advisor to the Board of Directors of the Company in connection with the Mergers and has received a fee upon the delivery of this opinion, and upon the execution of the Agreement and will receive a fee upon consummation of the Mergers. In the past, PaineWebber Incorporated and its affiliates have provided investment banking services to the Company and have received fees for rendering these services.

    In the ordinary course of our business, we may trade the securities of the Company and Sierra Pacific for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

    On the basis of, and subject to the foregoing, we are of the opinion that, as of April 29, 1998 and as of the date hereof, the Nevada Power Merger Consideration to be received in connection with the Mergers is fair from a financial point of view, to the holders of Nevada Power Common Stock.


                                          Very truly yours,
                                          PAINEWEBBER INCORPORATED
                                          /s/ PaineWebber Incorporated

                                                                         ANNEX C



                                 SG BARR DEVLIN

                             ----------------------


                                                               September 4, 1998


The Board of Directors
Sierra Pacific Resources
6100 Neil Road
Reno, Nevada 89520

Dear Members of the Board:


    We understand that Sierra Pacific Resources, a Nevada corporation ("Sierra"), Nevada Power Company, a Nevada corporation ("Nevada Power"), Lake Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra ("Lake Merger Sub"), and Desert Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra ("Desert Merger Sub"), have determined to enter into an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Agreement"), by and among Sierra, Nevada Power, Lake Merger Sub and Desert Merger Sub. The Agreement provides for, among other things, the merger of Lake Merger Sub with and into Sierra (the "First Merger") whereby each issued and outstanding share of common stock, $1.00 par value per share, of Sierra ("Sierra Common Stock") (other than any shares of Sierra Common Stock held as treasury shares and canceled pursuant to Section 2.1(b) of the Agreement) will be converted into either (i) $37.55 in cash (the "Sierra Cash Consideration") or
(ii) 1.44 fully paid and non-assessable shares of Sierra Common Stock (the "Sierra Stock Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, subject to certain procedures and limitations contained in the Agreement, as to which procedures and limitations we are expressing no opinion. In aggregate, holders of Sierra Common Stock shall receive Sierra Cash Consideration for 4,037,809 shares of Sierra Common Stock and Sierra Stock Consideration for all remaining shares of Sierra Common Stock (collectively, the "Sierra Merger Consideration"). The Agreement also provides for the merger of Desert Merger Sub with and into Nevada Power (the "Second Merger", taken together with the First Merger, the "Mergers") whereby each issued and outstanding share of common stock, $1.00 par value per share, of Nevada Power ("Nevada Power Common Stock") (other than any shares of Nevada Power Common Stock held as treasury shares and canceled pursuant to Section 2.2(b) of the Agreement) will be converted into either (i) $26.00 in cash (the "Nevada Power Cash Consideration") or (ii) 1.00 fully paid and non-assessable shares of Sierra Common Stock (the "Nevada Power Stock Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, subject to certain procedures and limitations contained in the Agreement, as to which procedures and limitations we are expressing no opinion. In aggregate, holders of Nevada Power Common Stock shall receive Nevada Power Cash Consideration for 11,715,084 shares of Nevada Power Common Stock and Nevada Power Stock Consideration for all remaining shares of Nevada Power Common Stock (collectively, the "Nevada Power Merger Consideration"). The terms and conditions of the Mergers are set forth in more detail in the Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Agreement.



    We have been requested by Sierra to render our opinion with respect to the fairness, from a financial point of view, to holders of Sierra Common Stock of the Sierra Merger Consideration to be issued

 450 PARK AVENUE  NEW YORK  NEW YORK  10022  (212) 308-2700  FAX (212) 308-2706
                                Societe Generale

The Board of Directors, Sierra Pacific Resources



September 9, 1998



Page 2


pursuant to the First Merger, in light of the Nevada Power Merger Consideration to be issued pursuant to the Second Merger.

    In arriving at our opinion, we have, among other things:


     (1) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1997, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1998 and June 30, 1998 for Sierra and Sierra Pacific Power Company;



     (2) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1997, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1998 and June 30, 1998 for Nevada Power;


     (3) Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by Sierra, Sierra Pacific Power Company and Nevada Power during the last three years, including proxy statements, FERC Forms 1 and 2, Forms 8-K and registration statements;

     (4) Reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of Sierra and Nevada Power furnished to us by Sierra and Nevada Power;

     (5) Conducted discussions with members of senior management of Sierra and Nevada Power concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies and other benefits which might be realized for the benefit of the combined company following the Mergers;

     (6) Reviewed the historical market prices and trading activity for shares of Sierra Common Stock and Nevada Power Common Stock and compared them with those of certain publicly traded companies which we deemed to be relevant;

     (7) Compared the results of operations of Sierra and Nevada Power with those of certain companies which we deemed to be relevant;

     (8) Compared the proposed financial terms of the First Merger, in light of the Second Merger, with the financial terms of certain business combinations which we deemed to be relevant;

     (9) Analyzed the respective contributions in terms of assets, earnings, cash flow and shareholders' equity of Sierra and Nevada Power to the combined company;

    (10) Analyzed the valuation of shares of Sierra Common Stock and Nevada Power Common Stock using various valuation methodologies which we deemed to be appropriate;

    (11) Considered the pro forma capitalization, earnings and cash flow of the combined company;

    (12) Compared the pro forma capitalization ratios, earnings per share, dividends per share, cash flow per share and payout ratio of the combined company with each of the corresponding current and projected values for Sierra and Nevada Power on a stand-alone basis;


    (13) Reviewed the Agreement;



    (14) Reviewed the Registration Statement, including the Proxy
         Statement/Prospectus dated the date hereof; and

The Board of Directors, Sierra Pacific Resources



September 9, 1998



Page 3



    (15) Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and taken into account such other matters as we deemed necessary or appropriate for purposes of this opinion.



    In rendering our opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by Sierra and Nevada Power and have further relied upon the assurances of management of Sierra and Nevada Power that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Sierra and Nevada Power, we have relied upon the assurances of management of Sierra and Nevada Power that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the respective managements of Sierra and Nevada Power as to the future financial performance of Sierra and Nevada Power and as to the projected outcomes of legal, regulatory and other contingencies. In arriving at our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Sierra or Nevada Power, nor have we made any physical inspection of the properties or assets of Sierra or Nevada Power. We have assumed that the Mergers will be tax-free reorganizations as described in the Internal Revenue Code of 1986, as amended, and that Sierra, Nevada Power, Lake Merger Sub, Desert Merger Sub and holders of Sierra Common Stock and Nevada Power Common Stock who exchange their shares solely for the stock of the combined company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the First Merger or the Second Merger, as the case may be. We have also assumed that the combination will be accounted for by the purchase method of accounting. You have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of Sierra. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.


    We have acted as financial advisor to Sierra in connection with the Mergers and will receive certain fees for our services. In addition, we have in the past rendered certain investment banking and financial advisory services to Sierra for which we received customary compensation.


    Our advisory services and the opinion expressed herein are for the information of Sierra's Board of Directors in evaluating the Mergers. Except for its publication in the Joint Proxy/Registration Statement which will be distributed to holders of Sierra Common Stock and Nevada Power Common Stock in connection with approval of the Mergers, our opinion may not be published or otherwise referred to without our prior written consent, and it is not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should act with respect to the Mergers. This opinion is directed to the fairness, from a financial point of view, of the Sierra Merger Consideration taken as a whole (in light of the Nevada Power Merger Consideration taken as a whole), and not to the fairness of the Sierra Stock Consideration or the Sierra Cash Consideration individually, as to which we are expressing no opinion.


    Based upon and subject to the foregoing, our experience as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Sierra Merger Consideration to be issued in the First Merger, in light of the Nevada Power Merger Consideration to be issued in the Second Merger, is fair, from a financial point of view, to the holders of Sierra Common Stock.

                                          Very truly yours,
                                          SG BARR DEVLIN

                                                                         ANNEX D



                                                       Investment Banking
                                                       Corporate and
                                                       Institutional
                                                       Client Group
                                                       World Financial Center
                                                       North Tower

   [LOGO]
                                                       New York, New York
                                                       10281-1330
                                                       212 449 1000


                                                               September 4, 1998


Board of Directors
Sierra Pacific Resources
6100 Neil Road
Reno, Nevada 89511

Members of the Board of Directors:

    Sierra Pacific Resources (the "Company"), Nevada Power Company (the "Merger Partner"), and Lake Merger Sub, Inc. ("Lake Merger Sub") and Desert Merger Sub, Inc. ("Desert Merger Sub"), each a wholly-owned subsidiary of the Company, have entered into an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Agreement"). The Agreement provides for, among other things, the merger of Lake Merger Sub with and into the Company in a transaction (the "First Merger") in which each issued and outstanding share of the Company's common stock, par value $1.00 per share (the "Company Shares"), other than any Company Shares owned by the Company or any wholly-owned subsidiary thereof, all of which shall be canceled, will be converted into either $37.55 in cash (the "Sierra Pacific Cash Consideration") or 1.44 fully paid and non-assessable shares of the Company Shares (the "Sierra Pacific Stock Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, subject to the terms, limitations and procedures of the Agreement. The holders of the Company Shares in the aggregate shall receive the Sierra Pacific Cash Consideration for 4,037,809 shares of the Company Shares and the Sierra Pacific Stock Consideration for all remaining shares of the Company Shares (collectively, the "Sierra Pacific Merger Consideration"). The Agreement also provides for the merger of the Merger Partner with and into Desert Merger Sub in a transaction (the "Second Merger", and collectively with the First Merger, the "Transaction") in which each issued and outstanding share of the Merger Partner's common stock, par value $1.00 per share (the "Merger Partner Shares"), other than any Merger Partner Shares owned by the Merger Partner or the Company or any of their respective wholly-owned subsidiaries, all of which shall be canceled, will be converted into either $26.00 in cash (the "Nevada Power Cash Consideration") or
1.00 fully paid and non-assessable share of the Company Shares (the "Nevada Power Stock Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, subject to the terms, limitations and procedures of the Agreement. The holders of the Merger Partner Shares in the aggregate shall receive the Nevada Power Cash Consideration for 11,715,084 shares of the Merger Partner Shares and the Nevada Power Stock Consideration for all remaining shares of the Merger Partner Shares (collectively, the "Nevada Power Merger Consideration"). As a result of the Second Merger, the Merger Partner will become a wholly-owned subsidiary of the Company.

    You have asked us whether, in our opinion, the Sierra Pacific Merger Consideration to be issued pursuant to the First Merger, in light of the Nevada Power Merger Consideration to be issued pursuant to the Second Merger, is fair from a financial point of view to the holders of the Company Shares.

    In arriving at the opinion set forth below, we have, among other things:

      1. Reviewed certain publicly available business and financial information relating to the Merger Partner and the Company that we deemed to be relevant;

      2. Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Merger Partner and the Company, as well as the amount and timing of the cost savings and related expenses and synergies estimated to result from the Transaction (the "Estimated Synergies") furnished to us by the Merger Partner and the Company, respectively;

      3. Conducted discussions with members of senior management and representatives of the Merger Partner and the Company concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Transaction and the Estimated Synergies;

      4. Reviewed the market prices and valuation multiples for the Merger Partner Shares and the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

      5. Reviewed the results of operations of the Merger Partner and the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

      6. Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

      7. Participated in certain discussions and negotiations among representatives of the Merger Partner and the Company and their financial and legal advisors;

      8. Reviewed the potential pro forma impact of the Transaction;

      9. Reviewed the Agreement; and

     10. Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.


    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Merger Partner or the Company or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Merger Partner or the Company. With respect to the financial forecast information and the Estimated Synergies furnished to or discussed with us by the Merger Partner or the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Merger Partner's or the Company's management as to the expected future financial performance of the Merger Partner or the Company, as the case may be, and the Estimated Synergies. We have further assumed that the First Merger will constitute a tax-free transaction to the Company and that the Second Merger will qualify as a tax-free reorganization, respectively, for U.S. federal income tax purposes.


    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

    In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of the Company.

    We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and financing services to the Merger Partner and may continue to do so, and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Merger Partner Shares and other securities of the Merger Partner, as well as the Company Shares and other securities of the Company, for our own account and for the accounts of customers and, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company in evaluating the aggregate Sierra Pacific Merger Consideration to be issued pursuant to the First Merger. Because different holders of Company Shares may receive different combinations of cash and Company Shares pursuant to the First Merger, our opinion addresses the fairness from a financial point of view of the Sierra Pacific Merger Consideration to be issued to the holders of Company Shares pursuant to the First Merger as a group, rather than the fairness of the Sierra Pacific Merger Consideration to be issued to any individual holder of Company Shares. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the proposed Transaction or any matter related thereto or as to whether any shareholder should elect to receive cash or Company Shares.


    We are not expressing any opinion herein as to the prices at which the Company Shares will trade following the consummation of the Transaction.


    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Sierra Pacific Merger Consideration to be issued in the First Merger, in light of the Nevada Power Merger Consideration to be issued in the Second Merger, is fair from a financial point of view to the holders of the Company Shares.

                                        Very truly yours,
                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED